Prospectus Supplement

(To Prospectus dated September 27, 2022)

Eaton Vance Floating-Rate Income Trust

Up to 4,741,359 Common Shares

Eaton Vance Floating-Rate Income Trust (the “Trust,” “we,” or “our”) is a diversified, closed-end management investment company which commenced operations on June 29, 2004.  Our investment objective is to provide a high level of current income.  We will, as a secondary objective, also seek preservation of capital to the extent consistent with our primary goal of high current income.  The Trust may offer and sell up to 4,741,359 common shares of beneficial interest, $0.01 par value (“Common Shares”). This amount represents Common Shares previously registered on Form N-2 (Reg. No. 333-231534) that are unsold and are being carried forward as permitted by Rule 415(a)(6) and Rule 457(p) under the Securities Act of 1933, as amended (the “1933 Act”).

The Trust has entered into a distribution agreement dated September 27, 2022 (the “Distribution Agreement”) with Eaton Vance Distributors, Inc. (the “Distributor”) relating to the common shares of beneficial interest (the “Common Shares”) offered by this Prospectus Supplement and the accompanying Prospectus dated September 27, 2022.  The Distributor has entered into a dealer agreement, dated September 27, 2022 (the “Dealer Agreement”) with UBS Securities LLC (the “Dealer”) with respect to the Trust relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Dealer Agreement, we may offer and sell our Common Shares, $0.01 par value per share, from time to time through the Dealer as sub-placement agent for the offer and sale of the Common Shares. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Trust may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount.

Prior to March 1, 2021, the Distributor was a direct, wholly owned subsidiary of Eaton Vance Corp. (“EVC”).On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and the Distributor became an indirect, wholly owned subsidiary of Morgan Stanley.

Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “EFT.” As of September 19, 2022, the last reported sale price for our Common Shares on the NYSE was $11.67 per share.

Sales of our Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

The Trust will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. The Distributor will compensate the Dealer out of this commission at a certain percentage rate of the gross proceeds of the sale of Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the Dealer from time to time. In connection with the sale of the Common Shares on the Trust’s behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the 1933 Act and the compensation of the Dealer may be deemed to be underwriting commissions or discounts.

The Common Shares have traded both at a premium and a discount to net asset value (“NAV”).  The Trust cannot predict whether Common Shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act, generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The Trust’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Trust’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Trust’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.

Investing in our securities involves certain risks. You could lose some or all of your investment. See “Investment Objectives, Policies and Risks” beginning on page 22 of the accompanying Prospectus. You should consider carefully these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated September 27, 2022

This Prospectus Supplement, together with the accompanying Prospectus, sets forth concisely information about the Trust that you should know before investing. You should read this Prospectus Supplement and the accompanying Prospectus, which contain important information, before deciding whether to invest in our securities. You should retain the accompanying Prospectus and this Prospectus Supplement for future reference. A Statement of Additional Information (“SAI”), dated September 27, 2022 as supplemented from time to time, containing additional information about the Trust, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” registration statement that we filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering (as defined below), including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, the table of contents of which is on page 59 of the accompanying Prospectus or a free copy of our annual and semi-annual reports to shareholders, obtain other information or make shareholder inquiries, by calling toll-free 1-800-262-1122 or by writing to the Trust at Two International Place, Boston, Massachusetts 02110. The Trust’s SAI and annual and semi-annual reports also are available free of charge on our website at http://www.eatonvance.com and on the SEC’s website (http://www.sec.gov). You may also obtain these documents, after paying a duplication fee, by electronic request at the following email address: publicinfo@sec.gov.

Our securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

TABLE OF CONTENTS

You should rely only on the information contained in, or incorporated by reference into, this Prospectus Supplement and the accompanying Prospectus in making your investment decisions. The Trust has not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Trust is not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate only as of the dates on their covers. The Trust’s business, financial condition and prospects may have changed since the date of its description in this Prospectus Supplement or the date of its description in the accompanying Prospectus.

Prospectus Supplement
Prospectus Supplement Summary	1
Capitalization	2
Summary of Trust Expenses	3
Market and Net Asset Value Information	4
Use of Proceeds	5
Plan of Distribution	5
Legal Matters	6
Incorporation by Reference	6
Available Information	7
Prospectus
Prospectus Summary	5
Summary of Trust Expenses	18
Financial Highlights and Investment Performance	19
The Trust	22
Use of Proceeds	22
Portfolio Composition	22
Investment Objectives, Policies and Risks	22
Management of the Trust	46
Plan of Distribution	47
Distributions	48
Federal Income Tax Matters	49
Dividend Reinvestment Plan	51
Description of Capital Structure	51
Custodian and Transfer Agent	55
Legal Matters	55
Reports to Shareholders	56
Independent Registered Public Accounting Firm	56
Potential Conflicts of Interest	56
Additional Information	58
Incorporation by Reference	58
Table of Contents for the Statement of Additional Information	59
The Trust’s Privacy Policy	60

Until October 22, 2022 (25 days after the date of this Prospectus Supplement), all dealers that buy, sell or trade the Common Shares, whether or not participating in this offering (as defined below), may be required to deliver the Prospectus and this Prospectus Supplement. This requirement is in addition to the dealers’ obligation to deliver the Prospectus and this Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Prospectus and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Investment Objectives, Policies and Risks” section of the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the 1933 Act.

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Investment Objectives, Policies and Risks” section of the accompanying Prospectus. We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.

Prospectus Supplement Summary

The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus Supplement and in the accompanying Prospectus and in the SAI.

THE TRUST

Eaton Vance Floating-Rate Income Trust (the “Trust,” “we,” or “our”) is a diversified, closed-end management investment company, which commenced operations on June 29, 2004. The Trust offers investors the opportunity to receive a high level of current income, through a professionally managed portfolio investing primarily in senior, secured floating-rate loans (“Senior Loans”), which are normally accessible only to financial institutions and large corporate and institutional investors, and are not widely available to individual investors. To the extent consistent with this objective, the Trust may also offer an opportunity for preservation of capital. Investments are based on Eaton Vance Management’s (“Eaton Vance” or the “Adviser”) internal research and ongoing credit analysis, which is generally not available to individual investors. An investment in the Trust may not be appropriate for all investors. There is no assurance that the Trust will achieve its investment objectives.

THE ADVISER

Eaton Vance acts as the Trust’s investment adviser. Eaton Vance’s principal office is located at Two International Place, Boston, MA 02110. Eaton Vance, its affiliates and predecessor companies have been managing assets of individuals and institutions since 1924 and of investment companies since 1931.  Prior to March 1, 2021, Eaton Vance was a wholly owned subsidiary of Eaton Vance Corp. (“EVC”).

On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and Eaton Vance became an indirect, wholly owned subsidiary of Morgan Stanley.  In connection with the closing of the Transaction, the Trust entered into an interim investment advisory agreement (the “Interim Agreement”) with Eaton Vance, which took effect on March 1, 2021. The Interim Agreement allowed Eaton Vance to continue to manage the Trust for up to an additional 150 days following the Transaction to provide more time for further proxy solicitation in connection with shareholder approval of a new investment advisory agreement. Compensation payable to Eaton Vance pursuant to the Interim Agreement was required to be held in an interest-bearing escrow account with the Trust’s custodian. The Advisory Agreement was approved by Trust shareholders on April 16, 2021.

Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of June 30, 2022, Morgan Stanley’s asset management operations had aggregate assets under management of approximately $1.4 trillion.

Under the general supervision of the Trust’s Board, the Adviser will carry out the investment and reinvestment of the assets of the Trust, will furnish continuously an investment program with respect to the Trust, will determine which securities should be purchased, sold or exchanged, and will implement such determinations. The Adviser will furnish to the Trust investment advice and office facilities, equipment and personnel for servicing the investments of the Trust. The Adviser will compensate all Trustees and officers of the Trust who are members of the Adviser’s organization and who render investment services to the Trust, and will also compensate all other Adviser personnel who provide research and investment services to the Trust. In return for these services, facilities and payments, the Trust, has agreed to pay the Adviser as compensation under the Advisory Agreement a fee computed at an annual rate of 0.75% of the average daily gross assets, payable monthly. Eaton Vance may voluntarily reimburse additional fees and expenses, but is under no obligation to do so.  Any such voluntary reimbursements may be terminated at any time.  Gross assets of the Trust shall be calculated by deducting accrued liabilities of the Trust not including the amount of any preferred shares outstanding or the principal amount of any indebtedness for money borrowed. During periods in which the Trust is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s gross assets, including proceeds from any borrowings and from the issuance of preferred shares.  The Trust is responsible for all expenses not expressly stated to be payable by another party (such as the expenses required to be paid pursuant to an agreement with the investment adviser or administrator).

THE OFFERING

The Trust has entered into a distribution agreement dated September 27, 2022 (the “Distribution Agreement”) with Eaton Vance Distributors, Inc. (the “Distributor”) relating to the common shares of beneficial interest (the “Common Shares”), offered by this Prospectus Supplement and the accompanying Prospectus dated September 27, 2022 (the “Offering”).  The Distributor has entered into a dealer agreement dated September 27, 2022 (the “Dealer Agreement”) with UBS Securities LLC (the “Dealer”) with respect to the Trust relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Dealer Agreement, the Trust may offer and sell up to 4,741,359 Common Shares, par value $0.01 per Common Share, from time to time through the Dealer as sub-placement agent for the offer and sale of the Common Shares.  This amount represents Common Shares previously registered on Form N-2 (Reg. No. 333-231534) that are unsold and are being carried forward as permitted by Rule 415(a)(6) and Rule 457(p) under the 1933 Act.

Offerings of the Common Shares will be subject to the provisions of the 1940 Act, which generally require that the public offering price of common shares of a closed-end investment company (exclusive of distribution commissions and discounts) must equal or exceed the net asset value per share of the company’s common shares, absent shareholder approval or under certain other circumstances.

Sales of the Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the New York Stock Exchange (“NYSE”) or sales made to or through a market maker other than on an exchange. The Common Shares may not be sold through agents, underwriters or dealers without delivery or deemed delivery of a Prospectus and an accompanying Prospectus Supplement describing the method and terms of the offering of Common Shares.

Prior to March 1, 2021, the Distributor was a direct, wholly owned subsidiary of Eaton Vance Corp. (“EVC”).On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and the Distributor became an indirect, wholly owned subsidiary of Morgan Stanley.

LISTING AND SYMBOL

The Trust’s currently outstanding Common Shares are listed on the NYSE under the symbol “EFT.” Any new Common Shares offered and sold hereby are expected to be listed on the NYSE and trade under this symbol. The net asset value of the Common Shares on September 19, 2022 was $12.97 per share. As of September 19, 2022, the last reported sale price for the Common Shares was $11.67.

USE OF PROCEEDS

The Trust currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement in accordance with its investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives, Policies and Risks” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Trust anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to the holders of Common Shares (“Common Shareholders”) or result in a distribution consisting principally of a return of capital.

Capitalization

We may offer and sell up to 4,741,359 of our Common Shares, $0.01 par value per share, from time to time through the Dealer as sub-placement agent under this Prospectus Supplement and the accompanying Prospectus. This amount represents Common Shares previously registered on Form N-2 (Reg. No. 333-231534) that are unsold and are being carried forward as permitted by Rule 415(a)(6) and Rule 457(p) under the 1933 Act.  There is no guarantee that there will be any sales of our Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus.  The table below assumes that we will sell 4,741,359 Common Shares at a price of $11.67 per share (the last reported sale price per share of our Common Shares on the NYSE on September 19, 2022). Actual sales, if any, of our Common Shares under this Prospectus Supplement and the accompanying Prospectus may be greater or less than $11.67 per share, depending on the market price of our Common Shares at the time of any such sale. To the extent that the market price per share of our Common Shares on any given day is less than the net asset value per share on such day, we will instruct the Dealer not to make any sales on such day.

The following table sets forth our capitalization:

•on a historical basis as of May 31, 2022 (audited); and

•on a pro forma as adjusted basis to reflect the assumed sale of 4,741,359 Common Shares at $11.67 per share (the last reported sale price for our Common Shares on the NYSE on September 19, 2022), in an offering under this Prospectus Supplement and the accompanying Prospectus, after deducting the assumed commission of $553,317 (representing an estimated commission to the Distributor of 1.00% of the gross proceeds of the sale of Common Shares, of which a certain percentage will be paid to the Dealer in connection with sales of Common Shares effected in this Offering).
	As of May 31, 2022 (audited)	Pro Forma (unaudited)
	Actual	As Adjusted
Net assets	$385,295,481	$440,073,824
$0.01 par value per share of common shares outstanding	$290,904	$338,318
Additional paid-in capital	$466,834,966	$521,613,309
Accumulated loss	$(81,830,389)	$(81,877,803)
Net Assets	$385,295,481	$440,073,824
Net asset value per share	$13.24	$13.01
Common shares issued and outstanding	29,090,415	33,831,774

Summary of Trust Expenses

The purpose of the table below is to help you understand all fees and expenses that you, as a Common Shareholder, would bear directly or indirectly. The table reflects the Trust’s average borrowings and the issuance of variable rate term preferred shares (“VRTP”), and shows Trust expenses as a percentage of net assets attributable to Common Shares for the year ended May 31, 2022.

Common Shareholder transaction expenses
Sales load paid by you (as a percentage of offering price)	1.00%(1)
Offering expenses (as a percentage of offering price)	None(2)
Dividend reinvestment plan fees	$5.00(3)

Annual expenses	Percentage of net assets attributable to Common Shares(4)
Investment advisory fee	1.11%(5)
Interest and fee expense(7)	0.92%(6)
Other expenses	0.14%
Acquired Fund Fees and Expenses	0.04%
Total annual Trust operating expenses	2.21%

EXAMPLE

The following example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual expenses of 2.21% of net assets attributable to Common Shares in years 1 through 10; (ii) a sales load of 1.00%; (iii) a 5% annual return; and (iv) all distributions are reinvested at NAV:
1 Year	3 Years	5 Years	10 Years
$32	$78	$127	$262

The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Trust’s Common Shares. For more complete descriptions of certain of the Trust’s costs and expenses, see “Management of the Trust.” In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Trust’s dividend reinvestment plan may receive Common Shares purchased or issued at a price or value different from NAV.  See “Distributions” and “Dividend Reinvestment Plan.” The example does not include estimated offering costs, which would cause the expenses shown in the example to increase.

The example should not be considered a representation of past or future expenses, and the Trust’s actual expenses may be greater or less than those shown. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

__________

(1)Represents the estimated commission with respect to the Trust’s Common Shares being sold in this Offering. There is no guarantee that there will be any sales of the Trust’s Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales of the Trust’s Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” above. In addition, the price per share of any such sale may be greater or less than the price set forth under “Capitalization” above, depending on market price of the Trust’s Common Shares at the time of any such sale.

(2)Eaton Vance will pay the expenses of the Offering (other than the applicable commissions); therefore, Offering expenses are not included in the Summary of Trust Expenses.  Offering expenses generally include, but are not limited to, the preparation, review and filing with the SEC of the Trust’s registration statement (including this Prospectus Supplement, the accompanying Prospectus and the SAI), the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of this Prospectus Supplement, the accompanying Prospectus, SAI and/or marketing materials, associated filing fees, NYSE listing fees, and legal and auditing fees associated with the Offering.

(3)You will be charged a $5.00 service charge and pay brokerage charges if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(4)Stated as percentage of average net assets attributable to Common Shares for the year ended May 31, 2022.

(5)The advisory fee paid by the Trust to the Adviser is based on the average daily gross assets of the Trust, including all assets attributable to any form of investment leverage that the Trust may utilize. Accordingly, if the Trust were to increase investment leverage in the future, the advisory fee will increase as a percentage of net assets.

(6)As of May 31, 2022, the Trust’s outstanding borrowings of 24.01% and VRTP of 13.07% represented approximately 37.08% leverage.

(7)Interest and fee expense relates to VRTP and the notes payable.

Market and Net Asset Value Information

Our Common Shares are listed on the NYSE under the symbol “EFT.” Our Common Shares commenced trading on the NYSE in 2004.

Our Common Shares have traded both at a premium and a discount to net asset value or NAV. We cannot predict whether our shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. Our issuance of Common Shares may have an adverse effect on prices in the secondary market for our Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for our Common Shares. Shares of Common Stock of closed-end investment companies frequently trade at a discount from NAV. See “Prospectus Summary—Special Risk Considerations—Discount from or premium to NAV” on page 9 of the accompanying Prospectus.

The following table sets forth for the period indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the Trust’s Common Shares were trading as of the same date. NAV is determined no less frequently than daily, generally on each day of the week that the NYSE is open for trading. See “Determination of Net Asset Value” on page 30 of the accompanying SAI for information as to the determination of the Trust’s net asset value.
	Market Price		NAV per Share on Date of Market Price		NAV Premium/(Discount) on Date of Market Price
Fiscal Quarter Ended	High	Low	High	Low	High	Low
August 31, 2022	$12.97	$11.52	$13.41	$13.03	(3.28)%	(11.59)%

On September 19, 2022, the last reported sale price, NAV per Common Share and percentage premium/(discount) to NAV per Common Share, were $11.67, $12.97 and (10.02)%, respectively.  As of September 19, 2022, the Trust had 29,090,415 Common Shares outstanding and net assets of $377,209,761.

The following table provides information about our outstanding Common Shares as of September 19, 2022:
Title of Class	Amount Authorized	Amount Held by the Trust or for its Account	Amount Outstanding
Common Shares	Unlimited	0	29,090,415

Use of Proceeds

Sales of our Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. There is no guarantee that there will be any sales of our Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of our Common Shares under this Prospectus Supplement and the accompanying Prospectus may be less than as set forth below in this paragraph. In addition, the price per share of any such sale may be greater or less than the price set forth in this paragraph, depending on the market price of our Common Shares at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this Prospectus Supplement. Assuming the sale of all of the Common Shares offered under this Prospectus Supplement and the accompanying Prospectus, at the last reported sale price of $11.67 per share for our Common Shares on the NYSE as of September 19, 2022, we estimate that the net proceeds of this Offering will be approximately $54,778,343 after deducting the estimated sales load and the estimated offering expenses payable by the Trust, if any.

Subject to the remainder of this section, the Trust currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus Supplement in accordance with its investment objectives and policies as described in the accompanying Prospectus under “Investment Objectives, Policies and Risks” within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Trust anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.

Plan of Distribution

Under the Dealer Agreement between the Distributor and the Dealer, upon written instructions from the Distributor, the Dealer will use its reasonable best efforts, to sell, as sub-placement agent, the Common Shares under the terms and subject to the conditions set forth in the Dealer Agreement. The Dealer’s solicitation will continue until the Distributor instructs the Dealer to suspend the solicitations and offers. The Distributor will instruct the Dealer as to the amount of Common Shares to be sold by the Dealer. The Distributor may instruct the Dealer not to sell Common Shares if the sales cannot be effected at or above the price designated by the Distributor in any instruction. To the extent that the market price per share of the Trust’s Common Shares on any given day is less than the net asset value per share on such day, the Distributor will instruct the Dealer not to make any sales on such day. The Distributor or the Dealer may suspend the offering of Common Shares upon proper notice and subject to other conditions.

The Dealer will provide written confirmation to the Distributor following the close of trading on the day on which Common Shares are sold under the Dealer Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to the Trust and the compensation payable by the Distributor to the Dealer in connection with the sales.

The Trust will compensate the Distributor with respect to sales of the Common Shares at a commission rate of 1.00% of the gross proceeds of the sale of Common Shares. The Distributor will compensate the Dealer for its services in acting as sub-placement agent in the sale of Common Shares out of this commission at a certain percentage rate of the gross proceeds of the sale of Common Shares sold under the Dealer Agreement, with the exact amount of such compensation to be mutually agreed upon by the Distributor and the Dealer from time to time. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be conducted at a price that is greater or less than the last reported sales price set forth in this Prospectus Supplement, depending on the market price of Common Shares at the time of any such sale.  Eaton Vance will pay the expenses of the Offering (other than the applicable commissions).

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made, in return for payment of the net proceeds to the Trust. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Distributor has agreed to provide indemnification and contribution to the Dealer against certain civil liabilities, including liabilities under the 1933 Act.

The Dealer Agreement will remain in full force and effect unless terminated by either party upon 5 days’ written notice to the other party.

The principal business address of the Dealer is 1285 Avenue of the Americas, New York, NY 10019.

The Dealer and its affiliates hold or may hold in the future, directly or indirectly, investment interests in the Distributor and its funds.  The interests held by the Dealer or its affiliates are not attributable to, and no investment discretion is held by, the Dealer or its affiliates.

Legal Matters

Certain legal matters in connection with the Common Shares will be passed upon for the Trust by internal counsel for Eaton Vance.

On August 27, 2020, the Trust’s Board of Trustees (the “Board”) received a shareholder demand letter from counsel to Saba Capital Master Fund, Ltd., a hedge fund (“Saba”). Saba also filed claims against the Trust in a lawsuit in Suffolk County Superior Court in Massachusetts asserting breach of contract and fiduciary duty by the Trust and certain of its affiliates, the Trust’s adviser, and the Board, following the recent implementation by the Trust of by-law amendments that (i) require trustee nominees in contested elections to obtain affirmative votes of a majority of eligible shares in order to be elected and (ii) establish certain requirements related to shares obtained in “control share” acquisitions. With respect to the Trust, Saba seeks rescission of these by-law provisions and certain related relief. On March 31, 2021, the court allowed in part and denied in part a motion to dismiss Saba’s claims.  While management of the Trust is unable to predict the outcome of this matter, it does not believe the outcome would result in the payment of any monetary damages by the Trust.

Incorporation by Reference

This Prospectus Supplement is part of a registration statement filed with the SEC. The Trust is permitted to “incorporate by reference” the information filed with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the Offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement from the date of the filing of such reports and documents:

•	The Trust’s Statement of Additional Information (“SAI”), dated September 27, 2022, filed with the accompanying Prospectus;
•	The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022 filed with the SEC on July 25, 2022; and
•

The description of the Trust’s common shares contained in its Registration Statement on Form 8-A filed with the SEC on May 26, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus Supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this the Prospectus Supplement, Prospectus, and SAI. You should direct requests for documents by calling (800) 262-1122.

The Trust makes available this Prospectus Supplement, Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this Prospectus Supplement, Prospectus, SAI, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus Supplement, Prospectus or SAI.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the SEC. These documents are available on the SEC’s EDGAR system.

This Prospectus Supplement, the accompanying Prospectus and the SAI do not contain all of the information in our registration statement, including amendments, exhibits, and schedules that the Trust has filed with the SEC (File No. 333-265889). Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a web site (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Trust’s annual and semi-annual shareholder reports are no longer being sent by mail unless you specifically request paper copies of the reports. Instead, the reports are being made available on the Trust’s website (funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php), and you will be notified by mail each time a report is posted and provided with a website address to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. If you hold shares at the Trust’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you may elect to receive shareholder reports and other communications from the Trust electronically by contacting AST. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary to sign up. You may elect to receive all future Trust shareholder reports in paper free of charge. If you hold shares at AST, you can inform AST that you wish to continue receiving paper copies of your shareholder reports by calling 1-866-439-6787. If you own these shares through a financial intermediary, you must contact your financial intermediary or follow instructions included with this disclosure, if applicable, to elect to continue to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held with AST or to all funds held through your financial intermediary, as applicable.

BASE PROSPECTUS

Up to 4,741,359 Shares

Eaton Vance Floating-Rate Income Trust

Common Shares

Investment objectives and policies. Eaton Vance Floating-Rate Income Trust (the “Trust”) is a diversified, closed-end management investment company, which commenced operations on June 29, 2004. The Trust’s investment objective is to provide a high level of current income.  The Trust will, as a secondary objective, also seek preservation of capital to the extent consistent with its primary goal of high current income.  The Trust will seek to achieve its investment objectives by investing primarily in senior, secured floating-rate loans (“Senior Loans”).  Floating-rate loans are loans in which the interest rate paid fluctuates based on a reference rate.  Under normal market conditions, Eaton Vance Management, the Trust's investment adviser, expects the Trust to maintain an average duration of less than one year (including the effect of leverage).

Investment Adviser.  The Trust’s investment adviser is Eaton Vance Management (“Eaton Vance” or the “Adviser”).  Prior to March 1, 2021, Eaton Vance was a wholly owned subsidiary of Eaton Vance Corp. (“EVC”).  On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and Eaton Vance became an indirect, wholly owned subsidiary of Morgan Stanley.

Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of June 30 , 2022, Morgan Stanley’s asset management operations had aggregate assets under management of approximately $1.4 trillion.

The Offering.  The Trust may offer, from time to time, in one or more offerings (each, an “Offering”), the Trust’s common shares of beneficial interest, $0.01 par value (“Common Shares”). Common Shares may be offered at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a “Prospectus Supplement”). You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Trust and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. The Trust may not sell any Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular Offering of the Common Shares.  (continued on inside cover page)

The Common Shares have traded both at a premium and a discount to net asset value (“NAV”). The Trust cannot predict whether Common Shares will trade in the future at a premium or discount to NAV. The provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), generally require that the public offering price of common shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The Trust’s issuance of Common Shares may have an adverse effect on prices in the secondary market for the Trust’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Trust’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV, which may increase investors’ risk of loss.

Investing in shares involves certain risks, including that the Trust will invest substantial portions of its assets in below investment grade quality securities with predominantly speculative characteristics, commonly known as “junk”.  See “Investment Objectives, Policies and Risks” beginning at page 22.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

(continued from previous page)

Portfolio contents.  The Trust will pursue its objectives by investing its assets primarily in Senior Loans. Under normal market conditions, the Trust will invest at least 80% of its total assets in Senior Loans of domestic and foreign borrowers that are denominated in U.S. dollars, euros, British pounds, Swiss francs, Canadian dollars and Australian dollars (each, an “Authorized Foreign Currency”).  For the purposes of the 80% test, total assets is defined as net assets plus any borrowings for investment purposes, including any outstanding preferred shares. Senior Loans typically are secured with specific collateral and have a claim on the assets and/or stock that is senior to subordinated debtholders and stockholders of the borrower. Senior Loans are made to corporations, partnerships and other business entities (“Borrowers”) that operate in various industries and geographical regions, including foreign Borrowers. Senior Loans pay interest at rates that are reset periodically on the basis of a floating base lending rate plus a premium. Senior Loans typically are of below investment grade quality and have below investment grade credit ratings, which ratings are associated with securities having high risk, speculative characteristics (sometimes referred to as “junk”).

Leverage.  The Trust currently uses leverage created by issuing preferred shares as well as by loans acquired with borrowings.  On September 16, 2004, the Trust issued 3,480 Series A Auction Rate Preferred Shares (“APS”), 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 shares of a series of Variable Rate Term Preferred Shares, par value $0.01 per share, with a liquidation preference of $100,000 per share (the “VRTP Shares”; the VRTP Shares and other series of VRTP Shares from time to time issued by the Trust are collectively referred to herein as the “VRTP Shares”).  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  In addition, the Trust has entered into a revolving credit and security agreement, as amended (the “Agreement”) with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021). The Trust is required to maintain certain net asset levels during the term of the Agreement.  As of May 31, 2022 , the Trust had $147 million in outstanding borrowings, at an interest rate of 1.06%, in addition to outstanding preferred shares.

The Adviser anticipates that the use of leverage (from the issuance of VRTP Shares and any borrowings) will result in higher income to holders of Common Shares (“Common Shareholders”) over time. Use of financial leverage creates an opportunity for increased income but, at the same time, creates special risks. Leverage may cause the Trust’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Trust’s portfolio securities.  There can be no assurance that a leveraging strategy will be successful. The fee paid to Eaton Vance will be calculated on the basis of the Trust’s gross assets, including proceeds from the issuance of VRTP Shares and borrowings, so the fees will be higher when leverage is utilized. In this regard, holders of debt or preferred securities do not bear the investment advisory fee. Rather, Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds, which means that Common Shareholders effectively bear the entire advisory fee. See “Investment Objectives, Policies and Risks - Use of Leverage and Related Risks” at page 36, “Investment Objectives, Policies and Risks - Additional Risk Considerations” at page 38 and “Description of Capital Structure” at page 51.

Exchange Listing.  As of September 19, 2022, the Trust had 29,090,415 Common Shares outstanding.  The Trust’s Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “EFT.”  As of September 19, 2022, the last reported sale price of a Common Share of the Trust on the NYSE was $11.67.  Common Shares offered and sold pursuant to this Registration Statement will also be listed on the NYSE and trade under this symbol.

This Prospectus, together with any applicable Prospectus Supplement, sets forth concisely information you should know before investing in the shares of the Trust. Please read and retain this Prospectus for future reference. A Statement of Additional Information (“SAI”) dated September 27, 2022, has been filed with the SEC and is incorporated by reference into this Prospectus. You may request a free copy of the SAI, the table of contents of which is on page 59 of this Prospectus, a free copy of our annual and semi-annual reports to shareholders, obtain other information or make shareholder inquiries, by calling toll-free 1-800-262-1122 or by writing to the Trust at Two International Place, Boston, Massachusetts 02110. The Trust’s SAI and annual and semi-annual reports also are available free of charge on our website at http://www.eatonvance.com and on the SEC’s website (http://www.sec.gov). You may also obtain these documents, after paying a duplication fee, by electronic request at the following email address: publicinfo@sec.gov.

The Trust’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Trust has not authorized anyone to provide you with different information. The Trust is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

Eaton Vance Floating-Rate Income Trust2Prospectus dated September 27, 2022

Table of Contents

Prospectus Summary	5
Summary of Trust Expenses	18
Financial Highlights and Investment Performance	19
The Trust	22
Use of Proceeds	22
Portfolio Composition	22
Investment Objectives, Policies and Risks	22
Management of the Trust	46
Plan of Distribution	47
Distributions	48
Federal Income Tax Matters	49
Dividend Reinvestment Plan	51
Description of Capital Structure	51
Custodian and Transfer Agent	55
Legal Matters	55
Reports to Shareholders	56
Independent Registered Public Accounting Firm	56
Potential Conflicts of Interest	56
Additional Information	58
Incorporation by Reference	58
Table of Contents for the Statement of Additional Information	59
The Trust's Privacy Policy	60

Eaton Vance Floating-Rate Income Trust3Prospectus dated September 27, 2022

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, any accompanying Prospectus Supplement and the SAI contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus as well as in any accompanying Prospectus Supplement. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the “Investment Objectives, Policies and Risks” section of this Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement are made as of the date of this Prospectus or the accompanying Prospectus Supplement, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus, any accompanying Prospectus Supplement and the SAI are excluded from the safe harbor protection provided by section 27A of the Securities Act of 1933, as amended (the “1933 Act”).

Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the “Investment Objectives, Policies and Risks” section of this Prospectus. We urge you to review carefully that section for a more detailed discussion of the risks of an investment in our securities.

Prospectus dated September 27, 2022

Eaton Vance Floating-Rate Income Trust4Prospectus dated September 27, 2022

Prospectus Summary

The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus, in any related Prospectus Supplement, and in the SAI.

THE TRUST

Eaton Vance Floating-Rate Income Trust (the “Trust”) is a diversified, closed-end management investment company, which commenced operations on June 29, 2004. The Trust offers investors the opportunity to receive a high level of current income, through a professionally managed portfolio investing primarily in senior, secured floating-rate loans (“Senior Loans”), which are normally accessible only to financial institutions and large corporate and institutional investors, and are not widely available to individual investors. To the extent consistent with this objective, the Trust may also offer an opportunity for preservation of capital. Investments are based on Eaton Vance Management's (“Eaton Vance” or the “Adviser”) internal research and ongoing credit analysis, which is generally not available to individual investors. An investment in the Trust may not be appropriate for all investors. There is no assurance that the Trust will achieve its investment objectives.

THE OFFERING

The Trust may offer, from time to time, in one or more offerings (each, an “Offering”), up to 4,741,359 of the Trust’s common shares of beneficial interest, $0.01 par value (“Common Shares”), on terms to be determined at the time of the Offering. The Common Shares may be offered at prices and on terms to be set forth in one or more prospectus supplements. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest in Common Shares. Common Shares may be offered directly to one or more purchasers, through agents designated from time to time by the Trust, or to or through underwriters or dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Trust and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale. See “Plan of Distribution.” The Trust may not sell any of Common Shares through agents, underwriters or dealers without delivery of a Prospectus Supplement describing the method and terms of the particular Offering of Common Shares.

INVESTMENT OBJECTIVES, POLICIES AND RISKS

The Trust’s investment objective is to provide a high level of current income. The Trust will, as a secondary objective, also seek preservation of capital to the extent consistent with its primary goal of high current income. Under normal market conditions, Eaton Vance expects the Trust to maintain a duration of less than one year (including the effect of leverage). In comparison to maturity (which is the date on which a debt instrument ceases and the issuer is obligated to repay the principal amount), duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument’s expected principal and interest payments. Duration differs from maturity in that it considers a security’s yield, coupon payments, principal payments and call features in addition to the amount of time until the security finally matures. The Trust pursues its objectives by investing primarily in Senior Loans.  Senior Loans are loans in which the interest rate paid fluctuates based on a reference rate.  Senior Loans typically are secured with specific collateral and have a claim on the assets and/or stock that is senior to subordinated debtholders and stockholders of the borrower.  Senior Loans are made to corporations, partnerships and other business entities (“Borrowers”) which operate in various industries and geographical regions. Senior Loans pay interest at rates that are reset periodically by reference to a base lending rate, primarily the London Interbank Offered Rate (“LIBOR”), plus a premium. Under normal market conditions, the Trust will invest at least 80% of its total assets in Senior Loans of domestic and foreign borrowers that are denominated in U.S. dollars, euros, British pounds, Swiss francs, Canadian dollars and Australian dollars (each, an “Authorized Foreign Currency”). For the purposes of the 80% test, total assets is defined as net assets plus any borrowings for investment purposes, including any outstanding preferred shares.

The Trust may invest up to 20% of its total assets in (i) loan interests which have (a) a second lien on collateral (“Second Lien”), (b) no security interest in the collateral, or (c) lower than a senior claim on collateral; (ii) other income-producing securities, such as investment and non-investment grade corporate debt securities and U.S. government and U.S. dollar-denominated foreign government or supranational debt securities; and (iii) warrants and equity securities issued by a Borrower or its affiliates as part of a package of investments in the Borrower or its affiliates.  The Adviser anticipates that most of the Trust’s investments, including investments in Senior Loans, will be of below investment grade quality.  The Trust may invest up to 20% of its total assets in corporate bonds of below investment grade quality (“Non-Investment Grade Bonds”), commonly referred to as “junk bonds,” which are bonds that are rated below investment grade by each of the nationally recognized statistical rating agencies (“Rating Agencies”) who cover the security, or, if unrated, are determined to be of comparable quality by the Adviser. S&P Global Ratings (“S&P”) and Fitch Ratings (“Fitch”) consider securities rated below BBB- to be below investment grade and Moody’s Investors Service, Inc. (“Moody’s”) considers securities rated below Baa3 to be below investment grade. The Trust’s credit quality policies apply only at the time a security is purchased, and the Trust is not required to dispose of a security in the event of a downgrade of an assessment

Eaton Vance Floating-Rate Income Trust5Prospectus dated September 27, 2022 of credit quality or the withdrawal of a rating. Securities rated in the lowest investment grade rating (BBB- or Baa3) may have certain speculative characteristics. Below investment grade quality securities are considered to be predominantly speculative because of the credit risk of the issuers.  See “Investment Objectives, Policies and Risks - Risk Considerations - Non-Investment Grade Bonds Risk.”

Under normal market conditions, the Trust expects to maintain an average duration of less than one year (including the effect of leverage). As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. In general, a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration.

Investing in loans involves investment risk. Some Borrowers default on their loan payments. The Trust attempts to manage this credit risk through portfolio diversification and ongoing analysis and monitoring of Borrowers. The Trust also is subject to market, liquidity, interest rate and other risks. See “Investment Objectives, Policies and Risks.”

Sarah A. Choi, Ralph H. Hinckley, Jr., Catherine C. McDermott, Daniel P. McElaney and Andrew N. Sveen are the portfolio managers of the Trust.  Mr. Hinckley is a Vice President of Eaton Vance and has been a portfolio manager of the Trust since January 2008.  Messrs. McElaney and Sveen and Ms. McDermott are Vice Presidents of Eaton Vance and have been portfolio managers of the Trust since March 2019.  Ms. Choi is a Vice President of Eaton Vance and has been a portfolio manager of the Trust since July 2022.  Messrs. Hinckley, McElaney and Sveen and Ms. McDermott have been employed by Eaton Vance for more than five years and manage other Eaton Vance funds.  Ms. Choi has been employed by Eaton Vance since October 2019 and manages other Eaton Vance funds.  Prior to joining Eaton Vance, Ms. Choi worked as a Senior Credit Analyst at Apex Credit Partners from 2014 to 2019.

The Trust’s investments are actively managed, and Senior Loans and other securities may be bought or sold on a daily basis.  The Adviser’s staff monitors the credit quality and price of Senior Loans and other securities held by the Trust, as well as other securities that are available to the Trust. The Trust may invest in individual Senior Loans and other securities of any credit quality. Although the Adviser considers ratings when making investment decisions, it generally performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the Rating Agencies. In evaluating the quality of particular Senior Loans or other securities, whether rated or unrated, the Adviser will normally take into consideration, among other things, the issuer’s financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects.

The Trust may invest up to 15% of net assets in Senior Loans denominated in Authorized Foreign Currencies and may invest in other securities of non-United States issuers. The Trust’s investments may have significant exposure to certain sectors of the economy and thus may react differently to political or economic developments than the market as a whole.  The Trust may accept equity securities in connection with a debt restructuring or reorganization of a Borrower either inside or outside of bankruptcy. The Trust may hold equity securities issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a Borrower.  The Trust may also acquire additional equity securities of such Borrower or its affiliates if, in the judgment of the Adviser, such an investment may enhance the value of a Senior Loan held or would otherwise be consistent with the Trust’s investment policies.

The Trust may purchase or sell derivative instruments (which derive their value from another instrument, security or index) for risk management purposes, such as hedging against fluctuations in Senior Loans and other securities prices or interest rates; diversification purposes; changing the duration of the Trust; or leveraging the Trust. Transactions in derivative instruments may include the purchase or sale of futures contracts on securities, indices and other financial instruments, credit-linked notes, tranches of collateralized loan obligations and/or collateralized debt obligations, options on futures contracts, and exchange-traded and over-the-counter options on securities or indices, forward foreign currency exchange contracts, and interest rate, total return and credit default swaps. Guidelines of any rating organization that rates any preferred shares issued by the Trust, including VRTP Shares (as defined below), may limit the Trust’s ability to engage in such transactions. Subject to the Trust’s policy of investing at least 80% of its total assets in Senior Loans and subject to the thresholds on the use of futures contracts and related options imposed by Rule 4.5 under the Commodity Exchange Act, as amended (the “CEA”) as promulgated by the Commodity Futures Trading Commission (“CFTC”), the Trust may invest, without limitation, in the foregoing derivative instruments for the purposes stated herein.

LISTING

As of September 19, 2022, the Trust had 29,090,415 Common Shares outstanding.  The Trust’s Common Shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “EFT.”  As of September 19, 2022, the last reported sales price of a Common Share of the Trust on the NYSE was $11.67.  Common Shares offered and sold pursuant to this Registration Statement will also be listed on the NYSE and trade under this symbol.

Eaton Vance Floating-Rate Income Trust6Prospectus dated September 27, 2022

LEVERAGE

Generally, leverage involves the use of proceeds from the issuance of preferred shares, borrowed funds or various financial instruments (such as derivatives) to seek to increase a trust’s potential returns. The Trust currently uses leverage created by issuing preferred shares as well as by loans acquired with borrowings.  On September 16, 2004, the Trust issued 3,480 Series A Auction Rate Preferred Shares (“APS”), 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 shares of a series of Variable Rate Term Preferred Shares, par value $0.01 per share, with a liquidation preference of $100,000 per share (the “VRTP Shares”; the VRTP Shares and other series of VRTP Shares from time to time issued by the Trust are collectively referred to herein as the “VRTP Shares”).  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  As of January 4, 2013, all APS had been redeemed and/or repurchased.  The VRTP Shares have seniority over the Common Shares.  In addition, the Trust has entered into a Revolving Credit and Security Agreement, as amended (the “Agreement”), with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021). Borrowings under the Agreement are secured by the assets of the Trust. Interest is charged at a rate above the conduits’ commercial paper issuance rate and is payable monthly. Under the terms of the Agreement, in effect through March 6, 2023 , the Trust also pays a program fee of 0.90% per annum on its outstanding borrowings to administer the facility and a liquidity fee of 0.15% (0.25% if the outstanding loan amount is less than or equal to 60% of the total facility size) per annum on the unused portion of the total commitment under the Agreement.  Program and liquidity fees for the year ended May 31, 2022 totaled $1,430,528 .. In connection with the renewal of the Agreement on March 7, 2022 , the Trust paid an upfront fee of $315 ,000, which is being amortized to interest expense over a period of one year through March 6, 2023 ..  The Trust is required to maintain certain net asset levels during the term of the Agreement.  As of May 31, 2022 , the Trust had $147 ,000,000 in outstanding borrowings, at an interest rate of 1.06%, in addition to outstanding preferred shares.  The Adviser anticipates that the use of leverage (from such issuance of VRTP Shares and any borrowings) may result in higher income to holders of Common Shares (“Common Shareholders”) over time.  Use of financial leverage creates an opportunity for increased income but, at the same time, creates special risks.  There can be no assurance that a leveraging strategy will be successful.

The costs of the financial leverage program (from any issuance of preferred shares and any borrowings) are borne by Common Shareholders and consequently result in a reduction of the NAV of Common Shares.  During periods in which the Trust is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s gross assets, which include proceeds from the issuance of preferred shares and any borrowings. In this regard, holders of debt or preferred securities do not bear the investment advisory fee.  Rather, Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds, which means that Common Shareholders effectively bear the entire advisory fee.  See “Investment Objectives, Policies and Risks - Use of Leverage and Related Risks” and “Management of the Trust - The Adviser.”

Financial leverage may also be achieved through the purchase of certain derivative instruments.  The Trust’s use of derivative instruments exposes the Trust to special risks.  See “Investment Objectives, Policies and Risks - Additional Investment Practices” and “Investment Objectives, Policies and Risks - Additional Risk Considerations.”

INVESTMENT ADVISER AND ADMINISTRATOR

Eaton Vance is the Trust's investment adviser and administrator. Prior to March 1, 2021, Eaton Vance was a wholly owned subsidiary of Eaton Vance Corp. (“EVC”).  On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and Eaton Vance became an indirect, wholly owned subsidiary of Morgan Stanley.  As of June 30 , 2022, Morgan Stanley’s asset management operations had aggregate assets under management of approximately $1.4 trillion. See “Management of the Trust.”

PLAN OF DISTRIBUTION

The Trust may sell the Common Shares being offered under this Prospectus in any one or more of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to or through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Trust and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale.

The Trust may distribute Common Shares from time to time in one or more transactions at: (i) a fixed price or prices that may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to prevailing market prices; or (iv) negotiated prices; provided, however, that in each case the offering price per Common Share (less any underwriting commission or discount) must equal or exceed the NAV per Common Share.

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The Trust from time to time may offer its Common Shares through or to certain broker-dealers, including UBS Securities LLC, that have entered into selected dealer agreements relating to at-the-market offerings.

The Trust may directly solicit offers to purchase Common Shares, or the Trust may designate agents to solicit such offers. The Trust will, in a Prospectus Supplement relating to such Offering, name any agent that could be viewed as an underwriter under the 1933 Act, and describe any commissions the Trust must pay to such agent(s). Any such agent will be acting on a reasonable best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Trust in the ordinary course of business.

If any underwriters or agents are used in the sale of Common Shares in respect of which this Prospectus is delivered, the Trust will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the Trust will set forth in the Prospectus Supplement relating to such Offering their names and the terms of the Trust’s agreement with them.

If a dealer is utilized in the sale of Common Shares in respect of which this Prospectus is delivered, the Trust will sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by such dealer at the time of resale.

The Trust may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the 1933 Act. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for the Trust.

Agents, underwriters and dealers may be entitled under agreements which they may enter into with the Trust to indemnification by the Trust against certain civil liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Trust in the ordinary course of business.

In order to facilitate the Offering of Common Shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Common Shares or any other Common Shares the prices of which may be used to determine payments on the Common Shares. Specifically, any underwriters may over-allot in connection with the Offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of Common Shares or of any such other Common Shares, the underwriters may bid for, and purchase, Common Shares or any such other Common Shares in the open market. Finally, in any Offering of Common Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Shares in the Offering if the syndicate repurchases previously distributed Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Common Shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The Trust may enter into derivative transactions with third parties, or sell Common Shares not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this Prospectus and the applicable Prospectus Supplement or other offering materials, including in short sale transactions. If so, the third parties may use Common Shares pledged by the Trust or borrowed from the Trust or others to settle those sales or to close out any related open borrowings of securities, and may use Common Shares received from the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or other offering materials (or a post-effective amendment).

The maximum amount of compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. will not exceed 8% of the initial gross proceeds from the sale of any security being sold with respect to each particular Offering of Common Shares made under a single Prospectus Supplement.

Any underwriter, agent or dealer utilized in the Offering of Common Shares will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

DISTRIBUTIONS

The Trust intends to make monthly distributions of net investment income to Common Shareholders, after payment of any dividends on any outstanding preferred shares. The amount of each monthly distribution will vary depending on a number of factors, including dividends payable on the Trust's preferred shares or other costs of financial leverage. As portfolio and market conditions change, the rate of dividends on the Common Shares and the Trust's dividend policy could change. Over time, the Trust will distribute all of its net investment income (after it pays accrued dividends on any outstanding preferred shares) or other costs of financial leverage.  In addition, at least annually, the Trust intends to distribute all or substantially all of its net realized capital gains (reduced by available capital loss carryforwards from prior years, if any). Distributions to Common Shareholders are recorded on the ex-dividend date. Distributions to preferred shareholders are recorded daily and are payable at the end of each dividend period.

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Beginning February 13, 2008 and consistent with the patterns in the broader market for auction-rate securities, the Trust’s APS auctions were unsuccessful in clearing due to an imbalance of sell orders over bids to buy the APS. As a result, the dividend rates of the APS were reset to the maximum applicable rates.

In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 VRTP Shares.  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.

The Trust distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

Common Shareholders may elect automatically to reinvest some or all of their distributions in additional Common Shares under the Trust's dividend reinvestment plan.  See “Distributions” and “Dividend Reinvestment Plan.”

DIVIDEND REINVESTMENT PLAN

The Trust has established a dividend reinvestment plan (the “Plan”). Under the Plan, a Common Shareholder may elect to have all dividend and capital gain distributions automatically reinvested in additional Common Shares either purchased in the open market, or newly issued by the Trust if the Common Shares are trading at or above their net asset value. Common Shareholders may elect to participate in the Plan by completing the dividend reinvestment plan application form. Common Shareholders who do not elect to participate in the Plan will receive all distributions in cash paid by check mailed directly to them by American Stock Transfer & Trust Company, LLC, as dividend paying agent. Common Shareholders who intend to hold their Common Shares through a broker or nominee should contact such broker or nominee to determine whether or how they may participate in the Plan. See “Dividend Reinvestment Plan.”

CLOSED-END STRUCTURE

Closed-end funds differ from open-end management investment companies (commonly referred to as mutual funds) in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the shareholder. By comparison, mutual funds issue securities redeemable at NAV at the option of the shareholder and typically engage in a continuous offering of their shares. Mutual funds are subject to continuous asset in-flows and out-flows that can complicate portfolio management, whereas closed-end funds generally can stay more fully invested in securities consistent with the closed-end fund's investment objective(s) and policies. In addition, in comparison to open-end funds, closed-end funds have greater flexibility in the employment of financial leverage and in the ability to make certain types of investments, including investments in illiquid securities.

However, shares of closed-end funds frequently trade at a discount from their net asset value. Since inception, the market price of the Common Shares has fluctuated and at times traded below the Trust’s NAV, and at times has traded above NAV.  In recognition of the possibility that the Common Shares might trade at a discount to net asset value and that any such discount may not be in the interest of Common Shareholders, the Trust's Board of Trustees (the “Board”), in consultation with Eaton Vance, from time to time may review possible actions to reduce any such discount. The Board might consider open market repurchases or tender offers for Common Shares at net asset value. There can be no assurance that the Board will decide to undertake any of these actions or that, if undertaken, such actions would result in the Common Shares trading at a price equal to or close to net asset value per Common Share. The Board might also consider the conversion of the Trust to an open-end management investment company. The Board believes, however, that the closed-end structure is desirable, given the Trust's investment objectives and policies. Investors should assume, therefore, that it is highly unlikely that the Board would vote to convert the Trust to an open-end management investment company.  Investors should note that any outstanding preferred shares issued by the Trust could make a conversion to open-end form more difficult because of the voting rights of preferred shareholders, the costs of redeeming preferred shares and other factors. See “Description of Capital Structure.”

SPECIAL RISK CONSIDERATIONS

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment.

Discount From or Premium to NAV. The Offering will be conducted only when Common Shares of the Trust are trading at a price equal to or above the Trust’s NAV per Common Share plus the per Common Share amount of commissions.  As with any security, the

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market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares.  The Trust’s Common Shares have traded both at a premium and at a discount relative to net asset value. The shares of closed-end management investment companies frequently trade at a discount from their NAV.  This is a risk separate and distinct from the risk that the Trust’s NAV may decrease.

Market Discount Risk. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The Trust’s Common Shares have traded both at a premium and at a discount relative to NAV. The shares of closed-end management investment companies frequently trade at a discount from their NAV. This is a risk separate and distinct from the risk that the Trust’s NAV may decrease.

Secondary Market for the Common Shares. The issuance of Common Shares through the Offering may have an adverse effect on the secondary market for the Common Shares.  The increase in the amount of the Trust’s outstanding Common Shares resulting from the Offering may put downward pressure on the market price for the Common Shares of the Trust.  Common Shares will not be issued pursuant to the Offering at any time when Common Shares are trading at a price lower than a price equal to the Trust’s NAV per Common Share plus the per Common Share amount of commissions.

The Trust also issues Common Shares of the Trust through its dividend reinvestment plan.  See “Dividend Reinvestment Plan.” Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the Trust.

When the Common Shares are trading at a premium, the Trust may also issue Common Shares of the Trust that are sold through transactions effected on the NYSE.  The increase in the amount of the Trust’s outstanding Common Shares resulting from that offering may also put downward pressure on the market price for the Common Shares of the Trust.

The voting power of current shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the Adviser is unable to invest the proceeds of such offering as intended, the Trust’s per share distribution may decrease (or may consist of return of capital) and the Trust may not participate in market advances to the same extent as if such proceeds were fully invested as planned.

Income Risk. The income investors receive from the Trust is based primarily on the interest it earns from its investments, which can vary widely over the short and long-term. If prevailing market interest rates drop, investors’ income from the Trust could drop as well. The Trust’s income could also be affected adversely when prevailing short-term interest rates increase and the Trust is utilizing leverage, although this risk is mitigated by the Trust’s investment in Senior Loans, which pay floating-rates of interest.

Market Risk. The value of investments held by the Trust may increase or decrease in response to social, economic, political, financial, public health crises or other disruptive events (whether real, expected or perceived) in the U.S. and global markets and include such events as war, natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest. These events may negatively impact broad segments of businesses and populations and may exacerbate pre-existing risks to the Trust. The frequency and magnitude of resulting changes in the value of the Trust’s investments cannot be predicted. Certain securities and other investments held by the Trust may experience increased volatility, illiquidity, or other potentially adverse effects in reaction to changing market conditions.  Monetary and/or fiscal actions taken by U.S. or foreign governments to stimulate or stabilize the global economy may not be effective and could lead to higher market volatility. No active trading market may exist for certain investments held by the Trust, which may impair the ability of the Trust to sell or to realize the current valuation of such investments in the event of the need to liquidate such assets.

Senior Loans Risk. The risks associated with Senior Loans are similar to the risks of Non-Investment Grade Bonds (discussed below), although Senior Loans are typically senior and secured in contrast to Non-Investment Grade Bonds, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization or other restructuring. In addition, because their interest rates are adjusted for changes in short-term interest rates, Senior Loans generally have less interest rate risk than Non-Investment Grade Bonds, which are typically fixed rate. The Trust’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Trust, and such defaults could reduce the Trust’s net asset value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a debt obligation may lose significant value before a default occurs. Moreover, any specific collateral used to secure a loan may decline in value or lose all its value or become illiquid, which would adversely affect the loan’s value.  “Junior Loans” are secured and unsecured subordinated loans, second lien loans and subordinate bridge loans.  Senior Loans and Junior Loans are referred to together herein as “loans.”

Loans and other debt securities are also subject to the risk of price declines and to increases in prevailing interest rates, although floating-rate debt instruments are less exposed to this risk than fixed-rate debt instruments. Interest rate changes may also increase prepayments of debt obligations and require the Trust to invest assets at lower yields.

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Loans are traded in a private, unregulated inter-dealer or inter-bank resale market and are generally subject to contractual restrictions that must be satisfied before a loan can be bought or sold. These restrictions may impede the Trust’s ability to buy or sell loans (thus affecting their liquidity) and may negatively impact the transaction price. See also “Market Risk” above. It also may take longer than seven days for transactions in loans to settle. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, the nature of the collateral securing the loan and possibly other factors. Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event of such actions or if covenants are breached. The Trust may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants. Loans to entities located outside of the U.S. may have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks.  The Trust may have difficulties and incur expense enforcing its rights with respect to non-U.S. loans and such loans could be subject to bankruptcy laws that are materially different than in the U.S.  Loans may be structured such that they are not securities under securities law, and in the event of fraud or misrepresentation by a borrower, lenders may not have the protection of the anti-fraud provisions of the federal securities laws. Loans are also subject to risks associated with other types of income investments, including credit risk and risks of lower rated investments.

Credit Risk. Investments in loans and other debt obligations (referred to below as “debt instruments”) are subject to the risk of non-payment of scheduled principal and interest. Changes in economic conditions or other circumstances may reduce the capacity of the party obligated to make principal and interest payments on such instruments and may lead to defaults. Such non-payments and defaults may reduce the value of Trust shares and income distributions. The value of debt instruments also may decline because of concerns about the issuer’s ability to make principal and interest payments. In addition, the credit ratings of debt instruments may be lowered if the financial condition of the party obligated to make payments with respect to such instruments deteriorates.  In the event of bankruptcy of the issuer of a debt instrument, the Trust could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing the instrument. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Trust may be required to retain legal or similar counsel, which may increase the Trust’s operating expenses and adversely affect net asset value. See “Lower Rated Investments Risk.”  The Trust is also exposed to credit risk when it engages in certain types of derivatives transactions and when it engages in transactions that expose the Trust to counterparty risk. See “Derivatives.” Due to their lower place in the borrower’s capital structure, Junior Loans involve a higher degree of overall risk than Senior Loans to the same borrower.

In evaluating the quality of a particular instrument, the investment adviser may take into consideration, among other things, a credit rating assigned by a credit rating agency, the issuer’s financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects. Credit rating agencies are private services that provide ratings of the credit quality of certain investments. Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating. As such, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition or the volatility or liquidity of the security.

A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example, BBB- and Baa3 are within the investment grade rating) for purposes of the Trust’s investment limitations.

Interest Rate Risk. In general, the value of income securities will fluctuate based on changes in interest rates. The value of these securities is likely to increase when interest rates fall and decline when interest rates rise. Duration measures the time-weighted expected cash flows of a fixed-income security, while maturity refers to the amount of time until a fixed-income security matures.  Generally, securities with longer durations or maturities are more sensitive to changes in interest rates than securities with shorter durations or maturities, causing them to be more volatile.  Conversely, fixed-income securities with shorter durations or maturities will be less volatile but may provide lower returns than fixed-income securities with longer durations or maturities. In a rising interest rate environment, the duration of income securities that have the ability to be prepaid or called by the issuer may be extended. In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate.  The impact of interest rate changes is significantly less for floating-rate instruments that have relatively short periodic rate resets (e.g., ninety days or less). Variable and floating-rate loans and securities generally are less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much or as quickly as interest rates in general. Conversely, variable and floating-rate loans and securities generally will not increase in value as much as fixed rate debt instruments if interest rates decline. Because the Trust holds variable and floating-rate loans and securities, a decrease in market interest rates will reduce the interest income to be received from such securities. In the event that the Trust has a negative average portfolio duration, the value of the Trust may decline in a declining interest rate environment.  Because floating or variable rates on loans only reset periodically, changes in prevailing interest rates may cause some fluctuations in the Trust’s net asset value.  Similarly, a sudden and significant increase

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in market interest rates may cause a decline in the Trust’s net asset value.  A material decline in the Trust’s net asset value may impair the Trust’s ability to maintain required levels of asset coverage. Certain countries and regulatory bodies may use negative interest rates as a monetary policy tool to encourage economic growth during periods of deflation. In a negative interest rate environment, debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested.

LIBOR Transition and Associated Risk. The London Interbank Offered Rate or LIBOR is the average offered rate for various maturities of short-term loans between major international banks who are members of the British Bankers Association. It is used throughout global banking and financial industries to determine interest rates for a variety of financial instruments (such as debt instruments and derivatives) and borrowing arrangements. In July 2017, the Financial Conduct Authority (the “FCA”), the United Kingdom financial regulatory body, announced a desire to phase out the use of LIBOR. The ICE Benchmark Administration Limited, the administrator of LIBOR, ceased publishing certain LIBOR settings on December 31, 2021, and is expected to cease publishing the remaining LIBOR settings on June 30, 2023. Many market participants are in the process of transitioning to the use of alternative reference or benchmark rates.

On September 29, 2021 the FCA announced that it will compel the ICE Benchmark Administration Limited (the “IBA”) to publish a subset of non-U.S. LIBOR maturities after December 31, 2021 using a “synthetic” methodology that is not based on panel bank contributions and has indicated that it may also require IBA to publish a subset of U.S. LIBOR maturities after June 30, 2023, using a similar synthetic methodology. However, these synthetic publications are expected to be published for a limited period of time and would be considered non-representative of the underlying market.

Although the transition process away from LIBOR has become increasingly well-defined, the impact on certain debt securities, derivatives and other financial instruments that utilize LIBOR remains uncertain. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a change in (i) the value of certain instruments held by the Trust, (ii) the cost of borrowing or the dividend rate for preferred shares, or (iii) the effectiveness of related Trust transactions such as hedges, as applicable.

Various financial industry groups are planning for the transition away from LIBOR, but there are obstacles to converting certain longer term securities and transactions to a new benchmark. In June 2017, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced its selection of a new Secured Overnight Financing Rate (“SOFR”), which is intended to be a broad measure of secured overnight U.S. Treasury repo rates, as an appropriate replacement for LIBOR. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the Sterling Overnight Interbank Average Rate (“SONIA”) in England. Both SOFR and SONIA, as well as certain other proposed replacement rates, are materially different from LIBOR, and changes in the applicable spread for financial instruments transitioning away from LIBOR need to be made to accommodate the differences. Liquid markets for newly-issued instruments that use an alternative reference rate are still developing. Consequently, there may be challenges for a Trust to enter into hedging transactions against instruments tied to alternative reference rates until a market for such hedging transactions develops.

Additionally, while some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative or “fallback” rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments have such fallback provisions, and many that do, do not contemplate the permanent cessation of LIBOR. While it is expected that market participants will amend legacy financial instruments referencing LIBOR to include fallback provisions to alternative reference rates, there remains uncertainty regarding the willingness and ability of parties to add or amend such fallback provisions in legacy instruments maturing after the end of 2021, particularly with respect to legacy cash products. Although there are ongoing efforts among certain government entities and other organizations to address these uncertainties, the ultimate effectiveness of such efforts is not yet known.

Any effects of the transition away from LIBOR and the adoption of alternative reference rates, as well as other unforeseen effects, could result in losses to the Trust, and such effects may occur prior to the discontinuation of the remaining LIBOR settings in 2023. Furthermore, the risks associated with the discontinuation of LIBOR and transition to replacement rates may be exacerbated if an orderly transition to an alternative reference rate is not completed in a timely manner.

Non-Investment Grade Bonds Risk. The Trust’s investments in Non-Investment Grade Bonds, commonly referred to as “junk bonds,” are predominantly speculative because of the credit risk of their issuers. While offering a greater potential opportunity for capital appreciation and higher yields, Non-Investment Grade Bonds typically entail greater potential price volatility and may be less liquid than higher-rated securities. Issuers of Non-Investment Grade Bonds are more likely to default on their payments of interest and principal owed to the Trust, and such defaults will reduce the Trust’s net asset value and income distributions. The prices of these lower rated obligations are more sensitive to negative developments than higher rated securities. Adverse business conditions, such as a decline in the issuer’s revenues or an economic downturn, generally lead to a higher non-payment rate. In addition, a security may lose significant value before a default occurs as the market adjusts to expected higher non-payment rates.

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Lower Rated Investments Risk. Investments rated below investment grade and comparable unrated investments (sometimes referred to as “junk”) have speculative characteristics because of the credit risk associated with their issuers. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments typically are subject to greater price volatility and illiquidity than higher rated investments.  Lower rated investments are considered primarily speculative with respect to the issuer’s capacity to pay interest and repay principal.

Prepayment Risk. During periods of declining interest rates or for other purposes, Borrowers may exercise their option to prepay principal earlier than scheduled. For fixed-income securities, such payments often occur during periods of declining interest rates, forcing the Trust to reinvest in lower yielding securities. This is known as call or prepayment risk. Non-Investment Grade Bonds frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a Non-Investment Grade Bond if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Senior Loans typically have no such call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Trust, prepayment risk may be enhanced.

Issuer Risk. The value of corporate income-producing securities held by the Trust may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

Derivatives Risk. The Trust’s exposure to derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other investments. The use of derivatives can lead to losses because of adverse movements in the price or value of the security, instrument, index, currency, commodity, economic indicator or event underlying a derivative (“reference instruments”), due to failure of a counterparty or due to tax or regulatory constraints. Derivatives may create leverage in the Trust, which represents a non-cash exposure to the reference instrument.  Leverage can increase both the risk and return potential of the Trust.  Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Trust. Use of derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events. Changes in the value of a derivative (including one used for hedging) may not correlate perfectly with the underlying reference instrument. Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying reference instrument. If a derivative’s counterparty is unable to honor its commitments, the value of Trust shares may decline and the Trust could experience delays in the return of collateral or other assets held by the counterparty. The loss on derivative transactions may substantially exceed the initial investment, particularly when there is no stated limit on the Trust’s use of derivatives.  A derivative investment also involves the risks relating to the reference instrument underlying the investment.

Leverage Risk. Certain fund transactions may give rise to leverage. Leverage can result from a non-cash exposure to the underlying reference instrument. Leverage can increase both the risk and return potential of the Trust. The Trust is required to segregate liquid assets or otherwise cover the Trust’s obligation created by a transaction that may give rise to leverage. The use of leverage may cause the Trust to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Leverage may cause the Trust’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Trust’s portfolio securities. The loss on leveraged investments may substantially exceed the initial investment.

As discussed above, the Trust currently uses leverage created by issuing preferred shares as well as by loans acquired with borrowings.  On September 16, 2004, the Trust issued 3,480 Series A APS, 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 VRTP Shares.  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  As of January 4, 2013, all APS had been redeemed and/or repurchased.  In addition, the Trust has entered into an Agreement with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021).  The Trust is required to maintain certain net asset levels during the term of the Agreement.  As of May 31, 2022 , the Trust had $147 million in outstanding borrowings, at an interest rate of 1.06%, in addition to outstanding preferred shares.

The Adviser anticipates that the use of leverage (from the issuance of VRTP Shares and any borrowings) may result in higher income to Common Shareholders over time.  Leverage creates risks for Common Shareholders, including the likelihood of greater volatility of NAV and market price of the Common Shares and the risk that fluctuations in dividend rates on VRTP Shares and costs of borrowings may affect the return to Common Shareholders. See also “LIBOR Transition and Associated Risk.” To the extent the income derived from investments purchased with funds received from leverage exceeds the cost of leverage, the Trust’s distributions

Eaton Vance Floating-Rate Income Trust13Prospectus dated September 27, 2022 will be greater than if leverage had not been used.  Conversely, if the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used.  In the latter case, Eaton Vance, in its best judgment, may nevertheless determine to maintain the Trust’s leveraged position if it deems such action to be appropriate.  While the Trust has preferred shares outstanding, an increase in short-term rates would also result in an increased cost of leverage, which would adversely affect the Trust’s income available for distribution.  There can be no assurance that a leveraging strategy will be successful.

In addition, under current federal income tax law, the Trust is required to allocate a portion of any net realized capital gains or other taxable income to holders of VRTP Shares.  The terms of the Trust’s preferred shares require the Trust to pay to any holders of such preferred shares additional dividends intended to compensate such holders for taxes payable on any capital gains or other taxable income allocated to such holders.  Any such additional dividends will reduce the amount available for distribution to Common Shareholders.  As discussed under “Management of the Trust,” the fee paid to Eaton Vance is calculated on the basis of the Trust’s gross assets, including proceeds from the issuance of preferred shares and borrowings, so the fees will be higher when leverage is utilized.  In this regard, holders of VRTP Shares do not bear the investment advisory fee.  Rather, Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds, which means that Common Shareholders effectively bear the entire advisory fee.

The VRTP Shares have been rated Aa3 by Moody's.  The Trust currently intends to seek to maintain this rating or an equivalent credit rating on the VRTP Shares or any preferred shares it issues.  The Rating Agencies which rate the preferred shares and any bank lender in connection with a credit facility or commercial paper program may also impose specific restrictions as a condition to borrowing. Such restrictions may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.  These covenants or guidelines do not currently and are not expected to impede Eaton Vance in managing the Trust’s portfolio in accordance with its investment objectives and policies and it is not anticipated that they will so impede Eaton Vance in the future.  See “Description of Capital Structure - Preferred Shares.”

Financial leverage may also be achieved through the purchase of certain derivative instruments. The Trust’s use of derivative instruments exposes the Trust to special risks.  See “Investment Objectives, Policies and Risks - Additional Investment Practices” and “Investment Objectives, Policies, and Risks - Additional Risk Considerations.”

Foreign Investment Risk. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Trust’s assets. Evidence of ownership of certain foreign investments may be held outside the United States, and the Trust may be subject to the risks associated with the holding of such property overseas.  Trading in certain foreign markets is also subject to liquidity risk.

Foreign investments in the securities markets of certain foreign countries is restricted or controlled to varying degrees.  Foreign issuers may become subject to sanctions imposed by the United States or another country, which could result in the immediate freeze of the foreign issuers’ assets or securities. The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Trust’s ability to buy, sell, receive or deliver the securities. In addition, as a result of economic sanctions, the Trust may be forced to sell or otherwise dispose of investments at inopportune times or prices, which could result in losses to the Trust and increased transaction costs. If a deterioration occurs in a country's balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Trust could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by other restrictions on investment. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Trust invests significantly in the affected country or region or in issuers from the affected country that depend on global markets.

Political events in foreign countries may cause market disruptions.  In June 2016, the United Kingdom (“UK”) voted in a referendum to leave the European Union (“EU”) (“Brexit”).  Effective January 31, 2020, the UK ceased to be a member of the EU and, following a transition period during which the EU and the UK Government engaged in a series of negotiations regarding the terms of the UK’s future relationship with the EU, the EU and the UK Government signed an agreement on December 30, 2020 regarding the economic relationship between the UK and the EU. This agreement became effective on a provisional basis on January 1, 2021 and entered into full force on May 1, 2021.  There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are difficult to predict.  The end of the Brexit transition period may cause greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence, and an increased likelihood of a recession in the UK.  If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

Eaton Vance Floating-Rate Income Trust14Prospectus dated September 27, 2022

The Trust may invest in securities and other instruments (including loans) issued, guaranteed, or backed by sovereign or government entities. Economic data as reported by sovereign or government entities and other issuers may be delayed, inaccurate or fraudulent. Many sovereign or government debt obligations may be rated below investment grade. Any restructuring of a sovereign or government debt obligation held by the Trust will likely have a significant adverse effect on the value of the obligation. In the event of default of a sovereign or government debt, the Trust may be unable to pursue legal action against the issuer or secure collateral on the debt, there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a sovereign or government entity to restructure defaulted debt may be limited. Therefore, losses on sovereign or government defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

Currency Risk.  Exchange rates for currencies fluctuate daily.  The value of foreign investments may be affected favorably or unfavorably by changes in currency exchange rates in relation to the U.S. dollar.  Currency markets generally are not as regulated as securities markets and currency transactions are subject to settlement, custodial and other operational risks.

U.S. Government Securities Risk. Although certain U.S. Government-sponsored agencies (such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association) may be chartered or sponsored by acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury.  U.S. Treasury securities generally have a lower return than other obligations because of their higher credit quality and market liquidity.

Pooled Investment Vehicles Risk. Pooled investment vehicles are open- and closed-end investment companies and exchange-traded funds (“ETFs”). Pooled investment vehicles are subject to the risks of investing in the underlying securities or other investments.  Shares of closed-end investment companies and ETFs may trade at a premium or discount to net asset value and are subject to secondary market trading risks.  In addition, the Trust will bear a pro rata portion of the operating expenses of a pooled investment vehicle in which it invests.

Equity Securities Risk. The value of equity securities and related instruments may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer and sector-specific considerations; unexpected trading activity among retail investors; or other factors. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines in value, the value of the Trust's equity securities will also likely decline. Although prices can rebound, there is no assurance that values will return to previous levels.

Liquidity Risk. The Trust is exposed to liquidity risk when trading volume, lack of a market maker, or legal restrictions impair the Trust’s ability to sell particular investments or close derivative positions at an advantageous market price. Trading opportunities are also more limited for securities and other instruments that are not widely held or are traded in less developed markets. These factors may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Trust may have to accept a lower price to sell an investment or continue to hold it or keep the position open, sell other investments to raise cash or abandon an investment opportunity, any of which could have a negative effect on the Trust’s performance. It also may be more difficult to value less liquid investments. These effects may be exacerbated during times of financial or political stress. In addition, the limited liquidity could affect the market price of the investments, thereby adversely affecting the Trust's net asset value and ability to make dividend distributions.  The Trust has no limitation on the amount of its assets which may be invested in illiquid investments.

Money Market Instrument Risk. Money market instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market instruments; adverse economic, political or other developments affecting issuers of money market instruments; changes in the credit quality of issuers; and default by a counterparty.

Reinvestment Risk. Income from the Trust’s portfolio will decline if and when the Trust invests the proceeds from matured, traded or called debt obligations into lower yielding instruments.

Inflation Risk. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions thereon can decline. In addition, during any periods of rising inflation, dividend rates of preferred shares would likely increase, which would tend to further reduce returns to Common Shareholders. This risk is mitigated to some degree by the Trust's investments in Senior Loans.

Management Risk.  The Trust is subject to management risk because it is actively managed. Eaton Vance and the individual portfolio managers invest the assets of the Trust as they deem appropriate in implementing the Trust’s investment strategy. Accordingly, the success of the Trust depends upon the investment skills and analytical abilities of Eaton Vance and the individual portfolio managers to develop and effectively implement strategies that achieve the Trust’s investment objective. There is no assurance that Eaton Vance and the individual portfolio managers will be successful in developing and implementing the Trust’s investment strategy. Subjective decisions made by Eaton Vance and the individual portfolio managers may cause the Trust to incur losses or to miss profit opportunities.

Eaton Vance Floating-Rate Income Trust15Prospectus dated September 27, 2022

Cybersecurity Risk.  With the increased use of technologies by Trust service providers to conduct business, such as the Internet, the Trust is susceptible to operational, information security and related risks. The Trust relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Trust’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Trust, such as trading NAV calculation, shareholder accounting or fulfillment of Trust share purchases and redemptions, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Trust's ability to plan for or respond to a cyber attack. Like other Trusts and business enterprises, the Trust and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Trust or its service providers.

The Trust uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures or breaches by the Trust’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Trust invests, may disrupt and otherwise adversely affect their business operations.  This may result in financial losses to the Trust, impede Trust trading, interfere with the Trust’s ability to calculate its NAV, or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many of the Trust service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. The Trust cannot control the cybersecurity plans and systems put in place by service providers to the Trust and issuers in which the Trust invests. The Trust and its shareholders could be negatively impacted as a result.

Recent Market Conditions.  An outbreak of respiratory disease caused by a novel coronavirus was first detected in China in late 2019 and subsequently spread internationally. This coronavirus has resulted in closing borders, enhanced health screenings, changes to healthcare service preparation and delivery, quarantines, cancellations, disruptions to supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus has resulted in a substantial economic downturn, which may continue for an extended period of time. Health crises caused by outbreaks of disease, such as the coronavirus outbreak, may exacerbate other pre-existing political, social and economic risks and disrupt normal market conditions and operations. The impact of this outbreak has negatively affected the worldwide economy, as well as the economies of individual countries and industries, and could continue to affect the market in significant and unforeseen ways. Other epidemics and pandemics that may arise in the future may have similar effects. For example, a global pandemic or other widespread health crisis could cause substantial market volatility and exchange trading suspensions and closures.  In addition, the increasing interconnectedness of markets around the world may result in many markets being affected by events or conditions in a single country or region or events affecting a single or small number of issuers. The coronavirus outbreak and public and private sector responses thereto have led to large portions of the populations of many countries working from home for indefinite periods of time, temporary or permanent layoffs, disruptions in supply chains, and lack of availability of certain goods. The impact of such responses could adversely affect the information technology and operational systems upon which the Trust and the Trust’s service providers rely, and could otherwise disrupt the ability of the employees of the Trust’s service providers to perform critical tasks relating to the Trust. Any such impact could adversely affect the Trust’s performance, or the performance of the securities in which the Trust invests and may lead to losses on your investment in the Trust.

Geopolitical Risk. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in a Trust’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, health emergencies (such as epidemics and pandemics), terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, health emergencies, social and political discord, war or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. Other financial, economic and other global market and social developments or disruptions may result in similar adverse circumstances, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods). Such global events may

Eaton Vance Floating-Rate Income Trust16Prospectus dated September 27, 2022 negatively impact broad segments of businesses and populations, cause a significant negative impact on the performance of the Trust’s investments, adversely affect and increase the volatility of the Trust’s share price and/or exacerbate preexisting political, social and economic risks to the Trust. The Trust’s operations may be interrupted and any such event(s) could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. There is a risk that you may lose money by investing in the Trust.

Regulatory Risk. To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of Senior Loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of Senior Loans.

Market Disruption. Global instability, war, geopolitical tensions and terrorist attacks in the United States and around the world have previously resulted, and may in the future result in market volatility and may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Trust cannot predict the effects of significant future events on the global economy and securities markets. A similar disruption of the financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to the Common Shares. In particular, Non-Investment Grade Bonds and Senior Loans tend to be more volatile than higher rated fixed-income securities so that these events and any actions resulting from them may have a greater impact on the prices and volatility of Non-Investment Grade Bonds and Senior Loans than on higher rated fixed-income securities.

Anti-Takeover Provisions. The Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated By-Laws (the “By-Laws” and together with the Declaration of Trust, the “Organizational Documents”) include provisions that could have the effect of limiting the ability of other persons or entities to acquire control of the Trust or to change the composition of its Board. For example, pursuant to the Trust's Declaration of Trust, the Board is divided into three classes of Trustees with each class serving for a three-year term and certain types of transactions require the favorable vote of holders of at least 75% of the outstanding shares of the Trust. See “Description of Capital Structure - Certain Provisions of the Organizational Documents - Anti-Takeover Provisions in the Organizational Documents.”

Eaton Vance Floating-Rate Income Trust17Prospectus dated September 27, 2022

Summary of Trust Expenses

The purpose of the table below is to help you understand all fees and expenses that you, as a holder of Common Shares (“Common Shareholder”), would bear directly or indirectly. The table reflects the Trust’s average borrowings and the issuance of variable rate term preferred shares (“VRTP”), and shows Trust expenses as a percentage of net assets attributable to Common Shares for the year ended May 31, 2022.

Common Shareholder transaction expenses
Sales load paid by you (as a percentage of offering price)	--%(1)
Offering expenses (as a percentage of offering price)	None(2)
Dividend reinvestment plan fees	$5.00(3)

Annual expenses	Percentage of net assets attributable to Common Shares(4)
Investment advisory fee	1.11% (5)
Interest and fee expense(7)	0.92% (6)
Other expenses	0.14%
Acquired Fund Fees and Expenses	0.04%
Total annual Trust operating expenses	2.21%

EXAMPLE

The following example illustrates the expenses that Common Shareholders would pay on a $1,000 investment in Common Shares, assuming (i) total annual Trust operating expenses of 2.21% of net assets attributable to Common Shares in years 1 through 10; (ii) a 5% annual return; and (iii) all distributions are reinvested at NAV:

1 Year	3 Years	5 Years	10 Years
$22	$69	$118	$254

The above table and example and the assumption in the example of a 5% annual return are required by regulations of the SEC that are applicable to all investment companies; the assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Trust’s Common Shares. For more complete descriptions of certain of the Trust’s costs and expenses, see “Management of the Trust.”  In addition, while the example assumes reinvestment of all dividends and distributions at NAV, participants in the Trust’s dividend reinvestment plan may receive Common Shares purchased or issued at a price or value different from NAV. See “Distributions” and “Dividend Reinvestment Plan.” The example does not include sales load or estimated offering costs, which would cause the expenses shown in the example to increase.

The example should not be considered a representation of past or future expenses, and the Trust’s actual expenses may be greater or less than those shown. Moreover, the Trust’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

(1)If Common Shares are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales load.

(2)The Adviser will pay the expenses of the Offering (other than the applicable commissions); therefore, Offering expenses are not included in the Summary of Trust Expenses.  Offering expenses generally include, but are not limited to, the preparation, review and filing with the SEC of the Trust’s registration statement (including this Prospectus and the SAI), the preparation, review and filing of any associated marketing or similar materials, costs associated with the printing, mailing or other distribution of this Prospectus, the SAI and/or marketing materials, associated filing fees, NYSE listing fees, and legal and auditing fees associated with the Offering.

(3)You will be charged a $5.00 service charge and pay brokerage charges if you direct the plan agent to sell your Common Shares held in a dividend reinvestment account.

(4)Stated as a percentage of average net assets attributed to Common Shares for the year ended May 31, 2022.

(5)The advisory fee paid by the Trust to the Adviser is based on the average daily gross assets of the Trust, including all assets attributable to any form of investment leverage that the Trust may utilize. Accordingly, if the Trust were to increase investment leverage in the future, the advisory fee will increase as a percentage of net assets.

(6)As of May 31, 2022, the Trust’s outstanding borrowings of 24.01% and VRTP of 13.07% represented approximately 37.08% leverage.

(7)Interest and fee expense relates to VRTP and the notes payable.

Eaton Vance Floating-Rate Income Trust18Prospectus dated September 27, 2022

Financial Highlights and Investment Performance

FINANCIAL HIGHLIGHTS

This table details the financial performance of the Common Shares, including total return information showing how much an investment in the Trust has increased or decreased each period. This information has been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  The report of Deloitte & Touche LLP and the Trust’s financial statements are incorporated by reference and included in the Trust’s annual report, which is available upon request.

Selected data for a Common Share outstanding during the periods stated.

	Year Ended May 31,
	2022	2021	2020	2019	2018
Net asset value – Beginning of year (Common shares)	$14.560	$13.030	$15.210	$15.610	$15.570
Income (Loss) From Operations
Net investment income(1)	$0.705	$0.718	$0.843	$0.847	$0.792
Net realized and unrealized gain (loss)	(1.159)	1.545	(2.016)	(0.373)	0.076
Total income (loss) from operations	$(0.454)	$2.263	$(1.173)	$0.474	$0.868
Less Distributions to Common Shareholders
From net investment income	$(0.804)	$(0.733)	$(1.007)	$(0.874)	$(0.828)
Tax return of capital	(0.126)	—	—	—	—
Total distributions to common shareholders	$(0.930)	$(0.733)	$(1.007)	$(0.874)	$(0.828)
Premium from common shares sold through shelf offering (1)	$0.009	$—	$—	$—	$—
Discount on tender offer (1)	$0.055	$—	$—	$—	$—
Net asset value – End of year (Common shares)	$13.240	$14.560	$13.030	$15.210	$15.610
Market value – End of year (Common shares)	$12.280	$14.280	$11.240	$13.480	$14.850
Total Investment Return on Net Asset Value(2)	(2.81)%	18.25%	(7.36)%	3.77%	6.03%
Total Investment Return on Market Value(2)	(8.10)%	34.36%	(9.83)%	(3.32)%	3.67%
Ratios/Supplemental Data
Net assets applicable to common shares, end of year (000’s omitted)	$385,295	$580,590	$519,465	$606,408	$622,241
Ratios (as a percentage of average daily net assets applicable to common shares):†
Expenses excluding interest and fees	1.25%	1.33%	1.26%	1.28%	1.28%
Interest and fee expense(5)	0.92%	0.91%	1.79%	2.00%	1.52%
Total expenses	2.17%	2.24%	3.05%	3.28%	2.80%
Net investment income	4.91%	5.08%	5.85%	5.49%	5.09%
Portfolio Turnover	53%	32%	34%	24%	34%
Senior Securities:
Total notes payable outstanding (in 000’s)	$147,000	$250,000	$190,000	$248,000	$254,000
Asset coverage per $1,000 of notes payable(6)	$4,165	$3,642	$4,155	$3,768	$3,765
Total preferred shares outstanding	800	800	800	800	800
Asset coverage per preferred share(7)	$269,734	$275,936	$292,394	$284,880	$286,300
Involuntary liquidation preference per preferred share(8)	$100,000	$100,000	$100,000	$100,000	$100,000
Approximate market value per preferred share(8)	$100,000	$100,000	$100,000	$100,000	$100,000

(See related footnotes.)

Eaton Vance Floating-Rate Income Trust19Prospectus dated September 27, 2022

Financial Highlights (continued)

	Year Ended May 31,
	2017	2016	2015	2014	2013
Net asset value – Beginning of year (Common shares)	$14.680	$15.640	$16.080	$16.300	$15.510
Income (Loss) From Operations
Net investment income(1)	$0.864	$0.908	$0.882	$0.889	$1.058
Net realized and unrealized gain (loss)	0.899	(0.964)	(0.431)	(0.145)	0.707
Distributions to APS shareholders – From net investment income(1)	—	—	—	—	(0.024)
Discount on redemption and repurchase of APS(1)	—	—	—	—	0.036
Total income (loss) from operations	$1.763	$(0.056)	$0.451	$0.744	$1.777
Less Distributions to Common Shareholders
From net investment income	$(0.873)	$(0.904)	$(0.891)	$(0.966)	$(1.041)
Total distributions to common shareholders	$(0.873)	$(0.904)	$(0.891)	$(0.966)	$(1.041)
Premium from common shares sold through shelf offering(1)	$—	$—	$—	$0.002	$0.054
Net asset value – End of year (Common shares)	$15.570	$14.680	$15.640	$16.080	$16.300
Market value – End of year (Common shares)	$15.150	$13.560	$14.360	$15.180	$16.680
Total Investment Return on Net Asset Value(2)	12.65%	0.46%	3.43%	4.87%	12.15%
Total Investment Return on Market Value(2)	18.58%	1.14%	0.59%	(3.19)%	12.66%
Ratios/Supplemental Data
Net assets applicable to common shares, end of year (000’s omitted)	$620,772	$585,101	$623,439	$641,079	$646,842
Ratios (as a percentage of average daily net assets applicable to common shares):†
Expenses excluding interest and fees(3)	1.32%	1.36%	1.37%	1.36%	1.38%(4)
Interest and fee expense(5)	1.16%	0.93%	0.80%	0.77%	0.66%
Total expenses(3)	2.48%	2.29%	2.17%	2.13%	2.04%(4)
Net investment income	5.68%	6.22%	5.60%	5.50%	6.61%(4)
Portfolio Turnover	47%	29%	32%	35%	47%
Senior Securities:
Total notes payable outstanding (in 000’s)	$246,000	$232,000	$290,000	$300,000	$290,000
Asset coverage per $1,000 of notes payable(6)	$3,849	$3,867	$3,426	$3,404	$3,506
Total preferred shares outstanding	800	800	800	800	800
Asset coverage per preferred share(7)	$290,421	$287,532	$268,497	$268,705	$274,822
Involuntary liquidation preference per preferred share(8)	$100,000	$100,000	$100,000	$100,000	$100,000
Approximate market value per preferred share(8)	$100,000	$100,000	$100,000	$100,000	$100,000

(See related footnotes.)

Eaton Vance Floating-Rate Income Trust20Prospectus dated September 27, 2022

(1)Computed using average common shares outstanding.

(2)Returns are historical and are calculated by determining the percentage change in net asset value or market value with all distributions reinvested.  Distributions are assumed to be reinvested at prices obtained under the Trust’s dividend reinvestment plan.

(3)Excludes the effect of custody fee credits, if any, of less than 0.005%.  Effective September 1, 2015, custody fee credits, which were earned on cash deposit balances, were discontinued by the custodian.

(4)Ratios do not reflect the effect of dividend payments to APS shareholders.

(5)Interest and fee expense relates to variable rate term preferred shares and the notes payable.

(6)Calculated by subtracting the Trust’s total liabilities (not including the notes payable and preferred shares) from the Trust’s total assets, and dividing the result by the notes payable balance in thousands.

(7)Calculated by subtracting the Trust’s total liabilities (not including the notes payable and preferred shares) from the Trust’s total assets, dividing the result by the sum of the value of the notes payable and liquidation value of the preferred shares, and multiplying the result by the liquidation value of one preferred share. Such amount equates to 270%, 276%, 292%, 285%, 286%, 290%, 288%, 268%, 269% and 275% at May 31, 2022, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014 and 2013 , respectively.

(8)Plus accumulated and unpaid dividends.

†Ratios based on net assets applicable to common shares plus preferred shares (variable rate term preferred shares and APS, as applicable) and borrowings are presented below.  Ratios do not reflect the effect of dividend payments to APS shareholders and exclude the effect of custody fee credits, if any.

	Year Ended May 31,
	2022	2021	2020	2019	2018	2017	2016	2015	2014	2013
Expenses excluding interest and fees	0.84%	0.85%	0.81%	0.83%	0.83%	0.86%	0.86%	0.85%	0.85%	0.89%
Interest and fee expense	0.62%	0.58%	1.16%	1.31%	1.00%	0.76%	0.58%	0.50%	0.49%	0.42%
Total expenses	1.46%	1.43%	1.97%	2.14%	1.83%	1.62%	1.44%	1.35%	1.34%	1.31%
Net investment income	3.32%	3.25%	3.79%	3.58%	3.33%	3.72%	3.90%	3.50%	3.46%	4.23%

TRADING AND NAV INFORMATION

The Trust’s Common Shares have traded both at a premium and a discount to NAV. The Trust cannot predict whether its shares will trade in the future at a premium or discount to NAV. The provisions of the 1940 Act generally require that the public offering price of Common Shares (less any underwriting commissions and discounts) must equal or exceed the NAV per share of a company’s common stock. The issuance of Common Shares may have an adverse effect on prices in the secondary market for the Trust’s Common Shares by increasing the number of Common Shares available, which may put downward pressure on the market price for the Trust’s Common Shares. Shares of common stock of closed-end investment companies frequently trade at a discount from NAV.  See “Additional Risk Considerations - Discount from or Premium to NAV”.

In addition, the Trust’s Board of Trustees has authorized the Trust to repurchase up to 10% of its outstanding Common Shares as of the last day of the prior calendar year-end at market prices when shares are trading at a discount to net asset value. The share repurchase program does not obligate the Trust to purchase a specific amount of shares. The results of the share repurchase program are disclosed in the Trust’s annual and semi-annual reports to shareholders.  See “Description of Capital Structure - Repurchase of Common Shares and Other Discount Measures.”

The following table sets forth for each of the periods indicated the high and low closing market prices for Common Shares on the NYSE, and the corresponding NAV per share and the premium or discount to NAV per share at which the Trust’s Common Shares were trading as of such date.

	Market Price		NAV per Share on Date of Market Price		NAV Premium/(Discount) on Date of Market Price
Fiscal Quarter Ended	High	Low	High	Low	High	Low
8/31/2022	$12.97	$11.52	$13.41	$13.03	(3.28)%	(11.59)%
5/31/2022	$13.85	$11.82	$14.22	$13.43	(2.60)%	(11.99)%
2/28/2022	$15.40	$13.54	$14.49	$14.14	6.28%	(4.24)%
11/30/2021	$15.52	$14.57	$14.63	$14.59	6.08%	(0.14)%
8/31/2021	$15.31	$14.21	$14.54	$14.47	5.30%	(1.80)%
5/31/2021	$14.31	$13.81	$14.53	$14.59	(1.51)%	(5.35)%
2/29/2021	$13.96	$13.07	$14.65	$14.34	(4.71)%	(8.86)%
11/30/2020	$13.20	$11.88	$14.18	$13.79	(6.91)%	(13.85)%
8/31/2020	$12.11	$11.28	$13.72	$13.45	(11.73)%	(16.13)%

On September 19, 2022, the last reported sale price, NAV per Common Share and percentage premium/(discount) to NAV per Common Share, were $11.67, $12.97 and (10.02)%, respectively.  As of September 19, 2022, the Trust had 29,090,415 Common Shares outstanding and net assets of $377,209,761.

Eaton Vance Floating-Rate Income Trust21Prospectus dated September 27, 2022

The following table provides information about our outstanding Common Shares as of September 19, 2022:

Title of Class	Amount Authorized	Amount Held by the Trust for its Account	Amount Outstanding
Common Shares	Unlimited	0	29,090,415

The Trust

The Trust is a diversified, closed-end management investment company registered under the 1940 Act. The Trust was organized as a Massachusetts business trust on April 28, 2004, pursuant to a Declaration of Trust, as amended August 11, 2008, governed by the laws of The Commonwealth of Massachusetts. The Trust’s principal office is located at Two International Place, Boston, MA 02110, and its telephone number is 1-800-262-1122.

Use of Proceeds

Subject to the remainder of this section, and unless otherwise specified in a Prospectus Supplement, the Trust currently intends to invest substantially all of the net proceeds of any sales of Common Shares pursuant to this Prospectus in accordance with its Trust’s investment objectives and policies within three months of receipt of such proceeds. Such investments may be delayed up to three months if suitable investments are unavailable at the time or for other reasons, such as market volatility and lack of liquidity in the markets of suitable investments. Pending such investment, the Trust anticipates that it will invest the proceeds in short-term money market instruments, securities with remaining maturities of less than one year, cash or cash equivalents. A delay in the anticipated use of proceeds could lower returns and reduce the Trust’s distribution to Common Shareholders or result in a distribution consisting principally of a return of capital.

Portfolio Composition

As of May 31, 2022, the following table indicates the approximate percentage of the Trust's portfolio invested in long-term and short-term obligations and also includes other information with respect to the composition of the Trust’s investment portfolio:

S&P(1)	Number of issues	Market Value	Percent
BBB	8	$5,534,938.59	0.92%
BB	90	$115,005,139.79	19.19%
B	274	$397,085,144.17	66.26%
CCC	39	$39,575,068.89	6.60%
D	1	$4,476,807.97	0.75%
NR	32	$33,313,392.68	5.56%

Cash and cash equivalents		$4,301,950.00	0.72%

Total	444	$599,292,442.09	100%

(1)Ratings: Using S&P’s ratings on the Trust’s investments. S&P rating categories may be modified further by a plus (+) or minus (–) in AA, A, BBB, BB, B, and CCC ratings.

Investment Objectives, Policies and Risks

INVESTMENT OBJECTIVES

The Trust’s investment objective is to provide a high level of current income. The Trust will, as a secondary objective, also seek preservation of capital to the extent consistent with its primary goal of high current income. Under normal market conditions, Eaton Vance expects the Trust to maintain a duration of less than one year (including the effect of leverage). In comparison to maturity (which is the date on which a debt instrument ceases and the issuer is obligated to repay the principal amount), duration is a measure of the price volatility of a debt instrument as a result of changes in market rates of interest, based on the weighted average timing of the instrument's expected principal and interest payments. Duration differs from maturity in that it considers a security's yield, coupon payments, principal payments and call features in addition to the amount of time until the security finally matures. The Trust pursues its objectives by investing its assets primarily in senior, secured floating-rate loans (“Senior Loans”).  Senior Loans are loans in which the interest rate paid fluctuates based on a reference rate.  Senior Loans typically are secured with specific collateral and have a claim on the assets and/or stock that is senior to subordinated debtholders and stockholders of the borrower. Senior Loans are made to corporations, partnerships and other business entities (“Borrowers”) which operate in various industries and geographical regions. Senior Loans pay interest at rates that are reset periodically by reference to a base lending rate, primarily the LIBOR, plus a premium.

Eaton Vance Floating-Rate Income Trust22Prospectus dated September 27, 2022

PRIMARY INVESTMENT POLICIES

General Composition of the Trust. Under normal market conditions, the Trust will invest at least 80% of its total assets in Senior Loans of domestic and foreign borrowers that are denominated in U.S. dollars, euros, British pounds, Swiss francs, Canadian dollars and Australian dollars (each, an “Authorized Foreign Currency”). For the purposes of the 80% test, total assets is defined as net assets plus any borrowings for investment purposes, including any outstanding preferred shares. The Trust may invest up to 20% of its total assets in (i) loan interests which have (a) a second lien on collateral, (b) no security interest in the collateral, or (c) lower than a senior claim on collateral; (ii) other income-producing securities, such as investment and non-investment grade corporate debt securities and U.S. government and U.S. dollar-denominated foreign government or supranational debt securities; and (iii) warrants and equity securities issued by a Borrower or its affiliates as part of a package of investments in the Borrower or its affiliates.  During unusual market conditions, the Trust may invest up to 100% of assets in cash or cash equivalents which may be inconsistent with its investment objectives and other policies.  The Adviser anticipates that most of the Trust’s investments, including investments in Senior Loans, will be of below investment grade quality.  The Trust may invest up to 20% of its total assets in corporate bonds of below investment grade quality (“Non-Investment Grade Bonds”), commonly referred to as “junk bonds,” which are bonds that are rated below investment grade by each of the Rating Agencies who cover the security, or, if unrated, are determined to be of comparable quality by the Adviser. S&P and Fitch consider securities rated below BBB- to be below investment grade and Moody’s considers securities rated below Baa3 to be below investment grade. The Trust’s credit quality policies apply only at the time a security is purchased, and the Trust is not required to dispose of a security in the event of a downgrade of an assessment of credit quality, the withdrawal of a rating, or in the event of a default. In determining whether to retain or sell such a security, Eaton Vance may consider such factors as Eaton Vance’s assessment of the credit quality of the issuers of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other Rating Agencies.  Securities rated in the lowest investment grade rating (BBB- or Baa3) may have certain speculative characteristics. Below investment grade quality securities are considered to be predominantly speculative because of the credit risk of the issuers.  See “Investment Objectives, Policies and Risks - Risk Considerations - Non-Investment Grade Bonds Risk.”

The Trust’s policy of investing, under normal market conditions, at least 80% of its total assets in Senior Loans is not considered to be fundamental by the Trust and can be changed without a vote of the Trust’s shareholders. However, this policy may only be changed by the Trust’s Board following the provision of 60 days prior written notice to the Trust’s shareholders.

Under normal market conditions, the Trust expects to maintain an average duration of less than one year (including the effect of leverage). As the value of a security changes over time, so will its duration. Prices of securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. In general, a portfolio of securities with a longer duration can be expected to be more sensitive to interest rate changes than a portfolio with a shorter duration.

The Adviser’s staff monitors the credit quality and the price of Senior Loans and other securities held by the Trust, as well as other securities that are available to the Trust. The Trust may invest in Senior Loans and other securities of any credit quality. Although the Adviser considers ratings when making investment decisions, it generally performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the Rating Agencies. In evaluating the quality of a particular security, whether rated or unrated, the Adviser will normally take into consideration, among other things, the issuer’s financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects. The Adviser will attempt to reduce the risks of investing in lower rated or unrated debt instruments through active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets.

The Trust is not required to dispose of a security in the event that a Rating Agency downgrades its assessment of the credit characteristics of a particular issue or withdraws its assessment, including in the event of a default. In determining whether to retain or sell such a security, Eaton Vance may consider such factors as Eaton Vance's assessment of the credit quality of the issuers of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other Rating Agencies.

The Trust may invest up to 15% of net assets in Senior Loans denominated in Authorized Foreign Currencies and may invest in other securities of non-United States issuers. The Trust’s investments may have significant exposure to certain sectors of the economy and thus may react differently to political or economic developments than the market as a whole.  The Trust may accept equity securities in connection with a debt restructuring or reorganization of a Borrower either inside or outside of bankruptcy. The Trust may hold equity securities issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a Borrower.  The Trust may also acquire additional equity securities of such Borrower or its affiliates if, in the judgment of the Adviser, such an investment may enhance the value of a Senior Loan held or would otherwise be consistent with the Trust’s investment policies.

The Trust may purchase shares of other investment companies, including open- and closed-end investment companies and exchange-traded funds, with a similar investment objective and policies as permitted under the 1940 Act. Such investments are limited to 10% of total assets overall, with no more than 5% invested in any one issuer. The value of shares of other closed-end

Eaton Vance Floating-Rate Income Trust23Prospectus dated September 27, 2022 investment companies and exchange-traded funds is affected by risks similar to those of the Trust, such as demand for those securities regardless of the demand for the underlying portfolio assets. Investment companies bear fees and expenses that the Trust will bear indirectly, so investors in the Trust will be subject to duplication of fees. The Trust also may invest up to 5% of its total assets in structured notes or derivatives with rates of return determined by reference to the total rate of return on one or more Senior Loans referenced in such notes or instruments. The rate of return on the structured note may be determined by applying a multiplier to the rate of total return on the referenced Senior Loan or Loans. Application of a multiplier is comparable to the use of financial leverage, a speculative technique. Leverage magnifies the potential for gain and the risk of loss; as a result, a relatively small decline in the value of a referenced Senior Loan could result in a relatively large loss in the value of a structured note or derivative. Common Shares of other investment companies and structured notes or derivatives as discussed above that invest in Senior Loans or baskets of Senior Loans will be treated as Senior Loans for purposes of the Trust’s policy of normally investing at least 80% of its assets in Senior Loans, and may be subject to the Trust’s leverage limitations.

Senior Loans. Senior Loans hold a senior position in the capital structure of a Borrower, are typically secured with specific collateral and have a claim on the assets and/or stock of the Borrower that is senior to that held by subordinated debt holders and stockholders of the Borrower. The capital structure of a Borrower may include Senior Loans, senior and junior subordinated debt, preferred stock and common stock issued by the Borrower, typically in descending order of seniority with respect to claims on the Borrower’s assets. Senior Loans are typically secured by specific collateral. As also discussed above, the proceeds of Senior Loans primarily are used to finance leveraged buyouts, recapitalizations, mergers, acquisitions, stock repurchases, refinancing and internal growth and for other corporate purposes.

Senior Loans in which the Trust will invest generally pay interest at rates, which are reset periodically by reference to a base lending rate, plus a premium. Senior Loans typically have rates of interest which are reset either daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. These base lending rates are primarily LIBOR, and secondarily the prime rate offered by one or more major United States banks (the “Prime Rate”) and the certificate of deposit (“CD”) rate or other base lending rates used by commercial lenders. Floating-rate loans typically have rates of interest which are re-determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium. As floating-rate loans, the frequency of how often a loan resets its interest rate will impact how closely such loans track current market interest rate. The floating-rate loans held by the Trust will have a dollar-weighted average period until the next interest rate adjustment of approximately 90 days or less. As a result, as short-term interest rates increase, interest payable to the Trust from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Trust from its investments in Senior Loans should decrease. The Trust may utilize derivative instruments to shorten the effective interest rate redetermination period of Senior Loans in its portfolio. Senior Loans typically have a stated term of between one and ten years. In the experience of the Adviser over the last decade, however, the average life of Senior Loans has been two to four years because of prepayments. Junior Loans are secured and unsecured subordinated loans, second lien loans and subordinate bridge loans. Senior Loans and Junior Loans are referred to together herein as “loans.”

Loans may be primary, direct investments or investments in loan assignments or participation interests.  A loan assignment represents a portion of the entirety of a loan and a portion of the entirety of a position previously attributable to a different lender. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement and has the same rights and obligations as the assigning investor.  However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor.  Loan participation interests are interests issued by a lender or other entity and represent a fractional interest in a loan. The Trust typically will have a contractual relationship only with the financial institution that issued the participation interest. As a result, the Trust may have the right to receive payments of principal, interest and any fees to which it is entitled only from the financial institution and only upon receipt by such entity of such payments from the borrower. In connection with purchasing a participation interest, the Trust generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other investors through set-off against the borrower and the Trust may not directly benefit from the collateral supporting the loan in which it has purchased the participation interest. As a result, the Trust may assume the credit risk of both the borrower and the financial institution issuing the participation interest. In the event of the insolvency of the entity issuing a participation interest, the Trust may be treated as a general creditor of such entity. No active trading market may exist for certain loans, which may impair the ability of the Trust to realize full value in the event of the need to sell a loan and which may make it difficult to value the loan.  To the extent that a secondary market does exist for certain loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. Most loans are rated below investment grade or, if unrated, are of similar credit quality.

Loan investments may be made at par or at a discount or premium to par.  The interest payable on a loan may be fixed or floating rate, and paid in cash or in-kind.  In connection with transactions in loans, the Trust may be subject to facility or other fees.  Loans may be secured by specific collateral or other assets of the borrower, guaranteed by a third party, unsecured or subordinated.  During the term of a loan, the value of any collateral securing the loan may decline in value, causing the loan to be under collateralized.

Eaton Vance Floating-Rate Income Trust24Prospectus dated September 27, 2022

Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under the loan. In addition, if a loan is foreclosed, the Trust could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

A lender’s repayment and other rights primarily are determined by governing loan, assignment or participation documents, which (among other things) typically establish the priority of payment on the loan relative to other indebtedness and obligations of the borrower. A borrower typically is required to comply with certain covenants contained in a loan agreement between the borrower and the holders of the loan. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, and the nature of the collateral securing the loan. Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event covenants are breached. The Trust may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants. Loans to entities located outside of the U.S. have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks.  In the event of bankruptcy, applicable law may impact a lender’s ability to enforce its rights. Bankruptcy laws in foreign jurisdictions, including emerging markets, may differ significantly from U.S. bankruptcy law and the Trust’s rights with respect to a loan governed by the laws of a foreign jurisdiction may be more limited.

Loans may be originated by a lending agent, such as a financial institution or other entity, on behalf of a group or “syndicate” of loan investors (the “Loan Investors”).  In such a case, the agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the agent to fulfill its obligations may delay or adversely affect receipt of payment by the Trust. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Trust has direct recourse against the borrower, the Trust must rely on the agent and the other Loan Investors to pursue appropriate remedies against the borrower.

The Trust expects primarily to purchase Senior Loans by assignment from a participant in the original syndicate of lenders or from subsequent assignees of such interests. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement and has the same rights and obligations as the assigning investor. However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor. The Trust may also purchase participations in the original syndicate making Senior Loans. Such indebtedness may be secured or unsecured. Loan participations typically represent direct participations in a loan to a corporate borrower, and generally are offered by banks or other financial institutions or lending syndicates. The Trust may participate in such syndications, or can buy part of a loan, becoming a part lender. When purchasing loan participations, the Trust assumes the credit risk associated with the corporate Borrower and may assume the credit risk associated with an interposed bank or other financial intermediary. The participation interests in which the Trust intends to invest may not be rated by any Rating Agency.

The Trust may purchase and retain in its portfolio loans where the Borrowers have experienced, or may be perceived to be likely to experience, credit problems, including default, involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. At times, in connection with the restructuring of a loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Trust may determine or be required to accept equity securities or junior debt securities in exchange for all or a portion of a loan.

The Trust may also purchase unsecured loans, other floating-rate debt securities such as notes, bonds and asset-backed securities (such as special purpose trusts investing in bank loans), credit-linked notes, tranches of collateralized loan obligations, investment grade fixed-income debt obligations and money market instruments, such as commercial paper.

Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate a loan to presently existing or future indebtedness of the borrower, or take other action detrimental to the holders of a loan including, in certain circumstances, invalidating the loans or causing interest previously paid to be returned to the borrower.  Any such actions by a court could negatively affect the Trust’s performance. Loans that are secured and senior to other debtholders of a borrower tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations. Due to their lower place in the borrower’s capital structure and, in some cases, their unsecured status, junior loans involve a higher degree of overall risk than senior loans of the same borrower.

Investing in loans involves the risk of default by the borrower or other party obligated to repay the loan.  In the event of insolvency of the borrower or other obligated party, the Trust may be treated as a general creditor of such entity unless it has rights that are senior to that of other creditors or secured by specific collateral or assets of the borrower.  Fixed rate loans are also subject to the risk that their value will decline in a rising interest rate environment.  This risk is mitigated for floating-rate loans, where the interest rate payable on the loan resets periodically by reference to a base lending rate.

Many loans in which the Trust will invest may not be rated by a Rating Agency, will not be registered with the SEC or any state securities commission and will not be listed on any national securities exchange. In evaluating the creditworthiness of Borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. Borrowers may have outstanding debt obligations

Eaton Vance Floating-Rate Income Trust25Prospectus dated September 27, 2022 that are rated below investment grade by a Rating Agency. Many of the loans held by the Trust will have been assigned ratings below investment grade by Rating Agencies. In the event loans are not rated, they are likely to be the equivalent of below investment grade quality. Because of the protective features of Senior Loans, the Adviser believes, based on its experience, that Senior Loans tend to have more favorable loss recovery rates as compared to more junior types of below investment grade debt obligations.

U.S. federal securities laws afford certain protections against fraud and misrepresentation in connection with the offering or sale of a security, as well as against manipulation of trading markets for securities.  The typical practice of a lender in relying exclusively or primarily on reports from the borrower may involve the risk of fraud, misrepresentation, or market manipulation by the borrower.  It is unclear whether U.S. federal securities law protections are available to an investment in a loan.  In certain circumstances, loans may not be deemed to be securities, and in the event of fraud or misrepresentation by a borrower, lenders may not have the protection of the anti-fraud provisions of the federal securities laws.  However, contractual provisions in the loan documents may offer some protections, and lenders may also avail themselves of common-law fraud protections under applicable state law.

In addition to the risks generally associated with debt instruments, such as credit, market, interest rate and liquidity risks, loans are also subject to the risk that the value of any collateral securing a loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate.  The specific collateral used to secure a loan may decline in value or become illiquid, which would adversely affect the loan’s value.  The Trust’s access to collateral may be limited by bankruptcy, other insolvency laws or by the type of loan the Trust has purchased.  For example, if the Trust purchases a participation instead of an assignment, it would not have direct access to collateral of the borrower.  As a result, a floating rate loan may not be fully collateralized and can decline significantly in value.  Additionally, collateral on loan instruments may not be readily liquidated, and there is no assurance that the liquidation of such assets will satisfy a borrower’s obligations under the investment.

When interest rates decline, the value of a fund invested in fixed-rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a fund invested in fixed-rate obligations can be expected to decline. Although changes in prevailing interest rates can be expected to cause some fluctuations in the value of Senior Loans (due to the fact that floating-rates on Senior Loans only reset periodically), the value of Senior Loans is less sensitive to changes in market interest rates than fixed-rate instruments. As a result, the Adviser expects the Trust’s policy of investing a portion of its assets in floating-rate Senior Loans will make the Trust less volatile and less sensitive to changes in market interest rates than if the Trust invested exclusively in fixed-rate obligations. Similarly, a sudden and significant increase in market interest rates may cause a decline in the value of these investments and in the Trust’s net asset value. Other factors (including, but not limited to, rating downgrades, credit deterioration, a large downward movement in stock prices, a disparity in supply and demand of certain Senior Loans and other securities or market conditions that reduce liquidity) can reduce the value of Senior Loans and other debt obligations, impairing the Trust’s net asset value.

Although the overall size and number of participants in the market for loans has grown over the past decade, loans continue to trade in a private, unregulated inter-dealer or inter-bank secondary market. The amount of public information available with respect to Senior Loans will generally be less extensive than that available for registered or exchange listed securities.  With limited exceptions, the adviser will take steps intended to ensure that it does not receive material nonpublic information about the issuers of Senior Loans that also issue publicly traded securities. Therefore the adviser may have less information than other investors about certain of the Senior Loans in which it seeks to invest.  Purchases and sales of loans are generally subject to contractual restrictions that must be satisfied before a loan can be bought or sold. These restrictions may (i) impede the Trust’s ability to buy or sell loans, (ii) negatively impact the transaction price, (iii) impact the counterparty credit risk borne by the Trust, (iv) impede the Trust’s ability to timely vote or otherwise act with respect to loans, (v) expose the Trust to adverse tax or regulatory consequences and (vi) result in delayed settlement of loan transactions. It may take longer than seven days for transactions in loans to settle. This is partly due to the nature of loans and the contractual restrictions noted above, which require a written assignment agreement and various ancillary documents for each transfer, and frequently require discretionary consents from both the borrower and the administrative agent. In light of the foregoing, the Trust may hold cash, sell securities or temporarily borrow from banks or other lenders to meet short-term liquidity needs due to the extended loan settlement process.

The Adviser uses an independent pricing service to value most loans and other debt securities at their market value. The Adviser may use the fair value method to value loans or other securities if a security or a loan is not priced by a pricing service, a pricing service’s price is deemed unreliable, or if events occur after the close of a securities market (usually a foreign market) and before the Trust values its assets would materially affect net asset value. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Because foreign securities trade on days when the Common Shares are not priced, net asset value can change at times when Common Shares cannot be sold.

ADDITIONAL INVESTMENT PRACTICES

Second Lien Loans and Debt Securities. The Trust may invest in loans and other debt securities that have the same characteristics as Senior Loans except that such loans are second in lien priority rather than first. Such “second lien” loans and securities like Senior Loans typically have adjustable floating-rate interest payments. Accordingly, the risks associated with “second lien” loans

Eaton Vance Floating-Rate Income Trust26Prospectus dated September 27, 2022 are higher than the risks of loans with first priority over the collateral. In the event of default on a “second lien” loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no collateral value would remain for the second priority lien holder, and therefore result in a loss of investment to the Trust.

Collateralized Loan Obligations (“CLOs”). The Trust may invest in certain asset-backed securities as discussed below. Asset-backed securities are payment claims that are securitized in the form of negotiable paper that is issued by a financing company (generically called a Special Purpose Vehicle or “SPV”). These securitized payment claims are, as a rule, corporate financial assets brought into a pool according to specific diversification rules. The SPV is a company founded solely for the purpose of securitizing these claims and its only asset is the risk arising out of this diversified asset pool. On this basis, marketable securities are issued which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV takes place at maturity out of the cash flow generated by the collected claims.

A CLO is a structured credit security issued by an SPV that was created to reapportion the risk and return characteristics of a pool of assets. The assets, typically Senior Loans, are used as collateral supporting the various debt tranches issued by the SPV. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of CLO holders, thereby creating a series of obligations with varying rates and maturities appealing to a wide range of investors. CLOs generally are secured by an assignment to a trustee under the indenture pursuant to which the bonds are issued of collateral consisting of a pool of debt instruments, usually, non-investment grade bank loans. Payments with respect to the underlying debt securities generally are made to the trustee under the indenture. CLOs are designed to be retired as the underlying debt instruments are repaid. In the event of sufficient early prepayments on such debt instruments, the class or series of CLO first to mature generally will be retired prior to maturity. Therefore, although in most cases the issuer of CLOs will not supply additional collateral in the event of such prepayments, there will be sufficient collateral to secure their priority with respect to other CLO tranches that remain outstanding. The credit quality of these securities depends primarily upon the quality of the underlying assets, their priority with respect to other CLO tranches and the level of credit support and/or enhancement provided.

The underlying assets (e.g., loans) are subject to prepayments which shorten the securities’ weighted average maturity and may lower their return. If the credit support or enhancement is exhausted, losses or delays in payment may result if the required payments of principal and interest are not made. The value of these securities also may change because of changes in market value, that is changes in the market’s perception of the creditworthiness of the servicing agent for the pool, the originator of the pool, or the financial institution or fund providing the credit support or enhancement. The Trust will indirectly bear any management fees and expenses incurred by a CLO.

Collateralized Debt Obligations (“CDOs”). The Trust may invest in CDOs. A CDO is a structured credit security issued by an SPV that was created to reapportion the risk and return characteristics of a pool of assets. The assets, typically non-investment grade bonds, leveraged loans, and other asset-backed obligations, are used as collateral supporting the various debt and equity tranches issued by the SPV. The key feature of the CDO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of CDO holders, thereby creating a series of obligations with varying rates and maturities appealing to a wide range of investors. CDOs generally are secured by an assignment to a trustee under the indenture pursuant to which the bonds are issued of collateral consisting of a pool of debt securities, usually, non-investment grade bonds. Payments with respect to the underlying debt securities generally are made to the trustee under the indenture. CDOs are designed to be retired as the underlying debt securities are repaid. In the event of sufficient early prepayments on such debt securities, the class or series of CDO first to mature generally will be retired prior to maturity. Therefore, although in most cases the issuer of CDOs will not supply additional collateral in the event of such prepayments, there will be sufficient collateral to secure CDOs that remain outstanding. The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support and/or enhancement provided. CDOs operate similarly to CLOs and are subject to the same inherent risks.

Foreign Securities. The Trust may invest in Senior Loans and other debt securities of non-U.S. issuers. Investment in securities of non-U.S. issuers involves special risks, including that non-U.S. issuers may be subject to less rigorous accounting and reporting requirements than U.S. issuers, less rigorous regulatory requirements, differing legal systems and laws relating to creditors’ rights, the potential inability to enforce legal judgments and the potential for political, social and economic adversity. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including among others the issuer’s balance of payments, overall debt level, and cash flow considerations related to the availability of tax or other revenues to satisfy the issuer’s obligations. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in the payment or delivery of securities and interest or in the recovery of assets held abroad) and expenses not present in the settlement of domestic investments. Investments may include securities issued by the governments of lesser-developed countries, which are sometimes referred to as “emerging markets.” There may be a possibility of nationalization or expropriation of assets, imposition of currency exchange controls, confiscatory taxation, political or financial instability, armed conflict and diplomatic developments which could affect the value of the Trust’s investments in certain foreign countries.  Foreign issuers may become

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subject to sanctions imposed by the United States or another country, which could result in the immediate freeze of the foreign issuers’ assets or securities.  The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Trust’s ability to buy, sell, receive or deliver the securities. Trading in certain foreign markets is also subject to liquidity risks.

The value of foreign assets and currencies as measured in U.S. dollars may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations, application of foreign tax laws (including withholding tax), governmental administration of economic or monetary policies (in this country or abroad), and relations between nations and trading.  Foreign currencies also are subject to settlement, custodial and other operational risks. Currency exchange rates can be affected unpredictably by intervention, or the failure to intervene, by U.S. or foreign governments or central banks or by currency controls or political developments in the United States or abroad.  If the U.S. dollar rises in value relative to a foreign currency, a security denominated in that foreign currency will be worth less in U.S. dollars. If the U.S. dollar decreases in value relative to a foreign currency, a security denominated in that foreign currency will be worth more in U.S. dollars.  A devaluation of a currency by a country’s government or banking authority will have a significant impact on the value of any investments denominated in that currency.  Costs are incurred in connection with conversions between currencies.

The Trust may invest in securities and other instruments (including loans) issued, guaranteed, or backed by sovereign or government entities. Economic data as reported by sovereign or government entities and other issuers may be delayed, inaccurate or fraudulent. Many sovereign or government debt obligations may be rated below investment grade. Any restructuring of a sovereign or government debt obligation held by the Trust will likely have a significant adverse effect on the value of the obligation. In the event of default of a sovereign or government debt, the Trust may be unable to pursue legal action against the issuer or secure collateral on the debt, as there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a sovereign or government entity to restructure defaulted debt may be limited. Therefore, losses on sovereign or government defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

Political events in foreign countries may cause market disruptions. In June 2016, the United Kingdom (“UK”) voted in a referendum to leave the European Union (“EU”) (“Brexit”). Effective January 31, 2020, the UK ceased to be a member of the EU and, following a transition period during which the EU and the UK Government engaged in a series of negotiations regarding the terms of the UK’s future relationship with the EU, the EU and the UK Government signed an agreement on December 30, 2020 regarding the economic relationship between the UK and the EU. This agreement became effective on a provisional basis on January 1, 2021 and entered into full force on May 1, 2021. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are difficult to predict. The end of the Brexit transition period may cause greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence, and an increased likelihood of a recession in the UK. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

Corporate Bonds and Other Debt Securities. The Trust may invest in a wide variety of bonds, debentures and similar debt securities of varying maturities and durations issued by corporations and other business entities, including limited liability companies. Debt securities in which the Trust may invest may pay fixed or variable rates of interest. Bonds and other debt securities generally are issued by corporations and other issuers to borrow money from investors. The issuer pays the investor a fixed or variable rate of interest and normally must repay the amount borrowed on or before maturity. Certain debt securities are “perpetual” in that they have no maturity date. The Trust may invest in bonds and other debt securities of any quality. As discussed below, Non-Investment Grade Bonds, commonly known as “junk bonds,” are considered to be predominantly speculative in nature because of the credit risk of the issuers.

Non-Investment Grade Bonds. As indicated above, Non-Investment Grade Bonds are those rated lower than investment grade (i.e., bonds rated lower than Baa3 by Moody’s and lower than BBB- by S&P and Fitch) or are unrated and of comparable quality as determined by the Adviser. Non-Investment Grade Bonds rated BB and Ba have speculative characteristics, while lower rated Non-Investment Grade Bonds are predominantly speculative.

The Trust may hold securities that are unrated or in the lowest rating categories (rated C by Moody’s or D by S&P or Fitch). Bonds rated C by Moody’s are regarded as having extremely poor prospects of ever attaining any real investment standing. Bonds rated D by S&P or Fitch are in payment default or a bankruptcy petition has been filed and debt service payments are jeopardized. In order to enforce its rights with defaulted securities, the Trust may be required to retain legal counsel and/or a financial adviser. This may increase the Trust’s operating expenses and adversely affect net asset value.

The credit quality of most securities held by the Trust reflects a greater than average possibility that adverse changes in the financial condition of an issuer, or in general economic conditions, or both, may impair the ability of the issuer to make payments of interest and principal. The inability (or perceived inability) of issuers to make timely payment of interest and principal would likely make the values of securities held by the Trust more volatile and could limit the Trust’s ability to sell its securities at favorable prices. In the absence of a liquid trading market for securities held by it, the Trust may have difficulties determining the fair market value of such securities.

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Because of the greater number of investment considerations involved in investing in investments that receive lower ratings, investing in lower rated investments depends more on the Adviser’s judgment and analytical abilities than may be the case for investing in investments with higher ratings. While the Adviser will attempt to reduce the risks of investing in lower rated or unrated securities through, among other things, active portfolio management, credit analysis and attention to current developments and trends in the economy and the financial markets, there can be no assurance that the investment adviser will be successful in doing so.

Investments in obligations rated below investment grade and comparable unrated securities (sometimes referred to as “junk”) generally entail greater economic, credit and liquidity risks than investment grade securities. Lower rated investments have speculative characteristics because of the credit risk associated with their issuers. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments.  Lower rated investments are considered primarily speculative with respect to the issuer’s capacity to pay interest and repay principal.

The Trust’s high yield securities may have fixed or variable principal payments and all types of interest rate and dividend payment and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, and payment in kind features.

Convertible Securities. The Trust may invest in convertible securities.  A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer.  A convertible security entitles the holder to receive interest paid or accrued or dividends paid until the convertible security matures or is redeemed, converted or exchanged.  Before conversion, convertible securities have characteristics similar to nonconvertible income securities.  The Trust may invest in convertible securities of any rating.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the securities to be redeemed by the issuer at a premium over the stated principal amount of the debt securities under certain circumstances.  Certain convertible securities may include loss absorption characteristics that make the securities more debt-like.  This is particularly true of convertible securities issued by companies in the financial services sector.

The value of a convertible security may be influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument.

Government Securities. U.S. Government securities include (1) U.S. Treasury obligations, which differ in their interest rates, maturities and times of issuance: U.S. Treasury bills (maturities of one year or less), U.S. Treasury notes (maturities of one year to ten years) and U.S. Treasury bonds (generally maturities of greater than ten years) and (2) obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (a) the full faith and credit of the U.S. Treasury, (b) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (c) discretionary authority of the U.S. Government to purchase certain obligations of the U.S. Government agency or instrumentality or (d) the credit of the agency or instrumentality. The Trust may also invest in any other security or agreement collateralized or otherwise secured by U.S. Government securities. Agencies and instrumentalities of the U.S. Government include but are not limited to: Federal Land Banks, Federal Financing Banks, Banks for Cooperatives, Federal Intermediate Credit Banks, Farm Credit Banks, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association, Government National Mortgage Association, Student Loan Marketing Association, United States Postal Service, Small Business Administration, Tennessee Valley Authority and any other enterprise established or sponsored by the U.S. Government. Because the U.S. Government generally is not obligated to provide support to its instrumentalities, the Trust will invest in obligations issued by these instrumentalities only if the Adviser determines that the credit risk with respect to such obligations is minimal.

The principal of and/or interest on certain U.S. Government securities which may be purchased by the Trust could be (a) payable in foreign currencies rather than U.S. dollars or (b) increased or diminished as a result of changes in the value of the U.S. dollar relative to the value of foreign currencies. The value of such portfolio securities may be affected favorably by changes in the exchange rate between foreign currencies and the U.S. dollar.

Because of their high credit quality and market liquidity, U.S. Treasury and Agency Securities generally provide a lower current return than obligations of other issuers. While the U.S. Government has provided financial support to Fannie Mae and Freddie Mac in the past, but there can be no assurance that it will support these or other government-sponsored enterprises in the future.

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Commercial Paper. Commercial paper represents short-term unsecured promissory notes issued in bearer form by corporations such as banks or bank holding companies and finance companies. The rate of return on commercial paper may be linked or indexed to the level of exchange rates between the U.S. dollar and a foreign currency or currencies.

Forward Commitments and When-Issued Securities. The Trust may purchase securities on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future). In such a transaction, the Trust is securing what is considered to be an advantageous price and yield at the time of entering into the transaction.

The yield on a comparable security when the transaction is consummated may vary from the yield on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may be expected to occur a month or more before delivery is due. No payment or delivery is made, however, until payment is received or delivery is made from the other party to the transaction. These transactions may create leverage in the Trust.

Restricted Securities. Securities held by the  Trust may be legally restricted as to resale (such as those issued in private placements), including commercial paper issued pursuant to Section 4(a)(2) of the 1933 Act and securities eligible for resale pursuant to Rule 144A thereunder, and securities of U.S. and non- U.S. issuers initially offered and sold outside the United States pursuant to Regulation S thereunder. Restricted securities may not be listed on an exchange and may have no active trading market. The  Trust may incur additional expense when disposing of restricted securities, including all or a portion of the cost to register the securities. The  Trust also may acquire securities through private placements under which it may agree to contractual restrictions on the resale of such securities that are in addition to applicable legal restrictions. In addition, if the Adviser receives material non-public information about the issuer, the  Trust may as a result be unable to sell the securities.

Restricted securities may be difficult to value properly and may involve greater risks than securities that are not subject to restrictions on resale. It may be difficult to sell restricted securities at a price representing fair value until such time as the securities may be sold publicly. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the  Trust could find it more difficult to sell such securities when the Adviser believes it advisable to do so or may be able to sell such securities only at prices lower than if such securities were more widely held. Holdings of restricted securities may increase the level of  Trust illiquidity if eligible buyers become uninterested in purchasing them. Restricted securities may involve a high degree of business and financial risk, which may result in substantial losses.

Illiquid Investments. The Trust may invest without limitation in investments for which there is no readily available trading market or are otherwise illiquid. It may be difficult to sell illiquid investments at a price representing their fair value until such time as such investments may be sold publicly. Where registration is required, a considerable period may elapse between a decision by the Trust to sell the investments and the time when it would be permitted to sell. Thus, the Trust may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Trust may also acquire investments through private placements under which it may agree to contractual restrictions on the resale of such investments. Such restrictions might prevent their sale at a time when such sale would otherwise be desirable.

At times, a portion of the Trust’s assets may be invested in investments as to which the Trust, by itself or together with other accounts managed by the Adviser and its affiliates, holds a major portion or all of such investments. Under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Trust could find it more difficult to sell such investments when the Adviser believes it advisable to do so or may be able to sell such investments only at prices lower than if such investments were more widely held. It may also be more difficult to determine the fair value of such investments for purposes of computing the Trust’s net asset value.

Equity Securities. Equity securities include: common stocks; preferred stocks, including convertible and contingent convertible preferred stocks; equity interests in trusts, partnerships, joint ventures and other unincorporated entities or enterprises; depositary receipts, rights and warrants in underlying equity interests; and other securities that are treated as equity for U.S. federal income tax purposes. The Trust cannot predict the income it might receive from equity securities because issuers generally have discretion as to the payment of any dividends or distributions.

The value of equity securities and related instruments may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer- and sector-specific considerations; and other factors. Market conditions may affect certain types of stocks to a greater extent than other types of stocks.  Although stock prices can rebound, there is no assurance that values will return to previous levels.

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Pooled Investment Vehicles. Pooled investment vehicles include other open-end or closed-end investment companies affiliated or unaffiliated with the investment adviser, exchange-traded funds and other collective investment pools in accordance with the requirements of the 1940 Act, and the rules, regulations and interpretations. Closed-end investment company securities are usually traded on an exchange. The demand for a closed-end fund’s securities is independent of the demand for the underlying portfolio assets, and accordingly, such securities can trade at a discount from, or a premium over, their net asset value. The Trust generally will indirectly bear its proportionate share of any management fees paid by a pooled investment vehicle in which it invests in addition to the investment advisory fee paid by the Trust.

Warrants. Equity warrants are securities that give the holder the right, but not the obligation, to subscribe for equity issues of the issuing company or a related company at a fixed price either on a certain date or during a set period. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss. Warrants do not entitle a holder to dividends or voting rights with respect to the underlying security and do not represent any rights in the assets of the issuing company. A warrant ceases to have value if it is not exercised prior to its expiration date. These factors can make warrants more speculative than other types of investments. The sale of a warrant results in a long or short term capital gain or loss depending on the period for which a warrant is held.

Cash and Money Market Instruments; Temporary Defensive Positions . The Trust may invest in cash or money market instruments, including high quality short-term instruments. During unusual market conditions, including for temporary defensive purposes, the Trust may invest up to 100% of its assets in cash or money market instruments, which may be inconsistent with its investment objective(s) and other policies, and as such, the Trust may not achieve its investment objective(s) during this period ..

Money market instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market instruments; adverse economic, political or other developments affecting issuers of money market instruments; changes in the credit quality of issuers; and default by a counterparty.

Derivatives. Generally, derivatives can be characterized as financial instruments whose performance is derived at least in part from the performance of an underlying reference instrument.  Derivative instruments may be acquired in the United States or abroad consistent with the Trust’s investment strategy and may include the various types of exchange-traded and over-the-counter (“OTC”) instruments described herein and other instruments with substantially similar characteristics and risks.  Trust obligations created pursuant to derivative instruments may give rise to leverage, which would subject the Trust to the requirements described under “Asset Coverage” in the Trust’s SAI.  The Trust may invest in a derivative transaction if it is permitted to own, invest in, or otherwise have economic exposure to the reference instrument.  Depending on the type of derivative instrument and the Trust’s investment strategy, a reference instrument could be a security, instrument, index, currency, commodity, economic indicator or event (“reference instruments”).  As described more specifically below, the Trust may purchase or sell derivative instruments (which are instruments that derive their value from another instrument, security or index) to seek to hedge against fluctuations in securities prices or interest rates or for the purpose of leveraging the Trust.  The Trust’s transactions in derivatives instruments may include the purchase or sale of futures contracts on securities, indices and other financial instruments, credit-linked notes, tranches of collateralized loan obligations and/or collateralized debt obligations, options on futures contracts, forward foreign currency contracts, and exchange-traded and over-the-counter options on securities or indices, index-linked securities, and interest rate, total return and credit default swaps. The Trust may trade in the specific type(s) and/or combinations of derivative transactions listed below.

Derivative instruments are subject to a number of risks, including adverse or unexpected movements in the price of the reference instrument, and counterparty, credit, interest rate, liquidity, market, tax and leverage risks.  In addition, derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates, indices or instruments they are designed to hedge or closely track.  Use of derivative instruments may cause the realization of higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if such instruments had not been used. Success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset.  Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the reference instrument and the Trust’s assets.  To the extent that a derivative instrument is intended to hedge against an event that does not occur, the Trust may realize losses.

OTC derivative instruments involve an additional risk in that the issuer or counterparty may fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, an option or commodity exchange or swap execution facility or clearinghouse may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses.  The ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations

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may be the selling dealer or counterparty. In addition, certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), limit the use of derivative instruments.  Derivatives permit the Trust to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Trust can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.  There can be no assurance that the use of derivative instruments will benefit the Trust.

The U.S. and non-U.S. derivatives markets have undergone substantial changes in recent years as a result of changes under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) in the United States and regulatory changes in Europe, Asia and other non-U.S. jurisdictions. In particular, the Dodd-Frank Act and related regulations require many derivatives to be cleared and traded on an exchange, expand entity registration requirements, impose business conduct requirements on counterparties, and impose other regulatory requirements that will continue to change derivatives markets as regulations are implemented. As of October 28, 2020, the SEC has adopted new regulations that may significantly alter the Trust’s regulatory obligations with regard to its derivatives usage. In particular, the new regulations will, upon implementation, eliminate the current asset segregation framework for covering derivatives and certain other financial instruments, impose new responsibilities on the Board and establish new reporting and recordkeeping requirements for the Trust and may, depending on the extent to which the Trust uses derivatives, impose value at risk limitations on the Trust’s use of derivatives, and require the Trust’s Board to adopt a derivative risk management program. The implementation of these requirements may limit the ability of the Trust to use derivative instruments as part of its investment strategy, increase the costs of using these instruments or make them less effective.  Additional future regulation of the derivatives markets may make the use of derivatives more costly, may limit the availability or reduce the liquidity of derivatives, and may impose limits or restrictions on the counterparties with which the Trust engages in derivative transactions. Trust management cannot predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new government regulation will not adversely affect the Trust’s performance or ability to achieve its investment objective.

Futures Contracts. Futures are standardized, exchange-traded contracts. Futures contracts on securities obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of the financial instrument called for in the contract at a specified future date at a specified price. An index futures contract obligates the purchaser to take, and a seller to deliver, an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made. No physical delivery of the underlying securities in the index is made. It is the practice of holders of futures contracts to close out their positions on or before the expiration date by use of offsetting contract positions, and physical delivery of financial instruments or delivery of cash, as applicable, is thereby avoided.  An option on a futures contract gives the holder the right to enter into a specified futures contract.

Credit-Linked Notes. The Trust may invest in credit-linked notes (“CLN”) for risk management purposes, including diversification. A CLN is a type of hybrid instrument in which a special purpose entity issues a structured note (the “note issuer”) with respect to which the reference instrument is a single bond, a portfolio of bonds or the unsecured credit of an issuer, in general (each a “reference credit”). The purchaser of the CLN (the “note purchaser”) invests a par amount and receives a payment during the term of the CLN that equals a fixed or floating rate of interest equivalent to a high-rated funded asset (such as a bank certificate of deposit) plus an additional premium that relates to taking on the credit risk of the reference credit. Upon maturity of the CLN, the note purchaser will receive a payment equal to: (i) the original par amount paid to the note issuer, if there is no occurrence of a designated event of default, restructuring or other credit event (each a “credit event”) with respect to the issuer of the reference credit; or (ii) the market value of the reference credit, if a credit event has occurred. Depending upon the terms of the CLN, it is also possible that the note purchaser may be required to take physical delivery of the reference credit in the event of credit event. Most CLNs use a corporate bond (or a portfolio of corporate bonds) as the reference credit. However, almost any type of fixed-income security (including foreign government securities), index or derivative contract (such as a credit default swap) can be used as the reference credit.

Swaps. Swap contracts may be purchased or sold to hedge against fluctuations in securities prices, interest rates or market conditions, to change the duration of the overall portfolio, or to mitigate default risk. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) to be exchanged or “swapped” between the parties, which returns are calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index.

Interest Rate Swaps.  The Trust will enter into interest rate and total return swaps only on a net basis, i.e., the two payment streams are netted out, with the Trust receiving or paying, as the case may be, only the net amount of the two payments. Interest rate swaps involve the exchange by the Trust with another party of their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating-rate payments). The Trust will only enter into interest rate swaps on a net basis. If the other party to an interest rate swap defaults, the Trust’s risk of loss consists of the net amount of payments that the Trust is contractually entitled to receive. The net amount of the excess, if any, of the Trust’s obligations over its entitlements

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will be maintained in a segregated account by the Trust’s custodian. The Trust will not enter into any interest rate swap unless the claims-paying ability of the other party thereto is considered to be investment grade by the Adviser. If there is a default by the other party to such a transaction, the Trust will have contractual remedies pursuant to the agreements related to the transaction. These instruments are traded in the over-the-counter market.

The Trust may use interest rate swaps for risk management purposes only and not as a speculative investment and would typically use interest rate swaps to shorten the average interest rate reset time of the Trust’s holdings. Interest rate swaps involve the exchange by the Trust with another party of their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating-rate payments). The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Adviser is incorrect in its forecasts of market values, interest rates and other applicable factors, the investment performance of the Trust would be unfavorably affected.

Total Return Swaps.  As stated above, the Trust will enter into total return swaps only on a net basis. A total return swap is a contract in which one party agrees to make periodic payments to another party based on the change in market value of a reference instrument during the specified period, in return for periodic payments from the other party that are based on a fixed or variable interest rate or the total return of the reference instrument or another reference instrument. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market.

Credit Default Swaps.  The Trust may enter into credit default swap contracts for risk management purposes, including diversification. When the Trust is the buyer of a credit default swap contract, the Trust is entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract in the event of a default by a third party, such as a U.S. or foreign corporate issuer, on the debt obligation. In return, the Trust would pay the counterparty a periodic stream of payments over the term of the contract provided that no event of default has occurred. If no default occurs, the Trust would have spent the stream of payments and received no benefit from the contract. When the Trust is the seller of a credit default swap contract, it receives the stream of payments, but is obligated to pay upon default of the referenced debt obligation. As the seller, the Trust would effectively add leverage to its portfolio because, in addition to its total net assets, the Trust would be subject to investment exposure on the notional amount of the swap. These transactions involve certain risks, including the risk that the seller may be unable to fulfill the transaction.

Credit default swap agreements (“CDS”) enable the Trust to buy or sell credit protection on an individual issuer or basket of issuers (i.e., the reference instrument). The Trust may enter into CDS to gain or short exposure to a reference instrument. Long CDS positions are utilized to gain exposure to a reference instrument (similar to buying the instrument) and are akin to selling insurance on the instrument. Short CDS positions are utilized to short exposure to a reference instrument (similar to shorting the instrument) and are akin to buying insurance on the instrument.

Under a CDS, the protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event, such as a default, on a reference instrument has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the reference instrument in exchange for an equal face amount of the reference instrument described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. If the Trust is a buyer and no credit event occurs, the Trust may recover nothing if the swap is held through its termination date. As a seller, the Trust generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. The Trust’s obligations under a CDS will be accrued daily (offset against any amounts owed to the Trust).

In response to market events, federal and certain state regulators have proposed regulation of the CDS market. These regulations may limit the Trust’s ability to use CDS and/or the benefits of CDS. CDS may be difficult to value and generally pay a return to the party that has paid the premium only in the event of an actual default by the issuer of the underlying obligation (as opposed to a credit downgrade or other indication of financial difficulty). The Trust may have difficulty, be unable or may incur additional costs to acquire any securities or instruments it is required to deliver under a CDS. The Trust may have limited ability to eliminate its exposure under a CDS either by assignment or other disposition, or by entering into an offsetting swap agreement. The Trust also may have limited ability to eliminate its exposure under a CDS if the reference instrument has declined in value.

Futures and Options on Futures. The Trust may purchase and sell various kinds of financial futures contracts and options thereon to seek to hedge against changes in interest rates or for other risk management purposes. Futures contracts may be based on various debt securities and securities indices. Such transactions involve a risk of loss or depreciation due to unanticipated adverse changes in securities prices, which may exceed the Trust’s initial investment in these contracts. The Trust will only purchase or sell futures contracts or related options in compliance with the rules of the CFTC. These transactions involve transaction costs. There can be no assurance that Eaton Vance’s use of futures will be advantageous to the Trust.  Rating Agency guidelines on any preferred shares issued by the Trust, including VRTP Shares, may limit use of these transactions.

Eaton Vance Floating-Rate Income Trust33Prospectus dated September 27, 2022

Options.  Options may be traded on an exchange and OTC. By buying a put option on a particular instrument, the Trust acquires a right to sell the underlying instrument at the exercise price.  By buying a put option on an index, the Trust acquires a right to receive the cash difference between the strike price of the option and the index price at expiration. A purchased put position also typically can be sold at any time by selling at prevailing market prices.  Purchased put options generally are expected to limit the Trust's risk of loss through a decline in the market value of the underlying security or index until the put option expires.  When buying a put, the Trust pays a premium to the seller of the option.  If the price of the underlying security or index is above the exercise price of the option as of the option valuation date, the option expires worthless and the Trust will not be able to recover the option premium paid to the seller. The Trust may purchase uncovered put options on securities, meaning it will not own the securities underlying the option.

The Trust may also write (i.e., sell) put options. The Trust will receive a premium for selling a put option, which may increase the Trust's return. In selling a put option on a security, the Trust has the obligation to buy the security at an agreed upon price if the price of such instrument decreases below the exercise price.  By selling a put option on an index, the Trust has an obligation to make a payment to the buyer to the extent that the value of the index decreases below the exercise price as of the option valuation date.  If the value of the underlying security or index on the option’s expiration date is above the exercise price, the option will generally expire worthless and the Trust, as option seller, will have no obligation to the option holder.

The Trust may purchase call options.  By purchasing a call option on a security, the Trust has the right to buy the security at the option’s exercise price.  By buying a call option on an index, the Trust acquires the right to receive the cash difference between the market price of the index and strike price at expiration.  Call options typically can be exercised any time prior to option maturity or, sold at the prevailing market price.

The Trust may also write (i.e., sell) a call option on a security or index in return for a premium.  A call written on a security obligates the Trust to deliver the underlying security at the option exercise price.  Written index call options obligate the Trust to make a cash payment to the buyer at expiration if the market price of the index is above the option strike price. Calls typically can also be bought back by the Trust at prevailing market prices and the Trust also may enter into closing purchase transactions with respect to written call options.

The Trust’s options positions are marked to market daily.  The value of options is affected by changes in the value and dividend rates of their underlying instruments, changes in interest rates, changes in the actual or perceived volatility of the relevant index or market and the remaining time to the options’ expiration, as well as trading conditions in the options market.  The hours of trading for options may not conform to the hours during which the underlying instruments are traded.  To the extent that the options markets close before markets for the underlying instruments, significant price and rate movements can take place in the markets that would not be reflected concurrently in the options markets.

The Trust's ability to sell the instrument underlying a call option may be limited while the option is in effect unless the Trust enters into a closing purchase transaction. Uncovered call options have speculative characteristics and are riskier than covered call options because there is no underlying instrument held by the Trust that can act as a partial hedge. As the seller of a covered call option or an index call option, the Trust may forego, during the option’s life, the opportunity to profit from increases in the market value of the underlying instrument covering the call option above the sum of the premium received by the Trust and the exercise price of the call.  The Trust also retains the risk of loss, minus the option premium received, should the price of the underlying instrument decline.

Participants in OTC markets are typically not subject to the same credit evaluation and regulatory oversight as are members of “exchange-based” markets. OTC option contracts generally carry greater liquidity risk than exchange-traded contracts. This risk may be increased in times of financial stress, if the trading market for OTC options becomes restricted. The ability of the Trust to transact business with any one or a number of counterparties may increase the potential for losses to the Trust, due to the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement of the options.

Forward Foreign Currency Exchange Contracts. A forward foreign currency exchange contract (“currency forward”) involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts may be bought or sold to protect against an adverse change in the relationship between currencies or to increase exposure to a particular foreign currency.

Certain currency forwards may be individually negotiated and privately traded, exposing them to credit and counterparty risks. The precise matching of the currency forward amounts and the value of the instruments denominated in the corresponding currencies will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date on which the contract is entered into and the date it matures. There is additional risk that the use of currency forwards may reduce or preclude the opportunity for gain if the value of the currency should move in the direction opposite to the position taken and that currency forwards may create exposure to currencies in which the Trust’s securities are not denominated. In addition, it may not be possible to hedge against long-term currency changes.

Eaton Vance Floating-Rate Income Trust34Prospectus dated September 27, 2022

Currency forwards are subject to the risk of political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying currency forwards. As a result, available information may not be complete.

Counterparty Risk. A financial institution or other counterparty with whom the Trust does business (such as trading or as a derivatives counterparty), or that underwrites, distributes or guarantees any instruments that the Trust owns or is otherwise exposed to, may decline in financial condition and become unable to honor its commitments. This could cause the value of Trust shares to decline or could delay the return or delivery of collateral or other assets to the Trust. Counterparty risk is increased for contracts with longer maturities.

Securities Lending.  The Trust may lend its portfolio securities to broker-dealers and other institutional borrowers.  During the existence of a loan, the Trust will continue to receive the equivalent of the interest paid by the issuer on the securities loaned, or all or a portion of the interest on investment of the collateral, if any. The Trust may pay lending fees to such borrowers. Loans will only be made to firms that have been approved by the investment adviser, and the investment adviser or the securities lending agent will periodically monitor the financial condition of such firms while such loans are outstanding. Securities loans will only be made when the investment adviser believes that the expected returns, net of expenses, justify the attendant risks.  Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned.  The Trust may engage in securities lending to generate income.  Upon return of the loaned securities, the Trust would be required to return the related collateral to the borrower and may be required to liquidate portfolio securities in order to do so.  The Trust may lend up to one-third of the value of its total assets or such other amount as may be permitted by law.

As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially.  To the extent that the portfolio securities acquired with such collateral have decreased in value, it may result in the Trust realizing a loss at a time when it would not otherwise do so. As such, securities lending may introduce leverage into the Trust. The Trust also may incur losses if the returns on securities that it acquires with cash collateral are less than the applicable rebate rates paid to borrowers and related administrative costs.

Borrowings. The Trust may borrow money to the extent permitted under the 1940 Act as interpreted, modified or otherwise permitted by the regulatory authority having jurisdiction. Under the 1940 Act, the Trust is not permitted to incur indebtedness, including through the issuance of debt securities, unless immediately thereafter the total asset value of the Trust’s portfolio is at least 300% of the liquidation value of the outstanding indebtedness (i.e., such liquidation value may not exceed 33 1/3% of the Trust’s total assets).  The Trust may also borrow money for temporary administrative purposes.

The Trust has entered into a Revolving Credit and Security Agreement (the “Agreement”) with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021). Borrowings under the Agreement are secured by the assets of the Trust. Interest is charged at a rate above the conduits’ commercial paper issuance rate and is payable monthly.  Under the terms of the Agreement, the Trust also pays a program fee of 0.90% per annum on its outstanding borrowings to administer the facility and a liquidity fee of 0.15% (0.25% if the outstanding loan amount is less than or equal to 60% of the total facility size) per annum on the unused portion of the total commitment under the Agreement.  Program and liquidity fees for the year ended May 31, 2022 totaled $1,430,528 ..  In connection with the renewal of the Agreement on March 7, 2022 , the Trust paid an upfront fee of $315 ,000, which are being amortized to interest expense over a period of one year through March 6, 2023 ..  The Trust is required to maintain certain net asset levels during the term of the Agreement. As of May 31, 2022 , the Trust had borrowings outstanding under the Agreement of $147 million at an interest rate of 1.06%.  For the year ended May 31, 2022 , the average borrowings under the Agreement and the average interest rate (excluding fees) were $131,498,630 and 0.31%, respectively.

Repurchase Agreements. The Trust may enter into repurchase agreements (the purchase of a security coupled with an agreement to resell at a higher price) with respect to its permitted investments. A repurchase agreement is the purchase by the Trust of securities from a counterparty in exchange for cash that is coupled with an agreement to resell those securities to the counterparty at a specified date and price. Repurchase agreements maturing in more than seven days that the investment adviser believes may not be terminated within seven days at approximately the amount at which the Trust has valued the agreements are considered illiquid securities. When a repurchase agreement is entered into, the Trust typically receives securities with a value that equals or exceeds the repurchase price, including any accrued interest earned on the agreement. The value of such securities will be marked to market daily, and cash or additional securities will be exchanged between the parties as needed. Except in the case of a repurchase agreement entered into to settle a short sale, the value of the securities delivered to the Trust will be at least equal to repurchase price during the term of the repurchase agreement. The terms of a repurchase agreement entered into to settle a short sale may provide that the cash purchase price paid by the Trust is more than the value of purchased securities that effectively collateralize the repurchase price payable by the counterparty. Since in such a transaction the Trust normally will have used the purchased securities to settle the short sale, the Trust will segregate liquid assets equal to the marked to market value of the purchased securities that it is obligated to return to the counterparty under the repurchase agreement.

Eaton Vance Floating-Rate Income Trust35Prospectus dated September 27, 2022

In the event of the insolvency of the counterparty to a repurchase agreement, recovery of the repurchase price owed to the Trust may be delayed. In a repurchase agreement, such an insolvency may result in a loss to the extent that the value of the purchased securities decreases during the delay or that value has otherwise not been maintained at an amount equal to the repurchase price. Repurchase agreements may create leverage in the Trust.

Reverse Repurchase Agreements.  While the Trust has no current intention to enter into reverse repurchase agreements, the Trust reserves the right to enter into reverse repurchase agreements in the future, at levels that may vary over time. Under a reverse repurchase agreement, the Trust temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Trust agrees to repurchase the instrument at an agreed upon time and price, which reflects an interest payment. The Trust may enter into such agreements when it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income.

In the event of the insolvency of the counterparty to a reverse repurchase agreement, recovery of the securities sold by the Trust may be delayed. In a reverse repurchase agreement, the counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities sold by the Trust exceeds the repurchase price payable by the Trust.

When the Trust enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Trust’s assets. As a result, such transactions may increase fluctuations in the market value of the Trust’s assets. While there is a risk that large fluctuations in the market value of the Trust’s assets could affect net asset value, this risk is not significantly increased by entering into reverse repurchase agreements, in the opinion of the Adviser. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage. The SEC views reverse repurchase transactions as collateralized borrowings by a fund.  Such agreements will be treated as subject to investment restrictions regarding “borrowings.” If the Trust reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Trust’s yield.

Research Process.  The Trust’s portfolio management utilizes the information provided by, and the expertise of, the research staff of the investment adviser and/or certain of its affiliates in making investment decisions.  As part of the research process, portfolio management may consider financially material environmental, social and governance (“ESG”) factors.  Such factors, alongside other relevant factors, may be taken into account in the Trust’s securities selection process.

Temporary Investments.  During unusual market conditions, the Trust may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objectives, principal strategies and other policies. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. government obligations. In moving to a substantial temporary investments position and in transitioning from such a position back into conformity with the Trust’s normal investment policies, the Trust may incur transaction costs that would not be incurred if the Trust had remained fully invested in accordance with such normal policies. The Trust’s investment in such temporary investments under unusual market circumstances may not be in furtherance of the Trust’s investment objectives.

Portfolio Turnover. The Trust cannot accurately predict its portfolio turnover rate, but the annual turnover rate may exceed 100% (excluding turnover of securities having a maturity of one year or less).  A high turnover rate (100% or more) necessarily involves greater expenses to the Trust.  The portfolio turnover rate(s) for the Trust for the fiscal years ended May 31, 2022 and 2021 were 53% and 32%, respectively.

USE OF LEVERAGE AND RELATED RISKS

Generally, leverage involves the use of proceeds from the issuance of preferred shares, borrowed funds or various financial instruments (such as derivatives) to seek to increase a trust’s potential returns.  The Trust currently uses leverage created by issuing preferred shares and by loans acquired with borrowings.  On September 16, 2004, the Trust issued 3,480 Series A APS, 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  As of November 30, 2012, 2,840 Series A APS, 2,840 Series B APS, 2,840 Series C APS, 2,840 Series D APS and 2,840 Series E APS had been redeemed.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 shares of a series of Variable Rate Term Preferred Shares, par value $0.01 per share, with a liquidation preference of $100,000 per share (the “VRTP Shares”; the VRTP Shares and other series of VRTP Shares from time to time issued by the Trust are collectively referred to herein as the “VRTP Shares”).  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  As of January 4, 2013, all of the outstanding APS had been redeemed and/or repurchased.  The VRTP Shares have seniority over the Common Shares.  In addition, the Trust has entered into an Agreement with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021). Borrowings under the Agreement are secured by the assets of the Trust. Interest is charged at a rate above the conduits’ commercial paper issuance rate and is payable monthly. Under the terms of the Agreement, the Trust also pays a program fee of 0.90% per annum on its outstanding borrowings to administer the facility and a liquidity fee of 0.15% (0.25% if the outstanding loan amount is less than

Eaton Vance Floating-Rate Income Trust36Prospectus dated September 27, 2022 or equal to 60% of the total facility size) per annum on the unused portion of the total commitment under the Agreement.  In connection with the renewal of the Agreement on March 7, 2022 , the Trust paid an upfront fee of $315 ,000, which is being amortized to interest expense over a period of one year through March 6, 2023 ..  The Trust is required to maintain certain net asset levels during the term of the Agreement.  As of May 31, 2022 , the Trust had $147 ,000,000 in outstanding borrowings, at an interest rate of 1.06%, in addition to outstanding preferred shares.  The Adviser anticipates that the use of leverage (from such issuance of VRTP Shares and any borrowings) may result in higher income to Common Shareholders over time.  Use of financial leverage creates an opportunity for increased income but, at the same time, creates special risks.  There can be no assurance that a leveraging strategy will be successful.

The costs of the financial leverage program (from any issuance of preferred shares and any borrowings) are borne by Common Shareholders and consequently result in a reduction of the NAV of Common Shares.  During periods in which the Trust is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s gross assets, including proceeds from the issuance of preferred shares and any borrowings.  In this regard, holders of debt or preferred securities do not bear the investment advisory fee.  Rather, Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds, which means that Common Shareholders effectively bear the entire advisory fee.

Leverage creates risks for holders of the Common Shares, including the likelihood of greater volatility of NAV and market price of the Common Shares.  There is a risk that fluctuations in the distribution rates on any outstanding preferred shares may adversely affect the return to the holders of the Common Shares.  If the income from the investments purchased with the proceeds of leverage is not sufficient to cover the cost of leverage, the return on the Trust will be less than if leverage had not been used, and, therefore, the amount available for distribution to Common Shareholders will be reduced.  The Adviser in its best judgment nevertheless may determine to maintain the Trust’s leveraged position if it deems such action to be appropriate in the circumstances.

Changes in the value of the Trust’s investment portfolio (including investments bought with the proceeds of leverage) will be borne entirely by the Common Shareholders.  If there is a net decrease (or increase) in the value of the Trust’s investment portfolio, the leverage will decrease (or increase) the NAV per Common Share to a greater extent than if the Trust were not leveraged.  During periods in which the Trust is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s gross assets, including the proceeds from the issuance of preferred shares and any borrowings.  As discussed under “Description of Capital Structure,” the Trust’s issuance of preferred shares may alter the voting power of Common Shareholders.

Capital raised through leverage will be subject to distribution and/or interest payments, which may exceed the income and appreciation on the assets purchased.  The issuance of preferred shares involves offering expenses and other costs and may limit the Trust’s freedom to pay distributions on Common Shares or to engage in other activities.  The issuance of a class of preferred shares having priority over the Common Shares creates an opportunity for greater return per Common Share, but at the same time such leveraging is a speculative technique that will increase the Trust’s exposure to capital risk.  Unless the income and appreciation, if any, on assets acquired with offering proceeds exceed the cost of issuing additional classes of securities (and other Trust expenses), the use of leverage will diminish the investment performance of the Common Shares compared with what it would have been without leverage.

The Trust is subject to certain restrictions on investments imposed by guidelines of one or more Rating Agencies that issued ratings for preferred shares issued by the Trust.  These guidelines impose asset coverage or Trust composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.  These covenants or guidelines do not currently and are not expected to impede Eaton Vance in managing the Trust’s portfolio in accordance with its investment objectives and policies and it is not anticipated that they will so impede Eaton Vance in the future.

Under the 1940 Act, the Trust is not permitted to issue preferred shares unless immediately after such issuance the total asset value of the Trust’s portfolio is at least 200% of the liquidation value of the outstanding preferred shares plus the amount of any senior security representing indebtedness (i.e., such liquidation value and amount of indebtedness may not exceed 50% of the Trust’s total assets).  In addition, the Trust is not permitted to declare any cash distribution on its Common Shares unless, at the time of such declaration, the NAV of the Trust’s portfolio (determined after deducting the amount of such distribution) is at least 200% of such liquidation value plus amount of indebtedness.  The Trust intends, to the extent possible, to purchase or redeem preferred shares, from time to time, to maintain coverage of any preferred shares of at least 200%.  As of May 31, 2022, the outstanding preferred shares and the outstanding borrowings represented 37.08% leverage, and there was an asset coverage of the preferred shares of 270%.  Holders of preferred shares, voting as a class, shall be entitled to elect two of the Trust’s Trustees.  The holders of both the Common Shares and the preferred shares (voting together as a single class with each share entitling its holder to one vote) shall be entitled to elect the remaining Trustees of the Trust.  In the event the Trust fails to pay distributions on its preferred shares for two years, preferred shareholders would be entitled to elect a majority of the Trustees until the preferred distributions in arrears are paid.

Eaton Vance Floating-Rate Income Trust37Prospectus dated September 27, 2022

Under the 1940 Act, the Trust is not permitted to incur indebtedness, including through the issuance of debt securities, unless immediately thereafter the total asset value of the Trust’s portfolio is at least 300% of the liquidation value of the outstanding indebtedness (i.e., such liquidation value may not exceed 33 1/3% of the Trust’s total assets).  In addition, the Trust is not permitted to declare any cash distribution on its Common Shares unless, at the time of such declaration, the NAV of the Trust’s portfolio (determined after deducting the amount of such distribution) is at least 300% of such liquidation value.  If the Trust borrows money or enters into a commercial paper program, the Trust intends, to the extent possible, to retire outstanding debt, from time to time, to maintain coverage of any outstanding indebtedness of at least 300%.  As of May 31, 2022, there were $147 million in outstanding borrowings.

To qualify for federal income taxation as a “regulated investment company,” the Trust must distribute in each taxable year at least 90% of its net investment income (including net interest income and net short-term gain).  The Trust also will be required to distribute annually substantially all of its income and capital gain, if any, to avoid imposition of a nondeductible 4% federal excise tax.  If the Trust is precluded from making distributions on the Common Shares because of any applicable asset coverage requirements, the terms of the preferred shares may provide that any amounts so precluded from being distributed, but required to be distributed for the Trust to meet the distribution requirements for qualification as a regulated investment company, will be paid to the holders of the preferred shares as a special distribution.  This distribution can be expected to decrease the amount that holders of preferred shares would be entitled to receive upon redemption or liquidation of the shares.

Successful use of a leveraging strategy may depend on the Adviser’s ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed.

The following table is designed to illustrate the effect on the return to a holder of the Common Shares of leverage in the amount of approximately 37.08% of the Trust’s gross assets, assuming hypothetical annual returns of the Trust’s portfolio of minus 10% to plus 10%.  As the table shows, leverage generally increases the return to Common Shareholders when portfolio return is positive and greater than the cost of leverage and decreases the return when the portfolio return is negative or less than the cost of leverage. The figures appearing in the table are hypothetical and actual returns may be greater or less than those appearing in the table.

Assumed Portfolio Total Return (Net of Expenses)	(10)%	(5)%	0%	5%	10%
Corresponding Common Share Total Return	(17.03)%	(9.08)%	(1.14)%	6.81%	14.76%

Assuming the utilization of leverage in the amount of 37.08% of the Trust’s gross assets, the cost of leverage is 1.93%.  The additional income that the Trust must earn (net of expenses) in order to cover such costs is approximately 0.72% of net assets.  The Trust’s actual costs of leverage will be based on market rates at the time the Trust undertakes a leveraging strategy, and such actual costs of leverage may be higher or lower than that assumed in the previous example.

ADDITIONAL RISK CONSIDERATIONS

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment.

Discount From or Premium to NAV. The Offering will be conducted only when Common Shares of the Trust are trading at a price equal to or above the Trust’s NAV per Common Share plus the per Common Share amount of commissions.  As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares.  The Trust’s Common Shares have traded both at a premium and at a discount relative to net asset value. The shares of closed-end management investment companies frequently trade at a discount from their NAV.  This is a risk separate and distinct from the risk that the Trust’s NAV may decrease.

Market Discount Risk. As with any security, the market value of the Common Shares may increase or decrease from the amount initially paid for the Common Shares. The Trust’s Common Shares have traded both at a premium and at a discount relative to NAV. The shares of closed-end management investment companies frequently trade at a discount from their NAV. This is a risk separate and distinct from the risk that the Trust’s NAV may decrease.

Secondary Market for the Common Shares. The issuance of Common Shares through the Offering may have an adverse effect on the secondary market for the Common Shares.  The increase in the amount of the Trust’s outstanding Common Shares resulting from the Offering may put downward pressure on the market price for the Common Shares of the Trust.  Common Shares will not be issued pursuant to the Offering at any time when Common Shares are trading at a price lower than a price equal to the Trust’s NAV per Common Share plus the per Common Share amount of commissions.

The Trust also issues Common Shares of the Trust through its dividend reinvestment plan.  See “Dividend Reinvestment Plan.” Common Shares may be issued under the plan at a discount to the market price for such Common Shares, which may put downward pressure on the market price for Common Shares of the Trust.

Eaton Vance Floating-Rate Income Trust38Prospectus dated September 27, 2022

When the Common Shares are trading at a premium, the Trust may also issue Common Shares of the Trust that are sold through transactions effected on the NYSE.  The increase in the amount of the Trust’s outstanding Common Shares resulting from that offering may also put downward pressure on the market price for the Common Shares of the Trust.

The voting power of current shareholders will be diluted to the extent that such shareholders do not purchase shares in any future Common Share offerings or do not purchase sufficient shares to maintain their percentage interest. In addition, if the Adviser is unable to invest the proceeds of such offering as intended, the Trust’s per share distribution may decrease (or may consist of return of capital) and the Trust may not participate in market advances to the same extent as if such proceeds were fully invested as planned.

Income Risk. The income investors receive from the Trust is based primarily on the interest it earns from its investments, which can vary widely over the short and long-term. If prevailing market interest rates drop, investors’ income from the Trust could drop as well. The Trust’s income could also be affected adversely when prevailing short-term interest rates increase and the Trust is utilizing leverage, although this risk is mitigated by the Trust’s investment in Senior Loans, which pay floating-rates of interest.

Market Risk. The value of investments held by the Trust may increase or decrease in response to social, economic, political, financial, public health crises or other disruptive events (whether real, expected or perceived) in the U.S. and global markets and include such events as war, natural disasters, epidemics and pandemics, terrorism, conflicts and social unrest. These events may negatively impact broad segments of businesses and populations and may exacerbate pre-existing risks to the Trust. The frequency and magnitude of resulting changes in the value of the Trust’s investments cannot be predicted. Certain securities and other investments held by the Trust may experience increased volatility, illiquidity, or other potentially adverse effects in reaction to changing market conditions.  Monetary and/or fiscal actions taken by U.S. or foreign governments to stimulate or stabilize the global economy may not be effective and could lead to higher market volatility. No active trading market may exist for certain investments held by the Trust, which may impair the ability of the Trust to sell or to realize the current valuation of such investments in the event of the need to liquidate such assets.

Senior Loans Risk. The risks associated with Senior Loans are similar to the risks of Non-Investment Grade Bonds (discussed below), although Senior Loans are typically senior and secured in contrast to Non-Investment Grade Bonds, which are often subordinated and unsecured. Senior Loans’ higher standing has historically resulted in generally higher recoveries in the event of a corporate reorganization or other restructuring. In addition, because their interest rates are adjusted for changes in short-term interest rates, Senior Loans generally have less interest rate risk than Non-Investment Grade Bonds, which are typically fixed rate. The Trust’s investments in Senior Loans are typically below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed to the Trust, and such defaults could reduce the Trust’s net asset value and income distributions. An economic downturn generally leads to a higher non-payment rate, and a debt obligation may lose significant value before a default occurs. Moreover, any specific collateral used to secure a loan may decline in value or lose all its value or become illiquid, which would adversely affect the loan’s value.  “Junior Loans” are secured and unsecured subordinated loans, second lien loans and subordinate bridge loans.  Senior Loans and Junior Loans are referred to together herein as “loans.”

Loans and other debt securities are also subject to the risk of price declines and to increases in prevailing interest rates, although floating-rate debt instruments are less exposed to this risk than fixed-rate debt instruments. Interest rate changes may also increase prepayments of debt obligations and require the Trust to invest assets at lower yields.

Loans are traded in a private, unregulated inter-dealer or inter-bank resale market and are generally subject to contractual restrictions that must be satisfied before a loan can be bought or sold. These restrictions may impede the Trust’s ability to buy or sell loans (thus affecting their liquidity) and may negatively impact the transaction price. See also “Market Risk” above. It also may take longer than seven days for transactions in loans to settle. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, the nature of the collateral securing the loan and possibly other factors. Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event of such actions or if covenants are breached. The Trust may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants. Loans to entities located outside of the U.S. may have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks.  The Trust may have difficulties and incur expense enforcing its rights with respect to non-U.S. loans and such loans could be subject to bankruptcy laws that are materially different than in the U.S.  Loans may be structured such that they are not securities under securities law, and in the event of fraud or misrepresentation by a borrower, lenders may not have the protection of the anti-fraud provisions of the federal securities laws. Loans are also subject to risks associated with other types of income investments, including credit risk and risks of lower rated investments.

Credit Risk. Investments in loans and other debt obligations (referred to below as “debt instruments”) are subject to the risk of non-payment of scheduled principal and interest. Changes in economic conditions or other circumstances may reduce the capacity of the party obligated to make principal and interest payments on such instruments and may lead to defaults. Such non-payments

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and defaults may reduce the value of Trust shares and income distributions. The value of debt instruments also may decline because of concerns about the issuer’s ability to make principal and interest payments. In addition, the credit ratings of debt instruments may be lowered if the financial condition of the party obligated to make payments with respect to such instruments deteriorates.  In the event of bankruptcy of the issuer of a debt instrument, the Trust could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing the instrument. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Trust may be required to retain legal or similar counsel, which may increase the Trust’s operating expenses and adversely affect net asset value. See “Lower Rated Investments Risk.”  The Trust is also exposed to credit risk when it engages in certain types of derivatives transactions and when it engages in transactions that expose the Trust to counterparty risk. See “Derivatives.” Due to their lower place in the borrower’s capital structure, Junior Loans involve a higher degree of overall risk than Senior Loans to the same borrower.

In evaluating the quality of a particular instrument, the investment adviser may take into consideration, among other things, a credit rating assigned by a credit rating agency, the issuer’s financial resources and operating history, its sensitivity to economic conditions and trends, the ability of its management, its debt maturity schedules and borrowing requirements, and relative values based on anticipated cash flow, interest and asset coverage, and earnings prospects. Credit rating agencies are private services that provide ratings of the credit quality of certain investments. Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating. As such, the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition or the volatility or liquidity of the security.

A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example, BBB- and Baa3 are within the investment grade rating) for purposes of the Trust’s investment limitations.

Interest Rate Risk. In general, the value of income securities will fluctuate based on changes in interest rates. The value of these securities is likely to increase when interest rates fall and decline when interest rates rise. Duration measures the time-weighted expected cash flows of a fixed-income security, while maturity refers to the amount of time until a fixed-income security matures.  Generally, securities with longer durations or maturities are more sensitive to changes in interest rates than securities with shorter durations or maturities, causing them to be more volatile.  Conversely, fixed-income securities with shorter durations or maturities will be less volatile but may provide lower returns than fixed-income securities with longer durations or maturities. In a rising interest rate environment, the duration of income securities that have the ability to be prepaid or called by the issuer may be extended. In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate.  The impact of interest rate changes is significantly less for floating-rate instruments that have relatively short periodic rate resets (e.g., ninety days or less). Variable and floating-rate loans and securities generally are less sensitive to interest rate changes, but may decline in value if their interest rates do not rise as much or as quickly as interest rates in general. Conversely, variable and floating-rate loans and securities generally will not increase in value as much as fixed rate debt instruments if interest rates decline. Because the Trust holds variable and floating-rate loans and securities, a decrease in market interest rates will reduce the interest income to be received from such securities. In the event that the Trust has a negative average portfolio duration, the value of the Trust may decline in a declining interest rate environment.  Because floating or variable rates on loans only reset periodically, changes in prevailing interest rates may cause some fluctuations in the Trust’s net asset value.  Similarly, a sudden and significant increase in market interest rates may cause a decline in the Trust’s net asset value.  A material decline in the Trust’s net asset value may impair the Trust’s ability to maintain required levels of asset coverage. Certain countries and regulatory bodies may use negative interest rates as a monetary policy tool to encourage economic growth during periods of deflation. In a negative interest rate environment, debt instruments may trade at negative yields, which means the purchaser of the instrument may receive at maturity less than the total amount invested.

LIBOR Transition and Associated Risk. The London Interbank Offered Rate or LIBOR is the average offered rate for various maturities of short-term loans between major international banks who are members of the British Bankers Association. It is used throughout global banking and financial industries to determine interest rates for a variety of financial instruments (such as debt instruments and derivatives) and borrowing arrangements. In July 2017, the Financial Conduct Authority (the “FCA”), the United Kingdom financial regulatory body, announced a desire to phase out the use of LIBOR. The ICE Benchmark Administration Limited, the administrator of LIBOR, ceased publishing certain LIBOR settings on December 31, 2021, and is expected to cease publishing the remaining LIBOR settings on June 30, 2023. Many market participants are in the process of transitioning to the use of alternative reference or benchmark rates.

On September 29, 2021 the FCA announced that it will compel the ICE Benchmark Administration Limited (the “IBA”) to publish a subset of non-U.S. LIBOR maturities after December 31, 2021 using a “synthetic” methodology that is not based on panel bank contributions and has indicated that it may also require IBA to publish a subset of U.S. LIBOR maturities after June 30, 2023, using a similar synthetic methodology. However, these synthetic publications are expected to be published for a limited period of

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time and would be considered non-representative of the underlying market.

Although the transition process away from LIBOR has become increasingly well-defined, the impact on certain debt securities, derivatives and other financial instruments that utilize LIBOR remains uncertain. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a change in (i) the value of certain instruments held by the Trust, (ii) the cost of borrowing or the dividend rate for preferred shares, or (iii) the effectiveness of related Trust transactions such as hedges, as applicable.

Various financial industry groups are planning for the transition away from LIBOR, but there are obstacles to converting certain longer term securities and transactions to a new benchmark. In June 2017, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced its selection of a new Secured Overnight Financing Rate (“SOFR”), which is intended to be a broad measure of secured overnight U.S. Treasury repo rates, as an appropriate replacement for LIBOR. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the Sterling Overnight Interbank Average Rate (“SONIA”) in England. Both SOFR and SONIA, as well as certain other proposed replacement rates, are materially different from LIBOR, and changes in the applicable spread for financial instruments transitioning away from LIBOR need to be made to accommodate the differences. Liquid markets for newly-issued instruments that use an alternative reference rate are still developing. Consequently, there may be challenges for a Trust to enter into hedging transactions against instruments tied to alternative reference rates until a market for such hedging transactions develops.

Additionally, while some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative or “fallback” rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments have such fallback provisions, and many that do, do not contemplate the permanent cessation of LIBOR. While it is expected that market participants will amend legacy financial instruments referencing LIBOR to include fallback provisions to alternative reference rates, there remains uncertainty regarding the willingness and ability of parties to add or amend such fallback provisions in legacy instruments maturing after the end of 2021, particularly with respect to legacy cash products. Although there are ongoing efforts among certain government entities and other organizations to address these uncertainties, the ultimate effectiveness of such efforts is not yet known.

Any effects of the transition away from LIBOR and the adoption of alternative reference rates, as well as other unforeseen effects, could result in losses to the Trust, and such effects may occur prior to the discontinuation of the remaining LIBOR settings in 2023. Furthermore, the risks associated with the discontinuation of LIBOR and transition to replacement rates may be exacerbated if an orderly transition to an alternative reference rate is not completed in a timely manner.

Non-Investment Grade Bonds Risk. The Trust’s investments in Non-Investment Grade Bonds, commonly referred to as “junk bonds,” are predominantly speculative because of the credit risk of their issuers. While offering a greater potential opportunity for capital appreciation and higher yields, Non-Investment Grade Bonds typically entail greater potential price volatility and may be less liquid than higher-rated securities. Issuers of Non-Investment Grade Bonds are more likely to default on their payments of interest and principal owed to the Trust, and such defaults will reduce the Trust’s net asset value and income distributions. The prices of these lower rated obligations are more sensitive to negative developments than higher rated securities. Adverse business conditions, such as a decline in the issuer’s revenues or an economic downturn, generally lead to a higher non-payment rate. In addition, a security may lose significant value before a default occurs as the market adjusts to expected higher non-payment rates.

Lower Rated Investments Risk. Investments rated below investment grade and comparable unrated investments (sometimes referred to as “junk”) have speculative characteristics because of the credit risk associated with their issuers. Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments typically are subject to greater price volatility and illiquidity than higher rated investments.  Lower rated investments are considered primarily speculative with respect to the issuer’s capacity to pay interest and repay principal.

Prepayment Risk. During periods of declining interest rates or for other purposes, Borrowers may exercise their option to prepay principal earlier than scheduled. For fixed-income securities, such payments often occur during periods of declining interest rates, forcing the Trust to reinvest in lower yielding securities. This is known as call or prepayment risk. Non-Investment Grade Bonds frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a Non-Investment Grade Bond if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Senior Loans typically have no such call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value) purchased by the Trust, prepayment risk may be enhanced.

Issuer Risk. The value of corporate income-producing securities held by the Trust may decline for a number of reasons, which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods and services.

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Derivatives Risk. The Trust’s exposure to derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities and other investments. The use of derivatives can lead to losses because of adverse movements in the price or value of the security, instrument, index, currency, commodity, economic indicator or event underlying a derivative (“reference instruments”), due to failure of a counterparty or due to tax or regulatory constraints. Derivatives may create leverage in the Trust, which represents a non-cash exposure to the reference instrument.  Leverage can increase both the risk and return potential of the Trust.  Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Trust. Use of derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events. Changes in the value of a derivative (including one used for hedging) may not correlate perfectly with the underlying reference instrument. Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying reference instrument. If a derivative’s counterparty is unable to honor its commitments, the value of Trust shares may decline and the Trust could experience delays in the return of collateral or other assets held by the counterparty. The loss on derivative transactions may substantially exceed the initial investment, particularly when there is no stated limit on the Trust’s use of derivatives.  A derivative investment also involves the risks relating to the reference instrument underlying the investment.

Leverage Risk. Certain fund transactions may give rise to leverage. Leverage can result from a non-cash exposure to the underlying reference instrument. Leverage can increase both the risk and return potential of the Trust. The Trust is required to segregate liquid assets or otherwise cover the Trust’s obligation created by a transaction that may give rise to leverage. The use of leverage may cause the Trust to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Leverage may cause the Trust’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Trust’s portfolio securities. The loss on leveraged investments may substantially exceed the initial investment.

As discussed above, the Trust currently uses leverage created by issuing preferred shares as well as by loans acquired with borrowings.  On September 16, 2004, the Trust issued 3,480 Series A APS, 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 VRTP Shares.  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  As of January 4, 2013, all APS had been redeemed and/or repurchased.  In addition, the Trust has entered into an Agreement with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021).  The Trust is required to maintain certain net asset levels during the term of the Agreement.  As of May 31, 2022 , the Trust had $147 million in outstanding borrowings, at an interest rate of 1.06%, in addition to outstanding preferred shares.

The Adviser anticipates that the use of leverage (from the issuance of VRTP Shares and any borrowings) may result in higher income to Common Shareholders over time.  Leverage creates risks for Common Shareholders, including the likelihood of greater volatility of NAV and market price of the Common Shares and the risk that fluctuations in dividend rates on VRTP Shares and costs of borrowings may affect the return to Common Shareholders. See also “LIBOR Transition and Associated Risk.” To the extent the income derived from investments purchased with funds received from leverage exceeds the cost of leverage, the Trust’s distributions will be greater than if leverage had not been used.  Conversely, if the income from the investments purchased with such funds is not sufficient to cover the cost of leverage, the amount available for distribution to Common Shareholders will be less than if leverage had not been used.  In the latter case, Eaton Vance, in its best judgment, may nevertheless determine to maintain the Trust’s leveraged position if it deems such action to be appropriate.  While the Trust has preferred shares outstanding, an increase in short-term rates would also result in an increased cost of leverage, which would adversely affect the Trust’s income available for distribution.  There can be no assurance that a leveraging strategy will be successful.

In addition, under current federal income tax law, the Trust is required to allocate a portion of any net realized capital gains or other taxable income to holders of VRTP Shares.  The terms of the Trust’s preferred shares require the Trust to pay to any holders of such preferred shares additional dividends intended to compensate such holders for taxes payable on any capital gains or other taxable income allocated to such holders.  Any such additional dividends will reduce the amount available for distribution to Common Shareholders.  As discussed under “Management of the Trust,” the fee paid to Eaton Vance is calculated on the basis of the Trust’s gross assets, including proceeds from the issuance of preferred shares and borrowings, so the fees will be higher when leverage is utilized.  In this regard, holders of VRTP Shares do not bear the investment advisory fee.  Rather, Common Shareholders bear the portion of the investment advisory fee attributable to the assets purchased with the proceeds, which means that Common Shareholders effectively bear the entire advisory fee.

The VRTP Shares have been rated Aa3 by Moody's.  The Trust currently intends to seek to maintain this rating or an equivalent credit rating on the VRTP Shares or any preferred shares it issues.  The Rating Agencies which rate the preferred shares and any bank lender in connection with a credit facility or commercial paper program may also impose specific restrictions as a condition

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to borrowing. Such restrictions may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.  These covenants or guidelines do not currently and are not expected to impede Eaton Vance in managing the Trust’s portfolio in accordance with its investment objectives and policies and it is not anticipated that they will so impede Eaton Vance in the future.  See “Description of Capital Structure - Preferred Shares.”

Financial leverage may also be achieved through the purchase of certain derivative instruments. The Trust’s use of derivative instruments exposes the Trust to special risks.  See “Investment Objectives, Policies and Risks - Additional Investment Practices” and “Investment Objectives, Policies, and Risks - Additional Risk Considerations.”

Foreign Investment Risk. Investments in foreign issuers could be affected by factors not present in the United States, including expropriation, armed conflict, confiscatory taxation, lack of uniform accounting and auditing standards, less publicly available financial and other information, and potential difficulties in enforcing contractual obligations. Because foreign issuers may not be subject to uniform accounting, auditing and financial reporting standard practices and requirements and regulatory measures comparable to those in the United States, there may be less publicly available information about such foreign issuers. Settlements of securities transactions in foreign countries are subject to risk of loss, may be delayed and are generally less frequent than in the United States, which could affect the liquidity of the Trust’s assets. Evidence of ownership of certain foreign investments may be held outside the United States, and the Trust may be subject to the risks associated with the holding of such property overseas.  Trading in certain foreign markets is also subject to liquidity risk.

Foreign investments in the securities markets of certain foreign countries is restricted or controlled to varying degrees.  Foreign issuers may become subject to sanctions imposed by the United States or another country, which could result in the immediate freeze of the foreign issuers’ assets or securities. The imposition of such sanctions could impair the market value of the securities of such foreign issuers and limit the Trust’s ability to buy, sell, receive or deliver the securities. In addition, as a result of economic sanctions, the Trust may be forced to sell or otherwise dispose of investments at inopportune times or prices, which could result in losses to the Trust and increased transaction costs. If a deterioration occurs in a country's balance of payments, the country could impose temporary restrictions on foreign capital remittances. The Trust could also be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by other restrictions on investment. The risks posed by such actions with respect to a particular foreign country, its nationals or industries or businesses within the country may be heightened to the extent the Trust invests significantly in the affected country or region or in issuers from the affected country that depend on global markets.

Political events in foreign countries may cause market disruptions.  In June 2016, the United Kingdom (“UK”) voted in a referendum to leave the European Union (“EU”) (“Brexit”).  Effective January 31, 2020, the UK ceased to be a member of the EU and, following a transition period during which the EU and the UK Government engaged in a series of negotiations regarding the terms of the UK’s future relationship with the EU, the EU and the UK Government signed an agreement on December 30, 2020 regarding the economic relationship between the UK and the EU. This agreement became effective on a provisional basis on January 1, 2021 and entered into full force on May 1, 2021.  There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are difficult to predict.  The end of the Brexit transition period may cause greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence, and an increased likelihood of a recession in the UK.  If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

The Trust may invest in securities and other instruments (including loans) issued, guaranteed, or backed by sovereign or government entities. Economic data as reported by sovereign or government entities and other issuers may be delayed, inaccurate or fraudulent. Many sovereign or government debt obligations may be rated below investment grade. Any restructuring of a sovereign or government debt obligation held by the Trust will likely have a significant adverse effect on the value of the obligation. In the event of default of a sovereign or government debt, the Trust may be unable to pursue legal action against the issuer or secure collateral on the debt, there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a sovereign or government entity to restructure defaulted debt may be limited. Therefore, losses on sovereign or government defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

Currency Risk.  Exchange rates for currencies fluctuate daily.  The value of foreign investments may be affected favorably or unfavorably by changes in currency exchange rates in relation to the U.S. dollar.  Currency markets generally are not as regulated as securities markets and currency transactions are subject to settlement, custodial and other operational risks.

U.S. Government Securities Risk. Although certain U.S. Government-sponsored agencies (such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association) may be chartered or sponsored by acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury.  U.S. Treasury securities generally have a lower return than other obligations because of their higher credit quality and market liquidity.

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Pooled Investment Vehicles Risk. Pooled investment vehicles are open- and closed-end investment companies and exchange-traded funds (“ETFs”). Pooled investment vehicles are subject to the risks of investing in the underlying securities or other investments.  Shares of closed-end investment companies and ETFs may trade at a premium or discount to net asset value and are subject to secondary market trading risks.  In addition, the Trust will bear a pro rata portion of the operating expenses of a pooled investment vehicle in which it invests.

Equity Securities Risk. The value of equity securities and related instruments may decline in response to adverse changes in the economy or the economic outlook; deterioration in investor sentiment; interest rate, currency, and commodity price fluctuations; adverse geopolitical, social or environmental developments; issuer and sector-specific considerations; unexpected trading activity among retail investors; or other factors. Market conditions may affect certain types of stocks to a greater extent than other types of stocks. If the stock market declines in value, the value of the Trust's equity securities will also likely decline. Although prices can rebound, there is no assurance that values will return to previous levels.

Liquidity Risk. The Trust is exposed to liquidity risk when trading volume, lack of a market maker, or legal restrictions impair the Trust’s ability to sell particular investments or close derivative positions at an advantageous market price. Trading opportunities are also more limited for securities and other instruments that are not widely held or are traded in less developed markets. These factors may make it more difficult to sell or buy a security at a favorable price or time. Consequently, the Trust may have to accept a lower price to sell an investment or continue to hold it or keep the position open, sell other investments to raise cash or abandon an investment opportunity, any of which could have a negative effect on the Trust’s performance. It also may be more difficult to value less liquid investments. These effects may be exacerbated during times of financial or political stress. In addition, the limited liquidity could affect the market price of the investments, thereby adversely affecting the Trust's net asset value and ability to make dividend distributions.  The Trust has no limitation on the amount of its assets which may be invested in illiquid investments.

Money Market Instrument Risk. Money market instruments may be adversely affected by market and economic events, such as a sharp rise in prevailing short-term interest rates; adverse developments in the banking industry, which issues or guarantees many money market instruments; adverse economic, political or other developments affecting issuers of money market instruments; changes in the credit quality of issuers; and default by a counterparty.

Reinvestment Risk. Income from the Trust’s portfolio will decline if and when the Trust invests the proceeds from matured, traded or called debt obligations into lower yielding instruments.

Inflation Risk. Inflation risk is the risk that the value of assets or income from investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the Common Shares and distributions thereon can decline. In addition, during any periods of rising inflation, dividend rates of preferred shares would likely increase, which would tend to further reduce returns to Common Shareholders. This risk is mitigated to some degree by the Trust's investments in Senior Loans.

Management Risk.  The Trust is subject to management risk because it is actively managed. Eaton Vance and the individual portfolio managers invest the assets of the Trust as they deem appropriate in implementing the Trust’s investment strategy. Accordingly, the success of the Trust depends upon the investment skills and analytical abilities of Eaton Vance and the individual portfolio managers to develop and effectively implement strategies that achieve the Trust’s investment objective. There is no assurance that Eaton Vance and the individual portfolio managers will be successful in developing and implementing the Trust’s investment strategy. Subjective decisions made by Eaton Vance and the individual portfolio managers may cause the Trust to incur losses or to miss profit opportunities.

Cybersecurity Risk.  With the increased use of technologies by Trust service providers to conduct business, such as the Internet, the Trust is susceptible to operational, information security and related risks. The Trust relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Trust’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken. A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Trust, such as trading NAV calculation, shareholder accounting or fulfillment of Trust share purchases and redemptions, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on

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the Trust's ability to plan for or respond to a cyber attack. Like other Trusts and business enterprises, the Trust and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Trust or its service providers.

The Trust uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures or breaches by the Trust’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Trust invests, may disrupt and otherwise adversely affect their business operations.  This may result in financial losses to the Trust, impede Trust trading, interfere with the Trust’s ability to calculate its NAV, or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many of the Trust service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. The Trust cannot control the cybersecurity plans and systems put in place by service providers to the Trust and issuers in which the Trust invests. The Trust and its shareholders could be negatively impacted as a result.

Recent Market Conditions.  An outbreak of respiratory disease caused by a novel coronavirus was first detected in China in late 2019 and subsequently spread internationally. This coronavirus has resulted in closing borders, enhanced health screenings, changes to healthcare service preparation and delivery, quarantines, cancellations, disruptions to supply chains and customer activity, as well as general concern and uncertainty. The impact of this coronavirus has resulted in a substantial economic downturn, which may continue for an extended period of time. Health crises caused by outbreaks of disease, such as the coronavirus outbreak, may exacerbate other pre-existing political, social and economic risks and disrupt normal market conditions and operations. The impact of this outbreak has negatively affected the worldwide economy, as well as the economies of individual countries and industries, and could continue to affect the market in significant and unforeseen ways. Other epidemics and pandemics that may arise in the future may have similar effects. For example, a global pandemic or other widespread health crisis could cause substantial market volatility and exchange trading suspensions and closures.  In addition, the increasing interconnectedness of markets around the world may result in many markets being affected by events or conditions in a single country or region or events affecting a single or small number of issuers. The coronavirus outbreak and public and private sector responses thereto have led to large portions of the populations of many countries working from home for indefinite periods of time, temporary or permanent layoffs, disruptions in supply chains, and lack of availability of certain goods. The impact of such responses could adversely affect the information technology and operational systems upon which the Trust and the Trust’s service providers rely, and could otherwise disrupt the ability of the employees of the Trust’s service providers to perform critical tasks relating to the Trust. Any such impact could adversely affect the Trust’s performance, or the performance of the securities in which the Trust invests and may lead to losses on your investment in the Trust.

Geopolitical Risk. The increasing interconnectivity between global economies and financial markets increases the likelihood that events or conditions in one region or financial market may adversely impact issuers in a different country, region or financial market. Securities in a Trust’s portfolio may underperform due to inflation (or expectations for inflation), interest rates, global demand for particular products or resources, natural disasters, health emergencies (such as epidemics and pandemics), terrorism, regulatory events and governmental or quasi-governmental actions. The occurrence of global events similar to those in recent years, such as terrorist attacks around the world, natural disasters, health emergencies, social and political discord, war or debt crises and downgrades, among others, may result in market volatility and may have long term effects on both the U.S. and global financial markets. Other financial, economic and other global market and social developments or disruptions may result in similar adverse circumstances, and it is difficult to predict when similar events affecting the U.S. or global financial markets may occur, the effects that such events may have and the duration of those effects (which may last for extended periods). Such global events may negatively impact broad segments of businesses and populations, cause a significant negative impact on the performance of the Trust’s investments, adversely affect and increase the volatility of the Trust’s share price and/or exacerbate preexisting political, social and economic risks to the Trust. The Trust’s operations may be interrupted and any such event(s) could have a significant adverse impact on the value and risk profile of the Trust’s portfolio. There is a risk that you may lose money by investing in the Trust.

Regulatory Risk. To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of Senior Loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of Senior Loans.

Market Disruption. Global instability, war, geopolitical tensions and terrorist attacks in the United States and around the world have previously resulted, and may in the future result in market volatility and may have long-term effects on the United States and worldwide financial markets and may cause further economic uncertainties in the United States and worldwide. The Trust cannot predict the effects of significant future events on the global economy and securities markets. A similar disruption of the financial markets could impact interest rates, auctions, secondary trading, ratings, credit risk, inflation and other factors relating to the Common

Eaton Vance Floating-Rate Income Trust45Prospectus dated September 27, 2022

Shares. In particular, Non-Investment Grade Bonds and Senior Loans tend to be more volatile than higher rated fixed-income securities so that these events and any actions resulting from them may have a greater impact on the prices and volatility of Non-Investment Grade Bonds and Senior Loans than on higher rated fixed-income securities.

Anti-Takeover Provisions. The Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) and Amended and Restated By-Laws (the “By-Laws” and together with the Declaration of Trust, the “Organizational Documents”) include provisions that could have the effect of limiting the ability of other persons or entities to acquire control of the Trust or to change the composition of its Board. For example, pursuant to the Trust's Declaration of Trust, the Board is divided into three classes of Trustees with each class serving for a three-year term and certain types of transactions require the favorable vote of holders of at least 75% of the outstanding shares of the Trust. See “Description of Capital Structure - Certain Provisions of the Organizational Documents - Anti-Takeover Provisions in the Organizational Documents.”

Management of the Trust

BOARD OF TRUSTEES

The management of the Trust, including general supervision of the duties performed by the Adviser under the Advisory Agreement (as defined below), is the responsibility of the Trust’s Board under the laws of The Commonwealth of Massachusetts and the 1940 Act.

THE ADVISER

Eaton Vance acts as the Trust’s investment adviser under an Investment Advisory Agreement (the “Advisory Agreement”). Eaton Vance has offices at Two International Place, Boston, MA 02110.  Eaton Vance and its predecessor organizations have been managing assets since 1924 and managing investment funds since 1931. Prior to March 1, 2021, Eaton Vance was a wholly owned subsidiary of Eaton Vance Corp. (“EVC”).

On March 1, 2021, Morgan Stanley acquired EVC (the “Transaction”) and Eaton Vance became an indirect, wholly owned subsidiary of Morgan Stanley.  In connection with the closing of the Transaction, the Trust entered into an interim investment advisory agreement (the “Interim Agreement”) with Eaton Vance, which took effect on March 1, 2021. The Interim Agreement allowed Eaton Vance to continue to manage the Trust for up to an additional 150 days following the Transaction to provide more time for further proxy solicitation in connection with shareholder approval of a new investment advisory agreement. Compensation payable to Eaton Vance pursuant to the Interim Agreement was required to be held in an interest-bearing escrow account with the Trust’s custodian. The Advisory Agreement was approved by Trust shareholders on April 16, 2021.

Morgan Stanley (NYSE: MS), whose principal offices are at 1585 Broadway, New York, New York 10036, is a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services. As of June 30 , 2022, Morgan Stanley’s asset management operations had aggregate assets under management of approximately $1.4 trillion.

Under the general supervision of the Trust’s Board, the Adviser will carry out the investment and reinvestment of the assets of the Trust, will furnish continuously an investment program with respect to the Trust, will determine which securities should be purchased, sold or exchanged, and will implement such determinations. The Adviser will furnish to the Trust investment advice and office facilities, equipment and personnel for servicing the investments of the Trust. The Adviser will compensate all Trustees and officers of the Trust who are members of the Adviser’s organization and who render investment services to the Trust, and will also compensate all other Adviser personnel who provide research and investment services to the Trust. In return for these services, facilities and payments, the Trust, has agreed to pay the Adviser as compensation under the Advisory Agreement a fee computed at an annual rate of 0.75% of the average daily gross assets, payable monthly. Eaton Vance may voluntarily reimburse additional fees and expenses, but is under no obligation to do so. Any such voluntary reimbursements may be terminated at any time. Gross assets of the Trust shall mean total assets of the Trust, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Trust’s investment objectives and policies, and/or (iv) any other means.  During periods in which the Trust is using leverage, the fees paid to Eaton Vance for investment advisory services will be higher than if the Trust did not use leverage because the fees paid will be calculated on the basis of the Trust’s gross assets, including proceeds from any borrowings and from the issuance of preferred shares.  The Trust is responsible for all expenses not expressly stated to be payable by another party (such as the expenses required to be paid pursuant to an agreement with the investment adviser or administrator). The Trust may pay brokerage commissions to broker-dealers affiliated with the Trust or the Adviser. For more information about affiliated brokerage commissions, see the section entitled “PORTFOLIO TRADING” in the Trust’s SAI.

Sarah A. Choi, Ralph H. Hinckley, Jr., Catherine C. McDermott, Daniel P. McElaney and Andrew N. Sveen are the portfolio managers of the Trust.  Mr. Hinckley is a Vice President of Eaton Vance and has been a portfolio manager of the Trust since January 2008.

Eaton Vance Floating-Rate Income Trust46Prospectus dated September 27, 2022

Messrs. McElaney and Sveen and Ms. McDermott are Vice Presidents of Eaton Vance and have been portfolio managers of the Trust since March 2019.  Ms. Choi is a Vice President of Eaton Vance and has been a portfolio manager of the Trust since July 2022.  Messrs. Hinckley, McElaney and Sveen and Ms. McDermott have been employed by Eaton Vance for more than five years and manage other Eaton Vance funds.  Ms. Choi has been employed by Eaton Vance since October 2019 and manages other Eaton Vance funds.  Prior to joining Eaton Vance, Ms. Choi worked as a Senior Credit Analyst at Apex Credit Partners from 2014 to 2019.

Additional Information Regarding Portfolio Managers

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of securities in the Trust. The SAI is available free of charge by calling 1-800-262-1122 or by visiting the Trust’s website at http://www.eatonvance.com. The information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus or the SAI.

The Trust and the Adviser have adopted codes of ethics relating to personal securities transactions (the “Codes of Ethics”). The Codes of Ethics permit Adviser personnel to invest in securities (including securities that may be purchased or held by the Trust) for their own accounts, subject to the provisions of the Codes of Ethics and certain employees are also subject to certain pre-clearance, reporting and other restrictions and procedures contained in such Codes of Ethics.

The Trust’s annual shareholder report contains information regarding the basis for the Trustees’ approval of the Trust’s Advisory Agreement.

THE ADMINISTRATOR

Eaton Vance serves as administrator of the Trust under an Administrative Services Agreement (the “Administration Agreement”), but currently receives no compensation for providing administrative services to the Trust. Under the Administration Agreement, Eaton Vance has been engaged to administer the Trust’s affairs, subject to the supervision of the Board, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of the Trust.

Plan of Distribution

The Trust may sell the Common Shares being offered under this Prospectus in any one or more of the following ways: (i) directly to purchasers; (ii) through agents; (iii) to or through underwriters; or (iv) through dealers. The Prospectus Supplement relating to the Offering will identify any agents, underwriters or dealers involved in the offer or sale of Common Shares, and will set forth any applicable offering price, sales load, fee, commission or discount arrangement between the Trust and its agents or underwriters, or among its underwriters, or the basis upon which such amount may be calculated, net proceeds and use of proceeds, and the terms of any sale.

The Trust may distribute Common Shares from time to time in one or more transactions at: (i) a fixed price or prices that may be changed; (ii) market prices prevailing at the time of sale; (iii) prices related to prevailing market prices; or (iv) negotiated prices; provided, however, that in each case the offering price per Common Share (less any underwriting commission or discount) must equal or exceed the NAV per Common Share.

The Trust from time to time may offer its Common Shares through or to certain broker-dealers, including UBS Securities LLC, that have entered into selected dealer agreements relating to at-the-market offerings.

The Trust may directly solicit offers to purchase Common Shares, or the Trust may designate agents to solicit such offers. The Trust will, in a Prospectus Supplement relating to such Offering, name any agent that could be viewed as an underwriter under the 1933 Act, and describe any commissions the Trust must pay to such agent(s). Any such agent will be acting on a reasonable best efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement or other offering materials, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Trust in the ordinary course of business.

If any underwriters or agents are used in the sale of Common Shares in respect of which this Prospectus is delivered, the Trust will enter into an underwriting agreement or other agreement with them at the time of sale to them, and the Trust will set forth in the Prospectus Supplement relating to such Offering their names and the terms of the Trust’s agreement with them.

If a dealer is utilized in the sale of Common Shares in respect of which this Prospectus is delivered, the Trust will sell such Common Shares to the dealer, as principal. The dealer may then resell such Common Shares to the public at varying prices to be determined by such dealer at the time of resale.

The Trust may engage in at-the-market offerings to or through a market maker or into an existing trading market, on an exchange or otherwise, in accordance with Rule 415(a)(4) under the 1933 Act. An at-the-market offering may be through an underwriter or underwriters acting as principal or agent for the Trust.

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Agents, underwriters and dealers may be entitled under agreements which they may enter into with the Trust to indemnification by the Trust against certain civil liabilities, including liabilities under the 1933 Act, and may be customers of, engage in transactions with or perform services for the Trust in the ordinary course of business.

In order to facilitate the Offering of Common Shares, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of Common Shares or any other Common Shares the prices of which may be used to determine payments on the Common Shares. Specifically, any underwriters may over-allot in connection with the Offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of Common Shares or of any such other Common Shares, the underwriters may bid for, and purchase, Common Shares or any such other Common Shares in the open market. Finally, in any Offering of Common Shares through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing Common Shares in the Offering if the syndicate repurchases previously distributed Common Shares in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of Common Shares above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

The Trust may enter into derivative transactions with third parties, or sell Common Shares not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell Common Shares covered by this Prospectus and the applicable Prospectus Supplement or other offering materials, including in short sale transactions. If so, the third parties may use Common Shares pledged by the Trust or borrowed from the Trust or others to settle those sales or to close out any related open borrowings of securities, and may use Common Shares received from the Trust in settlement of those derivatives to close out any related open borrowings of securities. The third parties in such sale transactions will be underwriters and, if not identified in this Prospectus, will be identified in the applicable Prospectus Supplement or other offering materials (or a post-effective amendment).

The maximum amount of compensation to be received by any member of the Financial Industry Regulatory Authority, Inc. will not exceed 8% of the initial gross proceeds from the sale of any security being sold with respect to each particular Offering of Common Shares made under a single Prospectus Supplement.

Any underwriter, agent or dealer utilized in the Offering of Common Shares will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Distributions

The Trust intends to make monthly distributions of net investment income to Common Shareholders, after payment of any dividends on any outstanding preferred shares. The amount of each monthly distribution will vary depending on a number of factors, including dividends payable on the Trust's preferred shares or other costs of financial leverage. As portfolio and market conditions change, the rate of dividends on the Common Shares and the Trust's dividend policy could change. Over time, the Trust will distribute all of its net investment income (after it pays accrued dividends on any outstanding preferred shares) or other costs of financial leverage.  In addition, at least annually, the Trust intends to distribute all or substantially all of its net realized capital gains (reduced by available capital loss carryforwards from prior years, if any). Distributions to Common Shareholders are recorded on the ex-dividend date. Distributions to preferred shareholders are recorded daily and are payable at the end of each dividend period.

Beginning February 13, 2008 and consistent with the patterns in the broader market for auction-rate securities, the Trust’s APS auctions were unsuccessful in clearing due to an imbalance of sell orders over bids to buy the APS. As a result, the dividend rates of the APS were reset to the maximum applicable rates.

In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 VRTP Shares.  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.

The Trust distinguishes between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

Common Shareholders may elect automatically to reinvest some or all of their distributions in additional Common Shares under the Trust's dividend reinvestment plan. See “Distributions” and “Dividend Reinvestment Plan.”

While there are any borrowings or preferred shares outstanding, the Trust may not be permitted to declare any cash dividend or other distribution on its Common Shares in certain circumstances. See “Description of Capital Structure.”

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Federal Income Tax Matters

The Trust has elected to be treated as and intends to qualify each year as a regulated investment company (“RIC”) under the Code. Accordingly, the Trust intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income, net tax-exempt interest income, if any, and net capital gains, if any, (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status. If it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Trust will not be subject to U.S. federal income tax on income paid to its shareholders in the form of dividends.

To qualify as a RIC for U.S. federal income tax purposes, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership (a partnership (a) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (b) that derives less than 90% of its income from the qualifying income described above). The Trust must also distribute to its shareholders at least the sum of 90% of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and 90% of its net tax-exempt interest income for each taxable year.

The Trust must also satisfy certain requirements with respect to the diversification of its assets. The Trust must have, at the close of each quarter of its taxable year, at least 50% of the value of its total assets represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the total assets of the Trust or more than 10% of the outstanding voting securities of that issuer. In addition, at the close of each quarter of its taxable year, not more than 25% of the value of the Trust’s assets may be invested, including through corporations in which the Trust owns a 20% or more voting stock interest, in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, or of two or more issuers that the Trust controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

If the Trust does not qualify as a RIC for any taxable year, the Trust’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will generally be taxable to the shareholder as ordinary income.  Such distributions may be treated as qualified dividend income with respect to shareholders who are individuals and may be eligible for the dividends-received deduction in the case of shareholders taxed as corporations, provided certain holding period and other requirements are met. In order to requalify for taxation as a RIC, the Trust may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

The Trust intends to make monthly distributions of net investment income after payment of dividends on any outstanding preferred shares or interest on any outstanding borrowings.

The Trust may also distribute its net realized capital gains, if any, generally not more than once per year. Taxes on distributions of capital gains are determined by how long the Trust owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares. In general, the Trust will recognize long-term capital gain or loss on investments it has owned for more than one year, and short-term capital gain or loss on investments it has owned for one year or less. Distributions of the Trust’s net capital gains (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to certain capital loss carryforwards) that are properly reported as capital gain dividends (“capital gain dividends”), if any, are taxable to shareholders as long-term capital gains. Dividends paid to shareholders out of the Trust’s current and accumulated earnings and profits will, except in the case of capital gain dividends and distributions of “qualified dividend income”, be taxable as ordinary income. Distributions, if any, in excess of the Trust’s earnings and profits will first reduce the adjusted tax basis of a shareholder’s shares and, after that basis has been reduced to zero, will constitute gain for the sale of shares. Dividends paid by the Trust generally will not qualify for the reduced tax rates applicable to qualified dividend income received by individual shareholders or the dividends-received deduction generally available to corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares of the Trust. Shareholders receiving any distribution from the Trust in the form of additional shares pursuant to a dividend reinvestment plan will be treated as receiving a dividend in amount equal to either (i) if the shares are trading below net asset value, the amount of cash allocated to the shareholder for the purchase of shares on its behalf in the open market, or (ii) if the shares are trading at or above net asset value, generally the fair market value of the new shares issued to the shareholder.

The Trust may retain some or all of its net capital gain. If the Trust retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gain in a notice to its shareholders who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount; and (ii) will be entitled to credit their proportionate share of the tax paid by the Trust on such undistributed amount against their U.S. federal income tax liabilities, if any, and will be entitled to claim refunds to the extent the credit exceeds

Eaton Vance Floating-Rate Income Trust49Prospectus dated September 27, 2022 such liabilities. For U.S. federal income tax purposes, the tax basis of shares owned by a shareholder will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. The Trust is not required to, and there can be no assurance the Trust will, make this designation if it retains all or a portion of its net capital gain in a taxable year.

In order to avoid incurring a nondeductible 4% U.S. federal excise tax obligation, the Code requires that the Trust distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income, generally computed on the basis of the one-year period ending on October 31 (or later if the Trust is permitted to elect and so elects) of such year and (iii) 100% of any ordinary income and capital gain net income from the prior year that was not paid out during such year and on which the Trust paid no U.S. federal income tax.

The Internal Revenue Service (“IRS”) currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based on the percentage of total dividends paid to each class for the tax year. Accordingly, if the Trust issues preferred shares, such as VRTP Shares, it will designate dividends made with respect to Common Shares and preferred shares as consisting of particular types of income (e.g., net capital gain and ordinary income) in accordance with the proportionate share of each class in the total dividends paid by the Trust during the year.

Gains or losses attributable to fluctuations in exchange rates between the time the Trust accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Trust actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss.  Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, forward contracts and similar instruments (to the extent permitted) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

The Trust will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year.

Selling shareholders will generally recognize capital gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the sale proceeds.  Any loss on a disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (or deemed received) with respect to those shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the shareholder’s risk of loss is diminished as a result of holding one or more offsetting positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of shares will be disallowed to the extent those shares are replaced by other substantially identical shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the shares (including through the reinvestment of distributions, which could occur, for example, if the shareholder is a participant in the Plan or otherwise). In that event, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

The net investment income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax. For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly). Net investment income includes, among other things, interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income.

Investments in foreign securities may be subject to foreign withholding taxes or other foreign taxes with respect to income (possibly including, in some cases, capital gains) which may decrease the Trust’s yield on such securities. These taxes may be reduced or eliminated under the terms of an applicable tax treaty. Shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Trust. In addition, investments in foreign securities or foreign currencies may increase or accelerate the Trust’s recognition of ordinary income and may affect the timing or amount of the Trust’s distributions.

Dividends and distributions on Trust shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when the Trust’s net asset value reflects unrealized gains or income or gains that are realized but not yet distributed. Such realized gains may be required to be distributed even when the Trust's net asset value also reflects unrealized losses.

Taxable distributions to individuals and certain other non-corporate shareholders who have not provided their correct taxpayer identification number and other required certifications, may be subject to “backup” U.S. federal income tax withholding.  Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the IRS.

Eaton Vance Floating-Rate Income Trust50Prospectus dated September 27, 2022

An investor should also be aware that the benefits of the reduced tax rate applicable to long-term capital gains may be impacted by the application of the alternative minimum tax to individual shareholders.

Certain foreign entities including foreign entities acting as intermediaries may be subject to a 30% withholding tax on ordinary dividend income paid under the Foreign Account Tax Compliance Act (“FATCA”). To avoid withholding, foreign financial institutions subject to FATCA must agree to disclose to the relevant revenue authorities certain information regarding their direct and indirect U.S. owners and other foreign entities must certify certain information regarding their direct and indirect U.S. owners to the Trust.  In addition, the IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not be applicable to the gross proceeds of share redemptions or capital gain dividends the Trust pays.  For more detailed information regarding FATCA withholding and compliance, please refer to the SAI.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to shareholders of investing in shares, reflects the federal tax law as of the date of this prospectus, and does not address special tax rules applicable to certain types of investors, such as corporate and foreign investors. A more complete discussion of the tax rules applicable to the Trust and the shareholders can be found in the SAI that is incorporated by reference into this prospectus. Unless otherwise noted, this discussion assumes that an investor is a United States person and holds shares as a capital asset. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. Investors should consult their tax advisors regarding other federal, state, local and, where applicable, foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

Dividend Reinvestment Plan

The Trust offers a dividend reinvestment plan (the “Plan”) pursuant to which Common Shareholders may elect to have distributions automatically reinvested in Common Shares of the Trust. You may elect to participate in the Plan by completing the Dividend Reinvestment Plan Application Form. If you do not participate, you will receive all distributions in cash paid by check mailed directly to you by American Stock Transfer & Trust Company, LLC (“AST” or “Plan Agent”) as dividend paying agent. On the distribution payment date, if the net asset value per Common Share is equal to or less than the market price per Common Share plus estimated brokerage commissions, then new Common Shares will be issued. The number of Common Shares shall be determined by the greater of the net asset value per Common Share or 95% of the market price. Otherwise, Common Shares generally will be purchased on the open market by the Plan Agent. Distributions subject to income tax (if any) are taxable whether or not shares are reinvested.

If your shares are in the name of a brokerage firm, bank, or other nominee, you can ask the firm or nominee to participate in the Plan on your behalf. If the nominee does not offer the Plan, you will need to request that your shares be re-registered in your name with the Trust’s transfer agent, AST, or you will not be able to participate.

The Plan Agent’s service fee for handling distributions will be paid by the Trust. Each participant will be charged their pro rata share of brokerage commissions on all open-market purchases.

Plan participants may withdraw from the Plan at any time by writing to the Plan Agent at the address noted on page 55. If you withdraw, you will receive shares in your name for all Common Shares credited to your account under the Plan. If a participant elects by written notice to the Plan Agent to have the Plan Agent sell part or all of his or her Common Shares and remit the proceeds, the Plan Agent is authorized to deduct a $5.00 fee plus brokerage commissions from the proceeds.

Any inquiries regarding the Plan can be directed to the Plan Agent, AST, at 1-866-439-6787.

Description of Capital Structure

The Trust is an unincorporated business trust established under the laws of the Commonwealth of Massachusetts by the Declaration of Trust.  The Declaration of Trust provides that the Board may authorize separate classes of shares of beneficial interest. The Board has authorized an unlimited number of Common Shares. The Trust will hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and annual meetings are required as a condition of such listing.

COMMON SHARES

The Declaration of Trust permits the Trust to issue an unlimited number of full and fractional Common Shares. Each Common Share represents an equal proportionate interest in the assets of the Trust with each other Common Share in the Trust. Common Shareholders are entitled to the payment of distributions when, as, and if declared by the Board. The 1940 Act or the terms of any future borrowings or issuance of preferred shares may limit the payment of distributions to the Common Shareholder. Each whole Common Share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC.

The Trust’s By-Laws include provisions (the “Control Share Provisions”), pursuant to which a shareholder who obtains beneficial ownership of Trust shares in a “Control Share Acquisition” may exercise voting rights with respect to such shares only to the extent

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the authorization of such voting rights is approved by other shareholders of the Trust. The By-Laws define a “Control Share Acquisition,” pursuant to various conditions and exceptions, to include an acquisition of Trust shares that would give the beneficial owner, upon the acquisition of such shares, the ability to exercise voting power, but for the Control Share Provisions, in the election of Trust Trustees in any of the following ranges: (i) one-tenth or more, but less than one-fifth of all voting power; (ii) one-fifth or more, but less than one-third of all voting power; (iii) one-third or more, but less than a majority of all voting power; or (iv) a majority or more of all voting power. Subject to various conditions and procedural requirements, including the delivery of a “Control Share Acquisition Statement” to the Trust’s secretary setting forth certain required information, a shareholder who obtains beneficial ownership of shares in a Control Share Acquisition generally may request a vote of Trust shareholders (excluding such acquiring shareholder and certain other interested shareholders) to approve the authorization of voting rights for such shares at the next annual meeting of Trust shareholders following the Control Share Acquisition. See “Certain Provisions of the Organizational Documents” below for more information.

The By-Laws establish qualification criteria applicable to prospective Trustees and generally require that advance notice be given to the Trust in the event a shareholder desires to nominate a person for election to the Board or to transact any other business at a meeting of shareholders. Any notice by a shareholder must be accompanied by certain information as required by the By-Laws. No shareholder proposal will be considered at any meeting of shareholders of the Trust if such proposal is submitted by a shareholder who does not satisfy all applicable requirements set forth in the By-Laws.

In the event of the liquidation of the Trust, after paying or adequately providing for the payment of all liabilities of the Trust and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Board may distribute the remaining assets of the Trust among the Common Shareholders. The Declaration of Trust provides that Common Shareholders are not liable for any liabilities of the Trust and permits inclusion of a clause to that effect in every agreement entered into by the Trust and, in coordination with the Trust's By-Laws, indemnifies shareholders against any such liability. Although shareholders of an unincorporated business trust established under Massachusetts law may, in certain limited circumstances, be held personally liable for the obligations of the business trust as though they were general partners, the provisions of the Trust’s Organizational Documents described in the foregoing sentence make the likelihood of such personal liability remote.

While there are any borrowings or preferred shares outstanding, the Trust may not be permitted to declare any cash dividend or other distribution on its Common Shares, unless at the time of such declaration, (i) all accrued dividends on preferred shares or accrued interest on borrowings have been paid and (ii) the value of the Trust's total assets (determined after deducting the amount of such dividend or other distribution), less all liabilities and indebtedness of the Trust not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares (expected to equal the aggregate original purchase price of the outstanding preferred shares plus redemption premium, if any, together with any accrued and unpaid dividends thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Trust may be required to comply with other asset coverage requirements as a condition of the Trust obtaining a rating of the preferred shares from a Rating Agency. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Trust's ability to make distributions on its Common Shares could in certain circumstances impair the ability of the Trust to maintain its qualification for taxation as a regulated investment company for federal income tax purposes. The Trust intends, however, to the extent possible to purchase or redeem preferred shares or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special dividends to the holders of the preferred shares in certain circumstances in connection with any such impairment of the Trust's status as a regulated investment company. See “Investment Objectives, Policies and Risks,” “Distributions” and “Federal Income Tax Matters.” Depending on the timing of any such redemption or repayment, the Trust may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.

The Trust has no present intention of offering additional Common Shares, except as described herein. Other offerings of its Common Shares, if made, will require approval of the Board. Any additional offering will not be sold at a price per Common Share below the then current NAV (exclusive of underwriting discounts and commissions) except in connection with an offering to existing Common Shareholders or with the consent of a majority of the outstanding Common Shares. The Common Shares have no preemptive rights.

The Trust generally will not issue Common Share certificates. However, upon written request to the Trust’s transfer agent, a share certificate will be issued for any or all of the full Common Shares credited to an investor’s account. Common Share certificates that have been issued to an investor may be returned at any time.

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CREDIT FACILITY

The Trust currently leverages through borrowings, and has entered into an Agreement with conduit lenders and a bank to borrow up to $210 million ($ 290 million prior to September 29, 2021). Borrowings under the Agreement are secured by the assets of the Trust. Interest is charged at a rate above the conduits’ commercial paper issuance rate and is payable monthly. Under the terms of the Agreement, the Trust also pays a program fee of 0.90% per annum on its outstanding borrowings to administer the facility and a liquidity fee of 0.15% (0.25% if the outstanding loan amount is less than or equal to 60% of the total facility size) per annum on the unused portion of the total commitment under the Agreement. Program and liquidity fees for the year ended May 31, 2022 totaled $1,430,528 .. In connection with the renewal of the Agreement on March 7, 2022 , the Trust paid an upfront fee of $315 ,000, which is being amortized to interest expense over a period of one year through March 6, 2023 ..  The Trust is required to maintain certain net asset levels during the term of the Agreement.  At May 31, 2022 , the Trust had borrowings outstanding under the Agreement of $147 ,000,000 at an interest rate of 1.06%, in addition to outstanding preferred shares.  Based on the short-term nature of the borrowings under the Agreement and the variable interest rate, the carrying amount of the borrowings at May 31, 2022 approximated its fair value. For the year ended May 31, 2022 , the average borrowings under the Agreement and the average interest rate (excluding fees) were $131,498,630 and 0.31%, respectively.

In addition, the credit facility/program contains covenants that, among other things, limit the Trust’s ability to pay dividends in certain circumstances, incur additional debt, enter into a new investment advisory agreement without the consent of the lenders, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Trust is required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The credit facility/program contains customary covenant, negative covenant and default provisions. In addition, any such credit facility/program entered into in the future may be replaced or refinanced by one or more credit facilities having substantially different terms or by the issuance of preferred shares or debt securities.

REPURCHASE OF COMMON SHARES AND OTHER DISCOUNT MEASURES

Because shares of closed-end management investment companies frequently trade at a discount to their NAVs, the Board has determined that from time to time it may be in the interest of shareholders for the Trust to take corrective actions. The Board, in consultation with Eaton Vance, will review at least annually the possibility of open market repurchases and/or tender offers for the Common Shares and will consider such factors as the market price of the Common Shares, the NAV of the Common Shares, the liquidity of the assets of the Trust, effect on the Trust's expenses, whether such transactions would impair the Trust's status as a regulated investment company or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions which may have a material effect on the Trust's ability to consummate such transactions. There are no assurances that the Board will, in fact, decide to undertake either of these actions or if undertaken, that such actions will result in the Trust's Common Shares trading at a price which is equal to or approximates their NAV. In recognition of the possibility that the Common Shares might trade at a discount to NAV and that any such discount may not be in the interest of shareholders, the Board, in consultation with Eaton Vance, from time to time may review possible actions to reduce any such discount.

On November 2013, the Board of Trustees initially approved a share repurchase program for the Trust. Pursuant to the reauthorization of the share repurchase program by the Board of Trustees in March 2019, the Trust is authorized to repurchase up to 10% of its Common Shares outstanding as of the last day of the prior calendar year at market prices when shares are trading at a discount to net asset value.  The share repurchase program does not obligate the Trust to purchase a specific amount of shares.  Results of the share repurchase program will be disclosed in the Trust’s annual and semiannual reports to shareholders.

PREFERRED SHARES

The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest with preference rights, including preferred shares, having a par value of $0.01 per share, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the Common Shareholders.  On September 16, 2004, the Trust issued 3,480 Series A APS, 3,480 Series B APS, 3,480 Series C APS, 3,480 Series D APS and 3,480 Series E APS, with a liquidation preference per share of $25,000 plus accumulated but unpaid dividends.  As of November 30, 2012, 2,840 Series A APS, 2,840 Series B APS, 2,840 Series C APS, 2,840 Series D APS and 2,840 Series E APS had been redeemed.  In December 2012, the Trust entered into a financing transaction pursuant to which it offered 800 VRTP Shares.  The Trust used the net proceeds from the sale of VRTP Shares to enter into a series of transactions which ultimately resulted in a redemption and/or repurchase of its outstanding APS and to maintain the Trust’s leveraged capital structure.  As of January 4, 2013, all APS had been redeemed and/or repurchased.  The VRTP Shares have seniority over the Common Shares.

Under the requirements of the 1940 Act, the Trust must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%.  Asset coverage means the ratio which the value of the total assets of the Trust, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Trust, if any, plus the aggregate liquidation preference of the preferred shares.  The liquidation value

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of the preferred shares is expected to equal to their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared.  The terms of the preferred shares, including their distribution rate, voting rights, liquidation preference and redemption provisions, are determined by the Board (subject to applicable law and the Trust’s Declaration of Trust).  The Trust may issue preferred shares that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of such preferred shares may also enable the Trust to lengthen such intervals.  At times, the distribution rate on any preferred shares may exceed the Trust’s return after expenses on the investment of proceeds from the preferred shares and the Trust’s leverage structure, resulting in a lower rate of return to Common Shareholders than if the preferred shares were not outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal to the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to holders of Common Shares.  After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Trust.

Holders of preferred shares, voting as a class, would be entitled to elect two of the Trust’s Trustees.  The holders of both the Common Shares and the preferred shares (voting together as a single class with each share entitling its holder to one vote) would be entitled to elect the remaining Trustees of the Trust.  Under the 1940 Act, if at any time distributions on any preferred shares are unpaid in an amount equal to two full years’ distributions thereon, the holders of all outstanding preferred shares, voting as a class, will be allowed to elect a majority of the Trust’s Trustees until all distributions in arrears have been paid or declared and set apart for payment.  In addition, if required by a Rating Agency rating any preferred shares or if the Board determines it to be in the best interests of the Common Shareholders, issuance of such preferred shares may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of any preferred shares may be entitled to elect a majority of the Trust’s Board in other circumstances, for example, if one payment on the preferred shares is in arrears.  The differing rights of the holders of preferred and Common Shares with respect to the election of Trustees do not affect the obligation of all Trustees to take actions they believe to be consistent with the best interests of the Trust.  All such actions must be consistent with (i) the obligations of the Trust with respect to the holders of preferred shares (which obligations arise primarily from the contractual terms of the preferred shares, as specified in the Trust’s Organizational Documents) and (ii) the fiduciary duties owed to the Trust, which include the duties of loyalty and care.

The VRTP Shares have been rated Aa3 by Moody's.  The Trust currently intends to seek to maintain this rating or an equivalent credit rating on the VRTP Shares or any preferred shares it issues.  The Rating Agencies which rate the preferred shares and any bank lender in connection with a credit facility or commercial paper program may also impose specific restrictions as a condition to borrowing.  Such restrictions may include asset coverage or portfolio composition requirements that are more stringent than those imposed on the Trust by the 1940 Act.  These covenants or guidelines do not currently and are not expected to impede Eaton Vance in managing the Trust’s portfolio in accordance with its investment objectives and policies and it is not anticipated that they will so impede Eaton Vance in the future.

CERTAIN PROVISIONS OF THE ORGANIZATIONAL DOCUMENTS

Summary of Anti-Takeover Provisions in the Organizational Documents

Pursuant to the Organizational Documents, the Board is divided into three classes, with the term of one class expiring at each annual meeting of holders of Common Shares and preferred shares, if any. At each annual meeting, one class of Trustees is elected to a three-year term. This provision could delay the replacement of a majority of the Board thereby increasing stability of the composition of the Board.  In addition, in the event a Trustee is not elected at an annual meeting at which such Trustee’s term expires, and a nominee presented to shareholders as such Trustee’s successor is also not elected, then the incumbent Trustee shall remain a member of the relevant class of Trustees and hold office until the expiration of the term applicable to Trustees in that class.  In a contested Trustee election, a nominee must receive the affirmative vote of a majority of the shares outstanding and entitled to vote in order to be elected.  A Trustee may be removed from office only for cause by a written instrument signed by the remaining Trustees or by a vote of the holders of at least two-thirds of the class of shares of the Trust that elects such Trustee and are entitled to vote on the matter.  These provisions similarly could delay the replacement of Trustees, which similarly increases stability of the composition of the Board.

The Organizational Documents establish supermajority voting requirements with respect to certain other matters.  The Declaration of Trust requires the favorable vote of the holders of at least 75% of the outstanding shares of each class of the Trust, voting as a class, then entitled to vote to approve, adopt or authorize certain transactions with 5%-or-greater holders (“Principal Shareholders”) of a class of shares and their associates, unless the Board shall by resolution have approved a memorandum of understanding with such holders, in which case normal voting requirements would be in effect. For purposes of these provisions, a Principal Shareholder refers to any person who, whether directly or indirectly and whether alone or together with its affiliates and associates, beneficially

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owns 5% or more of the outstanding shares of any class of beneficial interest of the Trust. The transactions subject to these special approval requirements are: (i) the merger or consolidation of the Trust or any subsidiary of the Trust with or into any Principal Shareholder; (ii) the issuance of any securities of the Trust to any Principal Shareholder for cash; (iii) the sale, lease or exchange of all or any substantial part of the assets of the Trust to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or (iv) the sale, lease or exchange to or with the Trust or any subsidiary thereof, in exchange for securities of the Trust, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period). For information on the Control Share Provisions and the qualification criteria applicable to prospective Trustees in the Trust’s By-Laws, see “Description of Capital Structure – Common Shares.”

The Board believes that these provisions are in the best interests of the Trust and its shareholders. These provisions may provide some protection to the Trust against insurgent campaigns from “activist” investors that may, under some circumstances, impede the Trust’s ability to achieve its investment objective and may otherwise threaten to harm the long-term interests of the Trust and its other shareholders. These provisions promote continuity and stability and enhance the Trust’s ability to pursue the Trust’s investment strategies that are consistent with its stated investment objective and investment policies. Because these provisions may discourage third parties from seeking to obtain control of the Trust or from seeking to effect a tender offer or similar transaction, they may reduce opportunities for Common Shareholders to sell their Common Shares at a short-term premium over the then-current market price, However, they allow the Board to balance the interests of the entire shareholder base in evaluating these and other types of transactions rather than prioritizing the interests of certain shareholders.

The voting thresholds described above and below under “Conversion to Open-End Fund” are higher than those (if any) established under Massachusetts or federal law. The Board has determined that these voting requirements are in the best interest of holders of Common Shares and preferred shares generally. Reference is made to the Organizational Documents on file with the SEC for the full text of these provisions.

Conversion to Open-End Fund

The Trust may be converted to an open-end investment company at any time if approved by the lesser of (i) two-thirds or more of the Trust’s then outstanding Common Shares and preferred shares, each voting separately as a class, or (ii) more than 50% of the then outstanding Common Shares and preferred shares, voting separately as a class if such conversion is recommended by at least 75% of the Trustees then in office. If approved in the foregoing manner, conversion of the Trust could not occur until 90 days after the Common Shareholders’ meeting at which such conversion was approved and would also require at least 30 days’ prior notice to all Common Shareholders. Conversion of the Trust to an open-end management investment company also would require the redemption of any outstanding preferred shares, including VRTP Shares, and could require the repayment of borrowings. The Board believes that the closed-end structure is desirable, given the Trust’s investment objectives and policies. Investors should assume, therefore, that it is unlikely that the Board would vote to convert the Trust to an open-end management investment company.

Custodian and Transfer Agent

State Street Bank and Trust Company (“State Street”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, is the custodian of the Trust and will maintain custody of the securities and cash of the Trust. State Street maintains the Trust’s general ledger and computes NAV per share at least weekly. State Street also attends to details in connection with the sale, exchange, substitution, transfer and other dealings with the Trust’s investments, and receives and disburses all funds. State Street also assists in preparation of shareholder reports and the electronic filing of such reports with the SEC.

American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219 is the transfer agent and dividend disbursing agent of the Trust.

Legal Matters

Certain legal matters in connection with the Common Shares will be passed upon for the Trust by internal counsel for Eaton Vance.

On August 27, 2020, the Trust’s Board of Trustees (the “Board”) received a shareholder demand letter from counsel to Saba Capital Master Fund, Ltd., a hedge fund (“Saba”). Saba also filed claims against the Trust in a lawsuit in Suffolk County Superior Court in Massachusetts asserting breach of contract and fiduciary duty by the Trust and certain of its affiliates, the Trust’s adviser, and the Board, following the recent implementation by the Trust of by-law amendments that (i) require trustee nominees in contested elections to obtain affirmative votes of a majority of eligible shares in order to be elected and (ii) establish certain requirements related to shares obtained in “control share” acquisitions. With respect to the Trust, Saba seeks rescission of these bylaw provisions and certain related relief. On March 31, 2021, the court allowed in part and denied in part a motion to dismiss Saba’s claims. While management of the Trust is unable to predict the outcome of this matter, it does not believe the outcome would result in the payment of any monetary damages by the Trust.

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Reports to Shareholders

The Trust will send to Common Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”), 200 Berkeley Street, Boston, MA 02116, independent registered public accounting firm, audits the Trust’s financial statements.  Deloitte and/or its affiliates provide other audit, tax and related services to the Trust.

Potential Conflicts of Interest

As a diversified global financial services firm, Morgan Stanley, the parent company of the investment adviser, engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of a Fund or Portfolio, as applicable (collectively, for purposes of this section, “Fund” or “Funds”). Morgan Stanley advises clients and sponsors, manages or advises other investment funds and investment programs, accounts and businesses (collectively, together with any new or successor Morgan Stanley funds, programs, accounts or businesses, (other than funds, programs, accounts or businesses sponsored, managed, or advised by former direct or indirect subsidiaries of Eaton Vance Corp. (“Eaton Vance Investment Accounts”)), the “MS Investment Accounts,” and, together with the Eaton Vance Investment Accounts, the “Affiliated Investment Accounts”) with a wide variety of investment objectives that in some instances may overlap or conflict with a Fund’s investment objectives and present conflicts of interest. In addition, Morgan Stanley or the investment adviser may also from time to time create new or successor Affiliated Investment Accounts that may compete with a Fund and present similar conflicts of interest. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of Fund shareholders and, in fact, they may not be. Conflicts of interest not described below may also exist.

The discussions below with respect to actual, apparent and potential conflicts of interest also may be applicable to or arise from the MS Investment Accounts whether or not specifically identified.

For more information about conflicts of interest, see the section entitled “Potential Conflicts of Interest” in the SAI.

Material Non-public Information. It is expected that confidential or material non-public information regarding an investment or potential investment opportunity may become available to the investment adviser. If such information becomes available, the investment adviser may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or disposition opportunity with respect to such investment or investment opportunity. Morgan Stanley has established certain information barriers and other policies to address the sharing of information between different businesses within Morgan Stanley. In limited circumstances, however, including for purposes of managing business and reputational risk, and subject to policies and procedures and any applicable regulations, Morgan Stanley personnel, including personnel of the investment adviser, on one side of an information barrier may have access to information and personnel on the other side of the information barrier through “wall crossings.” The investment adviser faces conflicts of interest in determining whether to engage in such wall crossings. Information obtained in connection with such wall crossings may limit or restrict the ability of the investment adviser to engage in or otherwise effect transactions on behalf of the Fund(s) (including purchasing or selling securities that the investment adviser may otherwise have purchased or sold for a Fund in the absence of a wall crossing).

Investments by Morgan Stanley and its Affiliated Investment Accounts. In serving in multiple capacities to Affiliated Investment Accounts, Morgan Stanley, including the investment adviser and its investment teams, may have obligations to other clients or investors in Affiliated Investment Accounts, the fulfillment of which may not be in the best interests of a Fund or its shareholders. A Fund’s investment objectives may overlap with the investment objectives of certain Affiliated Investment Accounts. As a result, the members of an investment team may face conflicts in the allocation of  investment opportunities among a Fund and other investment funds, programs, accounts and businesses advised by or affiliated with the investment adviser. Certain Affiliated Investment Accounts may provide for higher management or incentive fees or greater expense reimbursements or overhead allocations, all of which may contribute to this conflict of interest and create an incentive for the investment adviser to favor such other accounts. To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the investment adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all clients of the investment adviser, including the Fund(s), fair access to investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, and the fiduciary duties of the investment adviser.

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Investments by Separate Investment Departments. The entities and individuals that provide investment-related services for the Fund and certain other Eaton Vance Investment Accounts (the “Eaton Vance Investment Department”) may be different from the entities and individuals that provide investment-related services to MS Investment Accounts (the “MS Investment Department” and, together with the Eaton Vance Investment Department, the “Investment Departments”). Although Morgan Stanley has implemented information barriers between the Investment Departments in accordance with internal policies and procedures, each Investment Department may engage in discussions and share information and resources with the other Investment Department on certain investment-related matters. A MS Investment Account could trade in advance of a Fund (and vice versa), might complete trades more quickly and efficiently than a Fund, and/or achieve different execution than a Fund on the same or similar investments made contemporaneously, even when the Investment Departments shared research and viewpoints that led to that investment decision. Any sharing of information or resources between the Investment Department servicing the Fund and the MS Investment Department may result, from time to time, in a Fund simultaneously or contemporaneously seeking to engage in the same or similar transactions as an account serviced by the other Investment Department and for which there are limited buyers or sellers on specific securities, which could result in less favorable execution for the Fund than such account.

Payments to Broker-Dealers and Other Financial Intermediaries. The investment adviser and/or EVD may pay compensation, out of their own funds and not as an expense of a Fund, to certain financial intermediaries (which may include affiliates of the investment adviser and EVD), including recordkeepers and administrators of various deferred compensation plans, in connection with the sale, distribution, marketing and retention of shares of the Fund and/or shareholder servicing. The prospect of receiving, or the receipt of, additional compensation, as described above, by financial intermediaries may provide such financial intermediaries and their financial advisors and other salespersons with an incentive to favor sales of shares of a Fund over other investment options with respect to which these financial intermediaries do not receive additional compensation (or receive lower levels of additional compensation). These payment arrangements, however, will not change the price that an investor pays for shares of a Fund or the amount that the Fund receives to invest on behalf of an investor. Investors may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and should review carefully any disclosures provided by financial intermediaries as to their compensation. In addition, in certain circumstances, the investment adviser may restrict, limit or reduce the amount of a Fund’s investment, or restrict the type of governance or voting rights it acquires or exercises, where the Fund (potentially together with Morgan Stanley) exceeds a certain ownership interest, or possesses certain degrees of voting or control or has other interests.

Morgan Stanley Trading and Principal Investing Activities. Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for a Fund’s holdings, although these activities could have an adverse impact on the value of one or more of the Fund’s investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from, and potentially adverse to, that of a Fund.

Morgan Stanley’s Investment Banking and Other Commercial Activities. Morgan Stanley advises clients on a variety of mergers, acquisitions, restructuring, bankruptcy and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with a Fund and with respect to investments that a Fund may hold. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by a Fund. Morgan Stanley may give advice and provide recommendations to persons competing with a Fund and/or any of a Fund’s investments that are contrary to the Fund’s best interests and/or the best interests of any of its investments. Morgan Stanley’s activities on behalf of its clients (such as engagements as an underwriter or placement agent) may restrict or otherwise limit investment opportunities that may otherwise be available to a Fund.

Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. Under these circumstances, a Fund may be precluded from participating in a transaction with or relating to the company being sold or participating in any financing activity related to merger or acquisition.

General Process for Potential Conflicts. All of the transactions described above involve the potential for conflicts of interest between the investment adviser, related persons of the investment adviser and/or their clients. The Investment Advisers Act of 1940, as amended (the “Advisers Act”) the 1940 Act and ERISA impose certain requirements designed to decrease the possibility of conflicts of interest between an investment adviser and its clients. In some cases, transactions may be permitted subject to fulfillment of certain conditions. Certain other transactions may be prohibited. In addition, the investment adviser has instituted policies and procedures designed to prevent conflicts of interest from arising and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with its fiduciary duty to its clients and in accordance with applicable law. The investment adviser seeks to ensure that potential or actual conflicts of interest are appropriately resolved taking into consideration the overriding best interests of the client.

Eaton Vance Floating-Rate Income Trust57Prospectus dated September 27, 2022

Additional Information

The Prospectus and the SAI do not contain all of the information set forth in the Registration Statement that the Trust has filed with the SEC. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations. The SAI can be obtained without charge by calling 1-800-262-1122.

Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

As permitted by regulations adopted by the Securities and Exchange Commission, paper copies of the Trust’s annual and semi-annual shareholder reports are no longer being sent by mail unless you specifically request paper copies of the reports. Instead, the reports are being made available on the Trust’s website (funds.eatonvance.com/closed-end-fund-and-term-trust-documents.php), and you will be notified by mail each time a report is posted and provided with a website address to access the report. If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. If you hold shares at the Trust’s transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you may elect to receive shareholder reports and other communications from the Trust electronically by contacting AST. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary to sign up. You may elect to receive all future Trust shareholder reports in paper free of charge. If you hold shares at AST, you can inform AST that you wish to continue receiving paper copies of your shareholder reports by calling 1-866-439-6787. If you own these shares through a financial intermediary, you must contact your financial intermediary or follow instructions included with this disclosure, if applicable, to elect to continue to receive paper copies of your shareholder reports. Your election to receive reports in paper will apply to all funds held with AST or to all funds held through your financial intermediary, as applicable.

Incorporation by Reference

This Prospectus is part of a registration statement filed with the SEC. The Trust is permitted to “incorporate by reference” the information filed with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the Offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●The Trust’s SAI, dated September 27, 2022, filed with this Prospectus;

●The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022 filed with the SEC on July 25, 2022; and

●The description of the Trust’s Common Shares contained in its Registration Statement on Form 8-A filed with the SEC on May 26, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The Trust will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling (800) 262-1122.

The Trust makes available this Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this Prospectus, the SAI, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this Prospectus or the accompanying prospectus supplement.

Eaton Vance Floating-Rate Income Trust58Prospectus dated September 27, 2022

Table of Contents for the Statement of Additional Information

Eaton Vance Floating-Rate Income Trust59Prospectus dated September 27, 2022

The Trust’s Privacy Policy

FACTS	WHAT DOES EATON VANCE DO WITH YOUR PERSONAL INFORMATION
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

■Social Security number and income

■investment experience and risk tolerance

■checking account number and wire transfer instructions

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Eaton Vance chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does Eaton Vance share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our investment management affiliates’ everyday business purposes — information about your transactions, experiences, and creditworthiness	Yes	Yes
For our affiliates’ everyday business purposes — information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes — information about your creditworthiness	No	We don’t share
For our investment management affiliates to market to you	Yes	Yes
For our affiliates to market to you	No	We don’t share
For nonaffiliates to market to you	No	We don’t share

To limit our sharing

Call toll-free 1-800-262-1122 or email: EVPrivacy@eatonvance.com

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice. However, you can contact us at any time to limit our sharing.

Questions?	Call toll-free 1-800-262-1122 or email: EVPrivacy@eatonvance.com

Eaton Vance Floating-Rate Income Trust60Prospectus dated September 27, 2022

Who we are
Who is providing this notice?

Eaton Vance Management, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management (International) Limited, Eaton Vance Advisers International Ltd., Eaton Vance Global Advisors Limited, Eaton Vance Management’s Real Estate Investment Group, Boston Management and Research, Calvert Research and Management, Eaton Vance and Calvert Fund Families and our investment advisory affiliates (“Eaton Vance”) (see Investment Management Affiliates definition below)

What we do
How does Eaton Vance protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings. We have policies governing the proper handling of customer information by personnel and requiring third parties that provide support to adhere to appropriate security standards with respect to such information.

How does Eaton Vance collect my personal information?

We collect your personal information, for example, when you

■  open an account or make deposits or withdrawals from your account

■  buy securities from us or make a wire transfer

■  give us your contact information

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

■  sharing for affiliates’ everyday business purposes — information about your creditworthiness

■  affiliates from using your information to market to you

■  sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

Definitions
Investment Management Affiliates

Eaton Vance Investment Management Affiliates include registered investment advisers, registered broker- dealers, and registered and unregistered funds. Investment Management Affiliates does not include entities associated with Morgan Stanley Wealth Management, such as Morgan Stanley Smith Barney LLC and Morgan Stanley & Co.

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

■  Our affiliates include companies with a Morgan Stanley name and financial companies such as Morgan Stanley Smith Barney LLC and Morgan Stanley & Co.

Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. ■ Eaton Vance does not share with nonaffiliates so they can market to you.
Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ■ Eaton Vance doesn’t jointly market.
Other important information

Vermont: Except as permitted by law, we will not share personal information we collect about Vermont residents with Nonaffiliates unless you provide us with your written consent to share such information.

California: Except as permitted by law, we will not share personal information we collect about California residents with Nonaffiliates and we will limit sharing such personal information with our Affiliates to comply with California privacy laws that apply to us.

Eaton Vance Floating-Rate Income Trust61Prospectus dated September 27, 2022

Up to 4,741,359 Shares

Eaton Vance Floating-Rate Income Trust

Common Shares

Prospectus September 27, 2022

Printed on recycled paper.

Eaton Vance Floating-Rate Income Trust62Prospectus dated September 27, 2022

STATEMENT OF
ADDITIONAL INFORMATION
September 27, 2022

Eaton Vance Floating-Rate Income Trust

Two International Place
Boston, Massachusetts 02110
1-800-262-1122

THIS STATEMENT OF ADDITIONAL INFORMATION (“SAI”) IS NOT A PROSPECTUS AND IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE INVESTORS ONLY IF PRECEDED OR ACCOMPANIED BY THE PROSPECTUS OF EATON VANCE FLOATING-RATE INCOME TRUST (THE “TRUST”) DATED SEPTEMBER 27, 2022, AS SUPPLEMENTED FROM TIME TO TIME, WHICH IS INCORPORATED HEREIN BY REFERENCE. THIS SAI SHOULD BE READ IN CONJUNCTION WITH SUCH PROSPECTUS, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING YOUR FINANCIAL INTERMEDIARY OR CALLING THE TRUST AT 1-800-262-1122.

Capitalized terms used in this SAI and not otherwise defined have the meanings given them in the Trust’s Prospectus and any related Prospectus Supplements.

ADDITIONAL INVESTMENT INFORMATION AND RESTRICTIONS

Primary investment strategies are described in the Prospectus. The following is a description of the various investment practices that may be engaged in, whether as a primary or secondary strategy, and a summary of certain attendant risks. The Adviser may not buy any of the following instruments or use any of the following techniques unless it believes that doing so will help to achieve the Trust’s investment objectives.

SENIOR LOANS

Senior Loans are loans that are senior in repayment priority to other debt of the borrower.  Senior Loans generally pay interest that floats, adjusts or varies periodically based on benchmark indicators, specified adjustment schedules or prevailing interest rates.  Senior Loans are often secured by specific assets or “collateral,” although they may not be secured by collateral.  A Senior Loan is typically originated, negotiated and structured by a U.S. or foreign commercial bank, insurance company, finance company or other financial institution (the “Agent”) for a group of loan investors (“Loan Investors”), generally referred to as a “syndicate.” The Agent typically administers and enforces the Senior Loan on behalf of the Loan Investors in the syndicate. In addition, an institution, typically but not always the Agent, holds any collateral on behalf of the Loan Investors.  Loan interests primarily take the form of assignments purchased in the primary or secondary market. Loan interests may also take the form of participation interests in, or novations of, a Senior Loan.  Senior Loans primarily include senior floating- rate loans and secondarily senior floating- rate debt obligations (including those issued by an asset-backed pool), and interests therein.

Loan Collateral. Borrowers generally will, for the term of the Senior Loan, pledge collateral to secure their obligation. In addition, Senior Loans may be guaranteed by or secured by assets of the borrower’s owners or affiliates. During the term of the Senior Loan, the value of collateral securing the Loan may decline in value, causing the Loan to be under-collateralized. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under a Senior Loan. In addition, if a Senior Loan is foreclosed, the Trust could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

Fees. The Trust may receive a facility fee when it buys a Senior Loan, and pay a facility fee when it sells a Senior Loan. On an ongoing basis, the Trust may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Trust may receive a prepayment penalty fee upon the prepayment of a Senior Loan by a borrower or an amendment fee.

Loan Administration.  In a typical Senior Loan, the Agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the Agent to fulfill its obligations may delay or adversely affect receipt of payment by the Trust. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Trust has direct recourse against the borrower, the Trust must rely on the Agent and the other Loan Investors to use appropriate remedies against the borrower. The Agent is typically responsible for monitoring compliance with covenants contained in the loan agreement based upon reports prepared by the borrower.  The typical practice of an Agent or a Loan Investor in relying exclusively or primarily on reports from the borrower may involve the risk of fraud by the borrower.  It is unclear whether an investment in a Senior Loan offers the securities law protections against fraud and misrepresentation.

A financial institution’s appointment as Agent may usually be terminated in the event that it fails to observe the requisite standard of care or becomes insolvent.  A successor Agent would generally be appointed to replace the terminated Agent, and assets held by the Agent under the Loan Agreement should remain available to holders of Senior Loans. However, if assets held by the Agent for the benefit of the Trust were determined to be subject to the claims of the Agent’s general creditors, the Trust might incur certain costs and delays in realizing payment on a Senior Loan, or suffer a loss of principal and/or interest. In situations involving other Interposed Persons (as defined below), similar risks may arise.

Additional Information. The Trust may purchase and retain in its portfolio a Senior Loan where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. While such investments may provide opportunities for enhanced income as well as capital appreciation, they generally involve greater risk and may be considered speculative.  The Trust may from time to time participate in ad-hoc committees formed by creditors to negotiate with the management of financially troubled borrowers. The Trust may incur legal fees as a result of such participation.  In addition, such participation may restrict the Trust’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Trust also may expose the Trust to potential liabilities under bankruptcy or other laws governing the rights of creditors and debtors. The Trust will participate in such committees only when the investment adviser believes that such participation is necessary or desirable to enforce the Trust’s rights as a creditor or to protect the value of a Senior Loan held by the Trust.

Eaton Vance Floating-Rate Income Trust2SAI dated September 27, 2022

In some instances, other accounts managed by the investment adviser may hold other securities issued by borrowers the Senior Loans of which may be held by the Trust. These other securities may include, for example, debt securities that are subordinate to the Senior Loans held by the Trust, convertible debt or common or preferred equity securities.  In certain circumstances, such as if the credit quality of the borrower deteriorates, the interests of holders of these other securities may conflict with the interests of the holders of the borrower’s Senior Loans. In such cases, the investment adviser may owe conflicting fiduciary duties to the Trust and other client accounts. The investment adviser will endeavor to carry out its obligations to all of its clients to the fullest extent possible, recognizing that in some cases, certain clients may achieve a lower economic return, as a result of these conflicting client interests, than if the investment adviser’s client accounts collectively held only a single category of the issuer’s securities.  See “Potential Conflicts of Interest.”

The Trust may acquire warrants and other equity securities as part of a unit combining a Senior Loan and equity securities of a borrower or its affiliates. The Trust may also acquire equity securities or debt securities (including non-dollar denominated debt securities) issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a borrower, or if such acquisition, in the judgment of the investment adviser, may enhance the value of a Senior Loan or would otherwise be consistent with the Trust’s investment policies.

The Trust will generally acquire participations only if the Loan Investor selling the participation, and any other persons interpositioned between the Trust and the Loan Investor (an “Interposed Person”), at the time of investment, has outstanding debt or deposit obligations rated investment grade (BBB or A-3 or higher by S&P or Baa or P- 3 or higher by Moody’s or comparably rated by another nationally recognized statistical ratings organization) or determined by the investment adviser to be of comparable quality.

LOANS

Loans may be primary, direct investments or investments in loan assignments or participation interests.  A loan assignment represents a portion or the entirety of a loan and a portion of the entirety of a position previously attributable to a different lender. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement and has the same rights and obligations as the assigning investor.  However, assignments through private negotiations may cause the purchaser of an assignment to have different and more limited rights than those held by the assigning investor.  Loan participation interests are interests issued by a lender or other entity and represent a fractional interest in a loan. The Trust typically will have a contractual relationship only with the financial institution that issued the participation interest. As a result, the Trust may have the right to receive payments of principal, interest and any fees to which it is entitled only from the financial institution and only upon receipt by such entity of such payments from the borrower. In connection with purchasing a participation interest, the Trust generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights with respect to any funds acquired by other investors through set-off against the borrower and the Trust may not directly benefit from the collateral supporting the loan in which it has purchased the participation interest. As a result, the Trust may assume the credit risk of both the borrower and the financial institution issuing the participation interest. In the event of the insolvency of the entity issuing a participation interest, the Trust may be treated as a general creditor of such entity.

Loans may be originated by a lending agent, such as a financial institution or other entity, on behalf of a group or “syndicate” of loan investors (the “Loan Investors”).  In such a case, the agent administers the terms of the loan agreement and is responsible for the collection of principal, and interest payments from the borrower and the apportionment of these payments to the Loan Investors. Failure by the agent to fulfill its obligations may delay or adversely affect receipt of payment by the Trust. Furthermore, unless under the terms of a loan agreement or participation (as applicable) the Trust has direct recourse against the borrower, the Trust must rely on the Agent and the other Loan Investors to pursue appropriate remedies against the borrower.

Loan investments may be made at par or at a discount or premium to par.  The interest payable on a loan may be fixed or floating rate, and paid in cash or in-kind.  In connection with transactions in loans, the Trust may be subject to facility or other fees.  Loans may be secured by specific collateral or other assets of the borrower, guaranteed by a third party, unsecured or subordinated.  During the term of a loan, the value of any collateral securing the loan may decline in value, causing the loan to be under collateralized. Collateral may consist of assets that may not be readily liquidated, and there is no assurance that the liquidation of such assets would satisfy fully a borrower’s obligations under the loan. In addition, if a loan is foreclosed, the Trust could become part owner of the collateral and would bear the costs and liabilities associated with owning and disposing of such collateral.

A lender’s repayment and other rights primarily are determined by governing loan, assignment or participation documents, which (among other things) typically establish the priority of payment on the loan relative to other indebtedness and obligations of the borrower.  A borrower typically is required to comply with certain covenants contained in a loan agreement between the borrower and the holders of the loan.  The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the issuer, and the nature of the collateral securing the loan.  Loans with fewer covenants that restrict activities of the borrower may provide the borrower with more flexibility to take actions that may be detrimental to the loan holders and provide fewer investor protections in the event covenants are breached.  The Trust may experience relatively greater realized or unrealized losses or delays and expense in enforcing its rights with respect to loans with fewer restrictive covenants.  Loans to entities located

Eaton Vance Floating-Rate Income Trust3SAI dated September 27, 2022 outside of the U.S. (including to sovereign entities) may have substantially different lender protections and covenants as compared to loans to U.S. entities and may involve greater risks.  In the event of bankruptcy, applicable law may impact a lender’s ability to enforce its rights.  The Trust may have difficulties and incur expense enforcing its rights with respect to non-U.S. loans and such loans could be subject to bankruptcy laws that are materially different than in the U.S.  Sovereign entities may be unable or unwilling to meet their obligations under a loan due to budgetary limitations or economic or political changes within the country.

Investing in loans involves the risk of default by the borrower or other party obligated to repay the loan.  In the event of insolvency of the borrower or other obligated party, the Trust may be treated as a general creditor of such entity unless it has rights that are senior to that of other creditors or secured by specific collateral or assets of the borrower.  Fixed-rate loans are also subject to the risk that their value will decline in a rising interest rate environment.  This risk is mitigated for floating-rate loans, where the interest rate payable on the loan resets periodically by reference to a base lending rate.  The base lending rate usually is the London Interbank Offered Rate (“LIBOR”), the Federal Reserve federal funds rate, the prime rate or other base lending rates used by commercial lenders. LIBOR usually is an average of the interest rates quoted by several designated banks as the rates at which they pay interest to major depositors in the London interbank market on U.S. dollar-denominated deposits.

Many financial instruments use or may use a floating rate based on LIBOR, which is the offered rate for short-term Eurodollar deposits between major international banks. On July 27, 2017, the head of the United Kingdom’s Financial Conduct Authority announced a desire to phase out the use of LIBOR beginning at the end of 2021. The ICE Benchmark Administration Limited, the administrator of LIBOR, ceased publishing certain LIBOR settings on December 31, 2021, and is expected to cease publishing the remaining LIBOR settings on June 30, 2023. Although the transition process away from LIBOR has become increasingly well-defined, the impact on certain debt securities, derivatives and other financial instruments that utilize LIBOR remains uncertain. See “LIBOR Transition and Associated Risk” herein.

The Trust will take whatever action it considers appropriate in the event of anticipated financial difficulties, default or bankruptcy of the borrower or other entity obligated to repay a loan. Such action may include: (i) retaining the services of various persons or firms (including affiliates of the investment adviser) to evaluate or protect any collateral or other assets securing the loan or acquired as a result of any such event; (ii) managing (or engaging other persons to manage) or otherwise dealing with any collateral or other assets so acquired; and (iii) taking such other actions (including, but not limited to, payment of operating or similar expenses relating to the collateral) as the investment adviser may deem appropriate to reduce the likelihood or severity of loss on the Trust’s investment and/or maximize the return on such investment.  The Trust will incur additional expenditures in taking protective action with respect to loans in (or anticipated to be in) default and assets securing such loans.  In certain circumstances, the Trust may receive equity or equity-like securities from a borrower to settle the loan or may acquire an equity interest in the borrower.  Representatives of the Trust also may join creditor or similar committees relating to loans.

Lenders can be sued by other creditors and the debtor and its shareholders. Losses could be greater than the original loan amount and occur years after the loan’s recovery. If a borrower becomes involved in bankruptcy proceedings, a court may invalidate the Trust’s security interest in any loan collateral or subordinate the Trust’s rights under the loan agreement to the interests of the borrower’s unsecured creditors or cause interest previously paid to be refunded to the borrower. There are also other events, such as the failure to perfect a security interest due to faulty documentation or faulty official filings, which could lead to the invalidation of the Trust’s security interest in loan collateral. If any of these events occur, the Trust’s performance could be negatively affected.

Interests in loans generally are not listed on any national securities exchange or automated quotation system and no active market may exist for many loans, making them illiquid. As described below, a secondary market exists for many Senior Loans, but it may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

From time to time the investment adviser and its affiliates may borrow money from various banks in connection with their business activities. Such banks may also sell interests in loans to or acquire them from the Trust or may be intermediate participants with respect to loans in which the Trust owns interests. Such banks may also act as agents for loans held by the Trust.

To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of loans.

JUNIOR LOANS

Due to their lower place in the borrower’s capital structure and possible unsecured status, certain loans (“Junior Loans”) involve a higher degree of overall risk than Senior Loans (described below) of the same borrower.  Junior Loans may be direct loans or purchased either in the form of an assignment or a loan participation.  Junior Loans are subject to the same general risks inherent in any loan investment (see “Loans” below). Junior Loans include secured and unsecured subordinated loans, as well as second lien

Eaton Vance Floating-Rate Income Trust4SAI dated September 27, 2022 loans and subordinated bridge loans. A second lien loan is generally second in line in terms of repayment priority and may have a claim on the same collateral pool as the first lien, or it may be secured by a separate set of assets. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale.

Bridge loans or bridge facilities are short-term loan arrangements (e.g., 12 to 18 months) typically made by a borrower in anticipation of intermediate-term or long-term permanent financing. Most bridge loans are structured as floating-rate debt with step-up provisions under which the interest rate on the bridge loan rises the longer the loan remains outstanding and may be converted into senior exchange notes if the loan has not been prepaid in full on or prior to its maturity date. Bridge loans may be subordinate to other debt and may be secured or unsecured. Bridge loans are generally made with the expectation that the borrower will be able to obtain permanent financing in the near future. Any delay in obtaining permanent financing subjects the bridge loan investor to increased risk. A borrower with an outstanding bridge loan may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. From time to time, the Trust may make a commitment to participate in a bridge loan facility, obligating itself to participate in the facility if it funds. In return for this commitment, the Trust receives a fee.

Debtor-in-Possession Financing. The Trust may invest in debtor-in-possession financings (commonly called “DIP financings”). DIP financings are arranged when an entity seeks the protections of the bankruptcy court under chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under chapter 11. Such financings are senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from chapter 11 and be forced to liquidate its assets under chapter 7 of the Bankruptcy Code. In such event, the Trust’s only recourse will be against the property securing the DIP financing.

Regulatory Changes. To the extent that legislation or state or federal regulators that regulate certain financial institutions impose additional requirements or restrictions with respect to the ability of such institutions to make loans, particularly in connection with highly leveraged transactions, the availability of Senior Loans for investment may be adversely affected. Further, such legislation or regulation could depress the market value of Senior Loans.

Credit Quality. Many Senior Loans in which the Trust may invest are of below investment grade credit quality. Accordingly, these Senior Loans are subject to similar or identical risks and other characteristics described below in relation to Non-Investment Grade Bonds.

LIBOR. The London Interbank Offered Rate or LIBOR is the average offered rate for various maturities of short-term loans between major international banks who are members of the British Bankers Association.  It is used throughout global banking and financial industries to determine interest rates for a variety of financial instruments (such as debt instruments and derivatives) and borrowing arrangements.  In July 2017, the Financial Conduct Authority (the “FCA”), the United Kingdom financial regulatory body, announced a desire to phase out the use of LIBOR. The ICE Benchmark Administration Limited, the administrator of LIBOR, ceased publishing certain LIBOR settings on December 31, 2021, and is expected to cease publishing the remaining LIBOR settings on June 30, 2023. Many market participants are in the process of transitioning to the use of alternative reference or benchmark rates.

On September 29, 2021 the FCA announced that it will compel the ICE Benchmark Administration Limited (the “IBA”) to publish a subset of non-U.S. LIBOR maturities after December 31, 2021 using a “synthetic” methodology that is not based on panel bank contributions and has indicated that it may also require IBA to publish a subset of U.S. LIBOR maturities after June 30, 2023, using a similar synthetic methodology. However, these synthetic publications are expected to be published for a limited period of time and would be considered non-representative of the underlying market.

Although the transition process away from LIBOR has become increasingly well-defined the impact on certain debt securities, derivatives and other financial instruments that utilize LIBOR remains uncertain. The transition process may involve, among other things, increased volatility or illiquidity in markets for instruments that currently rely on LIBOR. The transition may also result in a change in (i) the value of certain instruments held by the Trust, (ii) the cost of borrowing or the dividend rate for preferred shares, or (iii) the effectiveness of related Trust transactions such as hedges, as applicable.

Various financial industry groups are planning for the transition away from LIBOR, but there are obstacles to converting certain longer term securities and transactions to a new benchmark. In June 2017, the Alternative Reference Rates Committee, a group of large U.S. banks working with the Federal Reserve, announced its selection of a new Secured Overnight Financing Rate (“SOFR”), which is intended to be a broad measure of secured overnight U.S. Treasury repo rates, as an appropriate replacement for LIBOR. Bank working groups and regulators in other countries have suggested other alternatives for their markets, including the Sterling Overnight Interbank Average Rate (“SONIA”) in England. Both SOFR and SONIA, as well as certain other proposed replacement rates, are materially different from LIBOR, and changes in the applicable spread for financial instruments transitioning away from LIBOR need to be made to accommodate the differences. Liquid markets for newly-issued instruments that use an alternative reference rate are still developing. Consequently, there may be challenges for a Trust to enter into hedging transactions against instruments tied to alternative reference rates until a market for such hedging transactions develops.

Eaton Vance Floating-Rate Income Trust5SAI dated September 27, 2022

Additionally, while some existing LIBOR-based instruments may contemplate a scenario where LIBOR is no longer available by providing for an alternative or “fallback” rate-setting methodology, there may be significant uncertainty regarding the effectiveness of any such alternative methodologies to replicate LIBOR. Not all existing LIBOR-based instruments have such fallback provisions, and many that do, do not contemplate the permanent cessation of LIBOR. While it is expected that market participants will amend legacy financial instruments referencing LIBOR to include fallback provisions to alternative reference rates, there remains uncertainty regarding the willingness and ability of parties to add or amend such fallback provisions in legacy instruments maturing after the end of 2021, particularly with respect to legacy cash products.  Although there are ongoing efforts among certain government entities and other organizations to address these uncertainties, the ultimate effectiveness of such efforts is not yet known.

Any effects of the transition away from LIBOR and the adoption of alternative reference rates, as well as other unforeseen effects, could result in losses to the Trust, and such effects may occur prior to the discontinuation of the remaining LIBOR settings in 2023. Furthermore, the risks associated with the discontinuation of LIBOR and transition to replacement rates may be exacerbated if an orderly transition to an alternative reference rate is not completed in a timely manner.

NON-INVESTMENT GRADE BONDS

Investments in Non-Investment Grade Bonds generally provide greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk, including the possibility of issuer default and bankruptcy. Non-Investment Grade Bonds are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Debt securities in the lowest investment grade category also may be considered to possess some speculative characteristics by certain rating agencies. In addition, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of higher quality securities.

Non-Investment Grade Bonds may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade securities. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in Non-Investment Grade Bond prices because the advent of recession could lessen the ability of an issuer to make principal and interest payments on its debt obligations. If an issuer of Non-Investment Grade Bonds defaults, in addition to risking payment of all or a portion of interest and principal, the Trust may incur additional expenses to seek recovery. In the case of Non-Investment Grade Bonds structured as zero-coupon, step-up or payment-in-kind securities, their market prices will normally be affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities that pay interest currently and in cash. Eaton Vance seeks to reduce these risks through diversification, credit analysis and attention to current developments in both the economy and financial markets.

The secondary market on which Non-Investment Grade Bonds are traded may be less liquid than the market for investment grade securities. Less liquidity in the secondary trading market could adversely affect the net asset value of the Common Shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of Non-Investment Grade Bonds, especially in a thinly traded market. When secondary markets for Non-Investment Grade Bonds are less liquid than the market for investment grade securities, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is no reliable, objective data available. During periods of thin trading in these markets, the spread between bid and asked prices is likely to increase significantly and the Trust may have greater difficulty selling these securities. The Trust will be more dependent on Eaton Vance’s research and analysis when investing in Non-Investment Grade Bonds. Eaton Vance seeks to minimize the risks of investing in all securities through in-depth credit analysis and attention to current developments in interest rate and market conditions.

A general description of the ratings of securities by S&P, Fitch and Moody’s is set forth in Appendix A to this SAI. Such ratings represent these rating organizations’ opinions as to the quality of the securities they rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, debt obligations with the same maturity, coupon and rating may have different yields while obligations with the same maturity and coupon may have the same yield. For these reasons, the use of credit ratings as the sole method of evaluating Non-Investment Grade Bonds can involve certain risks. For example, credit ratings evaluate the safety or principal and interest payments, not the market value risk of Non-Investment Grade Bonds. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated. Eaton Vance does not rely solely on credit ratings when selecting securities for the Trust, and develops its own independent analysis of issuer credit quality.

In the event that a rating agency or Eaton Vance downgrades its assessment of the credit characteristics of a particular issue, the Trust is not required to dispose of such security. In determining whether to retain or sell a downgraded security, Eaton Vance may consider such factors as Eaton Vance’s assessment of the credit quality of the issuer of such security, the price at which such security could be sold and the rating, if any, assigned to such security by other rating agencies. However, analysis of the creditworthiness of issuers of Non-Investment Grade Bonds may be more complex than for issuers of high quality debt securities.

Eaton Vance Floating-Rate Income Trust6SAI dated September 27, 2022

OTHER INVESTMENTS

Convertible Securities. The Trust may invest in convertible securities.  A convertible security is a bond, debenture, note, preferred security, or other security that entitles the holder to acquire common stock or other equity securities of the same or a different issuer. A convertible security entitles the holder to receive interest paid or accrued or the dividend paid on such security until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible income securities in that they ordinarily provide a stable stream of income with generally higher yields than those of common stocks of the same or similar issuers, but lower interest or dividend yields than comparable nonconvertible securities. The value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors also may have an effect on the convertible security’s investment value. A convertible security ranks senior to common stock in a corporation’s capital structure but is usually subordinated to comparable nonconvertible securities. Convertible securities may be purchased for their appreciation potential when they yield more than the underlying securities at the time of purchase or when they are considered to present less risk of principal loss than the underlying securities. Generally speaking, the interest or dividend yield of a convertible security is somewhat less than that of a non-convertible security of similar quality issued by the same company. A convertible security may be subject to redemption or conversion at the option of the issuer after a particular date and under certain circumstances (including at a specified price) established in the convertible security’s governing instrument.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by the Trust are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the securities are issued, which may increase the effects of currency risk.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the securities to be redeemed by the issuer at a premium over the stated principal amount of the debt securities under certain circumstances. Certain convertible securities may include loss absorption characteristics that make the securities more equity-like. This is particularly true of convertible securities issued by companies in the financial services sector.

Synthetic convertible securities may include either cash-settled convertibles or manufactured convertibles. Cash-settled convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a cash-settled convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured convertibles are created by the investment adviser or another party by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed-income (“fixed-income component”) or a right to acquire equity securities (“convertibility component”). The fixed-income component is achieved by investing in nonconvertible fixed-income securities, such as nonconvertible bonds, preferred securities and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features (“equity features”) granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index. A manufactured convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security that has a unitary market value, a manufactured convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total “market value” of such a manufactured convertible is the sum of the values of its fixed-income component and its convertibility component. More flexibility is possible in the creation of a manufactured convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the investment adviser may combine a fixed-income instrument and an equity feature with respect to the stock of the issuer of the fixed-income instrument to create a synthetic convertible security otherwise unavailable in the market. The investment adviser may also combine a fixed-income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the investment adviser believes such a manufactured convertible would better promote the Trust’s objective than alternative investments. For example, the investment adviser may combine an equity feature with respect to an issuer’s stock with a fixed-income security of a different issuer in the same industry to diversify the Trust’s credit exposure, or with a U.S. Treasury instrument to create a manufactured convertible with a higher credit profile than a traditional convertible security issued by that issuer. A manufactured convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, “combined” to create a manufactured convertible. For example, the Trust may purchase a warrant for eventual inclusion in a manufactured convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market

Eaton Vance Floating-Rate Income Trust7SAI dated September 27, 2022 conditions. The value of a manufactured convertible may respond to certain market fluctuations differently from a traditional convertible security with similar characteristics. For example, in the event the Trust created a manufactured convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the manufactured convertible would be expected to outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed-income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Fixed-Income Securities. Fixed-income securities include bonds, preferred, preference and convertible securities, notes, debentures, asset-backed securities (including those backed by mortgages), loan participations and assignments, equipment lease certificates, equipment trust certificates and conditional sales contracts. Generally, issuers of fixed-income securities pay investors periodic interest and repay the amount borrowed either periodically during the life of the security and/or at maturity. Some fixed-income securities, such as zero coupon bonds, do not pay current interest, but are purchased at a discount from their face values, and values accumulate over time to face value at maturity. The market prices of fixed-income securities fluctuate depending on such factors as interest rates, credit quality and maturity. In general, market prices of fixed-income securities decline when interest rates rise and increase when interest rates fall. Fixed-income securities are subject to risk factors such as sensitivity to interest rate and real or perceived changes in economic conditions, payment expectations, credit quality, liquidity and valuation. Fixed-income securities with longer maturities (for example, over ten years) are more affected by changes in interest rates and provide less price stability than securities with short-term maturities (for example, one to ten years). Fixed-income securities bear the risk of principal and interest default by the issuer, which will be greater with higher yielding, lower grade securities. During an economic downturn, the ability of issuers to service their debt may be impaired. The rating assigned to a fixed-income security by a rating agency does not reflect assessment of the volatility of the security’s market value or of the liquidity of an investment in the securities. Credit ratings are based largely on the issuer’s historical financial condition and a rating agency’s investment analysis at the time of rating, and the rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular high yield security.  In addition to lower rated securities, the Trust may also invest in higher rated securities. For a description of corporate ratings, see Appendix A.

The fixed-income securities market has been and may continue to be negatively affected by the novel coronavirus pandemic. As with other serious economic disruptions, governmental authorities and regulators responded to this crisis with significant fiscal and monetary policy changes, including considerably lowering interest rates, which, in some cases could result in negative interest rates. These actions, including their possible unexpected or sudden reversal or potential ineffectiveness, could further increase volatility in securities and other financial markets and reduce market liquidity. To the extent the Trust has a bank deposit or holds a debt instrument with a negative interest rate to maturity, the Trust would generate a negative return on that investment. Similarly, negative rates on investments by money market funds and similar cash management products could lead to losses on investments, including on investments of the Trust’s uninvested cash.  As the U.S. Federal Reserve “tapers” or reduces the amount of securities it purchases pursuant to its quantitative easing program, and/or if the Federal Reserve raises the federal funds rate, there is a risk that interest rates will rise, which could expose fixed-income and related markets to heightened volatility and could cause the value of the Trust’s investments, and the Trust’s net asset value to decline, potentially suddenly and significantly, which may negatively impact the Trust’s performance.

Repurchase Agreements. The Trust may enter into repurchase agreements (the purchase of a security coupled with an agreement to resell at a higher price) with respect to its permitted investments. In the event of the bankruptcy of the other party to a repurchase agreement, the Trust might experience delays in recovering its cash. To the extent that, in the meantime, the value of the securities the Trust purchased may have decreased, the Trust could experience a loss. Repurchase agreements maturing in more than seven days that the investment adviser believes may not be terminated within seven days at approximately the amount at which the Trust has valued the agreements are considered illiquid securities. The Trust’s repurchase agreements will provide that the value of the collateral underlying the repurchase agreement will always be at least equal to the repurchase price, including any accrued interest earned on the agreement, and will be marked to market daily.

Reverse Repurchase Agreements. While the Trust has no current intention to enter into reverse repurchase agreements, the Trust reserves the right to enter into reverse repurchase agreements in the future, at levels that may vary over time.  Under a reverse repurchase agreement, the Trust temporarily transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Trust agrees to repurchase the instrument at an agreed upon time and price, which reflects an interest payment. The Trust may enter into such agreements when it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income.

When the Trust enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Trust's assets. As a result, such transactions may increase fluctuations in the market value of the Trust's assets. While there is a risk that large fluctuations in the market value of the Trust's assets could affect net asset value, this risk is not significantly increased by entering into reverse

Eaton Vance Floating-Rate Income Trust8SAI dated September 27, 2022 repurchase agreements, in the opinion of the Adviser. Because reverse repurchase agreements may be considered to be the practical equivalent of borrowing funds, they constitute a form of leverage.  The SEC views reverse repurchase transactions as collateralized borrowings by a fund. Such agreements will be treated as subject to investment restrictions regarding “borrowings.” If the Trust reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Trust's yield.

Zero Coupon and Deep Discount Bonds and Payment-in-Kind (“PIK”) Securities.  Zero coupon bonds are debt obligations that do not require the periodic payment of interest and are issued at a significant discount from face value. The discount approximates the total amount of interest the bonds will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of purchase. The effect of owning debt obligations that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the debt obligation. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future.  Deep discount bonds also are issued at a discount from face value, but may make periodic interest payments at a below market interest rate.

Payment-in-kind securities (“PIKs”) are debt obligations that pay “interest” in the form of other debt obligations, instead of in cash. Each of these instruments is normally issued and traded at a deep discount from face value. Zero-coupon bonds, step-ups and PIKs allow an issuer to avoid or delay the need to generate cash to meet current interest payments and, as a result, may involve greater credit risk than bonds that pay interest currently or in cash. The Trust would be required to distribute the income on these instruments as it accrues, even though the Trust will not receive the income on a current basis or in cash. Thus, the Trust may have to sell other investments, including when it may not be advisable to do so, to make income distributions to its shareholders.  PIKs and other obligations that do not pay regular income distributions may experience greater volatility in response to interest rate changes and issuer developments. PIKs generally carry higher interest rates compared to obligations that make cash payments of interest to reflect their payment deferral and increased credit risk. Even if accounting conditions are met for accruing income payable at a future date under a PIK, the issuer could still default when the collection date occurs at the maturity of or payment date for the PIK.  PIKs may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral.  If the issuer of a PIK defaults the Trust may lose its entire investment. PIK interest has the effect of generating investment income and increasing the incentive fees, if any, payable at a compounding rate. Generally, the deferral of PIK interest increases the loan to value ratio.

Bonds and preferred stocks that make “in-kind” payments and other securities that do not pay regular income distributions may experience greater volatility in response to interest rate changes and issuer developments. PIK securities generally involve significantly greater credit risk than coupon loans because the Trust receives no cash payments until the maturity date or a specified cash payment date. Even if accounting conditions are met for accruing income payable at a future date under a PIK bond, the issuer could still default when the collection date occurs at the maturity of or payment date for the PIK bond. PIK bonds may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral. If the issuer of a PIK security defaults, the Trust may lose its entire investment.

The Trust is required to accrue income from zero coupon and deep discount bonds and PIK securities on a current basis, even though it does not receive that income currently in cash, and the Trust is required to distribute that income for each taxable year. Such distributions could reduce the Trust’s cash position and require it to sell securities and incur a gain or loss at a time it may not otherwise want to in order to provide the cash necessary for these distributions.

Indexed Securities. The Trust may invest in securities that fluctuate in value with an index. Such securities generally will either be issued by the U.S. Government or one of its agencies or instrumentalities or, if privately issued, collateralized by mortgages that are insured, guaranteed or otherwise backed by the U.S. Government, its agencies or instrumentalities. The interest rate or, in some cases, the principal payable at the maturity of an indexed security may change positively or inversely in relation to one or more interest rates, financial indices, securities prices or other financial indicators (“reference prices”). An indexed security may be leveraged to the extent that the magnitude of any change in the interest rate or principal payable on an indexed security is a multiple of the change in the reference price. Thus, indexed securities may decline in value due to adverse market changes in reference prices. Because indexed securities derive their value from another instrument, security or index, they are considered derivative debt securities, and are subject to different combinations of prepayment, extension, interest rate and/or other market risks.

Short Sales. The Trust may utilize short sales for hedging purposes. A short sale is effected by selling a security which the Trust does not own, or, if the Trust does own the security, is not to be delivered upon consummation of the sale. The Trust may engage in short sales “against the box” (i.e., short sales of securities the Trust already owns) for hedging purposes. If the price of the security in the short sale decreases, the Trust will realize a profit to the extent that the short sale price for the security exceeds the market price. If the price of the security increases, the Trust will realize a loss to the extent that the market price exceeds the short sale price. Selling securities short runs the risk of losing an amount greater than the initial investment therein.

Eaton Vance Floating-Rate Income Trust9SAI dated September 27, 2022

Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. Short-selling exposes the Trust to unlimited risk with respect to that security due to the lack of an upper limit on the price to which an instrument can rise. Although the Trust reserves the right to utilize short sales, the Adviser is under no obligation to utilize short-sales at all.

Foreign Investments. The Trust may invest in U.S. dollar denominated securities of non-U.S. issuers. Because foreign companies are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to U.S. companies, there may be less publicly available information about a foreign company than about a domestic company. Volume and liquidity in most foreign debt markets is less than in the United States and securities of some foreign companies are less liquid and more volatile than securities of comparable U.S. companies. There is generally less government supervision and regulation of securities exchanges, broker-dealers and listed companies than in the United States. Mail service between the United States and foreign countries may be slower or less reliable than within the United States, thus increasing the risk of delayed settlements of portfolio transactions or loss of certificates for portfolio securities. Payment for securities before delivery may be required. In addition, with respect to certain foreign countries, there is the possibility of expropriation or confiscatory taxation, political or social instability, or diplomatic developments that could affect investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payments position. Foreign securities markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies.

The Trust may invest in securities and other instruments (including loans) issued, guaranteed, or backed by sovereign or government entities. Economic data as reported by sovereign or government entities and other issuers may  be delayed, inaccurate or fraudulent. Many sovereign or government debt obligations may be rated below investment grade. Any restructuring of a sovereign or government debt obligation held by the Trust will likely have a significant adverse effect on the value of the obligation. In the event of default of a sovereign or government debt, the Trust may be unable to pursue legal action against the issuer or secure collateral on the debt, as there are typically no assets to be seized or cash flows to be attached. Furthermore, the willingness or ability of a sovereign or government entity to restructure defaulted debt may be limited. Therefore, losses on sovereign or government defaults may far exceed the losses from the default of a similarly rated U.S. corporate debt issuer.

Political events in foreign countries may cause market disruptions. In June 2016, the United Kingdom (“UK”) voted in a referendum to leave the European Union (“EU”) (“Brexit”). Effective January 31, 2020, the UK ceased to be a member of the EU and, following a transition period during which the EU and the UK Government engaged in a series of negotiations regarding the terms of the UK’s future relationship with the EU, the EU and the UK Government signed an agreement on December 30, 2020 regarding the economic relationship between the UK and the EU. This agreement became effective on a provisional basis on January 1, 2021 and entered into full force on May 1, 2021. There remains significant market uncertainty regarding Brexit’s ramifications, and the range and potential implications of the possible political, regulatory, economic, and market outcomes in the UK, EU and beyond are difficult to predict. The end of the Brexit transition period may cause greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence, and an increased likelihood of a recession in the UK. If one or more additional countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted.

American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”) and Global Depositary Receipts (“GDRs”) may be purchased. ADRs, EDRs and GDRs are certificates evidencing ownership of shares of a foreign issuer and are alternatives to purchasing directly the underlying foreign securities in their national markets and currencies. However, they continue to be subject to many of the risks associated with investing directly in foreign securities. These risks include foreign exchange risk as well as the political and economic risks of the underlying issuer’s country. ADRs, EDRs and GDRs may be sponsored or unsponsored. Unsponsored receipts are established without the participation of the issuer. Unsponsored receipts may involve higher expenses, they may not pass through voting or other shareholder rights, and they may be less liquid.

Derivative Instruments. Derivative instruments (which are instruments that derive their value from another instrument, security, index or currency) may be used to enhance income (in the case of written options), to hedge against fluctuations in securities prices, currency exchange rates, to change the duration of the overall portfolio, or as a substitute for the purchase or sale of securities or currencies. Such transactions may be in the U.S. or abroad and may include the purchase or sale of forward or futures contracts securities (such as U.S. Government securities), indices, other financial instruments (such as certificates of deposit, Eurodollar time deposits and economic indices); options on futures contracts; exchange-traded and over-the-counter options on securities, indices or currencies; interest rate swaps, credit default swaps, and credit linked notes (described below); and forward foreign currency exchange contracts. The Trust may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest. The Trust incurs costs in opening and closing derivatives positions.

Generally, derivatives can be characterized as financial instruments whose performance is derived at least in part from the performance of an underlying reference instrument. Derivative instruments may be acquired in the United States or abroad and include the various types of exchange-traded and over-the-counter (“OTC”) instruments described herein and other instruments with substantially

Eaton Vance Floating-Rate Income Trust10SAI dated September 27, 2022 similar characteristics and risks. Depending on the type of derivative instrument and the Trust’s investment strategy, a derivative instrument may be based on a security, instrument, index, currency, commodity, economic indicator or event (referred to as “reference instruments”). Trust obligations created pursuant to derivative instruments may be subject to the requirements described under “Asset Coverage” herein.

Derivative instruments are subject to a number of risks, including adverse or unexpected movements in the price of the reference instrument, and counterparty, credit, interest rate, leverage, liquidity, market and tax risks. Use of derivative instruments may cause the realization of higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if such instruments had not been used. Success in using derivative instruments to hedge portfolio assets depends on the degree of price correlation between the derivative instruments and the hedged asset. Derivatives also involve the risk that changes in their value may not correlate perfectly with the assets, rates or indices they are designed to hedge or closely track. Imperfect correlation may be caused by several factors, including temporary price disparities among the trading markets for the derivative instrument, the reference instrument and the Trust’s assets. To the extent that a derivative instrument is intended to hedge against an event that does not occur, the Trust may realize losses.

OTC derivative instruments involve an additional risk in that the issuer or counterparty may fail to perform its contractual obligations. Some derivative instruments are not readily marketable or may become illiquid under adverse market conditions. In addition, during periods of market volatility, an option or commodity exchange or swap execution facility or clearinghouse may suspend or limit trading in an exchange-traded derivative instrument, which may make the contract temporarily illiquid and difficult to price. Commodity exchanges may also establish daily limits on the amount that the price of a futures contract or futures option can vary from the previous day’s settlement price. Once the daily limit is reached, no trades may be made that day at a price beyond the limit. This may prevent the closing out of positions to limit losses. The ability to terminate OTC derivative instruments may depend on the cooperation of the counterparties to such contracts. For thinly traded derivative instruments, the only source of price quotations may be the selling dealer or counterparty. In addition, certain provisions of the Code limit the use of derivative instruments. Derivatives permit the Trust to increase or decrease the level of risk, or change the character of the risk, to which its portfolio is exposed in much the same way as the Trust can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities. There can be no assurance that the use of derivative instruments will benefit the Trust.

The Trust may use derivative instruments and trading strategies, including the following:

Options on Securities Indices and Currencies. The Trust may engage in transactions in exchange traded and over-the-counter (“OTC”) options. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. The ability of the Trust to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities and the absence of a regulated market to facilitate settlement, may increase the potential for losses to the Trust.  OTC options also involve greater liquidity risk. This risk may be increased in times of financial stress if the trading market for OTC options becomes limited.

Call Options. A purchased call option gives the Trust the right to buy, and obligates the seller to sell, the underlying instrument at the exercise price at any time during the option period. The Trust also may purchase and sell call options on indices. Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the index upon which the option is based is greater than the exercise price of the option.

The Trust also is authorized to write (i.e., sell) call options and to enter into closing purchase transactions with respect to certain of such options. A covered call option is an option in which the Trust, in return for a premium, gives another party a right to buy specified securities owned by the Trust at a specified future date and price set at the time of the contract.

The principal reason for writing call options is the attempt to realize, through the receipt of premiums, a greater return than would be realized on the securities alone. By writing covered call options, the Trust gives up the opportunity, while the option is in effect, to profit from any price increase in the underlying security above the option exercise price. In addition, the Trust's ability to sell the underlying security will be limited while the option is in effect unless the Trust enters into a closing purchase transaction. A closing purchase transaction cancels out the Trust's position as the writer of an option by means of an offsetting purchase of an identical option prior to the expiration of the option it has written. Covered call options also serve as a partial hedge to the extent of the premium received against the price of the underlying security declining.

Put Options. The Trust is authorized to purchase put options to seek to hedge against a decline in the value of its securities or to enhance its return. By buying a put option, the Trust acquires a right to sell the underlying securities or instruments at the exercise price, thus limiting the Trust's risk of loss through a decline in the market value of the securities or instruments until the put option expires. The amount of any appreciation in the value of the underlying securities or instruments will be partially

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offset by the amount of the premium paid for the put option and any related transaction costs. Prior to its expiration, a put option may be sold in a closing sale transaction and profit or loss from the sale will depend on whether the amount received is more or less than the premium paid for the put option plus the related transaction costs. A closing sale transaction cancels out the Trust's position as the purchaser of an option by means of an offsetting sale of an identical option prior to the expiration of the option it has purchased. The Trust also may purchase uncovered put options.

The Trust also has authority to write (i.e., sell) put options. The Trust will receive a premium for writing a put option, which increases the Trust's return. The Trust has the obligation to buy the securities or instruments at an agreed upon price if the price of the securities or instruments decreases below the exercise price. There are several risks associated with transactions in options on securities and indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded OTC or on a national securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by a national securities exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on a national securities exchange; the facilities of a national securities exchange or the Options Clearing Corporation (the “OCC”) may not at all times be adequate to handle current trading volume; or one or more national securities exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that national securities exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the OCC as a result of trades on that national securities exchange would continue to be exercisable in accordance with their terms.

Options positions are marked to market daily. The value of options is affected by changes in the value and dividend rates of the securities underlying the option or represented in the index underlying the option, changes in interest rates, changes in the actual or perceived volatility of the relevant index or market and the remaining time to the options’ expiration, as well as trading conditions in the options market. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that would not be reflected concurrently in the options markets.

Futures. The Trust may engage in transactions in futures and options on futures. Futures are standardized, exchange-traded contracts. Futures contracts on securities obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of the financial instrument called for in the contract at a specified future date at a specified price. An index futures contract obligates the purchaser to take, and a seller to deliver an amount of cash equal to a specific dollar amount times the difference between the value of a specific index at the close of the last trading day of the contract and the price at which the agreement is made.  No physical delivery of the underlying securities in the index is made.  It is the practice of holders of futures contracts to close out their positions on or before the expiration date by use of offsetting contract positions, and physical delivery of financial instruments or delivery of cash, as applicable, is thereby avoided. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Trust is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Trust will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk. The sale of a futures contract limits the Trust's risk of loss from a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the Trust holdings correlated with the futures contract increases rather than decreases, however, the Trust will realize a loss on the futures position and a lower return on the Trust holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Trust from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Trust was attempting to identify specific securities in which to invest in a market the Trust believes to be attractive. In the event that such securities decline in value or the Trust determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Trust may realize a loss relating to the futures position.

The Trust is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Trust entered into futures transactions. The Trust may purchase put options or write call options on futures contracts and stock indices in lieu of selling the underlying futures contract in anticipation of a decrease

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in the market value of its securities. Similarly, the Trust can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Trust intends to purchase.

Risks Associated with Futures. The primary risks associated with the use of futures contracts and options are (a) the imperfect correlation between the change in market value of the instruments held by the Trust and the price of the futures contract or option; (b) possible lack of a liquid secondary market for a futures contract and the resulting inability to close a futures contract when desired; (c) losses caused by unanticipated market movements, which are potentially unlimited; (d) the investment adviser’s inability to predict correctly the direction of securities prices, interest rates, currency exchange rates and other economic factors; and (e) the possibility that the counterparty will default in the performance of its obligations.

The Trust has claimed an exclusion from the definition of the term Commodity Pool Operator (“CPO”) under the Commodity Exchange Act and therefore is not subject to registration as a CPO.

Foreign Currency Transactions. The Trust may engage in spot transactions and forward foreign currency exchange contracts and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, “Currency Instruments”) for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or, to seek to enhance returns. Such transactions could be effected with respect to hedges on foreign dollar denominated securities owned by the Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust.

As measured in U.S. dollars, the value of assets denominated in foreign currencies may be affected favorably or unfavorably by changes in foreign currency rates and exchange control regulations. Currency exchange rates can also be affected unpredictably by intervention by U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad. If the U.S. dollar rises in value relative to a foreign currency, a security denominated in that foreign currency will be worth less in U.S. dollars. If the U.S. dollar decreases in value relative to a foreign currency, a security denominated in that foreign currency will be worth more in U.S. dollars. A devaluation of a currency by a country’s government or banking authority will have a significant impact on the value of any investments denominated in that currency. Foreign currency exchange transactions may be conducted on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or through entering into derivative currency transactions. Currency transactions are subject to the risk of a number of complex political and economic factors applicable to the countries issuing the underlying currencies. Furthermore, unlike trading in most other types of instruments, there is no systematic reporting of last sale information with respect to the foreign currencies underlying the derivative currency transactions. As a result, available information may not be complete. In an over-the-counter trading environment, there are no daily price fluctuation limits.

Forward Foreign Currency Exchange Contracts. Forward foreign currency exchange contracts are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Trust will enter into foreign exchange transactions for purposes of hedging either a specific transaction or the Trust position or, to seek to enhance returns. Proxy hedging is often used when the currency to which the Trust is exposed is difficult to hedge or to hedge against the dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Trust's securities are, or are expected to be, denominated, and to buy U.S. dollars. Proxy hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Trust if the currency being hedged fluctuates in value to a degree or in a direction that is not anticipated. In addition, there is the risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Trust is engaged in proxy hedging. The Trust may also cross-hedge currencies by entering into forward contracts to sell one or more currencies that are expected to decline in value relative to other currencies to which the Trust has or in which the Trust expects to have portfolio exposure. Some of the forward foreign currency contracts entered into by the Trust are classified as non-deliverable forwards (“NDF”). NDFs are cash-settled, short-term forward contracts that may be thinly traded or are denominated in non-convertible foreign currency, where the profit or loss at the time at the settlement date is calculated by taking the difference between the agreed upon exchange rate and the spot rate at the time of settlement, for an agreed upon notional amount of funds. NDFs are commonly quoted for time periods of one month up to two years, and are normally quoted and settled in U.S. dollars. They are often used to gain exposure to and/or hedge exposure to foreign currencies that are not internationally traded.

Currency Futures. The Trust may also seek to enhance returns or hedge against the decline in the value of a currency through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts while forward foreign exchange transactions are traded in the OTC market. Currency futures involve substantial currency risk, and also involve leverage risk.

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Currency Options. The Trust may also seek to enhance returns or hedge against the decline in the value of a currency through the use of currency options. Currency options are similar to options on securities. For example, in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Trust may engage in transactions in options on currencies either on exchanges or OTC markets. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Risk Factors in Hedging Foreign Currency. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. Although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Trust's hedging strategies will be ineffective. To the extent that the Trust hedges against anticipated currency movements that do not occur, the Trust may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Trust will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

Swap Agreements.   Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard “swap” transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined reference instrument or instruments, which can be adjusted for an interest rate factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount” (i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a “basket” of securities representing a particular index).  Other types of swap agreements may calculate the obligations of the parties to the agreement on a “net basis.”  Consequently, a party’s current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”).

Whether the use of swap agreements will be successful will depend on the investment adviser's ability to predict correctly whether certain types of reference instruments are likely to produce greater returns than other instruments.  Swap agreements may be subject to contractual restrictions on transferability and termination and they may have terms of greater than seven days.  The Trust’s obligations under a swap agreement will be accrued daily (offset against any amounts owed to the Trust under the swap).  Developments in the swaps market, including government regulation, could adversely affect the Trust’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements, as well as to participate in swap agreements in the future.  If there is a default by the counterparty to a swap, the Trust will have contractual remedies pursuant to the swap agreement, but any recovery may be delayed depending on the circumstances of the default.  To limit the counterparty risk involved in swap agreements, the Trust will only enter into swap agreements with counterparties that meet certain criteria. Although there can be no assurance that the Trust will be able to do so, the Trust may be able to reduce or eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or another creditworthy party. The Trust may have limited ability to eliminate its exposure under a credit default swap if the credit of the reference instrument has declined.

The swaps market was largely unregulated prior to the enactment of federal legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010 in response to turmoil in the financial markets and other market events. Among other things, the Dodd-Frank Act sets forth a new regulatory framework for certain OTC derivatives, such as swaps, in which the Trust may invest. The Dodd-Frank Act requires many swap transactions to be executed on registered exchanges or through swap execution facilities, cleared through a regulated clearinghouse, and publicly reported. In addition, many market participants are now regulated as swap dealers or major swap participants, and are, or will be, subject to certain minimum capital and margin requirements and business conduct standards. The statutory requirements of the Dodd-Frank Act are being implemented primarily through rules and regulations adopted by the SEC and/or the CFTC. There is a prescribed phase-in period during which most of the mandated rulemaking and regulations are being implemented, and temporary exemptions from certain rules and regulations have been granted so that current trading practices will not be unduly disrupted during the transition period.

Currently, central clearing is only required for certain market participants trading certain instruments, although central clearing for additional instruments is expected to be implemented by the CFTC until the majority of the swaps market is ultimately subject to central clearing. In addition, uncleared OTC swaps are subject to regulatory collateral requirements that may adversely affect the Trust’s ability to enter into swaps in the OTC market. These developments may cause the Trust to terminate new or existing swap agreements or to realize amounts to be received under such instruments at an inopportune time. Until the mandated rulemaking and regulations are implemented completely, it will not be possible to determine the complete impact of the Dodd-Frank Act and related regulations on the Trust, and the establishment of a centralized exchange or market for swap transactions may not result in swaps being easier to value or trade. However, it is expected that swap dealers, major market participants, and swap counterparties will experience other new and/or additional regulations, requirements, compliance

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burdens, and associated costs. The Dodd-Frank Act and rules promulgated thereunder may exert a negative effect on the Trust’s ability to meet its investment objective, either through limits or requirements imposed on the Trust or its counterparties. The swap market could be disrupted or limited as a result of this legislation, and the new requirements may increase the cost of the Trust’s investments and of doing business, which could adversely affect the ability of the Trust to buy or sell OTC derivatives.

Swap agreements include (but are not limited to):

Credit Default Swaps.  Under a credit default swap agreement, the protection “buyer” in a credit default contract is generally obligated to pay the protection “seller” an upfront or a periodic stream of payments over the term of the contract, provided that no credit event, such as a default, on a reference instrument has occurred. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the reference instrument in exchange for an equal face amount of the reference instrument described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. If the Trust is a buyer and no credit event occurs, the Trust may recover nothing if the swap is held through its termination date. As a seller, the Trust generally receives an upfront payment or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the Trust would effectively add leverage to its portfolio because, in addition to its total net assets, the Trust would be subject to investment exposure on the notional amount of the swap.  The determination of a credit event under the swap agreement will depend on the terms of the agreement and may rely on the decision of persons that are not a party to the agreement.  The Trust’s obligations under a credit default swap agreement will be accrued daily (offset against any amounts owed to the Trust).

Total Return Swaps. Total return swap agreements are contracts in which one party agrees to make periodic payments to another party based on the change in market value of the assets underlying the contract, which may include a specified security, basket of securities or securities indices during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or investing directly in such market. Total return swap agreements may effectively add leverage to the Trust’s portfolio because, in addition to its total net assets, the Trust would be subject to investment exposure on the notional amount of the swap. Generally, the Trust will enter into total return swaps on a net basis (i.e., the two payment streams are netted out, with the Trust receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Trust’s obligations over its entitlements with respect to each total return swap will be accrued on a daily basis.  If the total return swap transaction is entered into on other than a net basis, the full amount of the Trust’s obligations will be accrued on a daily basis, and the full amount of the Trust’s obligations will be segregated by the Trust in an amount equal to or greater than the market value of the liabilities under the total return swap or the amount it would have cost the Trust initially to make an equivalent direct investment, plus or minus any amount the Trust is obligated to pay or is to receive under the total return swap agreement.

Interest Rate Swaps, Caps and Floors. Interest rate swaps are OTC contracts in which each party agrees to make a periodic interest payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index rises above a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap.  The Trust usually will enter into interest rate swap transactions on a net basis (i.e., the two payment streams are netted out, with the Trust receiving or paying, as the case may be, only the net amount of the two payments). The net amount of the excess, if any, of the Trust’s obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis. If the interest rate swap transaction is entered into on other than a net basis, the full amount of the Trust’s obligations will be accrued on a daily basis.  Certain federal income tax requirements may limit the Trust’s ability to engage in certain interest rate transactions.

The regulation of derivatives has undergone substantial change in recent years.  In particular, although many provisions of the Dodd-Frank Act have yet to be fully implemented or are subject to phase-in periods, it is possible that upon implementation these provisions, or any future regulatory or legislative activity, could limit or restrict the ability of the Trust to use derivative instruments, including futures, options on futures and swap agreements as a part of its investment strategy, increase the costs of using these instruments or make them less effective. New position limits imposed on the Trust or its counterparty may also impact the Trust’s ability to efficiently utilize futures, options, and swaps.

As of October 28, 2020, the SEC has adopted new regulations that may significantly alter a Trust’s regulatory obligations with regard to its derivatives usage. In particular, the new regulations will, upon implementation, eliminate the current asset segregation framework for covering derivatives and certain other financial instruments, impose new responsibilities on the Board and establish new reporting and recordkeeping requirements for a Trust and may, depending on the extent to which a Trust uses derivatives, impose value at risk limitations on a Trust’s use of derivatives, and require the Trust’s Board to adopt a derivative risk management program. The implementation of these requirements may limit the ability of a Trust to use derivative

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instruments as part of its investment strategy, increase the costs of using these instruments or make them less effective. Limits or restrictions applicable to the counterparties with which a Trust engages in derivative transactions also could prevent the Trust from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.

Legislation may be enacted that could negatively affect the assets of the Trust. Legislation or regulation may also change the way in which the Trust itself is regulated. The effects of any new governmental regulation cannot be predicted and there can be no assurance that any new governmental regulation will not adversely affect the Trust’s ability to achieve its investment objective(s).

Regulatory bodies outside the U.S. have also passed, proposed, or may propose in the future, legislation similar to Dodd-Frank Act or other legislation that could increase the costs of participating in, or otherwise adversely impact the liquidity of, participating in the commodities markets.  In addition, regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts, terms that delay or restrict the rights of counterparties (such as the Trust) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to the Trust’s counterparties located in those jurisdictions. It is possible that these requirements, as well as potential additional related government regulation, could adversely affect the Trust’s ability to terminate existing derivatives contracts, exercise default rights or satisfy obligations owed to it with collateral received under such contracts.

Asset Coverage.  To the extent required by SEC guidance, if a transaction creates a future obligation of the Trust to another party the Trust will: (1) cover the obligation by entering into an offsetting position or transaction; and/or (2) segregate cash and/or liquid securities with a value (together with any collateral posted with respect to the obligation) at least equal to the marked-to market value of the obligations. Assets used as cover or segregated cannot be sold while the position(s) requiring cover is open unless replaced with other appropriate assets. The types of transactions that may require asset coverage include (but are not limited to) reverse repurchase agreements, repurchase agreements, short sales, securities lending, forward contracts, certain options, forward commitments, futures contracts, when-issued securities, swap agreements, residual interest bonds, and participation in revolving credit facilities.

Securities Lending. As described in the Prospectus, the Trust may lend a portion of its portfolio Senior Loans or other securities to broker-dealers or other institutional borrowers. Loans will be made only to organizations approved by the Adviser. All securities loans will be collateralized on a continuous basis by cash or U.S. government securities having a value, marked to market daily, of at least 100% of the market value of the loaned securities. The Trust may receive loan fees in connection with loans that are collateralized by securities or on loans of securities for which there is special demand. The Trust may also seek to earn income on securities loans by reinvesting cash collateral in mortgage-backed securities (“MBS”) or other securities consistent with its investment objectives and policies, seeking to invest at rates that are higher than the “rebate” rate that it normally will pay to the borrower with respect to such cash collateral. Any such reinvestment will be subject to the investment policies, restrictions and risk considerations described in the Prospectus and in this SAI.

Senior Loans and other securities may result in delays in recovering, or a failure of the borrower to return, the loaned securities. The defaulting borrower ordinarily would be liable to the Trust for any losses resulting from such delays or failures, and the collateral provided in connection with the loan normally would also be available for that purpose. Securities loans normally may be terminated by either the Trust or the borrower at any time. Upon termination and the return of the loaned securities, the Trust would be required to return the related cash or securities collateral to the borrower and it may be required to liquidate longer term portfolio securities in order to do so. To the extent that such securities have decreased in value, this may result in the Trust realizing a loss at a time when it would not otherwise do so. The Trust also may incur losses if it is unable to reinvest cash collateral at rates higher than applicable rebate rates paid to borrowers and related administrative costs. These risks are substantially the same as those incurred through investment leverage, and will be subject to the investment policies, restrictions and risk considerations described in the Prospectus and in this SAI.

The Trust will receive amounts equivalent to any interest or other distributions paid on securities while they are on loan, and the Trust will not be entitled to exercise voting or other beneficial rights on loaned securities. The Trust will exercise its right to terminate loans and thereby regain these rights whenever the Adviser considers it to be in the Trust’s interest to do so, taking into account the related loss of reinvestment income and other factors.

Short-Term Trading. Securities may be sold in anticipation of market decline (a rise in interest rates) or purchased in anticipation of a market rise (a decline in interest rates) and later sold. In addition, a security may be sold and another purchased at approximately

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the same time to take advantage of what the Adviser believes to be a temporary disparity in the normal yield relationship between the two securities. Yield disparities may occur for reasons not directly related to the investment quality of particular issues or the general movement of interest rates, such as changes in the overall demand for or supply of various types of fixed-income securities or changes in the investment objectives of investors.

Cybersecurity Risk.  With the increased use of technologies by Trust service providers to conduct business, such as the Internet, the Trust is susceptible to operational, information security and related risks. The Trust relies on communications technology, systems, and networks to engage with clients, employees, accounts, shareholders, and service providers, and a cyber incident may inhibit the Trust’s ability to use these technologies. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites or via “ransomware” that renders the systems inoperable until appropriate actions are taken.  A denial-of-service attack is an effort to make network services unavailable to intended users, which could cause shareholders to lose access to their electronic accounts, potentially indefinitely. Employees and service providers also may not be able to access electronic systems to perform critical duties for the Trust, such as trading NAV calculation, shareholder accounting or fulfillment of Trust share purchases and redemptions, during a denial-of-service attack. There is also the possibility for systems failures due to malfunctions, user error and misconduct by employees and agents, natural disasters, or other foreseeable and unforeseeable events.

Because technology is consistently changing, new ways to carry out cyber attacks are always developing. Therefore, there is a chance that some risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the Trust's ability to plan for or respond to a cyber attack. Like other funds and business enterprises, the Trust and its service providers have experienced, and will continue to experience, cyber incidents consistently. In addition to deliberate cyber attacks, unintentional cyber incidents can occur, such as the inadvertent release of confidential information by the Trust or its service providers.

The Trust uses third party service providers who are also heavily dependent on computers and technology for their operations. Cybersecurity failures by or breaches of the Trust’s investment adviser or administrator and other service providers (including, but not limited to, the custodian or transfer agent), and the issuers of securities in which the Trust invests, may disrupt and otherwise adversely affect their business operations. This may result in financial losses to the Trust, impede Trust trading, interfere with the Trust’s ability to calculate its NAV, limit a shareholder’s ability to purchase or redeem shares of the Trust or cause violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, litigation costs, or additional compliance costs. While many of the Trust’s service providers have established business continuity plans and risk management systems intended to identify and mitigate cyber attacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been identified. The Trust cannot control the cybersecurity plans and systems put in place by service providers to the Trust and issuers in which the Trust invests.  The Trust and its shareholders could be negatively impacted as a result.

Operational Risk. The Trust’s service providers, including the investment adviser, may experience disruptions or operating errors that could negatively impact the Trust. Disruptive events, including (but not limited to) natural disasters and public health crises, may adversely affect the Trust’s ability to conduct business, in particular if the Trust's employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. While service providers are expected to have appropriate operational risk management policies and procedures, their methods of operational risk management may differ from the Trust’s in the setting of priorities, the personnel and resources available or the effectiveness of relevant controls. It also is not possible for Trust service providers to identify all of the operational risks that may affect the Trust or to develop processes and controls to completely eliminate or mitigate their occurrence or effects.

Temporary Investments. The Trust may invest temporarily in cash or cash equivalents. Cash equivalents are highly liquid, short-term securities such as commercial paper, time deposits, certificates of deposit, short-term notes and short-term U.S. Government obligations.

Investment Restrictions. The following investment restrictions of the Trust are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Trust’s outstanding voting securities, which as used in this SAI means the lesser of (a) 67% of the shares of the Trust present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting or (b) more than 50% of outstanding shares of the Trust. As a matter of fundamental policy the Trust may not:

(1)Borrow money, except as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). The 1940 Act currently requires that any indebtedness incurred by a closed-end investment company have an asset coverage of at least 300%;

(2)Issue senior securities, as defined in the 1940 Act, other than (i) preferred shares which immediately after issuance will have asset coverage of at least 200%, (ii) indebtedness which immediately after issuance will have asset coverage

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of at least 300%, or (iii) the borrowings permitted by investment restriction (1) above. The 1940 Act currently defines “senior security” as any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends. Debt and equity securities issued by a closed-end investment company meeting the foregoing asset coverage provisions are excluded from the general 1940 Act prohibition on the issuance of senior securities;

(3)Purchase securities on margin (but the Trust may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities). The purchase of investment assets with the proceeds of a permitted borrowing or securities offering will not be deemed to be the purchase of securities on margin;

(4)Underwrite securities issued by other persons, except insofar as it may technically be deemed to be an underwriter under the Securities Act of 1933, as amended in selling or disposing of a portfolio investment;

(5)Make loans to other persons, except by (a) the acquisition of loan interests, debt securities and other obligations in which the Trust is authorized to invest in accordance with its investment objectives and policies, (b) entering into repurchase agreements, (c) lending its portfolio securities and (d) lending cash consistent with applicable law;

(6)Purchase or sell real estate, although it may purchase and sell securities that are secured by interests in real estate and securities of issuers that invest or deal in real estate. The Trust reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities;

(7)Purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices or other financial instruments; and

(8)With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of a single issuer or purchase more than 10% of the outstanding voting securities of a single issuer, except obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities and except securities of other investment companies; or invest 25% or more of its total assets in any single industry (other than securities issued or guaranteed by the U.S. government or its agencies or instrumentalities).

The Trust may borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Trust securities. The Trust’s borrowing policy is consistent with the 1940 Act and guidance of the SEC or its staff, and will comply with any applicable SEC exemptive order.

Pursuant to investment restriction 5(d) above, as disclosed in the Prospectus, the Trust may make loans to participate in the origination of Senior Loans and other secured floating-rate loans.

For purposes of construing restriction (8), securities of the U.S. Government, its agencies, or instrumentalities are not considered to represent industries. Municipal obligations backed by the credit of a governmental entity are also not considered to represent industries.

The Trust has adopted the following nonfundamental investment policy, which may be changed by the Board without approval of the Trust’s shareholders. As a matter of nonfundamental policy, the Trust may not make short sales of securities or maintain a short position, unless at all times when a short position is open it either owns an equal amount of such securities or owns securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issuer as, and equal in amount to, the securities sold short.

The Trust may invest more than 10% of its total assets in one or more other management investment companies (or may invest in affiliated investment companies) to the extent permitted by the 1940 Act and rules thereunder.

Whenever an investment policy or investment restriction set forth in the Prospectus or this SAI states a requirement with respect to the percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by the Trust of such security or asset. Accordingly, unless otherwise noted, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the Adviser if the security is not rated by a rating agency) will not compel the Trust to dispose of such security or other asset. Notwithstanding the foregoing, the Trust must always be in compliance with the borrowing policies set forth above.  If a Trust is required to reduce borrowings, it will do so in a manner that is consistent with the 1940 Act and guidance of the SEC or its staff, and that complies with any applicable SEC exemptive order.

Eaton Vance Floating-Rate Income Trust18SAI dated September 27, 2022

TRUSTEES AND OFFICERS

The Board of Trustees of the Trust (the “Board”) is responsible for the overall management and supervision of the affairs of the Trust. The Board members and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Each Trustee holds office until the annual meeting for the year in which his or her term expires and until his or her successor is elected and qualified, subject to a prior death, resignation, retirement, disqualification or removal. Under the terms of the Trust’s current Trustee retirement policy, an Independent Trustee must retire and resign as a Trustee on the earlier of: (i) the first day of July following his or her 74th birthday; or (ii), with limited exception, December 31st of the 20th year in which he or she has served as a Trustee. However, if such retirement and resignation would cause the Trust to be out of compliance with Section 16 of the 1940 Act, as amended (the “1940 Act”) or any other regulations or guidance of the Securities and Exchange Commission (“SEC”), then such retirement and resignation will not become effective until such time as action has been taken for the Trust to be in compliance therewith. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Board member and officer is Two International Place, Boston, Massachusetts 02110. As used in this SAI, “BMR” refers to Boston Management and Research, “EVC” refers to Eaton Vance Corp., “EV” refers to EV, LLC, “Eaton Vance” or “EVM” refers to Eaton Vance Management and “EVD” refers to Eaton Vance Distributors, Inc. EV is the trustee of each of Eaton Vance and BMR. Effective March 1, 2021, each of Eaton Vance, BMR, EVD and EV are indirect wholly-owned subsidiaries of Morgan Stanley. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with Eaton Vance listed below.

Name and Year of Birth	Trust Position(s)(1)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(2)	Other Directorships Held During Last Five Years
Interested Trustee
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2023. 3 years. Since 2008.	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021) , Chief Executive Officer and President of Eaton Vance and BMR, and Director of EVD. Formerly, Chairman, Chief Executive Officer (2007-2021) and President of EVC (2006-2021) .. Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance, EVD and EV, which are affiliates of the Trust, and his former position with EVC, which was an affiliate of the Trust prior to March 1, 2021.	137	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment management firm) (2012-2021).
Noninterested Trustees
MARK R. FETTING 1954	Class III Trustee	Until 2025. 3 years. Since 2016.	Private investor. Formerly held various positions at Legg Mason, Inc. (investment management firm) (2000-2012), including President, Chief Executive Officer, Director and Chairman (2008-2012), Senior Executive Vice President (2004-2008) and Executive Vice President (2001-2004). Formerly, President of Legg Mason family of funds (2001-2008). Formerly, Division President and Senior Officer of Prudential Financial Group, Inc. and related companies (investment management firm) (1991-2000).	137	None
CYNTHIA E. FROST 1961	Class I Trustee	Until 2023. 3 years. Since 2014.	Private investor. Formerly, Chief Investment Officer of Brown University (university endowment) (2000-2012). Formerly, Portfolio Strategist for Duke Management Company (university endowment manager) (1995-2000). Formerly, Managing Director, Cambridge Associates (investment consulting company) (1989-1995). Formerly, Consultant, Bain and Company (management consulting firm) (1987-1989). Formerly, Senior Equity Analyst, BA Investment Management Company (1983-1985).	137	None
GEORGE J. GORMAN 1952	Chairperson of the Board and Class II Trustee(3)	Until 2024. 3 years. Chairperson of the Board since 2021 and Trustee since 2014.	Principal at George J. Gorman LLC (consulting firm). Formerly, Senior Partner at Ernst & Young LLP (a registered public accounting firm) (1974-2009).	137	None

Eaton Vance Floating-Rate Income Trust19SAI dated September 27, 2022

Name and Year of Birth	Trust Position(s)(1)	Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(2)	Other Directorships Held During Last Five Years
VALERIE A. MOSLEY 1960	Class III Trustee(3)	Until 2025. 3 years. Since 2014.	Chairwoman and Chief Executive Officer of Valmo Ventures (a consulting and investment firm). Founder of Upward Wealth, Inc., dba BrightUP, a fintech platform. Formerly, Partner and Senior Vice President, Portfolio Manager and Investment Strategist at Wellington Management Company, LLP (investment management firm) (1992-2012). Formerly, Chief Investment Officer, PG Corbin Asset Management (1990-1992). Formerly worked in institutional corporate bond sales at Kidder Peabody (1986-1990).	137

Director of DraftKings, Inc. (digital sports entertainment and gaming company) (since September 2020).  Director of Groupon, Inc. (e-commerce provider) (since April 2020).  Director of Envestnet, Inc. (provider of intelligent systems for wealth management and financial wellness) (since 2018).  Formerly, Director of Dynex Capital, Inc. (mortgage REIT) (2013-2020).

KEITH QUINTON 1958	Class II Trustee	Until 2024. 3 years. Since 2018.	Private investor, researcher and lecturer. Formerly, Independent Investment Committee Member at New Hampshire Retirement System (2017-2021). Formerly, Portfolio Manager and Senior Quantitative Analyst at Fidelity Investments (investment management firm) (2001-2014).	137	Formerly, Director (2016-2021) and Chairman (2019-2021) of New Hampshire Municipal Bond Bank.
MARCUS L. SMITH 1966	Class III Trustee	Until 2025. 3 years. Since 2018.	Private investor and independent corporate director. Formerly, Chief Investment Officer, Canada (2012-2017), Chief Investment Officer, Asia (2010-2012), Director of Asian Research (2004-2010) and portfolio manager (2001-2017) at MFS Investment Management (investment management firm).	137

Director of First Industrial Realty Trust, Inc. (an industrial REIT) (since 2021). Director of MSCI Inc. (global provider of investment decision support tools) (since 2017). Formerly, Director of DCT Industrial Trust Inc. (logistics real estate company) (2017-2018).

SUSAN J. SUTHERLAND 1957	Class II Trustee	Until 2024. 3 years. Since 2015.	Private investor. Director of Ascot Group Limited and certain of its subsidiaries (insurance and reinsurance) (since 2017). Formerly, Director of Hagerty Holding Corp. (insurance) (2015-2018) and Montpelier Re Holdings Ltd. (insurance and reinsurance) (2013-2015). Formerly, Associate, Counsel and Partner at Skadden, Arps, Slate, Meagher & Flom LLP (law firm) (1982-2013).	137	Director of Kairos Acquisition Corp. (insurance/InsurTech acquisition company) (since 2021).
SCOTT E. WENNERHOLM 1959	Class I Trustee	Until 2023. 3 years. Since 2016.	Private investor. Formerly, Trustee at Wheelock College (postsecondary institution) (2012-2018). Formerly, Consultant at GF Parish Group (executive recruiting firm) (2016-2017). Formerly, Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management (investment management firm) (2005-2011). Formerly, Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management (investment management firm) (1997-2004). Formerly, Vice President at Fidelity Investments Institutional Services (investment management firm) (1994-1997).	137	None
NANCY A. WISER 1967	Class I Trustee	Until 2023. 1 year. Since 2022.	Formerly, Executive Vice President and the Global Head of Operations at Wells Fargo Asset Management (2011-2021).	136	None

(1)The Board of Trustees is divided into three classes, each class having a term of three years to expire on the date of the third annual meeting following its election.

(2)Includes both funds and portfolios in a hub and spoke structure.

(3)Preferred shares Trustee.

Eaton Vance Floating-Rate Income Trust20SAI dated September 27, 2022

Principal Officers who are not Trustees
Name and Year of Birth	Trust Position(s)	Length of Service	Principal Occupation(s) During Past Five Years
ERIC A. STEIN 1980	President	Since 2020

Vice President and Chief Investment Officer, Fixed Income of Eaton Vance and BMR.  Prior to November 1, 2020, Mr. Stein was a co-Director of Eaton Vance’s  Global Income Investments. Officer of 115 registered investment companies managed by Eaton Vance or BMR.  Also Vice President of Calvert Research and Management (“CRM”) since 2020.

DEIDRE E. WALSH 1971	Vice President and Chief Legal Officer	Since 2021

Vice President of Eaton Vance and BMR.  Officer of 137 registered investment companies managed by Eaton Vance or BMR.  Also Vice President of CRM and officer of 42 registered investment companies advised or administered by CRM since 2021.

JAMES F. KIRCHNER 1967	Treasurer	Since 2013

Vice President of Eaton Vance and BMR.  Officer of 137 registered investment companies managed by Eaton Vance or BMR.  Also Vice President of CRM and officer of 42 registered investment companies advised or administered by CRM since 2016.

JILL R. DAMON 1984	Secretary	Since 2022	Vice President of Eaton Vance and BMR since 2017. Officer of 136 registered investment companies managed by Eaton Vance or BMR. Formerly, associate at Dechert LLP (2009-2017).
RICHARD F. FROIO 1968	Chief Compliance Officer	Since 2017

Vice President of Eaton Vance and BMR since 2017.  Officer of 137 registered investment companies managed by Eaton Vance or BMR.  Formerly, Deputy Chief Compliance Officer (Adviser/Funds) and Chief Compliance Officer (Distribution) at PIMCO (2012-2017) and Managing Director at BlackRock/Barclays Global Investors (2009-2012).

The Board has general oversight responsibility with respect to the business and affairs of the Trust. The Board has engaged an investment adviser and (if applicable) a sub-adviser(s) (collectively the “adviser”) to manage the Trust and an administrator to administer the Trust and is responsible for overseeing such adviser and administrator and other service providers to the Trust. The Board is currently composed of ten Trustees, including nine Trustees who are not “interested persons” of the Trust, as that term is defined in the 1940 Act (each a “noninterested Trustee”). In addition to six regularly scheduled meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. As discussed below, the Board has established six committees to assist the Board in performing its oversight responsibilities.

The Board has appointed a noninterested Trustee to serve in the role of Chairperson. The Chairperson’s primary role is to participate in the preparation of the agenda for meetings of the Board and the identification of information to be presented to the Board with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and acts as a liaison with service providers, officers, attorneys, and other Board members generally between meetings. The Chairperson may perform such other functions as may be requested by the Board from time to time. In addition, the Board may appoint a noninterested Trustee to serve in the role of Vice-Chairperson.  The Vice-Chairperson has the power and authority to perform any or all of the duties and responsibilities of the Chairperson in the absence of the Chairperson and/or as requested by the Chairperson.  Except for any duties specified herein or pursuant to the Trust’s Declaration of Trust or By-laws, the designation of Chairperson or Vice-Chairperson does not impose on such noninterested Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Trust is subject to a number of risks, including, among others, investment, compliance, operational, and valuation risks. Risk oversight is part of the Board’s general oversight of the Trust and is addressed as part of various activities of the Board and its Committees. As part of its oversight of the Trust, the Board directly, or through a Committee, relies on and reviews reports from, among others, Trust management, the adviser, the administrator, the principal underwriter, the Chief Compliance Officer (the “CCO”), and other Trust service providers responsible for day-to-day oversight of Trust investments, operations and compliance to assist the Board in identifying and understanding the nature and extent of risks and determining whether, and to what extent, such risks can or should be mitigated. The Board also interacts with the CCO and with senior personnel of the adviser, administrator, principal underwriter and other Trust service providers and provides input on risk management issues during meetings of the Board and its Committees. Each of the adviser, administrator, principal underwriter and the other Trust  service providers has its own, independent interest and responsibilities in risk management, and its policies and methods for carrying out risk management functions will depend, in part, on its individual priorities, resources and controls. It is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. Moreover, it is necessary to bear certain risks (such as investment-related risks) to achieve the Trust’s goals.

The Board, with the assistance of management and with input from the Board's various committees, reviews investment policies and risks in connection with its review of Trust performance. The Board has appointed a Trust CCO who oversees the implementation and testing of the Trust compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board’s periodic review of the advisory, subadvisory (if applicable), distribution and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which

Eaton Vance Floating-Rate Income Trust21SAI dated September 27, 2022 they are responsible. With respect to valuation, the Board approves and periodically reviews valuation policies and procedures applicable to valuing the Trust’s shares. The administrator, the investment adviser and the sub-adviser (if applicable) are responsible for the implementation and day-to-day administration of these valuation policies and procedures and provides reports to the Audit Committee of the Board and the Board regarding these and related matters. In addition, the Audit Committee of the Board or the Board receives reports periodically from the independent public accounting firm for the Trust regarding tests performed by such firm on the valuation of all securities, as well as with respect to other risks associated with mutual funds. Reports received from service providers, legal counsel and the independent public accounting firm assist the Board in performing its oversight function.

The Trust’s Declaration of Trust does not set forth any specific qualifications to serve as a Trustee.  The Charter of the Governance Committee also does not set forth any specific qualifications, but does set forth certain factors that the Committee may take into account in considering noninterested Trustee candidates.  In general, no one factor is decisive in the selection of an individual to join the Board. Among the factors the Board considers when concluding that an individual should serve on the Board are the following: (i) knowledge in matters relating to the mutual fund industry; (ii) experience as a director or senior officer of public companies; (iii) educational background; (iv) reputation for high ethical standards and professional integrity; (v) specific financial, technical or other expertise, and the extent to which such expertise would complement the Board members’ existing mix of skills, core competencies and qualifications; (vi) perceived ability to contribute to the ongoing functions of the Board, including the ability and commitment to attend meetings regularly and work collaboratively with other members of the Board; (vii) the ability to qualify as a noninterested Trustee for purposes of the 1940 Act and any other actual or potential conflicts of interest involving the individual and the Trust; and (viii) such other factors as the Board determines to be relevant in light of the existing composition of the Board.

Among the attributes or skills common to all Board members are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other members of the Board, management, sub-advisers, other service providers, counsel and independent registered public accounting firms, and to exercise effective and independent business judgment in the performance of their duties as members of the Board.  Each Board member’s ability to perform his or her duties effectively has been attained through the Board member’s business, consulting, public service and/or academic positions and through experience from service as a member of the Boards of the Eaton Vance family of funds (“Eaton Vance Fund Boards”) (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below.  Each Board member’s ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences.

In respect of each current member of the Board, the individual’s substantial professional accomplishments and experience, including in fields related to the operations of registered investment companies, were a significant factor in the determination that the individual should serve as a member of the Board.  The following is a summary of each Board member’s particular professional experience and additional considerations that contributed to the Board’s conclusion that he or she should serve as a member of the Board:

Thomas E. Faust Jr.  Mr. Faust has served as a member of the Eaton Vance Fund Boards since 2007.  Effective March 1, 2021, he is Chairman of MSIM.  He is also a member of the Board of Managers and President of EV, Chief Executive Officer and President of Eaton Vance and BMR, and Director of EVD.  Mr. Faust previously served as Chairman and Chief Executive Officer of EVC from 2007 through March 1, 2021 and as President of EVC from 2006 through March 1, 2021. Mr. Faust served as a Director of Hexavest Inc. from 2012-2021.  From 2016 through 2019, Mr. Faust served as a Director of SigFig Wealth Management LLC.  Mr. Faust previously served as an equity analyst, portfolio manager, Director of Equity Research and Management and Chief Investment Officer of Eaton Vance from 1985-2007.  He holds B.S. degrees in Mechanical Engineering and Economics from the Massachusetts Institute of Technology and an MBA from Harvard Business School.  Mr. Faust has been a Chartered Financial Analyst since 1988.  He is a trustee and member of the executive committee of the Boston Symphony Orchestra, Inc. and trustee emeritus of Wellesley College.

Mark R. Fetting. Mr. Fetting has served as a member of the Eaton Vance Fund Boards since 2016 and is the Chairperson of the Contract Review Committee.  He has over 30 years of experience in the investment management industry as an executive and in various leadership roles.  From 2000 through 2012, Mr. Fetting served in several capacities at Legg Mason, Inc., including most recently serving as President, Chief Executive Officer, Director and Chairman from 2008 to his retirement in 2012.  He also served as a Director/Trustee and Chairman of the Legg Mason family of funds from 2008-2012 and Director/Trustee of the Royce family of funds from 2001-2012.  From 2001 through 2008, Mr. Fetting also served as President of the Legg Mason family of funds.  From 1991 through 2000, Mr. Fetting served as Division President and Senior Officer of Prudential Financial Group, Inc. and related companies.  Early in his professional career, Mr. Fetting was a Vice President at T. Rowe Price and served in leadership roles within the firm’s mutual fund division from 1981-1987.

Cynthia E. Frost. Ms. Frost has served as a member of the Eaton Vance Fund Boards since 2014 and is the Chairperson of the Portfolio Management Committee.  From 2000 through 2012, Ms. Frost was the Chief Investment Officer of Brown University, where she oversaw the evaluation, selection and monitoring of the third party investment managers who managed the university’s

Eaton Vance Floating-Rate Income Trust22SAI dated September 27, 2022 endowment.  From 1995 through 2000, Ms. Frost was a Portfolio Strategist for Duke Management Company, which oversaw Duke University’s endowment.  Ms. Frost also served in various investment and consulting roles at Cambridge Associates from 1989-1995, Bain and Company from 1987-1989 and BA Investment Management Company from 1983-1985. She serves as a member of the investment committee of The MCNC Endowment.

George J. Gorman.  Mr. Gorman has served as a member of the Eaton Vance Fund Boards since 2014 and is the Independent Chairperson of the Board.  From 1974 through 2009, Mr. Gorman served in various capacities at Ernst & Young LLP, including as a Senior Partner in the Asset Management Group (from 1988) specializing in managing engagement teams responsible for auditing mutual funds registered with the SEC, hedge funds and private equity funds.  Mr. Gorman also has experience serving as an independent trustee of other mutual fund complexes, including the Bank of America Money Market Funds Series Trust from 2011-2014 and the Ashmore Funds from 2010-2014.

Valerie A. Mosley.  Ms. Mosley has served as a member of the Eaton Vance Fund Boards since 2014 and is the Chairperson of the Governance Committee.  She currently owns and manages a consulting and investment firm, Valmo Ventures, and in 2020 founded Upward Wealth, Inc., doing business as BrightUP, a fintech platform focused on helping everyday workers grow their net worth and reinforce their self-worth.  From 1992 through 2012, Ms. Mosley served in several capacities at Wellington Management Company, LLP, an investment management firm, including as a Partner, Senior Vice President, Portfolio Manager and Investment Strategist.  Ms. Mosley also served as Chief Investment Officer at PG Corbin Asset Management from 1990-1992 and worked in institutional corporate bond sales at Kidder Peabody from 1986-1990.  She was also a Director of Progress Investment Management Company, a manager of emerging managers until 2020.  She is a Director of Groupon, Inc., an ecommerce provider, and a Director of Envestnet, Inc., a provider of intelligent systems for wealth management and financial wellness.  She is also a Director of DraftKings, Inc., a digital sports entertainment and gaming company and a board member of Caribou Financial, Inc., an auto loan refinancing company.  Ms. Mosley previously served as a Director of Dynex Capital, Inc., a mortgage REIT, from 2013-2020.  She serves as a trustee or board member of several major non-profit organizations and endowments.  In addition, she is a member of the Risk Audit Committee of the United Auto Workers Retiree Medical Benefits Trust.

Keith Quinton.  Mr. Quinton has served as a member of the Eaton Vance Fund Boards since October 1, 2018.  He had over thirty years of experience in the investment industry before retiring from Fidelity Investments in 2014.  Prior to joining Fidelity, Mr. Quinton was a vice president and quantitative analyst at MFS Investment Management from 2000-2001. From 1997 through 2000, he was a senior quantitative analyst at Santander Global Advisors and, from 1995 through 1997, Mr. Quinton was senior vice president in the quantitative equity research department at Putnam Investments. Prior to joining Putnam Investments, Mr. Quinton served in various investment roles at Eberstadt Fleming, Falconwood Securities Corporation and Drexel Burnham Lambert, where he began his career in the investment industry as a senior quantitative analyst in 1983. Mr. Quinton served as an Independent Investment Committee Member of the New Hampshire Retirement System, a five member committee that manages investments based on the investment policy and asset allocation approved by the board of trustees (2017-2021), and as a Director, (2016-2021) and Chairman, (2019-2021) of the New Hampshire Municipal Bond Bank.

Marcus L. Smith.  Mr. Smith has served as a member of the Eaton Vance Fund Boards since October 1, 2018 and is the Chairperson of the Ad Hoc Committee for Closed-End Fund Matters. Mr. Smith has been a Director of First Industrial Realty Trust, Inc., a fully integrated owner, operator and developer of industrial real estate, since 2021, where he serves on the Investment and Nominating/Corporate Governance Committees. Since 2017, Mr. Smith has been a Director of MSCI Inc., a leading provider of investment decision support tools worldwide, where he serves on the Compensation and Talent Management Committee and  Strategy & Finance Committee. From 2017 through 2018, he served as a Director of DCT Industrial Trust Inc., a leading logistics real estate company, where he served as a member of the Nominating and Corporate Governance and Audit Committees.  From 1994 through 2017, Mr. Smith served in several capacities at MFS Investment Management, an investment management firm, where he managed the MFS Institutional International Fund for 17 years and the MFS Concentrated International Fund for 10 years.  In addition to his portfolio management duties, Mr. Smith served as Chief Investment Officer, Canada from 2012-2017, Chief Investment Officer, Asia from 2010-2012, and Director of Asian Research from 2005-2010.  Prior to joining MFS, Mr. Smith was a senior consultant at Andersen Consulting (now known as Accenture) from 1988-1992. Mr. Smith served as a United States Army Reserve Officer from 1987-1992.  He was also a trustee of the University of Mount Union from 2008-2020 and served on the Boston advisory board of the Posse Foundation from 2015-2021. Mr. Smith currently sits on the Harvard Medical School Advisory Council on Education, the Board of Directors for Facing History and Ourselves and is a Trustee of the Core Knowledge Foundation.

Susan J. Sutherland.  Ms. Sutherland has served as a member of the Eaton Vance Fund Boards since 2015 and is the Chairperson of the Compliance Reports and Regulatory Matters Committee.  She is also a Director of Ascot Group Limited and certain of its subsidiaries.  Ascot Group Limited, through its related businesses including Syndicate 1414 at Lloyd’s of London, is a leading global underwriter of specialty property and casualty insurance and reinsurance.  In addition, Ms. Sutherland is a Director of Kairos Acquisition Corp., which is concentrating on acquisition and business combination efforts within the insurance and insurance technology (also known as “InsurTech”) sectors.  Ms. Sutherland was a Director of Montpelier Re Holdings Ltd., a global provider of customized reinsurance and insurance products, from 2013 until its sale in 2015 and of Hagerty Holding Corp., a leading provider

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of specialized automobile and marine insurance from 2015-2018.  From 1982 through 2013, Ms. Sutherland was an associate, counsel and then a partner in the Financial Institutions Group of Skadden, Arps, Slate, Meagher & Flom LLP, where she primarily represented U.S. and international insurance and reinsurance companies, investment banks and private equity firms in insurance-related corporate transactions.  In addition, Ms. Sutherland has also served as a board member of prominent non-profit organizations.

Scott E. Wennerholm. Mr. Wennerholm has served as a member of the Eaton Vance Fund Boards since 2016 and is the Chairperson of the Audit Committee.  He has over 30 years of experience in the financial services industry in various leadership and executive roles.  Mr. Wennerholm served as Chief Operating Officer and Executive Vice President at BNY Mellon Asset Management from 2005-2011.  He also served as Chief Operating Officer and Chief Financial Officer at Natixis Global Asset Management from 1997-2004 and was a Vice President at Fidelity Investments Institutional Services from 1994-1997.  In addition, Mr. Wennerholm served as a Trustee at Wheelock College, a postsecondary institution from 2012-2018.

Nancy A. Wiser.  Ms. Wiser has served as a member of the Eaton Vance Fund Boards since April 4, 2022. Ms. Wiser has over 30 years of experience in the investment management and financial services industry.  From 2011-2021, Ms. Wiser served as an Executive Vice President and the Global Head of Operations at Wells Fargo Asset Management, where she oversaw operations and governance matters. In the role of governance, Ms. Wiser served as chairman of the board for the Wells Fargo Asset Management United Kingdom and Luxembourg legal entities as well as the Luxembourg funds. Additionally, Ms. Wiser served as the Treasurer for the Wells Fargo Funds from 2012-2021.  Prior to joining Wells Fargo Asset Management, Ms. Wiser served as Chief Operating Officer and Chief Compliance Officer for two registered asset management companies where she oversaw all non-investment activities.  She currently serves on the University of Minnesota philanthropic board for the Masonic Cancer Center (since 2021) and previously served on several other non-profit boards including her alma mater Providence College Business Advisory board, Boston Scores and the National Black MBA Advisory board.

The Board(s) of the Trust has several standing Committees, including the Governance Committee, the Audit Committee, the Portfolio Management Committee, the Compliance Reports and Regulatory Matters Committee, the Contract Review Committee and the Ad Hoc Committee for Closed-End Fund Matters.  Each of the Committees are comprised of only noninterested Trustees.

Mses. Mosley (Chairperson), Frost, Sutherland and Wiser, and Messrs. Fetting, Gorman, Quinton, Smith and Wennerholm are members of the Governance Committee.  The purpose of the Governance Committee is to consider, evaluate and make recommendations to the Board with respect to the structure, membership and operation of the Board and the Committees thereof, including the nomination and selection of noninterested Trustees and a Chairperson of the Board and the compensation of such persons.  During the fiscal year ended May 31, 2022, the Governance Committee convened six times.

The Governance Committee will, when a vacancy exists, consider a nominee for Trustee recommended by a shareholder, provided that such recommendation is submitted in writing to the Trust’s Secretary at the principal executive office of the Trust. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Trust), a written consent by the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Trust, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration.

Messrs. Wennerholm (Chairperson), Gorman and Quinton and Ms. Wiser are members of the Audit Committee.  The Board has designated Messrs. Gorman and Wennerholm, each a noninterested Trustee, as audit committee financial experts.  The Audit Committee’s purposes are to (i) oversee the Trust's accounting and financial reporting processes, its internal control over financial reporting, and, as appropriate, the internal control over financial reporting of certain service providers; (ii) oversee or, as appropriate, assist Board oversight of the quality and integrity of the Trust's financial statements and the independent audit thereof; (iii) oversee, or, as appropriate, assist Board oversight of, the Trust's compliance with legal and regulatory requirements that relate to the Trust's accounting and financial reporting, internal control over financial reporting and independent audits; (iv) approve prior to appointment the engagement and, when appropriate, replacement of the independent registered public accounting firm, and, if applicable, nominate the independent registered public accounting firm to be proposed for shareholder ratification in any proxy statement of the Trust; (v) evaluate the qualifications, independence and performance of the independent registered public accounting firm and the audit partner in charge of leading the audit; and (vi) prepare, as necessary, audit committee reports consistent with the requirements of applicable SEC and stock exchange rules for inclusion in the proxy statement of the Trust.  During the fiscal year ended May 31, 2022, the Audit Committee convened eleven times.

Messrs. Fetting (Chairperson), Gorman, Quinton, Smith and Wennerholm, and Mses. Frost, Mosley, Sutherland and Wiser are members of the Contract Review Committee.  The purposes of the Contract Review Committee are to consider, evaluate and make recommendations to the Board concerning the following matters: (i) contractual arrangements with each service provider to the Trust, including advisory, sub-advisory, transfer agency, custodial and fund accounting, distribution services and administrative services;

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(ii) any and all other matters in which any service provider (including Eaton Vance or any affiliated entity thereof) has an actual or potential conflict of interest with the interests of the Trust; and (iii) any other matter appropriate for review by the noninterested Trustees, unless the matter is within the responsibilities of the other Committees of the Board.  During the fiscal year ended May 31, 2022, the Contract Review Committee convened five times.

Mses. Frost (Chairperson) and Mosley and Messrs. Smith and Wennerholm are members of the Portfolio Management Committee. The purposes of the Portfolio Management Committee are to: (i) assist the Board in its oversight of the portfolio management process employed by the Trust and its investment adviser and sub-adviser(s), if applicable, relative to the Trust's stated objective(s), strategies and restrictions; (ii) assist the Board in its oversight of the trading policies and procedures and risk management techniques applicable to the Trust; and (iii) assist the Board in its monitoring of the performance results of all funds and portfolios, giving special attention to the performance of certain funds and portfolios that it or the Board identifies from time to time. During the fiscal year ended May 31, 2022, the Portfolio Management Committee convened seven times.

Mses. Sutherland (Chairperson) and Wiser and Messrs. Fetting and Quinton are members of the Compliance Reports and Regulatory Matters Committee. The purposes of the Compliance Reports and Regulatory Matters Committee are to: (i) assist the Board in its oversight role with respect to compliance issues and certain other regulatory matters affecting the Trust; (ii) serve as a liaison between the Board and the Trust's CCO; and (iii) serve as a “qualified legal compliance committee” within the rules promulgated by the SEC.  During the fiscal year ended May 31, 2022, the Compliance Reports and Regulatory Matters Committee convened eight times.

Messrs. Smith (Chairperson) and Fetting and Ms. Sutherland are members of the Ad Hoc Committee for Closed-End Fund Matters. The purpose of the Ad Hoc Committee for Closed-End Fund Matters is to consider, evaluate and make recommendations to the Board with respect to issues specifically related to Eaton Vance Closed-End Funds. During the fiscal year ended May 31, 2022, the Ad Hoc Committee for Closed-End Fund Matters convened three times.

Share Ownership.  The following table shows the dollar range of equity securities beneficially owned by each Trustee in the Trust and in the Eaton Vance family of funds overseen by the Trustee as of December 31, 2021.

Name of Trustee	Dollar Range of Equity Securities Beneficially Owned in the Trust	Aggregate Dollar Range of Equity Securities Beneficially Owned in Funds Overseen by Trustee in the Eaton Vance Family of Funds
Interested Trustee
Thomas E. Faust Jr	None	Over $100,000
Noninterested Trustees
Mark R. Fetting	None	Over $100,000
Cynthia E. Frost	None	Over $100,000
George J. Gorman	None	Over $100,000
Valerie A. Mosley	None	Over $100,000
Keith Quinton	None	Over $100,000
Marcus L. Smith	None	Over $100,000
Susan J. Sutherland	None	Over $100,000 (1)
Scott E. Wennerholm	None	Over $100,000 (1)
Nancy A. Wiser(2)	None	None
(1) Includes shares which may be deemed to be beneficially owned through the Trustee Deferred Compensation Plan.
(2) Ms. Wiser began serving as a Trustee effective April 4, 2022.

As of December 31, 2021, no noninterested Trustee or any of their immediate family members owned beneficially or of record any class of securities of Morgan Stanley, EVD, any sub-adviser, if applicable, or any person controlling, controlled by or under common control with Morgan Stanley or EVD or any sub-adviser, if applicable, collectively (“Affiliated Entity”).

During the calendar years ended December 31, 2020 and December 31, 2021, no noninterested Trustee (or their immediate family members) had:

(1)Any direct or indirect interest in any Affiliated Entity;

(2)Any direct or indirect material interest in any transaction or series of similar transactions with (i) the Trust; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above; or

Eaton Vance Floating-Rate Income Trust25SAI dated September 27, 2022

(3)Any direct or indirect relationship with (i) the Trust; (ii) another fund managed or distributed by any Affiliated Entity; (iii) any Affiliated Entity; or (iv) an officer of any of the above.

During the calendar years ended December 31, 2020 and December 31, 2021, no officer of any Affiliated Entity served on the Board of Directors of a company where a noninterested Trustee of the Trust or any of their immediate family members served as an officer.

Noninterested Trustees may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the “Deferred Compensation Plan”).  Under the Deferred Compensation Plan, an eligible Board member may elect to have all or a portion of his or her deferred fees invested in the shares of one or more funds in the Eaton Vance family of funds, and the amount paid to the Board members under the Deferred Compensation Plan will be determined based upon the performance of such investments.  Deferral of Board members’ fees in accordance with the Deferred Compensation Plan will have a negligible effect on the assets, liabilities, and net income of a participating fund or portfolio, and do not require that a participating Board member be retained.  There is no retirement plan for Board members.

The fees and expenses of the Trustees of the Trust are paid by the Trust. A Board member who is a member of the Eaton Vance organization receives no compensation from the Trust. During the fiscal year ended May 31, 2022, the Trustees of the Trust earned the following compensation in their capacities as Board members from the Trust.  For the year ended December 31, 2021, the Board members earned the following compensation in their capacities as members of the Eaton Vance Fund Boards(1):

Source of Compensation	Mark R. Fetting	Cynthia E. Frost	George J. Gorman	Valerie A. Mosley	Keith Quinton	Marcus L. Smith	Susan J. Sutherland	Scott E. Wennerholm	Nancy A. Wiser
Trust	$3,667	$3,736 (2)	$4,601	$3,736 (3)	$3,438	$3,429	$3,736 (4)	$3,880	$3,429
Trust and Fund Complex(1)	$364,625	$383,375 (5)	$427,125	$383,375	$348,179	$350,875	$388,375 (6)	$398,375	$350,875

(1)As of September 19, 2022, the Eaton Vance fund complex consists of 137 registered investment companies or series thereof.  Ms. Wiser began serving as a Trustee effective April 4, 2022, and thus the compensation figures listed for the Trust and the Trust and Fund Complex are estimated based on amounts she would have received if she had been a Trustee for the full fiscal year ended May 31, 2022 and for the calendar year ended December 31, 2021.  William H. Park and Helen Frame Peters each retired as a Trustee effective July 1, 2022. For the fiscal year ended May 31, 2022, Mr. Park and Ms. Peters received Trustees fees of $3,917 and $3,545, respectively, from the Trust. For the calendar year ended December 31, 2021, Mr. Park and Ms. Peters received $457,125 and $363,375, respectively, from the Trust and Fund Complex.

(2)Includes $1,393 of deferred compensation.

(3)Includes $122 of deferred compensation.

(4)Includes $2,735 of deferred compensation.

(5)Includes $250,000 of deferred compensation.

(6) Includes $384,337 of deferred compensation.

Proxy Voting Policy.  The Board adopted a proxy voting policy and procedures (the “Trust Policy”), pursuant to which the Board has delegated proxy voting responsibility to the Adviser and adopted the Adviser’s proxy voting policies and procedures (the “Adviser Policies”). An independent proxy voting service has been retained to assist in the voting of Trust proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. The members of the Board will review the Trust’s proxy voting records from time to time and will review annually the Adviser Policies. For a copy of the Trust Policy and the Adviser Policies, see Appendix B.  Pursuant to certain provisions of the 1940 Act relating to funds investing in other funds, a Trust may be required or may elect to vote its interest in another fund in the same proportion as the holders of all other shares of that fund.  Information on how the Trust voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (1) without charge, upon request, by calling 1-800-262-1122, and (2) on the SEC’s website at http://www.sec.gov.

INVESTMENT ADVISORY AND OTHER SERVICES

The Adviser. Eaton Vance, its affiliates and its predecessor companies have been managing assets of individuals and institutions since 1924 and of investment companies since 1931.  They maintain a large staff of experienced fixed-income, senior loan and equity investment professionals to service the needs of their clients.  The fixed-income group focuses on all kinds of taxable investment-grade and high-yield securities, tax-exempt investment-grade and high-yield securities, and U.S. Government securities.  The senior loan group focuses on senior floating- rate loans, unsecured loans and other floating- rate debt securities such as notes, bonds and asset-backed securities.  The equity group covers stocks ranging from blue chip to emerging growth companies.  Eaton Vance and its affiliates act as adviser to a family of mutual funds, and individual and various institutional accounts, including corporations, hospitals, retirement plans, universities, foundations and trusts.

As described in the Prospectus, as a result of the transaction by which Morgan Stanley acquired EVC (the “Transaction”), the Trust entered into a new investment advisory agreement with Eaton Vance.

Eaton Vance Floating-Rate Income Trust26SAI dated September 27, 2022

The Trust will be responsible for all of its costs and expenses not expressly stated to be payable by Eaton Vance under the Investment Advisory Agreement (the “Advisory Agreement”) or the Amended and Restated Administrative Services Agreement (the “Administration Agreement”).

The Advisory Agreement with the Adviser continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not interested persons of the Adviser or the Trust cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Trust’s Board or by vote of a majority of the outstanding voting securities of the Trust. The Administration Agreement continues in effect through and including the second anniversary of its execution and shall continue in full force and effect indefinitely thereafter, but only so long as such continuance after such second anniversary is specifically approved at least annually (i) by the Board of Trustees of the Trust and (ii) by the vote of a majority of those Trustees of the Trust who are not interested persons of Eaton Vance or the Trust. Each Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by either party, or by vote of the majority of the outstanding voting securities of the Trust, and the Advisory Agreement will terminate automatically in the event of its assignment. Each Agreement provides that the investment adviser may render services to others.  Each Agreement also provides that Eaton Vance shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreements, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties thereunder, and Eaton Vance shall not be liable for any losses sustained in the acquisition, holding or disposition of any security or other investment.  Each Agreement is not intended to, and does not, confer upon any person not a party to it any right, benefit or remedy of any nature.

Pursuant to the Advisory Agreement, the Trust has agreed to pay the Adviser as compensation for its investment advisory and administrative services an annual fee of 0.75% of the Trust’s average daily gross assets.

For the fiscal years ended May 31, 2022, 2021 and 2020, the Trust incurred $4,902,662, $6,602,754 and $6,654,453, respectively, in advisory fees.

Pursuant to the Administration Agreement, based on the current level of compensation payable to Eaton Vance by the Trust under the Advisory Agreement, Eaton Vance receives no compensation from the Trust in respect of the services rendered and the facilities provided as administrator under the Administration Agreement.

Information About Eaton Vance. Eaton Vance is a business trust organized under the laws of the Commonwealth of Massachusetts.  EV serves as trustee of Eaton Vance.  As described in the Prospectus, following the closing of the Transaction on March 1, 2021, EV, Eaton Vance and BMR became indirect wholly owned subsidiaries of Morgan Stanley (NYSE: MS), a preeminent global financial services firm engaged in securities trading and brokerage activities, as well as providing investment banking, research and analysis, financing and financial advisory services.

Prior to March 1, 2021, each of EV and Eaton Vance were wholly owned subsidiaries of EVC, a Maryland corporation and publicly-held holding company, and BMR was an indirect wholly owned subsidiary of EVC.   EVC through its subsidiaries and affiliates engaged primarily in investment management, administration and marketing activities.  The Directors of EVC were Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Paula A. Johnson, Brian D. Langstraat, Dorothy E. Puhy, Winthrop H. Smith, Jr. and Richard A. Spillane, Jr.  All shares of the outstanding Voting Common Stock of EVC were deposited in a Voting Trust, the Voting Trustees of which were Mr. Faust, Paul W. Bouchey, Craig R. Brandon, Daniel C. Cataldo, Michael A. Cirami, Cynthia J. Clemson, James H. Evans, Maureen A. Gemma, Laurie G. Hylton, Mr. Langstraat, Thomas Lee, Frederick S. Marius, David C. McCabe, Edward J. Perkin, Lewis R. Piantedosi, Charles B. Reed, Craig P. Russ, Thomas C. Seto, John L. Shea, Eric A. Stein, John H. Streur, Andrew N. Sveen, Payson F. Swaffield, R. Kelly Williams and Matthew J. Witkos (all of whom are or were officers of Eaton Vance or its affiliates).  The Voting Trustees had unrestricted voting rights for the election of Directors of EVC.  Prior to March 1, 2021, all of the outstanding voting trust receipts issued under said Voting Trust were owned by certain of the officers of Eaton Vance who may also have been officers, or officers and Directors of EVC and EV.  As indicated under “Management and Organization,” all of the officers of the Trust (as well as Mr. Faust who is also a Trustee) are employees of Eaton Vance.

Code of Ethics.  The Adviser and the Trust have adopted codes of ethics (the “Codes of Ethics”) governing personal securities transactions pursuant to Rule 17j-1 under the 1940 Act. Under the Codes of Ethics, employees of the Adviser may purchase and sell securities (including securities held or eligible for purchase by the Trust) subject to the provisions of the Codes of Ethics and certain employees are also subject to pre-clearance, reporting requirements and/or other procedures.

The Codes of Ethics can be reviewed on the EDGAR Database on the SEC’s Internet site (http://www.sec.gov), or a copy of the Codes of Ethics may be requested by electronic mail at publicinfo@sec.gov.

Eaton Vance Floating-Rate Income Trust27SAI dated September 27, 2022

Portfolio Managers. The portfolio managers of the Trust are listed below.  The following table shows, as of the Trust’s most recent fiscal year end, the number of accounts each portfolio manager managed in each of the listed categories and the total assets (in millions of dollars) in the accounts managed within each category.  The table also shows the number of accounts with respect to which the advisory fee is based on the performance of the account, if any, and the total assets (in millions of dollars) in those accounts.

	Number of All Accounts	Total Assets of All Accounts	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee
Sarah A. Choi (1)
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Ralph H. Hinckley, Jr. (2)
Registered Investment Companies	6	$42,368.1	0	$0
Other Pooled Investment Vehicles	3	$5,089.5	0	$0
Other Accounts	2	$953.6	0	$0
Catherine C. McDermott
Registered Investment Companies	7	$4,472.3	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Daniel P. McElaney
Registered Investment Companies	4	$1,704.7	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0
Andrew N. Sveen(2)
Registered Investment Companies	12	$44,990.8	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	0	$0	0	$0

(1) Ms. Choi became a portfolio manager effective July 1, 2022.

(2) This portfolio manager serves as portfolio manager of one or more registered investment companies that invests or may invest in one or more underlying registered investment companies in the Eaton Vance family of funds or other pooled investment vehicles sponsored by Eaton Vance.  The underlying investment companies may be managed by this portfolio manager or another portfolio manager.

The following table shows the dollar range of equity securities beneficially owned in the Trust by its portfolio manager(s) as of the Trust’s most recent fiscal year ended May 31, 2022 and in the Eaton Vance family of funds as of December 31, 2021.

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned in the Trust	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Eaton Vance Family of Funds
Sarah A. Choi (1)	None	$1 - $10,000
Ralph H. Hinckley, Jr.	$10,001 – $50,000	$100,001 - $500,000
Catherine C. McDermott	None	Over $1,000,000
Daniel P. McElaney	None	$100,001 - $500,000
Andrew N. Sveen	None	$100,001 - $500,000

(1) Ms. Choi became a portfolio manager effective July 1, 2022.

It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of the Trust’s investments on the one hand and the investments of other accounts for which a portfolio manager is responsible on the other.  For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among the Trust and other accounts he or she advises.  In addition, due to differences in the investment strategies or restrictions between the Trust and the other accounts, the portfolio manager may take action with respect to another account that differs from the action taken with respect to the Trust.  In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account.  The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment

Eaton Vance Floating-Rate Income Trust28SAI dated September 27, 2022 opportunities.  Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his or her discretion in a manner that he or she believes is equitable to all interested persons.  The Adviser has adopted several policies and procedures designed to address these potential conflicts including a code of ethics and policies that govern the investment adviser's trading practices, including among other things the aggregation and allocation of trades among clients, brokerage allocations, cross trades and best execution.

Compensation Structure for Eaton Vance. The compensation structure of Eaton Vance and its affiliates that are investment advisers (for purposes of this section “Eaton Vance”) is based on a total reward system of base salary and incentive compensation, which is paid either in the form of cash bonus, or for employees meeting the specified deferred compensation eligibility threshold, partially as a cash bonus and partially as mandatory deferred compensation. Deferred compensation granted to Eaton Vance employees are generally granted as a mix of deferred cash awards under the Investment Management Alignment Plan (IMAP) and equity-based awards in the form of stock units. The portion of incentive compensation granted in the form of a deferred compensation award and the terms of such awards are determined annually by the Compensation, Management Development and Succession Committee of the Board of Directors of Eaton Vance’s parent company, Morgan Stanley.

Base salary compensation. Generally, portfolio managers and research analysts receive base salary compensation based on the level of their position with the Adviser.

Incentive compensation. In addition to base compensation, portfolio managers and research analysts may receive discretionary year-end compensation.  Incentive compensation may include:

●Cash bonus

●Deferred compensation:

●A mandatory program that defers a portion of incentive compensation into restricted stock units or other awards based on Morgan Stanley common stock or other plans that are subject to vesting and other conditions

●IMAP is a cash-based deferred compensation plan designed to increase the alignment of participants’ interests with the interests of clients. For eligible employees, a portion of their deferred compensation is mandatorily deferred into IMAP on an annual basis. Awards granted under IMAP are notionally invested in referenced funds available pursuant to the plan, which are funds advised by MSIM and its affiliates including Eaton Vance. Portfolio managers are required to notionally invest a minimum of 40% of their account balance in the designated funds that they manage and are included in the IMAP notional investment fund menu.

●Deferred compensation awards are typically subject to vesting over a multi-year period and are subject to cancellation through the payment date for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Funds, including failure to comply with internal compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients. Awards are also subject to clawback through the payment date if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the firm’s consolidated financial results, constitutes a violation of the firm’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies.

Eaton Vance compensates employees based on principles of pay-for-performance, market competitiveness and risk management. Eligibility for, and the amount of any, discretionary compensation is subject to a multi-dimensional process. Specifically, consideration is given to one or more of the following factors, which can vary by portfolio management team and circumstances:

●Revenue and profitability of the business and/or each fund/account managed by the portfolio manager

●Revenue and profitability of the firm

●Return on equity and risk factors of both the business units and Morgan Stanley

●Assets managed by the portfolio manager

●External market conditions

●New business development and business sustainability

●Contribution to client objectives

●Team, product and/or Eaton Vance performance

●The pre-tax investment performance of the funds/accounts managed by the portfolio manager(1) (which may, in certain cases, be measured against the applicable benchmark(s) and/or peer group(s) over one, three and five-year periods),(2) provided that for funds that are tax-managed or otherwise have an objective of after-tax returns, performance net of taxes will be considered

●Individual contribution and performance

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Further, the firm’s Global Incentive Compensation Discretion Policy requires compensation managers to consider only legitimate, business related factors when exercising discretion in determining variable incentive compensation, including adherence to Morgan Stanley’s core values, conduct, disciplinary actions in the current performance year, risk management and risk outcomes.

(1)Generally, this is total return performance, provided that consideration may also be given to relative risk-adjusted performance.

(2)When a fund’s peer group as determined by Lipper or Morningstar is deemed by the relevant Eaton Vance Chief Investment Officer, or in the case of the sub-advised Funds, the Director of Product Development and Sub-Advised Funds, not to provide a fair comparison, performance may instead be evaluated primarily against a custom peer group or market index.

Investment Advisory Services. Under the general supervision of the Trust’s Board, Eaton Vance will carry out the investment and reinvestment of the assets of the Trust, will furnish continuously an investment program with respect to the Trust, will determine which securities should be purchased, sold or exchanged, and will implement such determinations. Eaton Vance will furnish to the Trust investment advice and provide related office facilities and personnel for servicing the investments of the Trust. Eaton Vance will pay the salaries and fees of all officers and Trustees of the Trust who are members of the Adviser’s organization and all personnel of the Adviser performing services relating to research and investment activities.

Commodity Futures Trading Commission Registration.  The Commodity Futures Trading Commission (“CFTC”) has adopted certain regulations that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swaps agreements) or markets itself as providing investment exposure to such instruments. The Adviser has claimed an exclusion from the definition of “commodity pool operator” under the Commodity Exchange Act with respect to its management of the Trust.  Accordingly, neither the Trust nor the Adviser with respect to the operation of the Trust is subject to CFTC regulation.  Because of its management of other strategies, Eaton Vance is registered with the CFTC as a commodity pool operator.  Eaton Vance is also registered as a commodity trading advisor.  The CFTC has neither reviewed nor approved the Trust's investment strategies or this SAI.

Administrative Services. Eaton Vance serves as administrator of the Trust under an Administrative Services Agreement (the “Administration Agreement”), but currently receives no compensation for providing administrative services to the Trust. Under the Administration Agreement, Eaton Vance has been engaged to administer the Trust’s affairs, subject to the supervision of the Board, and shall furnish office space and all necessary office facilities, equipment and personnel for administering the affairs of the Trust.

DETERMINATION OF NET ASSET VALUE

The net asset value of the Trust is determined by State Street Bank and Trust Company (as agent and custodian) by subtracting the liabilities of the Trust from the value of its total assets.   The Trust is closed for business and will not issue a net asset value on the following business holidays and any other business day that the New York Stock Exchange (the “Exchange”) is closed: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The Board has approved procedures pursuant to which investments are valued for purposes of determining the Trust’s net asset value.  Listed below is a summary of the methods generally used to value investments (some or all of which may be held by the Trust) under the procedures.

●Equity securities (including common stock, exchange-traded funds, closed-end funds, preferred equity securities, exchange-traded notes and other instruments that trade on recognized stock exchanges) are valued at the last sale, official close or, if there are no reported sales, at the mean between the bid and asked price on the primary exchange on which they are traded.

●Most debt obligations are valued on the basis of market valuations furnished by a pricing service or at the mean of the bid and asked prices provided by recognized broker/dealers of such securities.  The pricing service may use a pricing matrix to determine valuation.

●Short-term instruments with remaining maturities of less than 397 days are valued on the basis of market valuations furnished by a pricing service or based on dealer quotations.

●Foreign securities and currencies are valued in U.S. dollars based on foreign currency exchange quotations supplied by a pricing service.

●Senior and Junior Loans are valued on the basis of prices furnished by a pricing service.  The pricing service uses transactions and market quotations from brokers in determining values.

●Futures contracts are valued at the settlement or closing price on the primary exchange or board of trade on which they are traded.

●Exchange-traded options are valued at the mean of the bid and asked prices.  Over-the-counter options are valued based on quotations obtained from a pricing service or from a broker (typically the counterparty to the option).

●Non-exchange traded derivatives (including swap agreements, forward contracts and equity participation notes) are generally valued on the basis of valuations provided by a pricing service or using quotes provided by a broker/dealer (typically the counterparty) or, for total return swaps, based on market index data.

Eaton Vance Floating-Rate Income Trust30SAI dated September 27, 2022

●Precious metals are valued at the New York Composite mean quotation.

●Liabilities with a payment or maturity date of 364 days or less are stated at their principal value and longer dated liabilities generally will be carried at their fair value.

●Valuations of foreign equity securities and total return swaps and exchange-traded futures contracts on non-North American equity indices are generally based on fair valuation provided by a pricing service.

Investments which are unable to be valued in accordance with the foregoing methodologies are valued at fair value using methods determined in good faith by or at the direction of the members of the Board.  Such methods may include consideration of relevant factors, including but not limited to (i) the type of security and the existence of any contractual restrictions on the security’s disposition; (ii) the price and extent of public trading in similar securities of the issuer or of comparable companies or entities; (iii) quotations or relevant information obtained from broker-dealers or other market participants; (iv) information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities); (v) an analysis of the company’s or entity’s financial statements; (vi) an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold; (vii) any transaction involving the issuer of such securities; and (viii) any other factors deemed relevant by the investment adviser.  For purposes of fair valuation, the portfolio managers of one Eaton Vance fund that invests in Senior and Junior Loans may not possess the same information about a Senior or Junior Loan as the portfolio managers of another Eaton Vance fund.  As such, at times the fair value of a Loan determined by certain Eaton Vance portfolio managers may vary from the fair value of the same Loan determined by other portfolio managers.

PORTFOLIO TRADING

The Trust may transact in Senior Loans with major international banks, selected domestic regional banks, insurance companies, finance companies and other financial institutions and market participants.  In selecting financial institutions with which The Trust may transact, the investment adviser will consider, among other factors, the financial strength, professional ability, level of service and research capability of the institution.  The Trust may trade in other types of investments (e.g. bonds and equity securities) which generally are traded through broker-dealers.

Decisions concerning the execution of portfolio security transactions, including the selection of the market and the broker-dealer firm, or other financial intermediary (each an “intermediary”), are made by the investment adviser.  The Trust is responsible for the expenses associated with its portfolio transactions.  The investment adviser is also responsible for the execution of transactions for all other accounts managed by it.  The investment adviser places the portfolio security transactions for execution with one or more intermediaries.  The investment adviser uses its best efforts to obtain execution of portfolio security transactions at prices that in the investment adviser’s judgment are advantageous to the client and at a reasonably competitive spread or (when a disclosed commission is being charged) at reasonably competitive commission rates.  In seeking such execution, the investment adviser will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, which may include, without limitation, the full range and quality of the intermediary’s services, responsiveness of the intermediary to the investment adviser, the size and type of the transaction, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the general execution and operational capabilities of the intermediary, the reputation, reliability, experience and financial condition of the intermediary, the value and quality of the services rendered by the intermediary in this and other transactions, and the amount of the spread or commission, if any.  In addition, the investment adviser may consider the receipt of Research Services (as defined below), provided it does not compromise the investment adviser’s obligation to seek best overall execution for the Trust and is otherwise in compliance with applicable law.  The investment adviser may engage in portfolio transactions with an intermediary that sells shares of Eaton Vance funds, provided such transactions are not directed to that intermediary as compensation for the promotion or sale of such shares.

As described in the Prospectus, following the closing of the Transaction on March 1, 2021, the investment adviser became an “affiliated person,” as defined in the 1940 Act, of Morgan Stanley and its affiliates, including certain intermediaries (as previously defined). As a result, the investment adviser is subject to certain restrictions regarding transactions with Morgan Stanley-affiliated intermediaries, as set forth in the 1940 Act. Under certain circumstances, such restrictions may limit the investment adviser’s ability to place portfolio transactions on behalf of the Trust at the desired time or price. Any transaction the investment adviser enters into with a Morgan Stanley-affiliated intermediary on behalf of the Trust will be done in compliance with applicable laws, rules, and regulations; will be subject to any restrictions contained in the Trust’s investment advisory agreement; will be subject to the investment adviser’s duty to seek best execution; and, will comply with any applicable policies and procedures of the investment adviser, as described below.

Subject to the overriding objective of obtaining the best execution of orders and applicable rules and regulations, as described above, the Trust may use an affiliated intermediary, including a Morgan Stanley-affiliated intermediary, to effect Trust portfolio transactions, including transactions in futures contracts and options on futures contracts, under procedures adopted by the Board.

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In order to use such affiliated intermediaries, the Trust’s Board must approve and periodically review procedures reasonably designed to ensure that commission rates and other remuneration paid to the affiliated intermediaries are fair and reasonable in comparison to those of other intermediaries for comparable transactions involving similar securities being purchased or sold during a comparable time period.

Pursuant to an order issued by the SEC, the Trust is permitted to engage in principal transactions in money market instruments, subject to certain conditions, with Morgan Stanley & Co. LLC, a broker-dealer affiliated with Morgan Stanley. Since March 1, 2021, the Trust did not effect any principal transactions with any broker-dealer affiliated with Morgan Stanley.

Transactions on stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions.  Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer.  Transactions in foreign securities often involve the payment of brokerage commissions, which may be higher than those in the United States.  There is generally no stated commission in the case of securities traded in the over-the-counter markets including transactions in fixed-income securities which are generally purchased and sold on a net basis (i.e., without commission) through intermediaries and banks acting for their own account rather than as brokers.  Such intermediaries attempt to profit from such transactions by buying at the bid price and selling at the higher asked price of the market for such obligations, and the difference between the bid and asked price is customarily referred to as the spread.  Fixed-income transactions may also be transacted directly with the issuer of the obligations.  In an underwritten offering the price paid often includes a disclosed fixed commission or discount retained by the underwriter or dealer.  Although spreads or commissions paid on portfolio security transactions will, in the judgment of the investment adviser, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to intermediaries who were selected to execute transactions on behalf of the investment adviser’s clients in part for providing brokerage and research services to the investment adviser as permitted by applicable law.

Pursuant to the safe harbor provided in Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”) and to the extent permitted by other applicable law, a broker or dealer who executes a portfolio transaction on behalf of the investment adviser client may receive a commission that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the investment adviser determines in good faith that such compensation was reasonable in relation to the value of the brokerage and research services provided.  This determination may be made on the basis of either that particular transaction or on the basis of the overall responsibility which the investment adviser and its affiliates have for accounts over which they exercise investment discretion.  “Research Services” as used herein includes any and all brokerage and research services to the extent permitted by Section 28(e) and other applicable law. Generally, Research Services may include, but are not limited to, such matters as research, analytical and quotation services, data, information and other services products and materials which assist the investment adviser in the performance of its investment responsibilities. More specifically, Research Services may include general economic, political, business and market information, industry and company reviews, evaluations of securities and portfolio strategies and transactions, technical analysis of various aspects of the securities markets, recommendations as to the purchase and sale of securities and other portfolio transactions, certain financial, industry and trade publications, certain news and information services, and certain research oriented computer software, data bases and services.  Any particular Research Service obtained through a broker-dealer may be used by the investment adviser in connection with client accounts other than those accounts which pay commissions to such broker-dealer, to the extent permitted by applicable law.  Any such Research Service may be broadly useful and of value to the investment adviser in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client’s account or of a few clients’ accounts, or may be useful for the management of merely a segment of certain clients’ accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained.  The investment adviser evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and, to the extent permitted by applicable law, may attempt to allocate sufficient portfolio security transactions to such firms to ensure the continued receipt of Research Services which the investment adviser believes are useful or of value to it in rendering investment advisory services to its clients.  The investment adviser may also receive brokerage and Research Services from underwriters and dealers in fixed-price offerings, when permitted under applicable law.

Research Services provided by (and produced by) broker-dealers that execute portfolio transactions or from affiliates of executing broker-dealers are referred to as “Proprietary Research.” Except for trades executed in jurisdictions where such consideration is not permissible, the investment adviser may and does consider the receipt of Proprietary Research Services as a factor in selecting broker dealers to execute client portfolio transactions, provided it does not compromise the investment adviser’s obligation to seek best overall execution.  In jurisdictions where permissible, the investment adviser also may consider the receipt of Research Services under so called “client commission arrangements” or “commission sharing arrangements” (both referred to as “CCAs”) as a factor in selecting broker dealers to execute transactions, provided it does not compromise the investment adviser’s obligation to seek best overall execution. Under a CCA arrangement, the investment adviser may cause client accounts to effect transactions through a broker-dealer and request that the broker-dealer allocate a portion of the commissions paid on those transactions to a pool of commission credits that are paid to other firms that provide Research Services to the investment adviser. Under a CCA, the broker-dealer

Eaton Vance Floating-Rate Income Trust32SAI dated September 27, 2022 that provides the Research Services need not execute the trade.  Participating in CCAs may enable the investment adviser to consolidate payments for research using accumulated client commission credits from transactions executed through a particular broker-dealer to periodically pay for Research Services obtained from and provided by other firms, including other broker-dealers that supply Research Services. The investment adviser believes that CCAs offer the potential to optimize the execution of trades and the acquisition of a variety of high quality Research Services that the investment adviser might not be provided access to absent CCAs.  The investment adviser may enter into CCA arrangements with a number of broker-dealers and other firms, including certain affiliates of the investment adviser.  The investment adviser will only enter into and utilize CCAs to the extent permitted by Section 28(e) and other applicable law.

The EU’s Markets in Financial Instruments Directive II (“MiFID II”), which became effective January 3, 2018, requires investment advisers regulated under MiFID II to pay for research services separately from trade execution services, either through their own resources or a research payment account funded by a specific charge to a client. Following its withdrawal from the EU, the United Kingdom adopted many of the provisions of MiFID II, and investment managers in the United Kingdom are required to comply with certain MiFID II equivalent requirements in accordance with rules and guidance issued by the Financial Conduct Authority.

Although the Adviser is not directly subject to the provisions of MiFID II, certain of its affiliated advisers are subject to MiFID II or equivalent requirements under the law of the United Kingdom, such as Morgan Stanley Investment Management Limited and Eaton Vance Advisers International Ltd (collectively, the “Affiliated Advisers”); accordingly, as applicable, the Adviser makes a reasonable valuation and allocation of the cost of research services as between MiFID II client accounts and other accounts that are able to participate in CCAs, and the Affiliated Adviser will pay for research services received with respect to MiFID II client accounts from its own resources.

The investment companies sponsored by the investment adviser or certain of its affiliates also may allocate brokerage commissions to acquire information relating to the performance, fees and expenses of such companies and other investment companies, which information is used by the members of the Board of such companies to fulfill their responsibility to oversee the quality of the services provided to various entities, including the investment adviser, to such companies.  Such companies may also pay cash for such information.

Securities considered as investments for the Trust may also be appropriate for other investment accounts managed by the investment adviser or certain of its affiliates.  Whenever decisions are made to buy or sell securities by the Trust and one or more of such other accounts simultaneously, the investment adviser will allocate the security transactions (including “new” issues) in a manner which it believes to be equitable under the circumstances.  As a result of such allocations, there may be instances where the Trust will not participate in a transaction that is allocated among other accounts.  If an aggregated order cannot be filled completely, allocations will generally be made on a pro rata basis.  An order may not be allocated on a pro rata basis where, for example: (i) consideration is given to portfolio managers who have been instrumental in developing or negotiating a particular investment; (ii) consideration is given to an account with specialized investment policies that coincide with the particulars of a specific investment; (iii) pro rata allocation would result in odd-lot or de minimis amounts being allocated to a portfolio or other client; or (iv) where the investment adviser reasonably determines that departure from a pro rata allocation is advisable.  While these aggregation and allocation policies could have a detrimental effect on the price or amount of the securities available to the Trust from time to time, it is the opinion of the members of the Board that the benefits from the investment adviser organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.

The following table shows brokerage commissions paid during the fiscal years ended May 31, 2022, 2021 and 2020, as well as the amount of Trust security transactions for the most recent fiscal year (if any) that were directed to firms that provided some Research Services to the investment adviser or its affiliates (see above), and the commissions paid in connection therewith. The Trust did not pay any amount in brokerage commissions to affiliated brokers during the past three fiscal years.

Fiscal Year End	Brokerage Commission Paid	Amount of Transactions Directed to Firms Providing Research	Commissions Paid on Transactions Directed to Firms Providing Research
May 31, 2022	$861	$0	$0
May 31, 2021	$0
May 31, 2020	$7

During the fiscal year ended May 31, 2022, the Trust held no securities of its “regular brokers or dealers”, as that term is defined in Rule 10b-1 of the 1940 Act.

TAXES

The Trust has elected and intends to qualify each year to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, the Trust intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute substantially all of its net investment income, net tax-exempt income,

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if any, and net capital gains, if any, (after reduction by any available capital loss carryforwards) in accordance with the timing requirements imposed by the Code, so as to maintain its RIC status and to avoid paying any U.S. federal income or excise tax. To the extent it qualifies for treatment as a RIC and satisfies the above-mentioned distribution requirements, the Trust will not be subject to federal income tax on income paid to its shareholders in the form of dividends.

To qualify as a RIC for federal income tax purposes, the Trust must derive at least 90% of its annual gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in stock, securities and currencies, and net income derived from an interest in a qualified publicly traded partnership (a partnership (a) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (b) that derives less than 90% of its income from the qualifying income described above). The Trust must also distribute to its shareholders at least the sum of 90% of its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and 90% of its net tax-exempt interest income for each taxable year.

The Trust must also satisfy certain requirements with respect to the diversification of its assets. The Trust must have, at the close of each quarter of its taxable year, at least 50% of the value of its total assets represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities that, in respect of any one issuer, do not represent more than 5% of the value of the total assets of the Trust or more than 10% of the outstanding voting securities of that issuer. In addition, at the close of each quarter of its taxable year, not more than 25% of the value of the Trust’s assets may be invested, including through corporations in which the Trust owns a 20% or more voting stock interest, in securities (other than U.S. Government securities or the securities of other RICs) of any one issuer, or of two or more issuers that the Trust controls and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships.

If the Trust were to fail to meet the income, diversification or distribution tests described above, the Trust could in some cases cure such failure, including by paying a Trust-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Trust were ineligible to or otherwise did not cure such failure for any year, or if the Trust were otherwise to fail to qualify as a RIC for such year, the Trust’s taxable income will be subject to corporate income taxes, and all distributions from earnings and profits, including distributions of net capital gain (if any), will be taxable to the shareholder as ordinary income.  Such distributions may be eligible to be treated as qualified dividend income with respect to shareholders who are individuals and may be eligible for the dividends-received deduction (“DRD”) in the case of shareholders taxed as corporations, provided, in both cases, the shareholder meets certain holding period and other requirements in respect to the Trust’s shares. In order to requalify for taxation as a RIC, the Trust may be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

Distributions are taxable as described herein whether shareholders receive them in cash or in additional shares of the Trust.

The Trust intends to make monthly distributions of net investment income after payment of dividends on any outstanding preferred shares or interest on any outstanding borrowings. The Trust will distribute annually any net capital gain. Distributions of the Trust’s net capital gains that are properly reported by the Trust as capital gain dividends (“capital gain dividends”), if any, are generally taxable to shareholders as long-term capital gains. Taxes on distributions of capital gains are determined by how long the Trust owned (or is deemed to have owned) the investments that generated them, rather than how long a shareholder has owned his or her shares.  The Internal Revenue Service (the “IRS”) and the Department of the Treasury have issued regulations that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Code. Dividends paid to shareholders out of the Trust's current and accumulated earnings and profits, except in the case of capital gain dividends and distributions of “qualified dividend income”, will be taxable as ordinary income. Dividends with respect to the shares generally will not constitute “qualified dividends” for federal income tax purposes and thus will generally not be eligible for the favorable long-term capital gains tax rates.  If, for any calendar year, the Trust's total distributions exceed the Trust's current and accumulated earnings and profits, the excess will be treated as a tax-free return of capital to each shareholder (up to the amount of the shareholder's basis in his or her shares) and thereafter as gain from the sale of shares (assuming the shares are held as a capital asset).  The amount treated as a tax-free return of capital will reduce the shareholder's adjusted basis in his or her shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale or other disposition of his or her shares. Dividends generally will not qualify for a dividends-received deduction generally available to corporate shareholders.

The Trust also seeks to avoid the imposition of a federal excise tax on its ordinary income and capital gain net income. In order to avoid incurring a federal excise tax obligation, the Code requires that a RIC distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income, generally computed on the basis of the one-year period ending on October 31 (or later if the Trust is permitted to elect and so elects) of such year and (iii) 100% of any ordinary income and capital gain net income from the prior year that

Eaton Vance Floating-Rate Income Trust34SAI dated September 27, 2022 was not paid out during such year and on which the Trust paid no federal income tax. If the Trust fails to meet these requirements it will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For the foregoing purposes, a RIC is treated as having distributed any amount on which it is subject to corporate income tax for any taxable year ending in such calendar year.

Gains or losses attributable to fluctuations in exchange rates between the time the Trust accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Trust actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss.  Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, forward contracts and similar instruments (to the extent permitted) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

The Trust may be subject to foreign withholding or other foreign taxes with respect to income (possibly including, in some cases, capital gains) on certain foreign securities. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. If more than 50% of the value of the total assets of the Trust consists of securities issued by foreign issuers, the Trust may be eligible to elect to pass through to shareholders its proportionate share of any foreign taxes paid by the Trust, in which event shareholders will include in income, and (subject to certain limitations imposed by the Code) will be entitled to take foreign tax credits or deductions for, such foreign taxes. It is not anticipated that the Trust will be eligible to make such election and, even if the Trust were eligible to make such an election for a given year, it may determine not to do so.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance (and zero-coupon debt obligations with a fixed maturity date of more than one year from the date of issuance) will be treated as debt obligations that are issued originally at a discount.  Generally, the original issue discount is treated as interest income and is included in the Trust’s income and required to be distributed by the Trust over the term of the debt security, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt security.  In addition, payment-in-kind securities will give rise to income which is required to be distributed and is taxable even though the Trust holding the security receives no interest payment in cash on the security during the year. The Trust's investment in such securities may cause it to realize income prior to the receipt of cash payments with respect to these securities. Such income will be accrued daily by the Trust and, in order to avoid a tax payable by the Trust, the Trust may be required to liquidate securities that it might otherwise have continued to hold in order to generate cash so that the Trust may make required distributions to its shareholders.

Some debt obligations with a fixed maturity date of more than one year from the date of issuance that are acquired by the Trust in the secondary market may be treated as having “market discount.” Very generally, market discount is the excess of the stated redemption price of a debt obligation (or in the case of an obligation issued with original issue discount, its “revised issue price”) over the purchase price of such obligation. Generally any gain recognized on the disposition of, and any partial payment of principal on, a debt obligation having market discount is treated as ordinary income to the extent the gain, or principal payment, does not exceed the “accrued market discount” on such debt obligation. Alternatively, the Trust may elect to accrue market discount currently, in which case the Trust will be required to include the accrued market discount in the Trust’s ordinary income and thus distribute it over the term of the debt obligation, even though payment of that amount is not received until a later time, upon partial or full repayment or disposition of the debt obligation. The rate at which the market discount accrues, and thus is included in the Trust’s income, will depend upon which of the permitted accrual methods the Trust elects.

The Trust may invest a portion of its total assets in debt obligations that are at risk of or in default, which may present special tax issues for the Trust. U.S. federal income tax rules are not entirely clear about the treatment of such debt securities, such as when the Trust may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Trust, in the event it invests in such debt securities, in order to seek to preserve its status as a RIC and to not become subject to U.S. federal income or excise tax.

The Trust's investments in options, futures contracts, hedging transactions, forward contracts (to the extent permitted) and certain other transactions may be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Trust, defer Trust losses, cause adjustments in the holding periods of securities held by the Trust, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Trust may be required to limit its activities in options and futures contracts in order to enable it to maintain its RIC status.

Shareholders selling shares of the Trust will generally recognize gain or loss in an amount equal to the difference between the shareholder’s adjusted tax basis in the shares sold and the amount received. If the shares are held as a capital asset, the gain or loss will be a capital gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months.  Otherwise, the gain or loss on the taxable disposition of shares of the Trust will be treated as short-term capital gain or loss.

Eaton Vance Floating-Rate Income Trust35SAI dated September 27, 2022

Any loss on a disposition of shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received with respect to those shares. For purposes of determining whether shares have been held for six months or less, the holding period is suspended for any periods during which the shareholder's risk of loss is diminished as a result of holding one or more other positions in substantially similar or related property, or through certain options or short sales. Any loss realized on a sale or exchange of shares will be disallowed to the extent those shares are replaced by other shares within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the shares (including through the reinvestment of distributions, which could occur, for example, if the shareholder is a participant in the dividend reinvestment plan or otherwise). In that event, the basis of the replacement shares will be adjusted to reflect the disallowed loss.

Sales charges paid upon a purchase of shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of shares of the Trust (or of another fund) during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year that includes the date of such sale pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the shareholder's tax basis in some or all of any other shares acquired.

The net investment income of certain U.S. individuals, estates and trusts is subject to a 3.8% Medicare contribution tax. For individuals, the tax is on the lesser of the “net investment income” and the excess of modified adjusted gross income over $200,000 (or $250,000 if married filing jointly). Net investment income includes, among other things, interest, dividends, and gross income and capital gains derived from passive activities and trading in securities or commodities. Net investment income is reduced by deductions “properly allocable” to this income.

Dividends and distributions on the Trust's shares are generally subject to U.S. federal income tax as described herein to the extent they do not exceed the Trust's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Trust's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Trust's net asset value also reflects unrealized losses.

Certain distributions declared in October, November or December and paid in the following January will be taxed to shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of the Trust may be “spilled back” and treated as paid by the Trust (except for purposes of the 4% excise tax) during such taxable year. In such case, shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

Amounts paid by the Trust to individuals and certain other shareholders who have not provided the Trust with their correct taxpayer identification number (“TIN”) and certain certifications required by the IRS as well as shareholders with respect to whom the Trust has received certain information from the IRS or a broker may be subject to “backup” withholding of federal income tax arising from the Trust's taxable dividends and other distributions as well as the gross proceeds of sales of shares. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a shareholder may be refunded or credited against such shareholder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS and such shareholder makes a timely filing of an appropriate tax return or refund claim.

The Trust will inform shareholders of the source and tax status of all distributions promptly after the close of each calendar year. The IRS has taken the position that if a RIC has more than one class of shares, it must designate distributions made to each class in any year as consisting of that class's proportionate share of particular types of income for that year, including ordinary income and net capital gain. A class's proportionate share of a particular type of income for a year is determined according to the percentage of total dividends paid by the RIC during that year to the class. Accordingly, the Trust intends to designate a portion of its distributions in capital gain dividends in accordance with the IRS position.

Although the matter is not free from doubt, the Trust intends to take the position that under current law the manner in which the Trust intends to allocate items of ordinary income and net capital gain among the Trust's shares and Auction Preferred Shares will be respected for U.S. federal income tax purposes. It is possible that the IRS could disagree with this conclusion and attempt to reallocate the Trust's net capital gain or other taxable income.

The Trust (or its administrative agent) is required to report to the IRS and furnish to shareholders the cost basis information and holding period for shares purchased on or after January 1, 2012, and redeemed by the Trust on or after that date.  The Trust will permit shareholders to elect from among several permitted cost basis methods.  In the absence of an election, the Trust will use a default cost basis method.  The cost basis method a shareholder elects may not be changed with respect to a redemption of shares after the settlement date of the redemption.  Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the cost basis reporting rules apply to them.

Properly reported dividends are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the Trust’s “qualified net interest income” (generally, the Trust’s U.S. source interest income, other than certain contingent interest and

Eaton Vance Floating-Rate Income Trust36SAI dated September 27, 2022 interest from obligations of a corporation or partnership in which the Trust is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the Trust’s “qualified short-term capital gains” (generally, the excess of the Trust’s net short-term capital gain over the Trust’s long-term capital loss for such taxable year). However, depending on its circumstances, the Trust may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder would need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, or substitute Form). In the case of shares held through an intermediary, the intermediary could withhold even if the Trust designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.  There can be no assurance as to what portion of the Trust’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains.

Under U.S. Treasury Regulations, if a shareholder realizes a loss on disposition of the Trust’s shares of at least $2 million in any single taxable year or $4 million in any combination of taxable years for an individual shareholder, or at least $10 million in any single taxable year or $20 million in any combination of taxable years for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the shareholder’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances. Under certain circumstances, certain tax-exempt entities and their managers may be subject to excise tax if they are parties to certain reportable transactions.

Distributions by the Trust to shareholders that are not “U.S. persons” within the meaning of the Code (“foreign shareholders”) properly reported by the Trust as (1) capital gain dividends, (2) short-term capital gain dividends, and (3) interest-related dividends, as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.

In general, the Code defines (1) “short-term capital gain dividends” as distributions of net short-term capital gains in excess of net long-term capital losses and (2) “interest-related dividends” as distributions from U.S. source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual foreign shareholder, in each case to the extent such distributions are properly reported as such by the Trust in a written notice to shareholders. The exceptions to withholding for capital gain dividends and short-term capital gain dividends do not apply to (A) distributions to an individual foreign shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions attributable to gain that is treated as effectively connected with the conduct by the foreign shareholder of a trade or business within the United States under special rules regarding the disposition of U.S. real property interests. The exception to withholding for interest-related dividends does not apply to distributions to a foreign shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the foreign shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign shareholder and the foreign shareholder is a controlled foreign corporation.  The Trust is permitted to report such part of its dividends as interest-related and/or short-term capital gain dividends as are eligible, but is not required to do so.  In the case of shares held through an intermediary, the intermediary may withhold even if the Trust reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

Foreign shareholders with respect to whom income from the Trust is effectively connected with a trade or business conducted by the foreign shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Trust at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Trust and, in the case of a foreign corporation, may also be subject to a branch profits tax. If a foreign shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the shareholder in the United States. More generally, foreign shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors. Distributions by the Trust to foreign shareholders other than capital gain dividends, short-term capital gain dividends, and interest-related dividends (e.g. dividends attributable to dividend and foreign-source interest income or to short-term capital gains or U.S. source interest income to which the exception from withholding described above does not apply) are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).

A foreign shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of the Trust unless (i) such gain is effectively connected with the conduct by the foreign shareholder

Eaton Vance Floating-Rate Income Trust37SAI dated September 27, 2022 of a trade or business within the United States, (ii) in the case of a foreign shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met, or (iii) the special rules relating to gain attributable to the sale or exchange of “U.S. real property interests” apply to the foreign shareholder’s sale of shares of the Trust.

In order to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute form).  Foreign shareholders should consult their tax advisors in this regard.

Special rules (including withholding and reporting requirements) apply to foreign partnerships and those holding Trust shares through foreign partnerships.  Additional considerations may apply to foreign trusts and estates.  Investors holding Trust shares through foreign entities should consult their tax advisors about their particular situation.

Compliance with FATCA.  The Foreign Account Tax Compliance Act, Code Sections 1471 through 1474 and the U.S. Treasury Regulations and IRS guidance issued thereunder (collectively, “FATCA”) generally require a Trust to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an “IGA”) between the United States and a foreign government.  If a shareholder of the Trust fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Trust may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the Department of Treasury have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or capital gain dividends the Trust pays. If a payment by the Trust is subject to withholding under FATCA, the Trust is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign shareholders described above.  Shareholders should consult their own tax advisors regarding the possible implications of these requirements on their investment in the Trust.

The foregoing briefly summarizes some of the important U.S. federal income tax consequences to shareholders of investing in shares, reflects the U.S. federal tax law as of the date of this SAI, and does not address special tax rules applicable to certain types of investors, such as tax-exempt entities, corporate investors, foreign investors, insurance companies and financial institutions. This discussion is based upon current provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change or differing interpretations by the courts or the IRS retroactively or prospectively. For instance, the House of Representatives recently passed the Build Back Better Act, which would make significant changes to the Code if enacted into law, and this summary does not contain a description of such potential changes. No attempt has been made to present a complete explanation of the U.S. federal tax treatment of the Trust or the implications to shareholders, and the discussions here and in the prospectus are not intended as a substitute for careful tax planning.  Investors should consult their tax advisors regarding other federal, state, local and, where applicable, foreign tax considerations that may be applicable in their particular circumstances, as well as any proposed tax law changes.

State and Local Taxes. Shareholders should consult their own tax advisers as to the state or local tax consequences of investing in the Trust.

OTHER INFORMATION

The Trust is an organization of the type commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, in certain circumstances, be held personally liable as partners for the obligations of the trust. The Declaration of Trust contains an express disclaimer of shareholder liability in connection with the Trust property or the acts, obligations or affairs of the Trust. The Declaration of Trust, in coordination with the Trust’s Amended and Restated By-laws, also provides for indemnification out of the Trust property of any shareholder held personally liable for the claims and liabilities to which a shareholder may become subject by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself is unable to meet its obligations. The Trust has been advised by its counsel that the risk of any shareholder incurring any liability for the obligations of the Trust is remote.

The Declaration of Trust provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to the Trust or its shareholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. Voting rights are not cumulative, which means that the holders of more than 50% of the shares voting for the election of Trustees can elect 100% of the Trustees and, in such event, the holders of the remaining less than 50% of the shares voting on the matter will not be able to elect any Trustees.

The Declaration of Trust provides that no person shall serve as a Trustee if shareholders holding two-thirds of the outstanding shares have removed him from that office either by a written declaration filed with the Trust’s custodian or by votes cast at a meeting

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called for that purpose. The Declaration of Trust further provides that the Trustees of the Trust shall promptly call a meeting of the shareholders for the purpose of voting upon a question of removal of any such Trustee or Trustees when requested in writing so to do by the record holders of not less than 10 per centum of the outstanding shares.

The Trust’s Prospectus, any related Prospectus Supplement, and this SAI do not contain all of the information set forth in the Registration Statement that the Trust has filed with the SEC. The complete Registration Statement may be obtained from the SEC through the website www.sec.gov, or upon payment of the fee prescribed by its Rules and Regulations.

CUSTODIAN

State Street Bank and Trust Company (“State Street”), State Street Financial Center, One Lincoln Street, Boston, MA 02111, is the custodian of the Trust and will maintain custody of the securities and cash of the Trust. State Street maintains the Trust’s general ledger and computes net asset value per share at least weekly. State Street also attends to details in connection with the sale, exchange, substitution, transfer and other dealings with the Trust’s investments, and receives and disburses all funds. State Street also assists in preparation of shareholder reports and the electronic filing of such reports with the SEC.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”), 200 Berkeley Street, Boston, MA 02116, independent registered public accounting firm, audits the Trust’s financial statements.  Deloitte and/or its affiliates provide other audit, tax and related services to the Trust.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of September 19, 2022, the officers and Trustees of the Trust as a group owned beneficially less than 1% of the outstanding shares of the Trust.

To the best knowledge of the Trust, no shareholders (principal holders) owned more than 5% of the Trust’s Common Shares as of September 19, 2022. A shareholder who owns beneficially more than 25% of a fund is deemed to be a control person of that fund.

POTENTIAL CONFLICTS OF INTEREST

As a diversified global financial services firm, Morgan Stanley engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of a Fund or Portfolio, if applicable, (collectively for the purposes of this section, “Fund” or “Funds”). Morgan Stanley advises clients and sponsors, manages or advises other investment funds and investment programs, accounts and businesses (collectively, together with the Morgan Stanley funds, any new or successor funds, programs, accounts or businesses (other than funds, programs, accounts or businesses sponsored, managed, or advised by former direct or indirect subsidiaries of Eaton Vance Corp. (“Eaton Vance Investment Accounts”)), the ‘‘MS Investment Accounts, and, together with the Eaton Vance Investment Accounts, the “Affiliated Investment Accounts’’) with a wide variety of investment objectives that in some instances may overlap or conflict with a Fund’s investment objectives and present conflicts of interest. In addition, Morgan Stanley or the investment adviser may also from time to time create new or successor Affiliated Investment Accounts that may compete with a Fund and present similar conflicts of interest. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of Fund shareholders and, in fact, they may not be. Conflicts of interest not described below may also exist.

The discussions below with respect to actual, apparent and potential conflicts of interest also may be applicable to or arise from the MS Investment Accounts whether or not specifically identified.

Material Non-public and Other Information. It is expected that confidential or material non-public information regarding an investment or potential investment opportunity may become available to the investment adviser. If such information becomes available, the investment adviser may be precluded (including by applicable law or internal policies or procedures) from pursuing an investment or disposition opportunity with respect to such investment or investment opportunity. The investment adviser may also from time to time be subject to contractual ‘‘stand-still’’ obligations and/or confidentiality obligations that may restrict its ability to trade in certain investments on a Fund’s behalf. In addition, the investment adviser may be precluded from disclosing such information to an investment team, even in circumstances in which the information would be beneficial if disclosed. Therefore, the investment team may not be provided access to material non-public information in the possession of Morgan Stanley that might be relevant to an investment decision to be made on behalf of a Fund, and the investment team may initiate a transaction or sell an investment that, if such information had been known to it, may not have been undertaken. In addition, certain members of the investment team may be recused from certain investment-related discussions so that such members do not receive information that would limit their ability to perform functions of their employment with the investment adviser or its affiliates unrelated to that of a Fund. Furthermore, access to certain parts of Morgan Stanley may be subject to third party confidentiality obligations and to information

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barriers established by Morgan Stanley in order to manage potential conflicts of interest and regulatory restrictions, including without limitation joint transaction restrictions pursuant to the 1940 Act. Accordingly, the investment adviser’s ability to source investments from other business units within Morgan Stanley may be limited and there can be no assurance that the investment adviser will be able to source any investments from any one or more parts of the Morgan Stanley network.

The investment adviser may restrict its investment decisions and activities on behalf of the Funds in various circumstances, including because of applicable regulatory requirements or information held by the investment adviser or Morgan Stanley. The investment adviser might not engage in transactions or other activities for, or enforce certain rights in favor of, a Fund due to Morgan Stanley’s activities outside the Funds. In instances where trading of an investment is restricted, the investment adviser may not be able to purchase or sell such investment on behalf of a Fund, resulting in the Fund’s inability to participate in certain desirable transactions. This inability to buy or sell an investment could have an adverse effect on a Fund’s portfolio due to, among other things, changes in an investment’s value during the period its trading is restricted. Also, in situations where the investment adviser is required to aggregate its positions with those of other Morgan Stanley business units for position limit calculations, the investment adviser may have to refrain from making investments due to the positions held by other Morgan Stanley business units or their clients. There may be other situations where the investment adviser refrains from making an investment due to additional disclosure obligations, regulatory requirements, policies, and reputational risk, or the investment adviser may limit purchases or sales of securities in respect of which Morgan Stanley is engaged in an underwriting or other distribution capacity.

Morgan Stanley has established certain information barriers and other policies to address the sharing of information between different businesses within Morgan Stanley. As a result of information barriers, the investment adviser generally will not have access, or will have limited access, to certain information and personnel in other areas of Morgan Stanley and generally will not manage the Funds with the benefit of the information held by such other areas. Morgan Stanley, due to its access to and knowledge of funds, markets and securities based on its prime brokerage and other businesses, may make decisions based on information or take (or refrain from taking) actions with respect to interests in investments of the kind held (directly or indirectly) by the Funds in a manner that may be adverse to the Funds, and will not have any obligation or other duty to share information with the investment adviser.

In limited circumstances, however, including for purposes of managing business and reputational risk, and subject to policies and procedures and any applicable regulations, Morgan Stanley personnel, including personnel of the investment adviser, on one side of an information barrier may have access to information and personnel on the other side of the information barrier through “wall crossings.” The investment adviser faces conflicts of interest in determining whether to engage in such wall crossings. Information obtained in connection with such wall crossings may limit or restrict the ability of the investment adviser to engage in or otherwise effect transactions on behalf of the Funds (including purchasing or selling securities that the investment adviser may otherwise have purchased or sold for a Fund in the absence of a wall crossing). In managing conflicts of interest that arise because of the foregoing, the investment adviser generally will be subject to fiduciary requirements. The investment adviser may also implement internal information barriers or ethical walls, and the conflicts described herein with respect to information barriers and otherwise with respect to Morgan Stanley and the investment adviser will also apply internally within the investment adviser. As a result, a Fund may not be permitted to transact in (e.g., dispose of a security in whole or in part) during periods when it otherwise would have been able to do so, which could adversely affect a Fund. Other investors in the security that are not subject to such restrictions may be able to transact in the security during such periods. There may also be circumstances in which, as a result of information held by certain portfolio management teams in the investment adviser, the investment adviser limits an activity or transaction for a Fund, including if the Fund is managed by a portfolio management team other than the team holding such information.

Investments by Morgan Stanley and its Affiliated Investment Accounts. In serving in multiple capacities to Affiliated Investment Accounts, Morgan Stanley, including the investment adviser and its investment teams, may have obligations to other clients or investors in Affiliated Investment Accounts, the fulfillment of which may not be in the best interests of a Fund or its shareholders. A Fund’s investment objectives may overlap with the investment objectives of certain Affiliated Investment Accounts. As a result, the members of an investment team may face conflicts in the allocation of  investment opportunities among a Fund and other investment funds, programs, accounts and businesses advised by or affiliated with the investment adviser. Certain Affiliated Investment Accounts may provide for higher management or incentive fees or greater expense reimbursements or overhead allocations, all of which may contribute to this conflict of interest and create an incentive for the investment adviser to favor such other accounts.

Morgan Stanley currently invests and plans to continue to invest on its own behalf and on behalf of its Affiliated Investment Accounts in a wide variety of investment opportunities globally. Morgan Stanley and its Affiliated Investment Accounts, to the extent consistent with applicable law and policies and procedures, will be permitted to invest in investment opportunities without making such opportunities available to a Fund beforehand. Subject to the foregoing, Morgan Stanley may offer investments that fall into the investment objectives of an Affiliated Investment Account to such account or make such investment on its own behalf, even though such investment also falls within a Fund’s investment objectives. A Fund may invest in opportunities that Morgan Stanley and/or one or more Affiliated Investment Accounts has declined, and vice versa. All of the foregoing may reduce the number of

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investment opportunities available to a Fund and may create conflicts of interest in allocating investment opportunities. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to a Fund’s advantage. There can be no assurance that a Fund will have an opportunity to participate in certain opportunities that fall within their investment objectives.

To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the investment adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all clients of the investment adviser, including the Funds, fair access to investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, and the fiduciary duties of the investment adviser. Each client of the investment adviser that is subject to the allocation policies and procedures, including each Fund, is assigned an investment team and portfolio manager(s) by the investment adviser. The investment team and portfolio managers review investment opportunities and will decide with respect to the allocation of each opportunity considering various factors and in accordance with the allocation policies and procedures. The allocation policies and procedures are subject to change. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to the advantage of a Fund.

It is possible that Morgan Stanley or an Affiliated Investment Account, including another Eaton Vance fund, will invest in or advise a company that is or becomes a competitor of a company of which a Fund holds an investment. Such investment could create a conflict between the Fund, on the one hand, and Morgan Stanley or the Affiliated Investment Account, on the other hand. In such a situation, Morgan Stanley may also have a conflict in the allocation of its own resources to the portfolio investment. Furthermore, certain Affiliated Investment Accounts will be focused primarily on investing in other funds which may have strategies that overlap and/or directly conflict and compete with a Fund.

In addition, certain investment professionals who are involved in a Fund’s activities remain responsible for the investment activities of other Affiliated Investment Accounts managed by the investment adviser and its affiliates, and they will devote time to the management of such investments and other newly created Affiliated Investment Accounts (whether in the form of funds, separate accounts or other vehicles), as well as their own investments. In addition, in connection with the management of investments for other Affiliated Investment Accounts, members of Morgan Stanley and its affiliates may serve on the boards of directors of or advise companies which may compete with a Fund’s portfolio investments. Moreover, these Affiliated Investment Accounts managed by Morgan Stanley and its affiliates may pursue investment opportunities that may also be suitable for a Fund.

It should be noted that Morgan Stanley may, directly or indirectly, make large investments in certain of its Affiliated Investment Accounts, and accordingly Morgan Stanley’s investment in a Fund may not be a determining factor in the outcome of any of the foregoing conflicts. Nothing herein restricts or in any way limits the activities of Morgan Stanley, including its ability to buy or sell interests in, or provide financing to, equity and/or debt instruments, funds or portfolio companies, for its own accounts or for the accounts of Affiliated Investment Accounts or other investment funds or clients in accordance with applicable law.

Different clients of the investment adviser, including a Fund, may invest in different classes of securities of the same issuer, depending on the respective clients’ investment objectives and policies. As a result, the investment adviser and its affiliates, at times, will seek to satisfy fiduciary obligations to certain clients owning one class of securities of a particular issuer by pursuing or enforcing rights on behalf of those clients with respect to such class of securities, and those activities may have an adverse effect on another client which owns a different class of securities of such issuer. For example, if one client holds debt securities of an issuer and another client holds equity securities of the same issuer, if the issuer experiences financial or operational challenges, the investment adviser and its affiliates may seek a liquidation of the issuer on behalf of the client that holds the debt securities, whereas the client holding the equity securities may benefit from a reorganization of the issuer. Thus, in such situations, the actions taken by the investment adviser or its affiliates on behalf of one client can negatively impact securities held by another client. These conflicts also exist as between the investment adviser’s clients, including the Funds, and the Affiliated Investment Accounts managed by Morgan Stanley.

The investment adviser and its affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, a Fund even though such other clients’ investment objectives may be similar to those of the Fund.

The investment adviser and its affiliates manage long and short portfolios. The simultaneous management of long and short portfolios creates conflicts of interest in portfolio management and trading in that opposite directional positions may be taken in client accounts, including client accounts managed by the same investment team, and creates risks such as: (i) the risk that short sale activity could adversely affect the market value of long positions in one or more portfolios (and vice versa) and (ii) the risks associated with the trading desk receiving opposing orders in the same security simultaneously. The investment adviser and its affiliates have adopted policies and procedures that are reasonably designed to mitigate these conflicts. In certain circumstances, the investment adviser invests on behalf of itself in securities and other instruments that would be appropriate for, held by, or may fall within the investment guidelines of its clients, including a Fund. At times, the investment adviser may give advice or take action for its own accounts that differs from, conflicts with, or is adverse to advice given or action taken for any client.

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From time to time, conflicts also arise due to the fact that certain securities or instruments may be held in some client accounts, including a Fund, but not in others, or that client accounts may have different levels of holdings in certain securities or instruments. In addition, due to differences in the investment strategies or restrictions among client accounts, the investment adviser may take action with respect to one account that differs from the action taken with respect to another account. In some cases, a client account may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the investment adviser in the allocation of management time, resources and investment opportunities. The investment adviser has adopted several policies and procedures designed to address these potential conflicts including a code of ethics and policies that govern the investment adviser’s trading practices, including, among other things, the aggregation and allocation of trades among clients, brokerage allocations, cross trades and best execution.

In addition, at times an investment adviser investment team will give advice or take action with respect to the investments of one or more clients that is not given or taken with respect to other clients with similar investment programs, objectives, and strategies. Accordingly, clients with similar strategies will not always hold the same securities or instruments or achieve the same performance. The investment adviser’s investment teams also advise clients with conflicting programs, objectives or strategies. These conflicts also exist as between the investment adviser’s clients, including the Funds, and the Affiliated Investment Accounts managed by Morgan Stanley.

The investment adviser maintains separate trading desks by investment team and generally based on asset class, including two trading desks trading equity securities. These trading desks operate independently of one another. The two equity trading desks do not share information. The separate equity trading desks may result in one desk competing against the other desk when implementing buy and sell transactions, possibly causing certain accounts to pay more or receive less for a security than other accounts. In addition, Morgan Stanley and its affiliates maintain separate trading desks that operate independently of each other and do not share trading information with the investment adviser. These trading desks may compete against the investment adviser trading desks when implementing buy and sell transactions, possibly causing certain Affiliated Investment Accounts to pay more or receive less for a security than other Affiliated Investment Accounts.

Investments by Separate Investment Departments. The entities and individuals that provide investment-related services for the Fund and certain other Eaton Vance Investment Accounts (the “Eaton Vance Investment Department”) may be different from the entities and individuals that provide investment-related services to MS Investment Accounts (the “MS Investment Department and, together with the Eaton Vance Investment Department, the ”Investment Departments“). Although Morgan Stanley has implemented information barriers between the Investment Departments in accordance with internal policies and procedures, each Investment Department may engage in discussions and share information and resources with the other Investment Department on certain investment-related matters. The sharing of information and resources between the Investment Departments is designed to further increase the knowledge and effectiveness of each Investment Department. Because each Investment Department generally makes investment decisions and executes trades independently of the other, the quality and price of execution, and the performance of investments and accounts, can be expected to vary. In addition, each Investment Department may use different trading systems and technology and may employ differing investment and trading strategies. As a result, a MS Investment Account could trade in advance of the Fund (and vice versa), might complete trades more quickly and efficiently than the Fund, and/or achieve different execution than the Fund on the same or similar investments made contemporaneously, even when the Investment Departments shared research and viewpoints that led to that investment decision. Any sharing of information or resources between the Investment Department servicing the Fund and the MS Investment Department may result, from time to time, in the Fund simultaneously or contemporaneously seeking to engage in the same or similar transactions as an account serviced by the other Investment Department and for which there are limited buyers or sellers on specific securities, which could result in less favorable execution for the Fund than such account. The Eaton Vance Investment Department will not knowingly or intentionally cause the Fund to engage in a cross trade with an account serviced by the MS Investment Department, however, subject to applicable law and internal policies and procedures, the Fund may conduct cross trades with other accounts serviced by the Eaton Vance Investment Department. Although the Eaton Vance Investment Department may aggregate the Fund’s trades with trades of other accounts serviced by the Eaton Vance Investment Department, subject to applicable law and internal policies and procedures, there will be no aggregation or coordination of trades with accounts serviced by the MS Investment Department, even when both Investment Departments are seeking to acquire or dispose of the same investments contemporaneously.

Payments to Broker-Dealers and Other Financial Intermediaries. The investment adviser and/or EVD may pay compensation, out of their own funds and not as an expense of the Funds, to certain financial intermediaries (which may include affiliates of the investment adviser and EVD), including recordkeepers and administrators of various deferred compensation plans, in connection with the sale, distribution, marketing and retention of shares of the Funds and/or shareholder servicing. For example, the investment adviser or EVD may pay additional compensation to a financial intermediary for, among other things, promoting the sale and distribution of Fund shares, providing access to various programs, mutual fund platforms or preferred or recommended mutual fund lists that may be offered by a financial intermediary, granting EVD access to a financial intermediary’s financial advisors and consultants, providing assistance in the ongoing education and training of a financial intermediary’s financial personnel, furnishing marketing support, maintaining share balances and/or for sub-accounting, recordkeeping, administrative, shareholder or transaction

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processing services. Such payments are in addition to any distribution fees, shareholder servicing fees and/or transfer agency fees that may be payable by the Funds. The additional payments may be based on various factors, including level of sales (based on gross or net sales or some specified minimum sales or some other similar criteria related to sales of the Funds and/or some or all other Eaton Vance funds), amount of assets invested by the financial intermediary’s customers (which could include current or aged assets of the Funds and/or some or all other Eaton Vance funds), a Fund’s advisory fee, some other agreed upon amount or other measures as determined from time to time by the investment adviser and/or EVD. The amount of these payments may be different for different financial intermediaries.

The prospect of receiving, or the receipt of, additional compensation, as described above, by financial intermediaries may provide such financial intermediaries and their financial advisors and other salespersons with an incentive to favor sales of shares of the Funds over other investment options with respect to which these financial intermediaries do not receive additional compensation (or receive lower levels of additional compensation). These payment arrangements, however, will not change the price that an investor pays for shares of the Funds or the amount that the Funds receive to invest on behalf of an investor. Investors may wish to take such payment arrangements into account when considering and evaluating any recommendations relating to Fund shares and should review carefully any disclosures provided by financial intermediaries as to their compensation. In addition, in certain circumstances, the investment adviser may restrict, limit or reduce the amount of a Fund's investment, or restrict the type of governance or voting rights it acquires or exercises, where the Fund (potentially together with Morgan Stanley) exceeds a certain ownership interest, or possesses certain degrees of voting or control or has other interests.

Morgan Stanley Trading and Principal Investing Activities. Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for a Fund’s holdings, although these activities could have an adverse impact on the value of one or more of the Fund’s investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from, and potentially adverse to that of a Fund. Furthermore, from time to time, the investment adviser or its affiliates may invest “seed” capital in a Fund, typically to enable the Fund to commence investment operations and/or achieve sufficient scale. The investment adviser and its affiliates may hedge such seed capital exposure by investing in derivatives or other instruments expected to produce offsetting exposure. Such hedging transactions, if any, would occur outside of a Fund.

Morgan Stanley’s sales and trading, financing and principal investing businesses (whether or not specifically identified as such, and including Morgan Stanley’s trading and principal investing businesses) will not be required to offer any investment opportunities to a Fund. These businesses may encompass, among other things, principal trading activities as well as principal investing.

Morgan Stanley’s sales and trading, financing and principal investing businesses have acquired or invested in, and in the future may acquire or invest in, minority and/or majority control positions in equity or debt instruments of diverse public and/or private companies. Such activities may put Morgan Stanley in a position to exercise contractual, voting or creditor rights, or management or other control with respect to securities or loans of portfolio investments or other issuers, and in these instances Morgan Stanley may, in its discretion and subject to applicable law, act to protect its own interests or interests of clients, and not a Fund’s interests.

Subject to the limitations of applicable law, a Fund may purchase from or sell assets to, or make investments in, companies in which Morgan Stanley has or may acquire an interest, including as an owner, creditor or counterparty.

Morgan Stanley’s Investment Banking and Other Commercial Activities. Morgan Stanley advises clients on a variety of mergers, acquisitions, restructuring, bankruptcy and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with a Fund and with respect to investments that a Fund may hold. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by a Fund. Morgan Stanley may give advice and provide recommendations to persons competing with a Fund and/or any of a Fund’s investments that are contrary to the Fund’s best interests and/or the best interests of any of its investments.

Morgan Stanley could be engaged in financial advising, whether on the buy-side or sell-side, or in financing or lending assignments that could result in Morgan Stanley’s determining in its discretion or being required to act exclusively on behalf of one or more third parties, which could limit a Fund’s ability to transact with respect to one or more existing or potential investments. Morgan Stanley may have relationships with third-party funds, companies or investors who may have invested in or may look to invest in portfolio companies, and there could be conflicts between a Fund’s best interests, on the one hand, and the interests of a Morgan Stanley client or counterparty, on the other hand.

To the extent that Morgan Stanley advises creditor or debtor companies in the financial restructuring of companies either prior to or after filing for protection under Chapter 11 of the U.S. Bankruptcy Code or similar laws in other jurisdictions, the investment adviser’s flexibility in making investments in such restructurings on a Fund’s behalf may be limited.

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Morgan Stanley could provide investment banking services to competitors of portfolio companies, as well as to private equity and/or private credit funds; such activities may present Morgan Stanley with a conflict of interest vis-a-vis a Fund’s investment and may also result in a conflict in respect of the allocation of investment banking resources to portfolio companies.

To the extent permitted by applicable law, Morgan Stanley may provide a broad range of financial services to companies in which a Fund invests, including strategic and financial advisory services, interim acquisition financing and other lending and underwriting or placement of securities, and Morgan Stanley generally will be paid fees (that may include warrants or other securities) for such services. Morgan Stanley will not share any of the foregoing interest, fees and other compensation received by it (including, for the avoidance of doubt, amounts received by the investment adviser) with a Fund, and any advisory fees payable will not be reduced thereby.

Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. Under these circumstances, a Fund may be precluded from participating in a transaction with or relating to the company being sold or participating in any financing activity related to merger or acquisition.

The involvement or presence of Morgan Stanley in the investment banking and other commercial activities described above (or the financial markets more broadly) may restrict or otherwise limit investment opportunities that may otherwise be available to the Funds. For example, issuers may hire and compensate Morgan Stanley to provide underwriting, financial advisory, placement agency, brokerage services or other services and, because of limitations imposed by applicable law and regulation, a Fund may be prohibited from buying or selling securities issued by those issuers or participating in related transactions or otherwise limited in its ability to engage in such investments.

Morgan Stanley’s Marketing Activities. Morgan Stanley is engaged in the business of underwriting, syndicating, brokering, administering, servicing, arranging and advising on the distribution of a wide variety of securities and other investments in which a Fund may invest. Subject to the restrictions of the 1940 Act, including Sections 10(f) and 17(e) thereof, a Fund may invest in transactions in which Morgan Stanley acts as underwriter, placement agent, syndicator, broker, administrative agent, servicer, advisor, arranger or structuring agent and receives fees or other compensation from the sponsors of such products or securities. Any fees earned by Morgan Stanley in such capacity will not be shared with the investment adviser or the Funds. Certain conflicts of interest, in addition to the receipt of fees or other compensation, would be inherent in these transactions. Moreover, the interests of one of Morgan Stanley’s clients with respect to an issuer of securities in which a Fund has an investment may be adverse to the investment adviser’s or a Fund’s best interests. In conducting the foregoing activities, Morgan Stanley will be acting for its other clients and will have no obligation to act in the investment adviser’s or a Fund’s best interests.

Client Relationships. Morgan Stanley has existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and a Fund, its shareholders or the entities in which the Fund invests, on the other hand. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to a Fund.

In acting as principal or in providing advisory and other services to its other clients, Morgan Stanley may engage in or recommend activities with respect to a particular matter that conflict with or are different from activities engaged in or recommended by the investment adviser on a Fund’s behalf.

Principal Investments. To the extent permitted by applicable law, there may be situations in which a Fund’s interests may conflict with the interests of one or more general accounts of Morgan Stanley and its affiliates or accounts managed by Morgan Stanley or its affiliates. This may occur because these accounts hold public and private debt and equity securities of many issuers which may be or become portfolio companies, or from whom portfolio companies may be acquired.

Transactions with Portfolio Companies of Affiliated Investment Accounts. The companies in which a Fund may invest may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies or other entities of portfolio investments of Affiliated Investment Accounts (for example, a company in which a Fund invests may retain a company in which an Affiliated Investment Account invests to provide services or may acquire an asset from such company or vice versa). Certain of these agreements, transactions and arrangements involve fees, servicing payments, rebates and/or other benefits to Morgan Stanley or its affiliates. For example, portfolio entities may, including at the encouragement of Morgan Stanley, enter into agreements regarding group procurement and/or vendor discounts. Morgan Stanley and its affiliates may also participate in these agreements and may realize better pricing or discounts as a result of the participation of portfolio entities. To the extent permitted by applicable law, certain of these agreements may provide for commissions or similar payments and/or discounts or rebates to be paid to a portfolio entity of an Affiliated Investment Account, and such payments or discounts or rebates may also be made directly to Morgan Stanley or its affiliates. Under these arrangements, a particular portfolio company or other entity may benefit to a greater degree

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than the other participants, and the funds, investment vehicles and accounts (which may or may not include a Fund) that own an interest in such entity will receive a greater relative benefit from the arrangements than the Eaton Vance funds, investment vehicles or accounts that do not own an interest therein. Fees and compensation received by portfolio companies of Affiliated Investment Accounts in relation to the foregoing will not be shared with a Fund or offset advisory fees payable.

Investments in Portfolio Investments of Other Funds. To the extent permitted by applicable law, when a Fund invests in certain companies or other entities, other funds affiliated with the investment adviser may have made or may be making an investment in such companies or other entities. Other funds that have been or may be managed by the investment adviser may invest in the companies or other entities in which a Fund has made an investment. Under such circumstances, a Fund and such other funds may have conflicts of interest (e.g., over the terms, exit strategies and related matters, including the exercise of remedies of their respective investments). If the interests held by a Fund are different from (or take priority over) those held by such other funds, the investment adviser may be required to make a selection at the time of conflicts between the interests held by such other funds and the interests held by a Fund.

Allocation of Expenses. Expenses may be incurred that are attributable to a Fund and one or more other Affiliated Investment Accounts (including in connection with issuers in which a Fund and such other Affiliated Investment Accounts have overlapping investments). The allocation of such expenses among such entities raises potential conflicts of interest. The investment adviser and its affiliates intend to allocate such common expenses among a Fund and any such other Affiliated Investment Accounts on a pro rata basis or in such other manner as the investment adviser deems to be fair and equitable or in such other manner as may be required by applicable law.

Temporary Investments. To more efficiently invest short-term cash balances held by a Fund, the investment adviser may invest such balances on an overnight “sweep” basis in shares of one or more money market funds or other short-term vehicles. It is anticipated that the investment adviser to these money market funds or other short-term vehicles may be the investment adviser (or an affiliate) to the extent permitted by applicable law, including Rule 12d1-1 under the 1940 Act.

Transactions with Affiliates. The investment adviser and any investment sub-adviser might purchase securities from underwriters or placement agents in which a Morgan Stanley affiliate is a member of a syndicate or selling group, as a result of which an affiliate might benefit from the purchase through receipt of a fee or otherwise. Neither the investment adviser nor any investment sub-adviser will purchase securities on behalf of a Fund from an affiliate that is acting as a manager of a syndicate or selling group. Purchases by the investment adviser on behalf of a Fund from an affiliate acting as a placement agent must meet the requirements of applicable law. Furthermore, Morgan Stanley may face conflicts of interest when the Funds use service providers affiliated with Morgan Stanley because Morgan Stanley receives greater overall fees when they are used.

General Process for Potential Conflicts. All of the transactions described above involve the potential for conflicts of interest between the investment adviser, related persons of the investment adviser and/or their clients. The Advisers Act, the 1940 Act and ERISA impose certain requirements designed to decrease the possibility of conflicts of interest between an investment adviser and its clients. In some cases, transactions may be permitted subject to fulfillment of certain conditions. Certain other transactions may be prohibited. In addition, the investment adviser has instituted policies and procedures designed to prevent conflicts of interest from arising and, when they do arise, to ensure that it effects transactions for clients in a manner that is consistent with its fiduciary duty to its clients and in accordance with applicable law. The investment adviser seeks to ensure that potential or actual conflicts of interest are appropriately resolved taking into consideration the overriding best interests of the client.

INCORPORATION BY REFERENCE

This SAI is part of a registration statement filed with the SEC. The Trust is permitted to “incorporate by reference” the information filed with the SEC, which means that the Trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this SAI, and later information that the Trust files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the Offering will be incorporated by reference into this SAI and deemed to be part of this SAI from the date of the filing of such reports and documents:

●The Trust’s Prospectus, dated September 27, 2022, filed with this SAI;

●The Trust’s annual report on Form N-CSR for the fiscal year ended May 31, 2022 filed with the SEC on July 25, 2022; and

●The description of the Trust’s Common Shares contained in its Registration Statement on Form 8-A filed with the SEC on May 26, 2004, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

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The Trust will provide without charge to each person, including any beneficial owner, to whom this SAI is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this SAI, the Prospectus or the accompanying prospectus supplement. You should direct requests for documents by calling (800) 262-1122.

The Trust makes available this Prospectus, SAI and the Trust’s annual and semi-annual reports, free of charge, at http://www.eatonvance.com. You may also obtain this SAI, the Prospectus, other documents incorporated by reference and other information the Trust files electronically, including reports and proxy statements, on the SEC website (http://www.sec.gov) or with the payment of a duplication fee, by electronic request at publicinfo@sec.gov. Information contained in, or that can be accessed through, the Trust’s website is not part of this SAI, the Prospectus or the accompanying prospectus supplement.

FINANCIAL STATEMENTS

The audited financial statements and the report of the independent registered public accounting firm of the Trust, for the fiscal year ended May 31, 2022, are incorporated herein by reference from the Trust’s most recent Annual Report to Common Shareholders filed with the SEC on July 25, 2022 ( Accession No. 0001193125-22-200702 ) on Form N-CSR pursuant to Rule 30b2-1 under the 1940 Act.

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APPENDIX A

RATINGS

The ratings indicated herein are believed to be the most recent ratings available at the date of this SAI for the securities listed. Ratings are generally given to securities at the time of issuance. While the rating agencies may from time to time revise such ratings, they undertake no obligation to do so, and the ratings indicated do not necessarily represent ratings which would be given to these securities on a particular date.

MOODY’S INVESTORS SERVICE, INC. (“Moody’s”)

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.  Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of a default or impairment.

GLOBAL LONG-TERM RATINGS SCALE

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are considered upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers, 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

GLOBAL SHORT-TERM RATING SCALE

Moody’s short-term ratings are opinions of the ability of issuers to honor short-term financial obligations. Ratings may be assigned to issuers, short-term programs or to individual short-term debt instruments. Such obligations generally have an original maturity not exceeding thirteen months, unless explicitly noted.

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime ratings categories.

ISSUER RATINGS

Issuer Ratings are opinions of the ability of entities to honor senior unsecured debt and debt like obligations. As such, Issuer Ratings incorporate any external support that is expected to apply to all current and future issuance of senior unsecured financial obligations and contracts, such as explicit support stemming from a guarantee of all senior unsecured financial obligations and contracts, and/or implicit support for issuers subject to joint default analysis (e.g. banks and government-related issuers). Issuer Ratings do not incorporate support arrangements, such as guarantees, that apply only to specific (but not to all) senior unsecured financial obligations and contracts.

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US MUNICIPAL SHORT-TERM OBLIGATION RATINGS AND DEMAND OBLIGATION RATINGS

SHORT-TERM OBLIGATION RATINGS

The global short-term ‘prime’ rating scale is applied to commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below.

The MIG scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less.  Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.

MIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3 This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned.  The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments.  The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon demand feature (“demand feature”) of the VRDO.  The short-term demand obligation rating uses the VMIG scale.  VMIG ratings with liquidity support use as an input the short-term counterparty risk assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support.  Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections necessary to ensure the timely payment of purchase price upon demand.

S&P GLOBAL RATINGS (“S&P”)

ISSUE CREDIT RATINGS DEFINITIONS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P’s view of the obligor's capacity and willingness to meet its financial commitments as they come due, and may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term issue credit ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term issue credit ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

LONG-TERM ISSUE CREDIT RATINGS:

Issue credit ratings are based, in varying degrees, on S&P’s analysis of the following considerations:

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● Likelihood of payment—capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

● Nature of and provisions of the financial obligation and the promise that it is imputed; and

● Protection afforded by, and relative position of, the financial obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA: An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.

AA: An obligation rated ‘AA’ differs from the highest-rated obligors only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC and C

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated ‘BB’ is less vulnerable to non-payment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial or, economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

NR: This indicates that a rating has not been assigned or is no longer assigned.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

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A-2: A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial    commitment on the obligation is satisfactory.

A-3: A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitment on the obligation.

B: A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed exchange offer.

ISSUER CREDIT RATINGS DEFINITIONS

S&P’s issuer credit rating is a forward-looking opinion about an obligor's overall creditworthiness. This opinion focuses on the obligor's capacity and willingness to meet its financial commitments as they come due. It does not apply to any specific financial obligation, as it does not take into account the nature of and provisions of the obligation, its standing in bankruptcy or liquidation, statutory preferences, or the legality and enforceability of the obligation.

Sovereign credit ratings are forms of issuer credit ratings.

Issuer credit ratings can be either long-term or short-term.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated ‘AAA’ has extremely strong capacity to meet its financial commitments. ‘AAA’ is the highest issuer credit rating assigned by S&P.

AA: An obligor rated ‘AA’ has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated ‘A’ has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated ‘BBB’ has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

BB, B, CCC and CC

Obligors rated ‘BB’, ‘B’, ‘CCC’, and ‘CC’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘CC’ the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB: An obligor ‘BB’ is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments.

B: An obligor rated ‘B’ is more vulnerable than the obligors rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meets its financial commitments.

CCC: An obligor rated ‘CCC’ is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated ‘CC’ is currently highly vulnerable. The 'CC' rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

SD and D: An obligor is rated 'SD' (selective default) or 'D' if S&P considers there to be a default on one or more of its financial obligations, whether long -or short-term, including rated and unrated financial obligations but excluding hybrid instruments classified

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as regulatory capital or in non-payment according to terms.  A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. A rating on an obligor is lowered to 'D' or 'SD' if it is conducting a distressed exchange offer.

NR: Indicates that a rating has not been assigned or is no longer assigned.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated ‘A-1’ has strong capacity to meet its financial commitments. It is rated in the highest category by S&P. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated ‘A-2’ has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated ‘A-3’ has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments.

B: An obligor rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitments.

C: An obligor rated 'C' is currently vulnerable to nonpayment that would result in a 'SD' or 'D' issuer rating, and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

SD and D: An obligor is rated 'SD' (selective default) or 'D' if S&P considers there to be a default on one or more of its financial obligations, whether long- or short-term, including rated and unrated obligations but excluding hybrid instruments classified as regulatory capital or in nonpayment according to term.  An obligor is considered in default unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding hybrid instruments classified as regulatory capital, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. An obligor's rating is lowered to 'D' or 'SD' if it is conducting a distressed exchange offer.

NR: Indicates that a rating has not been assigned or is no longer assigned.

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MUNICIPAL SHORT-TERM NOTE RATINGS

SHORT-TERM NOTES: An S&P U.S. municipal note rating reflects S&P opinions about the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P’s analysis will review the following considerations: Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt will be given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

FITCH RATINGS

LONG-TERM CREDIT RATINGS

Issuer Default Ratings

AAA: Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in case of exceptionally strong capacity for payment of financial commitments. The capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. The capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good credit quality. 'BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative.  'BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exist that supports the servicing of financial commitments.

B: Highly speculative. B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk.  Default is a real possibility.

CC: Very high levels of credit risk.  Default of some kind appears probable.

C: Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:

• The issuer has entered into a grace or cure period following non-payment of a material financial obligation;

• The issuer had entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;

• The formal announcement by the issuer or their agent of distressed debt exchange;

• A closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD: Restricted Default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:

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• An unsecured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

• Has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and

• Has not otherwise ceased operating.

This would include:

• The selective payment default on specific class or currency of debt;

• The uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

• The extension of multiple waivers of forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business.

• Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

• In all cases, the assignment of default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.

Notes to Long-Term ratings:

The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the ‘AAA’ Long-Term IDR category, or to Long-Term IDR categories below ‘B’.

Short-Term Credit Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1:  Highest short-term credit quality.  Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2: Good short-term credit quality.  Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality.  The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality.  Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C:  High short-term default risk.  Default is a real possibility.

RD: Restricted default.  Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D:  Indicates a broad-based default event for an entity, or the default of a short-term obligation.

DESCRIPTION OF INSURANCE FINANCIAL STRENGTH RATINGS

Moody’s Investors Service, Inc. Insurance Financial Strength Ratings

Moody’s Insurance Financial Strength Ratings are opinions of the ability of insurance companies to repay punctually senior policyholder claims and obligations and also reflect the expected financial loss suffered in the event of default.

S&P Insurer Financial Strength Ratings

An S&P insurer financial strength rating is a forward-looking opinion about the financial security characteristics of an insurance organization with respect to its ability to pay under its insurance policies and contracts in accordance with their terms. Insurer financial strength ratings are also assigned to health maintenance organizations and similar health plans with respect to their ability to pay under their policies and contracts in accordance with their terms.

Eaton Vance Floating-Rate Income Trust53SAI dated September 27, 2022

This opinion is not specific to any particular policy or contract, nor does it address the suitability of a particular policy or contract for a specific purpose or purchaser. Furthermore, the opinion does not take into account deductibles, surrender or cancellation penalties, timeliness of payment, nor the likelihood of the use of a defense such as fraud to deny claims.

Insurer financial strength ratings do not refer to an organization's ability to meet nonpolicy (i.e., debt) obligations. Assignment of ratings to debt issued by insurers or to debt issues that are fully or partially supported by insurance policies, contracts, or guarantees is a separate process from the determination of insurer financial strength ratings, and it follows procedures consistent with those used to assign an issue credit rating. An insurer financial strength rating is not a recommendation to purchase or discontinue any policy or contract issued by an insurer.

Long-Term Insurer Financial Strength Ratings

Category Definition

AAA

An insurer rated 'AAA' has extremely strong financial security characteristics. 'AAA' is the highest insurer financial strength rating assigned by S&P.

AA

An insurer rated 'AA' has very strong financial security characteristics, differing only slightly from those rated higher.

A

An insurer rated 'A' has strong financial security characteristics, but is somewhat more likely to be affected by adverse business conditions than are insurers with higher ratings.

BBB

An insurer rated 'BBB' has good financial security characteristics, but is more likely to be affected by adverse business conditions than are higher-rated insurers.

BB, B, CCC and CC

An insurer rated 'BB' or lower is regarded as having vulnerable characteristics that may outweigh its strengths. 'BB' indicates the least degree of vulnerability within the range and 'CC' the highest.

BB

An insurer rated 'BB' has marginal financial security characteristics. Positive attributes exist, but adverse business conditions could lead to insufficient ability to meet financial commitments.

B

An insurer rated 'B' has weak financial security characteristics. Adverse business conditions will likely impair its ability to meet financial commitments.

CCC

An insurer rated 'CCC' has very weak financial security characteristics, and is dependent on favorable business conditions to meet financial commitments.

CC

An insurer rated 'CC' has extremely weak financial security characteristics and is likely not to meet some of its financial commitments.

SD or D

An insurer rated 'SD' (selective default) or 'D' is in default on one or more of its insurance policy obligations. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on a policy obligation are at risk. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay substantially all of its obligations in full in accordance with the policy terms. An 'SD' rating is assigned when S&P believes that the insurer has selectively defaulted on a specific class of policies but it will continue to meet its payment obligations on other classes of obligations. A selective default includes the completion of a distressed exchange offer. Claim denials due to lack of coverage or other legally permitted defenses are not considered defaults.

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NR: Indicates that a rating has not been assigned or is no longer assigned.

Plus (+) or Minus (-): The ratings from ‘AA’ to’ CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

Fitch Insurer Financial Strength Rating

The Insurer Financial Strength (IFS) Rating provides an assessment of the financial strength of an insurance organization. The IFS Rating is assigned to the insurance company's policyholder obligations, including assumed reinsurance obligations and contract holder obligations, such as guaranteed investment contracts. The IFS Rating reflects both the ability of the insurer to meet these obligations on a timely basis, and expected recoveries received by claimants in the event the insurer stops making payments or payments are interrupted, due to either the failure of the insurer or some form of regulatory intervention. In the context of the IFS Rating, the timeliness of payments is considered relative to both contract and/or policy terms but also recognizes the possibility of reasonable delays caused by circumstances common to the insurance industry, including claims reviews, fraud investigations and coverage disputes.

The IFS Rating does not encompass policyholder obligations residing in separate accounts, unit-linked products or segregated funds, for which the policyholder bears investment or other risks. However, any guarantees provided to the policyholder with respect to such obligations are included in the IFS Rating.

Expected recoveries are based on the agency's assessments of the sufficiency of an insurance company's assets to fund policyholder obligations, in a scenario in which payments have ceased or been interrupted. Accordingly, expected recoveries exclude the impact of recoveries obtained from any government sponsored guaranty or policyholder protection funds. Expected recoveries also exclude the impact of collateralization or security, such as letters of credit or trusteed assets, supporting select reinsurance obligations.

IFS Ratings can be assigned to insurance and reinsurance companies in any insurance sector, including the life & annuity, non-life, property/casualty, health, mortgage, financial guaranty, residual value and title insurance sectors, as well as to managed care companies such as health maintenance organizations.

The IFS Rating uses the same symbols used by the agency for its International and National credit ratings of long-term or short-term debt issues. However, the definitions associated with the ratings reflect the unique aspects of the IFS Rating within an insurance industry context.

Obligations for which a payment interruption has occurred due to either the insolvency or failure of the insurer or some form of regulatory intervention will generally be rated between 'B' and 'C' on the Long-Term IFS Rating scales (both International and National). International Short-Term IFS Ratings assigned under the same circumstances will align with the insurer's International Long-Term IFS Ratings.

Eaton Vance Floating-Rate Income Trust55SAI dated September 27, 2022

APPENDIX B

Eaton Vance Funds

Proxy Voting Policy and Procedures

I.   Overview

The Boards of Trustees (the “Board”) of the Eaton Vance Funds1 have determined that it is in the interests of the Funds’ shareholders to adopt these written proxy voting policy and procedures (the “Policy”).  For purposes of this Policy:

●“Fund” means each registered investment company sponsored by the Eaton Vance organization; and

●“Adviser” means the investment adviser or sub-adviser responsible for the day-to-day management of all or a portion of the Fund’s assets.

II.   Delegation of Proxy Voting Responsibilities

The Board hereby delegates to the Adviser responsibility for voting the Fund’s proxies as described in this Policy. In this connection, the Adviser is required to provide the Board with a copy of its proxy voting policies and procedures (“Adviser Procedures”) and all Fund proxies will be voted in accordance with the Adviser Procedures, provided that in the event a material conflict of interest arises with respect to a proxy to be voted for the Fund (as described in Section IV below) the Adviser shall follow the process for voting such proxy as described in Section IV below.

The Adviser is required to report any material change to the Adviser Procedures to the Board in the manner set forth in Section V below.  In addition, the Board will review the Adviser Procedures annually.

III.   Delegation of Proxy Voting Disclosure Responsibilities

Pursuant to Rule 30b1-4 promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund is required to file Form N-PX no later than August 31st of each year.  On Form N-PX, the Fund is required to disclose, among other things, information concerning proxies relating to the Fund’s portfolio investments, whether or not the Fund (or its Adviser) voted the proxies relating to securities held by the Fund and how it voted on the matter and whether it voted for or against management.

To facilitate the filing of Form N-PX for the Fund:

●The Adviser is required to record, compile and transmit in a timely manner all data required to be filed on Form N-PX for the Fund that it manages.  Such data shall be transmitted to Eaton Vance Management, which acts as administrator to the Fund (the “Administrator”) or the third party service provider designated by the Administrator; and

●the Administrator is required to file Form N-PX on behalf of the Fund with the Securities and Exchange Commission (the “Commission”) as required by the 1940 Act.  The Administrator may delegate the filing to a third party service provider provided each such filing is reviewed and approved by the Administrator.

IV.   Conflicts of Interest

The Board expects the Adviser, as a fiduciary to the Fund it manages, to put the interests of the Fund and its shareholders above those of the Adviser.  When required to vote a proxy for the Fund, the Adviser may have material business relationships with the issuer soliciting the proxy that could give rise to a potential material conflict of interest for the Adviser.2  In the event such a material conflict of interest arises, the Adviser, to the extent it is aware or reasonably should have been aware of the material conflict, will refrain from voting any proxies related to companies giving rise to such material conflict until it notifies and consults with the appropriate Board, or any committee, sub-committee or group of Independent Trustees identified by the Board (as long as such committee, sub-committee or group contains at least two or more Independent Trustees) (the “Board Members”), concerning the material conflict.3, 4  For ease of communicating with the Board Members, the Adviser is required to provide the foregoing notice to the Fund’s Chief Legal Officer who will then notify and facilitate a consultation with the Board Members.

Once the Board Members have been notified of the material conflict:

●They shall convene a meeting to review and consider all relevant materials related to the proxies involved.  This meeting shall be convened within 3 business days, provided that it an effort will be made to convene the meeting sooner if the proxy must be voted in less than 3 business days;

●In considering such proxies, the Adviser shall make available all materials requested by the Board Members and make reasonably available appropriate personnel to discuss the matter upon request; and

●The Board Members will then instruct the Adviser on the appropriate course of action with respect to the proxy at issue.

Eaton Vance Floating-Rate Income Trust56SAI dated September 27, 2022

If the Board Members are unable to meet and the failure to vote a proxy would have a material adverse impact on the Fund(s) involved, the Adviser will have the right to vote such proxy, provided that it discloses the existence of the material conflict to the Chairperson of the Board as soon as practicable and to the Board at its next meeting.  Any determination regarding the voting of proxies of the Fund that is made by the Board Members shall be deemed to be a good faith determination regarding the voting of proxies by the full Board.

V.    Reports and Review

The Administrator shall make copies of Form N-PX filed on behalf of the Fund available for the Board’s review upon the Board’s request.  The Administrator (with input from the Adviser for the Fund) shall also provide any reports reasonably requested by the Board regarding the proxy voting records of the Fund.

The Adviser shall report any material changes to the Adviser Procedures to the Board as soon as practicable and the Boards will review the Adviser Procedures annually.

The Adviser also shall report any material changes to the Adviser Procedures to the Fund’s Chief Legal Officer prior to implementing such changes in order to enable the Administrator to effectively coordinate the Fund’s disclosure relating to the Adviser Procedures.

To the extent requested by the Commission, the Policy and the Adviser Procedures shall be appended to the Fund’s statement of additional information included in its registration statement.

_____________________

1The Eaton Vance Funds may be organized as trusts or corporations.  For ease of reference, the Funds may be referred to herein as Trusts and the Funds’ Board of Trustees or Board of Directors may be referred to collectively herein as the Board.

2An Adviser is expected to maintain a process for identifying a potential material conflict of interest.  As an example only, such potential conflicts may arise when the issuer is a client of the Adviser and generates a significant amount of fees to the Adviser or the issuer is a distributor of the Adviser’s products.

3If a material conflict of interest exists with respect to a particular proxy and the proxy voting procedures of the relevant Adviser require that proxies are to be voted in accordance with the recommendation of a third party proxy voting vendor, the requirements of this Section IV shall only apply if the Adviser intends to vote such proxy in a manner inconsistent with such third party recommendation.

4Effective October 1, 2021, and to the extent that Morgan Stanley Investment Management Company is acting as sub-adviser to Eaton Vance Greater China Growth Fund, the requirements of this Section IV shall be waived, as approved by the Board of Trustees on October 12, 2021.

Eaton Vance Floating-Rate Income Trust57SAI dated September 27, 2022

EATON VANCE MANAGEMENT

BOSTON MANAGEMENT AND RESEARCH

EATON VANCE WATEROAK ADVISORS

EATON VANCE MANAGEMENT (INTERNATIONAL) LIMITED

EATON VANCE GLOBAL ADVISORS LIMITED

EATON VANCE ADVISERS INTERNATIONAL LTD.

PROXY VOTING POLICIES AND PROCEDURES

I.  Introduction

Eaton Vance Management, Boston Management and Research, Eaton Vance WaterOak Advisors, Eaton Vance Management (International) Limited, Eaton Vance Global Advisors Limited and Eaton Vance Advisers International Ltd. (each an “Adviser” and collectively the “Advisers”) have each adopted and implemented policies and procedures that each Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and, to the extent applicable, Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended.  The Advisers’ authority to vote the proxies of their clients is established by their advisory contracts or similar documentation.  These proxy policies and procedures are intended to reflect current requirements applicable to investment advisers registered with the U.S. Securities and Exchange Commission (“SEC”).  These procedures may change from time to time.

II.  Overview

Each Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client.  In pursuing that goal, each Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). Each Adviser has established guidelines (“Guidelines”) as described below and generally will utilize such Guidelines in voting proxies on behalf of its clients.  The Guidelines are largely based on those developed by the Agent (defined below) but also reflect input from the Global Proxy Group (defined below) and other Adviser investment professionals and are believed to be consistent with the views of the Adviser on the various types of proxy proposals.  These Guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.  The Guidelines provide a framework for analysis and decision making but do not address all potential issues.

Except as noted below, each Adviser will vote any proxies received by a client for which it has sole investment discretion through a third-party proxy voting service (“Agent”) in accordance with the Guidelines in a manner that is reasonably designed to eliminate any potential conflicts of interest, as described more fully below.  The Agent is currently Institutional Shareholder Services Inc.  Where applicable, proxies will be voted in accordance with client-specific guidelines or, in the case of an Eaton Vance Fund that is sub-advised, pursuant to the sub-adviser’s proxy voting policies and procedures.  Although an Adviser retains the services of the Agent for research and voting recommendations, the Adviser remains responsible for proxy voting decisions.

III.  Roles and Responsibilities

A.  Proxy Administrator

The Proxy Administrator and/or her designee coordinate the consideration of proxies referred back to the Adviser by the Agent, and otherwise administers these Procedures.  In the Proxy Administrator’s absence, another employee of the Adviser may perform the Proxy Administrator’s responsibilities as deemed appropriate by the Global Proxy Group. The Proxy Administrator also may designate another employee to perform certain of the Proxy Administrator’s duties hereunder, subject to the oversight of the Proxy Administrator.

B.  Agent

The Agent is responsible for coordinating with the clients’ custodians and the Advisers to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion.  Each Adviser shall instruct the custodian for its clients to deliver proxy ballots and related materials to the Agent.  The Agent shall vote and/or refer all proxies in accordance with the Guidelines.  The Agent shall retain a record of all proxy votes handled by the Agent.  With respect to each

Eaton Vance Floating-Rate Income Trust58SAI dated September 27, 2022

Eaton Vance Fund memorialized therein, such record must reflect all of the information required to be disclosed in the Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of 1940, to the extent applicable.  In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to an Adviser upon request.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by a conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein.   Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.  The Advisers are responsible for the ongoing oversight of the Agent as contemplated by SEC Staff Legal Bulletin No. 20 (June 30, 2014) and interpretive guidance issued by the SEC in August 2019 regarding proxy voting responsibilities of investment advisers (Release Nos. IA-5325 and IC-33605).  Such oversight currently may include one or more of the following and may change from time to time:

●periodic review of Agent’s proxy voting platform and reporting capabilities (including recordkeeping);

●periodic review of a sample of ballots for accuracy and correct application of the Guidelines;

●periodic meetings with Agent’s client services team;

●periodic in-person and/or web-based due diligence meetings;

●receipt and review of annual certifications received from the Agent;

●annual review of due diligence materials provided by the Agent, including review of procedures and practices regarding potential conflicts of interests;

●periodic review of relevant changes to Agent’s business; and/or

●periodic review of the following to the extent not included in due diligence materials       provided by the Agent:  (i) Agent’s staffing, personnel and/or technology; (ii) Agent’s process for seeking timely input from issuers (e.g., with respect to proxy voting policies, methodologies and peer group construction); (iii) Agent’s process for use of third-party information; (iv) the Agent’s policies and procedures for obtaining current and accurate information relevant to matters in its research and on which it makes voting recommendations; and (v) Agent’s business continuity program (“BCP”) and any service/operational issues experienced due to the enacting of Agent’s BCP.

C.  Global Proxy Group

The Adviser shall establish a Global Proxy Group which is responsible for establishing the Guidelines (described below) and reviewing such Guidelines at least annually.  The Global Proxy Group shall also review recommendations to vote proxies in a manner that is contrary to the Guidelines and when the proxy relates to a conflicted company of the Adviser or the Agent as described below.

The members of the Global Proxy Group shall include the Chief Equity Investment Officer of Eaton Vance Management (“EVM”) and selected members of the Equity Departments of EVM and Eaton Vance Advisers International Ltd. (“EVAIL”) and EVM’s Global Income Department.  The Proxy Administrator is not a voting member of the Global Proxy Group.  Members of the Global Proxy Group may be changed from time to time at the Advisers’ discretion.  Matters that require the approval of the Global Proxy Group may be acted upon by its member(s) available to consider the matter.

IV.  Proxy Voting

A.  The Guidelines

The Global Proxy Group shall establish recommendations for the manner in which proxy proposals shall be voted (the “Guidelines”).  The Guidelines shall identify when ballots for specific types of proxy proposals shall be voted(1) or referred to the Adviser.  The Guidelines shall address a wide variety of individual topics, including, among other matters, shareholder voting rights, anti-takeover defenses, board structures, the election of directors, executive and director compensation, reorganizations, mergers, issues of corporate social responsibility and other proposals affecting shareholder rights.  In determining the Guidelines, the Global Proxy Group considers the recommendations of the Agent as well as input from the Advisers’ portfolio managers and analysts and/or other internally developed or third party research.

The Global Proxy Group shall review the Guidelines at least annually and, in connection with proxies to be voted on behalf of the Eaton Vance Funds, the Adviser will submit amendments to the Guidelines to the Fund Boards each year for approval.

With respect to the types of proxy proposals listed below, the Guidelines will generally provide as follows:

Eaton Vance Floating-Rate Income Trust59SAI dated September 27, 2022

1.  Proposals Regarding Mergers and Corporate Restructurings/Disposition of Assets/Termination/Liquidation and Mergers

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator and/or her designee for all proposals relating to Mergers and Corporate Restructurings.

2.  Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Advisers will normally vote against anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions (except in the case of closed-end management investment companies).

3.  Proposals Regarding Proxy Contests

The Agent shall be directed to refer contested proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator and/or her designee.

4.  Social and Environmental Issues

The Advisers will vote social and environmental proposals on a “case-by-case” basis taking into consideration industry best practices and existing management policies and practices.

Interpretation and application of the Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer or the Adviser may be or become subject. The Guidelines generally relate to the types of proposals that are most frequently presented in proxy statements to shareholders.  In certain circumstances, an Adviser may determine to vote contrary to the Guidelines subject to the voting procedures set forth below.

B.  Voting Procedures

Except as noted in Section V below, the Proxy Administrator and/or her designee shall instruct the Agent to vote proxies as follows:

1.  Vote in Accordance with Guidelines

If the Guidelines prescribe the manner in which the proxy is to be voted, the Agent shall vote in accordance with the Guidelines, which for certain types of proposals, are recommendations of the Agent made on a case-by-case basis.

2.  Seek Guidance for a Referred Item or a Proposal for which there is No Guideline

If (i) the Guidelines state that the proxy shall be referred to the Adviser to determine the manner in which it should be voted or (ii) a proxy is received for a proposal for which there is no Guideline, the Proxy Administrator and/or her designee shall consult with the analyst(s) covering the company subject to the proxy proposal and shall instruct the Agent to vote in accordance with the determination of the analyst. The Proxy Administrator and/or her designee will maintain a record of all proxy proposals that are referred by the Agent, as well as all applicable recommendations, analysis and research received and the resolution of the matter.  Where more than one analyst covers a particular company and the recommendations of such analysts for voting a proposal subject to this Section IV.B.2 conflict, the Global Proxy Group shall review such recommendations and any other available information related to the proposal and determine the manner in which it should be voted, which may result in different recommendations for clients (including Funds).

3.  Votes Contrary to the Guidelines or Where Agent is Conflicted

In the event an analyst with respect to companies within his or her coverage area may recommend a vote contrary to the Guidelines, the Proxy Administrator and/or her designee will provide the Global Proxy Group with the Agent’s recommendation for the proposal along with any other relevant materials, including a description of the basis for the analyst’s recommendation via email and the Proxy Administrator and/or designee will then instruct the Agent to vote the proxy in the manner determined by the Global Proxy Group.  Should the vote by the Global Proxy Group concerning one or more recommendations result in a tie, EVM’s Chief Equity Investment Officer will determine the manner in which the proxy will be voted.  The Adviser will provide a report to the Boards of Trustees of the Eaton Vance Funds reflecting any votes cast on behalf of the Eaton Vance Funds contrary to the Guidelines, and shall do so quarterly.  A similar process will be followed if the Agent has a conflict of interest with respect to a proxy as described in Section VI.B.

4.  Do Not Cast a Vote

It shall generally be the policy of the Advisers to take no action on a proxy for which no client holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.  In addition, the Advisers may determine not to vote (i) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant (e.g., proxies in connection with securities no longer held in the portfolio of a client or proxies being considered on behalf of a client that is no longer in existence); (ii) if the cost of voting a proxy outweighs the benefits (e.g., certain international proxies,

Eaton Vance Floating-Rate Income Trust60SAI dated September 27, 2022 particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security); or (iii) in markets in which shareholders' rights are limited; and (iv) the Adviser is unable to access or access timely ballots or other proxy information.  Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for herein.

C.  Securities on Loan

When a fund client participates in the lending of its securities and the securities are on loan at the record date for a shareholder meeting, proxies related to such securities generally will not be forwarded to the relevant Adviser by the fund’s custodian and therefore will not be voted.  In the event that the Adviser determines that the matters involved would have a material effect on the applicable fund’s investment in the loaned securities, the Adviser will make reasonable efforts to terminate the loan in time to be able to cast such vote or exercise such consent.  The Adviser shall instruct the fund’s security lending agent to refrain from lending the full position of any security held by a fund to ensure that the Adviser receives notice of proxy proposals impacting the loaned security.

V.  Recordkeeping

The Advisers will maintain records relating to the proxies they vote on behalf of their clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended.  Those records will include:

●A copy of the Advisers’ proxy voting policies and procedures;

●Proxy statements received regarding client securities. Such proxy statements received from issuers are either in the SEC’s EDGAR database or are kept by the Agent and are available upon request;

●A record of each vote cast;

●A copy of any document created by the Advisers that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision; and

●Each written client request for proxy voting records and the Advisers’ written response to any client request (whether written or oral) for such records.

All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Advisers or their Agent for two years after they are created.

Notwithstanding anything contained in this Section V, Eaton Vance Trust Company shall maintain records relating to the proxies it votes on behalf of its clients in accordance with laws and regulations applicable to it and its activities.  In addition, EVAIL shall maintain records relating to the proxies it votes on behalf of its clients in accordance with UK law.

VI.  Assessment of Agent and Identification and Resolution of Conflicts with Clients

A.  Assessment of Agent

The Advisers shall establish that the Agent (i) is independent from the Advisers, (ii) has resources that indicate it can competently provide analysis of proxy issues, and (iii) can make recommendations in an impartial manner and in the best interests of the clients and, where applicable, their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do so not less than annually as well as prior to engaging the services of any new proxy voting service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent’s independence, competence or impartiality.

B.  Conflicts of Interest

As fiduciaries to their clients, each Adviser puts the interests of its clients ahead of its own.  In order to ensure that relevant personnel of the Advisers are able to identify potential material conflicts of interest, each Adviser will take the following steps:

●Quarterly, the Eaton Vance Legal and Compliance Department will seek information from the department heads of each department of the Advisers and of Eaton Vance Distributors, Inc. (“EVD”) (an affiliate of the Advisers and principal underwriter of certain Eaton Vance Funds).   Each department head will be asked to provide a list of significant clients or prospective clients of the Advisers or EVD.

●A representative of the Legal and Compliance Department will compile a list of the companies identified (the “Conflicted Companies”) and provide that list to the Proxy Administrator.

●The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she has been referred a proxy statement (the “Proxy Companies”).  If a Conflicted Company is also a Proxy Company, the Proxy Administrator will report that fact to the Global Proxy Group.

Eaton Vance Floating-Rate Income Trust61SAI dated September 27, 2022

●If the Proxy Administrator expects to instruct the Agent to vote the proxy of the Conflicted Company strictly according to the Guidelines contained in these Proxy Voting Policies and Procedures (the “Policies”) or the recommendation of the Agent, as applicable, he or she will (i) inform the Global Proxy Group of that fact, (ii) instruct the Agent to vote the proxies and (iii) record the existence of the material conflict and the resolution of the matter.

●If the Proxy Administrator intends to instruct the Agent to vote in a manner inconsistent with the Guidelines, the Global Proxy Group will then determine if a material conflict of interest exists between the relevant Adviser and its clients (in consultation with the Legal and Compliance Department if needed).  If the Global Proxy Group determines that a material conflict exists, prior to instructing the Agent to vote any proxies relating to these Conflicted Companies the Adviser will seek instruction on how the proxy should be voted from:

●The client, in the case of an individual, corporate, institutional or benefit plan client;

●In the case of a Fund, its board of directors, any committee, sub-committee or group of Independent Trustees (as long as such committee, sub-committee or group contains at least two or more Independent Trustees); or

●The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, Fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally instruct the Agent, through the Proxy Administrator, to abstain from voting in order to avoid the appearance of impropriety.  If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Advisers’ clients’ securities holdings in the Conflicted Company, the Adviser may instruct the Agent, through the Proxy Administrator, to vote such proxies in order to protect its clients’ interests.   In either case, the Proxy Administrator will record the existence of the material conflict and the resolution of the matter.

The Advisers shall also identify and address conflicts that may arise from time to time concerning the Agent.  Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations.  Such information shall include, but is not limited to, a monthly report from the Agent detailing the Agent’s Corporate Securities Division clients and related revenue data.  The Advisers shall review such information on a monthly basis.  The Proxy Administrator shall instruct the Agent to refer any proxies for which a material conflict of the Agent is deemed to be present to the Proxy Administrator.  Any such proxy referred by the Agent shall be referred to the Global Proxy Group for consideration accompanied by the Agent’s written analysis and voting recommendation.  The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Global Proxy Group.

(1)The Guidelines will prescribe how a proposal shall be voted or provide factors to be considered on a case-by-case basis by the Agent in recommending a vote pursuant to the Guidelines.

Eaton Vance Floating-Rate Income Trust62SAI dated September 27, 2022

Eaton Vance Floating-Rate Income Trust

Statement of Additional Information

September 27, 2022

_______________

Investment Adviser and Administrator

Eaton Vance Management

Two International Place

Boston, MA  02110

Custodian

State Street Bank and Trust Company

State Street Financial Center, One Lincoln Street

Boston, MA  02111

Transfer Agent

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY  11219

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

200 Berkeley Street

Boston, MA  02116

Eaton Vance Floating-Rate Income Trust63SAI dated September 27, 2022